As filed with the Securities and Exchange Commission on August 18, 2004
Registration No. 333-114675

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3
to
FORM S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its governing instruments)

527 Madison Avenue, 16th Floor
New York, New York 10022
(212) 319-3400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark E. Chertok
Chief Financial Officer
NorthStar Realty Finance Corp.
527 Madison Avenue, 16th Floor
New York, New York 10022
(212) 319-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Goldschmidt	Randolph C. Coley Anthony W. Rothermel
Skadden, Arps, Slate, Meagher & Flom LLP	King & Spalding LLP
Four Times Square	1185 Avenue of the Americas
New York, New York 10036-6522	New York, New York 10036-4003
(212) 735-3000	(212) 556-2100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 18, 2004

PROSPECTUS

20,000,000 Shares

NorthStar Realty Finance Corp.

Common Stock

We are an internally-managed commercial real estate company that makes fixed income, structured finance and net lease investments in real estate assets. We are a newly-organized Maryland corporation and intend to conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes, commencing with our taxable year ending December 31, 2004.

This is our initial public offering. No public market currently exists for our common stock. All of the shares offered by this prospectus are being sold by us. All of our outstanding shares of common stock are currently owned by NorthStar Partnership, L.P., the operating partnership of NorthStar Capital Investment Corp.

We currently anticipate the initial public offering price of our common stock to be between $9 and $11 per share. We intend to apply to list our common stock on the New York Stock Exchange under the symbol "NRF".

Investing in our common stock involves risks. See "Risk Factors" beginning on page 17 for a discussion of these risks, including, among others:

•	We have no separate operating history from NorthStar Capital Investment Corp. and may not operate successfully as a separate business.

•	All of our initial investments will be contributed by subsidiaries of NorthStar Capital and we did not receive independent third-party appraisals, valuations or fairness opinions in connection with the contribution of the initial investments. Therefore, the terms of these transactions may not be as favorable to us had we acquired the initial investments from unaffiliated parties, and the consideration paid for these investments may exceed their fair market value.

•	Many of our investments are illiquid, and we may not be able to vary our portfolio in response to changes in economic and other conditions, which may result in losses to us.

•	We invest in subordinate mortgage loans and subordinate mortgage-backed securities which are subject to a greater risk of loss than senior securities and, in some cases, we may hold the most junior class of mortgage-backed securities which are subject to the first risk of loss if any losses are realized on the underlying mortgage loans.

•	Our portfolio is leveraged, and we currently have no limitation on our incurrence of indebtedness, which may adversely affect our return on our investments and may reduce cash available for distribution.

•	Interest rate fluctuations may reduce the spread we earn on our interest-earning investments and may reduce our net income.

•	Our investments in real estate securities, subordinate mortgage notes, mezzanine loans and participation interests in mortgage and mezzanine loans are subject to changes in credit spreads and if spreads widen, the value of our loan and securities portfolios would decline.

•	We may change our investment strategy without stockholder consent, which may result in riskier investments than our current investments.

•	Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our stockholders.

•	If the private REIT that will hold the substantial majority of our initial investments fails to qualify as a REIT, it is likely that we would also not qualify as a REIT.

•	The stock ownership restrictions imposed by the Internal Revenue Code for REITs and the related 9.8% stock ownership limit imposed by our charter may inhibit market activity in our stock and may restrict our business combination opportunities.

•	Assuming redemption of all of the operating partnership units to be issued to NorthStar Capital subsidiaries for shares of our common stock, NorthStar Capital would beneficially own approximately 18.4% of our outstanding equity, and may be able to significantly influence certain matters submitted to a vote of our stockholders.

	Price to Public	Underwriting Discounts and Commissions	Proceeds, before expenses, to us
Per Share	$	$	$
Total	$	$	$

We have granted the underwriters a 30-day option to purchase up to 3,000,000 additional shares to cover any over-allotments.

Messrs. Hamamoto and Scheetz, our chief executive officer and the chairman of our board of directors, respectively, have indicated an interest in making a $1.5 million investment and a $1.0 million investment, respectively, in this offering.

Delivery of the shares will be made on or about                 , 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

FRIEDMAN BILLINGS RAMSEY

The date of this prospectus is                                      , 2004.

i

PROSPECTUS SUMMARY

This summary highlights information more fully described elsewhere in this prospectus. You should read this entire prospectus carefully, including "Risk Factors" and the combined historical and pro forma condensed consolidated financial statements and the related notes included in this prospectus, before deciding to invest in our common stock.

Upon consummation of this offering, subsidiaries of NorthStar Capital Investment Corp. will contribute to us a portfolio of investments which we refer to as the "initial investments." In this prospectus, we refer to our formation, the initial public offering of our common stock, the contribution of the initial investments, and related transactions as the "formation transactions" which are described in this prospectus under the heading "The Formation Transactions." Unless otherwise noted, all financial and statistical data that we provide with respect to these initial investments assumes that the formation transactions had been completed as of the date such information is given.

Unless otherwise noted or unless the context otherwise requires, all references in this prospectus to "we," "us," "our" or similar references mean NorthStar Realty Finance Corp. and its subsidiaries, including NorthStar Realty Finance Limited Partnership, our operating partnership, and all references to "NorthStar Capital" mean NorthStar Capital Investment Corp. and its subsidiaries, including NorthStar Partnership, L.P., or NorthStar Partnership, its operating partnership.

Our Company

We are an internally-managed commercial real estate company that makes fixed income, structured finance and net lease investments in real estate assets. Our management team has significant experience in acquiring, financing, operating and securitizing real estate investments at NorthStar Capital, as well as in previous positions which we believe will enable us to source investments effectively and make sound credit decisions. Our management does not have experience operating a publicly-owned real estate investment trust, or REIT. We invest in those areas of commercial real estate finance that enable us to leverage our real estate investment expertise, utilize our broad capital markets knowledge, and capitalize on our ability to employ innovative financing structures.

We are focused on three core businesses:

Subordinate Real Estate Debt: We acquire, originate and structure mezzanine and subordinate debt investments backed by commercial real estate.

Real Estate Securities: We create, manage and issue collateralized debt obligations, or CDOs, backed by commercial real estate debt securities.

Net Lease Properties: We acquire properties that are primarily net leased to corporate tenants.

We believe that these businesses are complementary due to their overlapping sources of investment opportunities, common reliance on real estate fundamentals and ability to utilize securitization to finance assets and enhance returns. We allocate capital to these businesses in such a way as to diversify our credit risk and optimize our returns. Our primary objectives are to produce attractive risk-adjusted returns and to generate predictable cash flow for distribution to our stockholders.

We are the sole general partner of our operating partnership, NorthStar Realty Finance Limited Partnership, or NorthStar Realty Partnership, and we intend to conduct substantially all of our operations and make substantially all of our investments through our operating partnership. We intend to operate so as to qualify as a REIT, commencing with our taxable year ending December 31, 2004, and generally do not expect to be subject to federal income taxes on our income to the extent we distribute our income to our stockholders and maintain our intended qualification as a REIT.

We were formed in October 2003 to continue and expand the subordinate debt, real estate securities and net lease businesses conducted by NorthStar Capital. From the date of its formation in

1997 through December 31, 2003, NorthStar Capital has made structured finance investments of $1.4 billion, including approximately $280 million in subordinate real estate debt, approximately $675 million in real estate securities and approximately $450 million in properties, substantially all of which were net leased.

Upon consummation of this offering, NorthStar Capital's direct and indirect subsidiaries will contribute controlling or non-controlling interests in the subordinate real estate debt, real estate securities and net lease properties businesses, which we refer to as our initial investments, to our operating partnership. Our operating partnership will then contribute all of the initial investments, other than the equity interest in CDO I (as further described below in "Business—Our Business Lines—Real Estate Securities"), to our private REIT (as further described below in "—Our Private REIT"). In exchange for the contribution of the initial investments, our operating partnership will distribute approximately 4.71 million operating partnership units, valued at $47.1 million, to these NorthStar Capital subsidiaries and approximately $36.1 million in cash to NorthStar Capital, of which NorthStar Capital will use $32 million to reduce the outstanding principal amount under its senior secured credit facility in order to release liens on the initial investments to be contributed to us. Beginning one year from the consummation of this offering, each operating partnership unit is redeemable at the option of the holder at any time for cash or, at our election, shares of our common stock, generally on a one-for-one basis.

David T. Hamamoto and W. Edward Scheetz, our chief executive officer and chairman of our board of directors, respectively, will continue to serve as co-chief executive officers of NorthStar Capital upon consummation of this offering. NorthStar Capital will provide services to us after the consummation of this offering under the shared facilities and services agreement described below. Messrs. Hamamoto and Scheetz are members of the board of directors of NorthStar Capital and each own approximately 12% of the outstanding common stock of NorthStar Capital on a fully diluted basis.

Investment Highlights

Experienced Management Team.    We have an experienced management team, led by David T. Hamamoto, our chief executive officer, and W. Edward Scheetz, the non-executive chairman of our board of directors, who have been co-chief executive officers of NorthStar Capital since its formation. Our senior executives have significant real estate investment and finance experience, but do not have experience operating a public REIT. We believe that the relationships that our management team have developed allow us to access investment opportunities where competition is limited.

Real Estate and Capital Markets Expertise.    We apply fundamental real estate underwriting capabilities to complex capital markets transactions. We have experience in all aspects of the acquisition, ownership and management of real estate across diverse property types, as well as a broad range of real estate financing and securitization experience.

Current Cash Flow Returns.    We expect to generate attractive returns by maximizing current cash flow from our investments that can be distributed to our stockholders.

Stable Risk-Adjusted Returns.    The majority of our investments have long-term, contractual cash flows that can be funded with debt of similar maturities. We believe our ability to match the term of our cash flows with the term of our financing allows us to generate stable risk-adjusted returns across our core businesses.

Complementary Businesses.    Our core businesses are complementary due to their overlapping sources of investment opportunities, common reliance on real estate fundamentals and ability to utilize securitization to finance assets and enhance returns.

Diversified Investments.    Each of our businesses has discrete credit characteristics, cash flow terms and financing sources. We believe this diversity will allow us to continually allocate capital to the most attractive sectors, thereby enabling us to optimize returns on our investments.

Our Business Strategy

Our primary objectives are to make real estate-related investments that produce attractive risk-adjusted returns and to generate predictable cash flow for distribution to our stockholders. Our strategy is to target sectors that combine characteristics of both real estate and fixed income investments. We believe we derive a competitive advantage from the combination of our real estate and capital markets expertise, which enables us to manage credit risk across all three business lines as well as to structure and finance our assets efficiently.

We believe our core businesses provide us with the following synergies that enhance our competitive position:

Sourcing Investments.    Commercial mortgage-backed securities, or CMBS, and subordinate real estate debt are often sourced from the same originators. In many cases, we can offer a single source of financing by purchasing or originating a rated senior interest for our securities portfolio and an unrated junior interest for our subordinate debt portfolio.

Credit Analysis.    Subordinate real estate debt interests are usually marketed to investors prior to the issuance of CMBS backed by rated senior interests secured by the same property. By participating in both sectors, we can utilize our underwriting resources more efficiently and enhance our ability to underwrite the securitized debt.

Financing.    Our securitization expertise in the CMBS and CDO markets can be applied to net lease investments and subordinate real estate debt, thereby leading to more efficient financing for these assets.

Capital Allocation.    Through our participation in these three businesses, we benefit from market information that enables us to make more informed decisions with regard to the relative valuation of financial assets and capital allocation.

Risk Factors

An investment in shares of our common stock involves risks. You should consider carefully the risks discussed below and under "Risk Factors" beginning on page 17 before purchasing shares of our common stock.

•	We have no separate operating history from NorthStar Capital and may not operate successfully as a separate business.

•	All of our initial investments were contributed by subsidiaries of NorthStar Capital and we did not receive independent third-party appraisals, valuations or fairness opinions in connection with the contribution of the initial investments. Therefore, the terms of these transactions may not be as favorable to us had we acquired the investments from unaffiliated parties, and the consideration paid for these investments may exceed their fair market value.

•	Many of our investments are illiquid, and we may not be able to vary our portfolio in response to changes in economic and other conditions, which may result in losses to us.

•	We invest in subordinate mortgage loans and subordinate mortgage-backed securities, which are subject to a greater risk of loss than senior securities and, in some cases, we may hold the most junior class of mortgage-backed securities which are subject to the first risk of loss if any losses are realized on the underlying mortgage loans.

•	Our portfolio is leveraged, and we currently have no limitation on our incurrence of indebtedness, which may adversely affect our return on our investments and may reduce cash available for distribution.

•	Interest rate fluctuations may reduce the spread we earn on our interest-earning investments and may reduce our net income.

•	Our investments in real estate securities, subordinate mortgage notes, mezzanine loans and participation interests in mortgage and mezzanine loans are subject to changes in credit spreads and if spreads widen, the value of our loan and securities portfolios would decline.

•	We may change our investment strategy without stockholder consent, which may result in riskier investments than our current investments.

•	Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our stockholders.

•	If the private REIT that will hold the substantial majority of our initial investments fails to qualify as a REIT, it is likely that we would also not qualify as a REIT.

•	The stock ownership restrictions imposed by the Internal Revenue Code for REITs and the related 9.8% stock ownership limit imposed by our charter may inhibit market activity in our stock and may restrict our business combination opportunities.

•	Assuming redemption of all of the operating partnership units to be issued to NorthStar Capital subsidiaries for shares of our common stock, NorthStar Capital would beneficially own approximately 18.4% of our outstanding common stock, and may be able to significantly influence certain matters submitted to a vote of our stockholders.

Our Core Businesses

Subordinate Real Estate Debt

We invest in subordinate real estate debt secured by income-producing properties. Our management entered this business to capitalize on its significant real estate equity investment experience and our capital markets expertise. In 2001, NorthStar Capital commenced our subordinate debt investment business through a joint venture, the NSF Venture, with an institutional pension fund, the NSF Venture Investor. We will own an indirect 5% equity interest in the NSF Venture upon consummation of this offering. To date, the NSF Venture has invested in or placed approximately $256.6 million in subordinate debt, of which $141.7 million was sold to the NSF Venture Investor.

We believe the subordinate debt business provides attractive risk-adjusted returns that are primarily based on contractual interest payments. We seek to invest in subordinate debt where there is significant equity value subordinate to our investment. These investments may include junior first mortgage participation interests, mezzanine loans and similar fixed income real estate instruments, including preferred equity investments. We believe the combination of our investment discipline and the equity in the property minimizes our risk of loss. There have been no losses on our subordinate debt investments, and none of our investments were delinquent as of June 30, 2004.

Approximately 6% and 10% of our revenues, including non-operating revenues, on a pro forma basis to give effect to the formation transactions, for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, were derived from advisory fee income related to our subordinate real estate debt business and equity in earnings from the NSF Venture. For the six months ended June 30, 2004, approximately 6% of our revenue was derived from advisory fee income under advisory agreements with the NSF Venture, approximately 3% of our revenue was derived from equity in earnings from the NSF Venture and 1% of our revenue was derived from advisory fee income under a separate advisory agreement on participation interests purchased by the NSF Venture Investor, which interests are not assets of the NSF Venture. Approximately 2% of our assets on a pro forma basis to give effect to the formation transactions as of June 30, 2004 consisted of the investment in the NSF Venture.

When we invest directly in subordinate real estate debt, we will earn interest income and origination fee and other fee income paid by the borrower. We may also leverage the investment to earn a spread between the yield on the asset and our cost of funds in order to increase our return. When we invest in subordinate real estate through the NSF Venture, our equity in earnings of the NSF Venture will include the interest and origination fee income from the NSF Venture's subordinate real estate debt investments and advisory fees related to management of the NSF Venture.

Real Estate Securities

We create and manage portfolios of commercial real estate securities, which we finance by issuing CDOs. We invest in fixed and floating rate CMBS, REIT debt and real estate CDOs. By financing these securities through the issuance of CDOs, we expect to improve our equity returns and to match the terms of our assets and liabilities. CDOs are a securitization structure whereby multiple classes of debt are issued to finance a portfolio of securities. Cash flow from the portfolio of securities is used to repay the CDO liabilities sequentially, in order of seniority. The most senior classes of debt typically have credit ratings of "AAA" through "BBB–" and therefore can be issued at yields that are lower than the average yield of the securities backing the CDO. On each CDO we issue, we intend to retain the equity and possibly the junior CDO securities and earn a spread between the yield on our assets and the yield on the CDO debt we issue. We also earn ongoing management fees for our management of the CDO collateral.

In August 2003, NorthStar Capital completed its first CDO issuance through one of its majority- owned subsidiaries, N-Star Real Estate CDO I Ltd., or CDO I. This first CDO issuance is backed by $402 million of real estate securities as collateral. A majority-owned subsidiary of NorthStar Capital, NS CDO Holdings I, LLC, acquired approximately 83% of the equity of CDO I, which has a liquidation preference of approximately $15.8 million. This 83% equity interest in CDO I, of which NorthStar Capital has an indirect 47% interest, will be contributed to us upon the consummation of this offering. In July 2004, NorthStar Capital completed its second CDO issuance, through another majority-owned subsidiary, N-Star Real Estate CDO II Ltd., or CDO II. This second CDO issuance is currently backed by $400 million of real estate securities as collateral. NS CDO Holding II, LLC purchased $35.0 million of subordinated securities of this second CDO issuance at a price of $27.4 million. These securities consist of the "BB" rated junior classes of debt securities and the unrated income notes. These subordinated securities, of which NorthStar Capital has an indirect 56% interest, will be contributed to us upon the consummation of this offering. As of June 30, 2004, there have been no losses on the securities held by CDO I or by the warehouse provider for the second CDO and none of the securities were delinquent.

Immediately following the contribution of the initial investments to our operating partnership, we will cause our operating partnership to contribute the initial investments, other than our equity interest in CDO I, to a newly-formed privately-held corporation which we intend to operate so as to qualify as a REIT, or our private REIT. We expect to hold our equity interest in CDO I directly through our operating partnership to maintain flexibility in structuring our investments and meeting the REIT gross income and asset tests. We anticipate that we will make a taxable REIT subsidiary election with respect to CDO I. We expect to own the holder of the subordinated securities of CDO II, and 100% of the entities through which we make our investments in future CDO issuers, through our private REIT so that, if they constitute taxable mortgage pools, they will not be subject to corporate-level tax. See "Federal Income Tax Considerations—Taxation of NorthStar Realty—Taxable Mortgage Pools."

Approximately 25% and 33% of our revenues, including non-operating revenues, on a pro forma basis to give effect to the formation transactions, for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, were derived from gains on warehouse agreements, advisory fee income under the collateral management agreement with the issuer of each CDO and interest income on the CDO I debt securities available for sale. For the six months ended June 30, 2004, on a pro forma basis to give effect to the formation transactions, approximately 19% of our revenue was derived from gains on warehouse agreements, approximately 8% of our revenue was derived from advisory fee income, and approximately 6% of our revenue was derived from interest income on the CDO I debt securities available for sale. We expect the advisory fee income pursuant to the collateral management agreement with each CDO issuer to continue for the term of the securities underlying each CDO issuance. Approximately 16% of our assets, on a pro forma basis to give effect to the formation transactions, as of June 30, 2004 consisted of the CDO I securities available for sale, and the CDO deposit and warehouse agreement for the second CDO issuance and advisory fees receivable.

Net Lease Properties

We invest primarily in well-located, general purpose commercial real estate net leased to corporate tenants. We target office, retail and industrial properties within two subsectors of the net lease market: investments with lease terms of 15 years or less and properties leased to unrated and below investment-grade corporate tenants.

We believe that most investors are primarily focused on assets leased to investment-grade tenants under leases with remaining terms of 15 years or longer. In our experience, there is a more limited universe of acquirers with the real estate and capital markets expertise necessary to underwrite net lease assets with valuations that are more closely linked to real estate fundamentals than to tenant credit. We believe that well-located, general purpose real estate with flexible design characteristics can maintain or increase in value when re-leasing opportunities arise. By leveraging our relationships and employing our combination of skills to identify and execute asset acquisitions in sectors of the net lease market where less liquidity exists, we expect to generate risk-adjusted returns superior to those arising from more traditional net lease investment strategies.

Our management team has extensive experience in underwriting, acquiring, financing and structuring net lease investments. Since its formation in 1997, NorthStar Capital has invested approximately $450 million in properties, substantially all of which were net leased. These investments include the acquisition of interests in more than 40 net leased office and retail assets, a strategic investment in Koll Development Company and the acquisition of a portfolio of retail and commercial properties located in New York City. The New York property portfolio that will be contributed to us currently consists of two fee properties centrally located in Times Square and six leasehold retail and commercial properties located in midtown Manhattan.

Approximately 69% and 57% of our revenues, including non-operating revenues, on a pro forma basis to give effect to the formation transactions, for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, were derived from rental income from substantially net leased properties in the New York property portfolio. We expect the revenue from rental income in these properties to continue for the duration of the leaseholds for these properties. As the net proceeds from this offering are invested in our targeted investments, the percentage of our revenue that is derived from rental income from these properties will decrease. Approximately 26% of our assets on a pro forma basis to give effect to the formation transactions as of June 30, 2004 consisted of our investments in the New York property portfolio.

As of June 30, 2004, on a pro forma basis to give effect to the formation transactions, 44% of our assets consisted of the initial investments and the remaining 56% of our assets consisted of cash.

Our Financing Strategy

We finance our investments with varying degrees of leverage depending on the stability and risk characteristics of each investment. We intend to finance approximately 50% to 75% of the value of our subordinate debt assets, approximately 70% to 80% of the value of our net lease assets, and approximately 90% of the value of our real estate securities. We expect that overall leverage will not exceed 85% of the value of our assets. In utilizing leverage, our objectives are to improve risk-adjusted equity returns and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

The Formation Transactions

The principal transactions in connection with our formation and the contribution of our initial investments, which we refer to collectively as the formation transactions, are as follows:

•	We issued 100 shares of our common stock to NorthStar Partnership, the operating partnership of NorthStar Capital, on October 7, 2003.

•	We will sell 20,000,000 shares of common stock in this offering and will contribute the net proceeds to NorthStar Realty Partnership, our operating partnership, in exchange for 20,000,000 operating partnership units.

•	Upon consummation of this offering, three subsidiaries of NorthStar Capital, including NorthStar Partnership, will contribute 100% of their respective interests in NorthStar Capital's subordinate real estate debt and real estate securities businesses and NorthStar Capital's 97.5% equity interest in the entity that owns the New York property portfolio to our operating partnership.

•	In exchange for the contribution of the initial investments, our operating partnership will distribute to:

•	three subsidiaries of NorthStar Capital an aggregate of approximately 4.71 million operating partnership units, valued at approximately $47.1 million and representing an approximately 18.4% limited partnership interest in our operating partnership, and

•	NorthStar Capital approximately $36.1 million of the net proceeds of this offering, of which NorthStar Capital will use $32 million to reduce the outstanding principal amount under its senior secured credit facility with Allianz Risk Transfer in order to release liens associated with the initial investments.

•	Our operating partnership will contribute all of the initial investments, other than our equity interest in CDO I, to our private REIT, in exchange for all of the outstanding shares of common stock of our private REIT. The operating partnership will be the sole common stockholder of our private REIT and, subsequent to this offering, the private REIT will issue approximately 100 shares of its preferred stock to no less than 100 outside investors to satisfy REIT qualification requirements under the Internal Revenue Code. We do not expect our private REIT or the issuance of the preferred shares by the private REIT to have more than a minimal economic impact on our stockholders.

•	We will acquire the remaining 2.5% equity interest, which is also entitled to a special allocation of profits, in the entity that owns the New York property portfolio from ALGM I Equity LLC, a related party, with approximately $1.6 million of the net proceeds of this offering.

•	We will pay and discharge certain expenses associated with this offering and the transfer of the initial investments from NorthStar Capital to us, including the payment of approximately $914,000 in New York City and New York State real property transfer taxes associated with the contribution of NorthStar Capital's 97.5% interest in the entity which owns the New York property portfolio.

•	We will serve as the sole general partner of our operating partnership, through which we intend to make substantially all of our investments and conduct substantially all of our business. Upon consummation of the formation transactions, we will own approximately 20,085,100 operating partnership units (which is equal to the total number of shares of common stock to be outstanding upon consummation of this offering) representing a 0.1% general partnership interest and an approximately 78.5% limited partnership interest in our operating partnership.

•	We will enter into a shared facilities and services agreement with NorthStar Capital pursuant to which NorthStar Capital will provide us with office space and services necessary for our operations for an annual fee for an initial term of one year.

•	We will enter into a non-competition agreement with NorthStar Capital pursuant to which NorthStar Capital will agree, among other things, not to engage in our three primary lines of business or make significant investments in entities or businesses that compete with our three primary business lines, other than continuing its current business activities with Koll

Development, until the later of three years following this offering or for so long as Mr. Hamamoto is the chief executive officer, president or a senior executive officer of both companies.

•	We expect that our board of directors will adopt the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, or our stock incentive plan, prior to this offering. An aggregate of 1,375,000 shares of our common stock (which may increase pro rata up to an additional 150,000 shares if the over-allotment option granted to the underwriters is exercised in full) will be reserved under the stock incentive plan for stock-based incentive awards.

•	We will issue an aggregate of 35,000 shares of restricted common stock to our non-employee directors and our chairman of the board pursuant to our stock incentive plan.

•	As sole general partner of our operating partnership, we will cause our operating partnership to issue to our officers, certain of our employees, and co-employees of us and NorthStar Capital, either directly or through one or more employee limited liability companies, an aggregate of 766,700 operating partnership units which are structured as profits interests, or LTIP units, immediately prior to the consummation of this offering. These LTIP units are a form of long-term equity-based incentive compensation that will be granted pursuant to our stock incentive plan. Each of Messrs. Hamamoto and Scheetz will receive 216,100 of these LTIP units as long-term incentive compensation.

•	We will grant 50,000 shares of our common stock to Friedman, Billings, Ramsey & Co., Inc. (which may increase pro rata up to an additional 7,500 shares if the over-allotment granted to the underwriters is exercised in full), as partial consideration for its services in connection with this offering.

The initial investments are being contributed at an overall valuation determined by NorthStar Capital. This valuation was not the product of an arms' length negotiation or an independent third party appraisal. In determining the contribution value of the initial investments, NorthStar Capital employed several different methodologies and took independent appraisals of value and offers made by third parties into account, to the extent available. The methodologies employed included discounted cash flow analyses and the application of market-based sales multiples to recurring cash flow streams. An appraisal of each of the properties in the New York property portfolio, which was conducted by an independent real estate appraiser in connection with the refinancing of these properties in December 2002 was taken into account in determining the value of NorthStar Capital's interest in ALGM I Owners LLC. In addition, the age of each initial investment was taken into account.

In exchange for the contribution of interests in NorthStar's net lease and subordinate real estate debt businesses by majority-owned subsidiaries of NorthStar Capital, such subsidiaries will receive, and NorthStar Capital will beneficially own, approximately 1.75 million operating partnership units.

In exchange for the contribution of interests in NorthStar's real estate securities business by a majority-owned subsidiary of NorthStar Capital, the subsidiary will receive 2.96 million operating partnership units.

Our Structure

The following chart illustrates our structure after giving effect to the formation transactions and assumes no redemption of any operating partnership units for shares of our common stock:

(1)	Mr. Hamamoto has indicated an interest in making a $1.5 million investment in this offering. In addition, Mr. Scheetz has indicated an interest in making a $1.0 million investment in this offering.

(2)	Messrs. Hamamoto and Scheetz, our chief executive officer and our chairman of the board, respectively, (a) are each co-chief executive officers and members of the board of directors of NorthStar Capital, (b) each own approximately 7.3% of the outstanding common stock of NorthStar Capital and (c) assuming redemption of all operating partnership units in NorthStar Partnership owned by each of them for shares of common stock of NorthStar Capital, would each own approximately 12% of the outstanding common stock of NorthStar Capital.

(3)	An aggregate of approximately 4.71 million of operating partnership units will be held by NorthStar Partnership and two other subsidiaries of NorthStar Capital, and 766,700 LTIP units will be beneficially owned by certain of our officers, employees and co-employees (as described in footnote (6) below). Assuming redemption of all such operating partnership units for shares of our common stock, the IPO investors (including Messrs. Hamamoto and Scheetz), Friedman Billings, Ramsey & Co., Inc. and NorthStar Partnership would own approximately 78.5% of our outstanding common stock, 18.4% would be beneficially owned by NorthStar Capital and 3% would be owned by the officers, employees and co-employees of NorthStar Realty directly or indirectly receiving the 766,700 LTIP units.

(4)	Quantum Realty NS Holdings LLC has designated two members of the seven-person board of directors of NorthStar Capital and owns approximately 4.7% of the outstanding common stock of NorthStar Capital.

(5)	Of this 26.7% partnership interest in NorthStar Partnership, Messrs. Hamamoto and Scheetz each own a 6.6% partnership interest which, if redeemed for shares of common stock of NorthStar Capital, would result in each of them owning 12% of the outstanding common stock of NorthStar Capital.

(6)	Our officers, certain employees, and co-employees, either directly or through one or more limited liability companies, will receive an aggregate of 766,700 LTIP units, representing approximately 3% of the outstanding partnership interests in NorthStar Realty Partnership immediately prior to the consummation of this offering. These LTIP units, or the interests in any limited partnership or other entity to which these LTIP units are issued, are a form of long-term equity-based compensation which will be granted pursuant to our stock incentive plan and will vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant. Each of Messrs. Hamamoto and Scheetz will receive 216,100 of these LTIP units as long-term incentive compensation.

(7)	Three subsidiaries of NorthStar Capital, including NorthStar Partnership, will receive approximately 4.71 million operating partnership units, representing an approximately 18.4% partnership interest in our operating partnership, for their contribution of the initial investments and related liabilities. NorthStar Capital will pledge a portion of these operating partnership units to Allianz Risk Transfer, the lender under NorthStar Capital's senior secured credit facility in order to release liens associated with the initial investments.

(8)	In order for our private REIT to qualify as a REIT under the Internal Revenue Code for the taxable year ending December 31, 2004, it must have at least 100 stockholders by January 30, 2005. It is expected that our private REIT will issue approximately 100 shares of preferred stock to approximately 100 outside investors for $1,000 per share after the consummation of this offering, but prior to January 30, 2005 to satisfy REIT qualification requirements. For a description of the terms of the preferred stock of our private REIT, see "Our Operating Partnership and Private REIT— Our Private REIT—Preferred Stock of Our Private REIT."

(9)	We expect to cause our operating partnership to contribute all of the initial investments (other than the equity interest in CDO I) to our private REIT. We intend to operate our private REIT in such a manner as to qualify as a REIT under the Internal Revenue Code. Our operating partnership will hold 100% of the shares of common stock of the private REIT. See "Our Operating Partnership and Private REIT—Our Private REIT" for a description of the structure of this subsidiary.

Benefits to Related Parties

Upon completion of the formation transactions, NorthStar Capital will receive material benefits, including:

•	beneficial ownership of approximately 4.71 million operating partnership units, valued at $47.1 million, in our operating partnership and $36.1 million in cash in exchange for the contribution of the initial investments;

•	assuming redemption of all such operating partnership units for shares of our common stock, beneficial ownership of 18.4% of our common stock; and

•	an annual fee of $1.57 million under the shared facilities and services agreement.

Both Messrs. Hamamoto and Scheetz are the beneficial owners of 12% of the outstanding common stock of NorthStar Capital on a fully-diluted basis, and, therefore, both will derive substantial benefit from the consideration received by NorthStar Capital in connection with the formation transactions.

In addition, Mr. Hamamoto, our president and chief executive officer, Mr. Wasterlain, our chief investment officer and executive vice president, Mr. Chertok, our chief financial officer, Mr. Gilbert, our executive vice president, and Mr. Scheetz, our chairman of the board, will individually receive material benefits, as described under "Management" and "Certain Relationships and Related Transactions."

We were incorporated in the State of Maryland in October 2003. Our principal executive offices are located at 527 Madison Avenue, 16th Floor, New York, New York 10022. Our telephone number is (212) 319-3400.

The Offering

The following information is based on the number of shares outstanding as of                         , 2004 and assumes that the underwriters do not exercise their over-allotment option to purchase additional shares in this offering.

Common stock we are offering	20,000,000 shares

Common stock to be outstanding after this offering	20,085,100 shares(1)

Use of proceeds	We intend to use the net proceeds of this offering to purchase the minority interest in the New York property portfolio, pay transfer taxes in connection with the contribution of the New York property portfolio, pay NorthStar Capital approximately $36.1 million, of which NorthStar Capital will use $32 million to reduce the outstanding principal amount under its senior secured credit facility with Allianz Risk Transfer in order to release liens associated with the initial investments and pay Citigroup Global Markets Inc., or Citigroup, $17.4 million to discharge indebtedness related to certain of the initial investments in real estate securities. The remaining net proceeds will initially be invested in government securities and other highly-rated temporary investments until we identify attractive investments relating to our three primary lines of business and be used for general corporate purposes. See "Use of Proceeds."

Proposed NYSE symbol	"NRF"

(1)	The 20,085,100 shares to be outstanding after this offering include (a) 100 shares issued to NorthStar Partnership in connection with our formation, (b) an aggregate of 35,000 shares of restricted common stock to be issued to our non-employee directors and the chairman of our board of directors upon consummation of this offering, and (c) 50,000 shares of our common stock that we have agreed to issue to Friedman, Billings, Ramsey & Co., Inc., as partial consideration for its services in connection with this offering. In addition, the number of shares to be outstanding after this offering assumes that none of the 4,705,915 operating partnership units to be issued to NorthStar Capital subsidiaries in exchange for the contribution of the initial investments or the 766,700 LTIP units to be issued pursuant to our stock incentive plan have been redeemed for shares of our common stock. If all such operating partnership units were redeemed for shares of our common stock, the total number of outstanding shares of our common stock would be 25,557,715 shares.

Restrictions on Ownership of Stock

Due to limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter generally prohibits any stockholder, following the completion of an initial public offering of our stock, from directly or indirectly owning more than 9.8% of the aggregate value or number of the outstanding shares of our common stock, whichever is more restrictive, or more than 9.8% of the value of all classes and series of our stock. Our board of directors has discretion to grant exemptions from the 9.8% ownership limitation, subject to such terms and conditions as it deems appropriate.

Distribution Policy

To maintain our intended qualification as a REIT, commencing with our taxable year ending December 31, 2004 we intend to make regular quarterly distributions to the holders of our common stock following this offering. We are required to distribute at least 90% of our REIT taxable income each year (subject to certain adjustments) in order to qualify as a REIT under the Internal Revenue Code. We may, under certain circumstances, make a distribution of capital or of assets. Distributions will be made at the discretion of our board of directors, subject to applicable law.

Summary Selected Pro Forma Consolidated
and Historical Combined Financial Information

The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements of our predecessor and related notes and our unaudited pro forma condensed consolidated financial statements and related notes, each included elsewhere in this prospectus.

Our predecessor is an aggregation, on a combined and uncombined basis, of the entities managing the subordinate real estate debt, real estate securities and net lease businesses of NorthStar Capital and is not a separate legal operating entity. The ultimate owners of the entities comprising our predecessor are NorthStar Capital and certain others who have minority ownership interests in these entities. Our predecessor was, and is, the managing member of the entities that directly or indirectly own the initial investments, and our predecessor had, and has, responsibility for the day-to-day operations of the entities that are reflected in the predecessor's historical financial statements on a combined basis for the years presented. Where the predecessor had, and will continue to have, a non-controlling interest, such entity is reflected as part of the predecessor on an uncombined basis. The summary combined historical financial information presented for the six months ended June 30, 2004 and 2003 and for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 relate to the operations of our predecessor. The summary combined historical financial information presented for the six months ended June 30, 2004 and 2003 have been derived from the unaudited combined statements of operations of our predecessor included in this prospectus. The summary combined historical financial information presented for the years ended December 31, 2003, 2002 and 2001 have been derived from the audited combined statements of operations of our predecessor included in this prospectus.

Upon consummation of this offering, NorthStar Capital's subsidiaries will contribute the initial investments to our operating partnership in exchange for units of limited partnership interest in our operating partnership and $36.1 million in cash. The operating partnership, in turn, will contribute all of the initial investments, other than the equity interest in CDO I, to our private REIT. Through our operating partnership, we will:

•	originate, structure and acquire mezzanine and subordinate debt investments backed by commercial real estate;

•	create, manage and issue CDOs backed by commercial real estate debt securities; and

•	acquire properties that are primarily net leased to corporate tenants.

The summary unaudited pro forma financial information set forth below for the six months ended June 30, 2004 and the year ended December 31, 2003 has been derived from our unaudited pro forma condensed consolidated financial statements included in this prospectus. The summary unaudited pro forma financial information for the six months ended June 30, 2004 and the year ended December 31, 2003 is presented as if the initial investments were contributed to our operating partnership (and, other than the equity interest in CDO I, to our private REIT) on January 1, 2003, for purposes of presenting income statement amounts, and as if the initial investments were contributed on June 30, 2004 for presenting balance sheet information. The summary unaudited pro forma financial information for the six months ended June 30, 2004 and the year ended December 31, 2003 is presented for comparative purposes only, and is not necessarily indicative of what our actual combined results of operations would have been for the periods presented, nor does it purport to represent the results of any future periods. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

Summary Selected Pro Forma Consolidated
and Historical Combined Financial Information

NorthStar Realty Finance Corp. (Pro Forma) and
NorthStar Realty Finance Corp. Predecessor (Historical)

	Six Months Ended June 30,			Year Ended December 31,
	Pro Forma Consolidated	Historical Combined		Pro Forma Consolidated	Historical Combined
	2004	2004	2003	2003	2003	2002	2001	2000	1999
	(unaudited)	(unaudited)	(unaudited)	(unaudited)				(unaudited)	(unaudited)
Statement of Operations:
Revenues and other income:
Advisory and management fee income	$108,000	$108,000	$—	$64,000	$64,000	$—	$—	$—	$—
Advisory and management fee income - related parties	1,182,000	1,182,000	137,000	1,026,000	1,026,000	8,000	—	—	—
Rental revenue	5,125,000	—	—	11,304,000	—	—	—	—	—
Interest income - debt securities	563,000	563,000	—	502,000	502,000	—	—	—	—
Total revenues	6,978,000	1,853,000	137,000	12,896,000	1,592,000	8,000	—	—	—
Expenses:
Property operating costs	994,000		—	2,275,000	—	—	—	—	—
Allowance for doubtful accounts	184,000		—	473,000
General and administrative - direct:
Salaries	600,000	600,000	343,000	1,289,000	1,289,000	206,000
Other general and administrative	318,000	101,000	158,000	516,000	203,000	27,000
General and administrative - allocated:
Salaries and other compensation	2,920,000	1,239,000	1,004,000	6,980,000	2,146,000	806,000	187,000	96,000	—
Insurance	230,000	230,000	63,000	252,000	252,000	10,000	5,000	3,000
Other general and administrative	468,000	468,000	556,000	1,098,000	1,098,000	135,000	45,000	85,000	147,000
Depreciation and amortization	1,250,000		—	2,766,000	—	—	—	—	—
Asset management fee - related party	382,000		—	778,000	—	—	—	—	—
Interest expense	1,739,000	—	—	3,543,000	—	—	—	—	—
Total expenses	9,085,000	2,638,000	2,124,000	19,970,000	4,988,000	1,184,000	237,000	184,000	147,000
Loss from operations	(2,107,000)	(785,000)	(1,987,000)	(7,074,000)	(3,396,000)	(1,176,000)	(237,000)	(184,000)	(147,000)
Equity in earnings (loss) of uncombined ventures:
ALGM	—	600,000	633,000	—	1,626,000	1,350,000	1,181,000	(198,000)	(360,000)
NSF Venture	264,000	264,000	170,000	422,000	422,000	19,000	(35,000)	—	—
Total equity in earnings (loss) of uncombined ventures	264,000	864,000	803,000	422,000	2,048,000	1,369,000	1,146,000	(198,000)	(360,000)
Gains on warehouse agreements	1,646,000	1,646,000	1,869,000	3,085,000	3,085,000	—	—	—	—
Other income	8,000	—	—	15,000	—	—	—	—	—
Income (loss) before minority interests	(189,000)	1,725,000	685,000	(3,552,000)	1,737,000	193,000	909,000	(382,000)	(507,000)
Minority interests	(40,000)	—	—	(761,000)	—	—	—	—	—
Net income (loss)	$(149,000)	$1,725,000	$685,000	$(2,791,000)	$1,737,000	$193,000	$909,000	$(382,000)	$(507,000)
Pro forma basic (loss) per share	$(0.01)			$(0.14)
Pro forma weighted average common shares outstanding - basic (1)	20,085,000			20,085,000

	Six Months Ended June 30,		Year Ended December 31,
	Pro Forma Consolidated	Historical Combined	Pro Forma Consolidated	Historical Combined
	2004	2004	2003	2003	2002	2001	2000	1999
	(unaudited)		(unaudited)				(unaudited)	(unaudited)
Balance Sheet Data (at period end):
Operating property, net	$44,478,000	$—		$—	$—	$—	$—	$—
Investments in and advances to uncombined ventures	5,102,000	15,238,000		15,537,000	12,650,000	16,883,000	15,702,000	15,400,000
Debt securities available for sale	37,025,000	8,990,000
Total assets	229,778,000	36,824,000		32,815,000	25,545,000	16,883,000	15,702,000	15,400,000
Mortgage payable	41,233,000	—		—	—	—	—	—
Total liabilities	46,634,000	623,000		322,000	241,000	—	—	—
Minority interest	34,834,000	—
Owners' equity	148,310,000	36,201,000		32,493,000	25,304,000	16,883,000	15,702,000	15,400,000
Total liabilities and stockholders' owners' equity	229,778,000	36,824,000		32,815,000	25,545,000	16,883,000	15,702,000	15,400,000

Other Data:
Cash Flow from:
Operating activities from continuing operations		1,021,000		787,000	—	—	—	—
Investing activities		(1,200,000)		(9,328,000)	595,000	(35,000)	(500,000)	(1,185,000)
Financing activities		64,000		2,597,000	7,293,000	35,000	500,000	1,185,000

(1)	None of the common stock equivalents outstanding for the year ended December 31, 2003 or the six months ended June 30, 2004 were dilutive.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following information, which presents the material risks of investing in our common stock, before buying shares of our common stock. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to Our Investments

The subordinate mortgage notes, mezzanine loans and participation interests in mortgage and mezzanine loans we invest in may be subject to risks relating to the structure and terms of the transactions, as well as subordination in bankruptcy, and there may not be sufficient funds or assets remaining to satisfy our subordinate notes, which may result in losses to us.

We invest in subordinate mortgage notes, mezzanine loans and participation interests in mortgage and mezzanine loans. These investments are subordinate to first mortgages on commercial property and are secured by subordinate rights to the commercial property or by equity interests in the commercial entity. If a borrower defaults or declares bankruptcy, after senior obligations are met, there may not be sufficient funds or assets remaining to satisfy our subordinate notes. Because each transaction is privately negotiated, subordinate mortgage notes can vary in their structural characteristics and lender rights. Our rights to control the default or bankruptcy process following a default will vary from transaction to transaction. The subordinated real estate debt that we intend to invest in will generally not allow us to demand foreclosure as a subordinate real estate debtholder. Furthermore, the presence of intercreditor agreements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers. Bankruptcy and borrower litigation can significantly increase the time needed for us to acquire underlying collateral in the event of a default, during which time the collateral may decline in value. In addition, there are significant costs and delays associated with the foreclosure process.

We invest in subordinate mortgage-backed securities which are subject to a greater risk of loss than senior securities and, in some cases, we may hold the most junior class of mortgage-backed securities which are subject to the first risk of loss if any losses are realized on the underlying mortgage loans.

We invest in a variety of subordinate mortgage-backed securities and sometimes hold a "first loss" subordinate holder position. The ability of a borrower to make payments on the loan underlying these securities is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase.

Expenses of enforcing the underlying mortgage loans (including litigation expenses), expenses of protecting the properties securing the mortgage loans and the lien on the mortgaged properties, and, if such expenses are advanced by the servicer of the mortgage loans, interest on such advances will also be allocated to such "first loss" securities prior to allocation to more senior classes of securities issued in the securitization. Prior to the reduction of distributions to more senior securities, distributions to the "first loss" securities may also be reduced by payments of compensation to any servicer engaged to enforce a defaulted mortgage loan. Such expenses and servicing compensation may be substantial and consequently, in the event of a default or loss on one or more mortgage loans contained in a securitization, we may not recover our investment.

Our investments in REIT securities are subject to risks relating to the particular REIT issuer of the securities and to the general risks of investing in senior unsecured real estate securities, which may result in losses to us.

In addition to general economic and market risks, our investments in REIT securities involve special risks relating to the particular REIT issuer of the securities, including the financial condition and business outlook of the issuer. REITs generally are required to substantially invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments.

Our investments in REIT securities and other senior unsecured debt are also subject to the risks described above with respect to mortgage loans and mortgage-backed securities and similar risks, including:

•	risks of delinquency and foreclosure;

•	the dependence upon the successful operation of and net income from real property;

•	risks generally related to interests in real property; and

•	risks that may be presented by the type and use of a particular commercial property.

REIT securities are generally unsecured and may also be subordinate to other obligations of the issuer. We may also invest in REIT securities that are rated below investment-grade. As a result, investments in REIT securities are also subject to risks of:

•	limited liquidity in the secondary trading market;

•	substantial market price volatility resulting from changes in prevailing interest rates;

•	subordination to the prior claims of banks and other senior lenders to the REIT;

•	the operation of mandatory sinking fund or redemption provisions during periods of declining interest rates that could cause the issuer to reinvest premature redemption proceeds in lower yielding assets;

•	the possibility that earnings of the REIT may be insufficient to meet its debt service and distribution obligations; and

•	the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturns.

These risks may adversely affect the value of outstanding REIT securities and the ability of the issuers thereof to repay principal and interest or make distributions.

The mortgage loans we invest in and the mortgage loans underlying the mortgage-backed securities we invest in are subject to risks of delinquency, foreclosure, loss and bankruptcy of the borrower under the loan. If the borrower defaults, it may result in losses to us.

Commercial mortgage loans are secured by commercial property and are subject to risks of delinquency, foreclosure, loss and bankruptcy of the borrower. The ability of a borrower to repay a loan secured by an income-producing property is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things:

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location and condition;

•	competition from comparable types of properties;

•	changes in laws that increase operating expense or limit rents that may be charged;

•	any need to address environmental contamination at the property;

•	the occurrence of any uninsured casualty at the property;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates;

•	real estate tax rates and other operating expenses; and

•	terrorism.

Any one or a combination of these factors may cause a borrower to default on a loan or to declare bankruptcy. If a default or bankruptcy occurs and the underlying asset value is less than the loan amount, we will suffer a loss.

We are subject to significant competition, and we may not be able to compete successfully for investments.

We are subject to significant competition for attractive investment opportunities from other real estate investors, some of which have greater financial resources than us, including publicly traded REITs, private REITs, investment banking firms, private institutional funds and private opportunity funds. We may not be able to compete successfully for investments.

Many of our investments are illiquid, and we may not be able to vary our portfolio in response to changes in economic and other conditions, which may result in losses to us.

Our investments are relatively illiquid and, therefore, our ability to sell and purchase properties, securities and debt promptly in response to a change in economic or other conditions will be limited. The Internal Revenue Code also places limits on our ability to sell properties held for fewer than four years. These considerations could make it difficult for us to dispose of properties, even if a disposition were in the best interests of our stockholders. In addition, a majority of the mortgage-backed securities, REIT securities and subordinate debt that we purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in compliance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which may result in losses to us.

We may not be able to acquire eligible securities for a CDO issuance, or may not be able to issue CDO securities on attractive terms, which may require us to seek more costly financing for our real estate securities investments or to liquidate assets.

We acquire real estate securities and finance them on a long-term basis through the issuance of CDOs. Prior to a new CDO issuance, there is a period during which real estate securities are identified and acquired for inclusion in a CDO, known as the warehouse accumulation period. During this period, we direct the acquisition of securities under a warehouse facility from a bank that will be the lead manager of the CDO. The warehouse provider then purchases the securities and holds them on its balance sheet. We contribute cash and other collateral which is held in escrow by the warehouse provider to back our commitment to purchase equity in the CDO and to cover our share of losses should securities need to be liquidated. As a result, we are subject to the risk that we will not be able to acquire, during the period that our warehouse facility is available, a sufficient amount of eligible securities to maximize the efficiency of a CDO issuance. In addition, conditions in the capital markets may make the issuance of a CDO less attractive to us when we do have a sufficient pool of collateral. If we are unable to issue a CDO to finance these assets or if doing so is not economical, we may be required to seek other forms of potentially less attractive financing or to liquidate the assets at a price that could result in a loss of all or a portion of the cash and other collateral backing our purchase commitment.

Our future CDOs will be collateralized with real estate securities that are similar to those collateralizing the first two CDO issuances, and any adverse market trends that affect these types of real estate securities are likely to adversely affect our CDOs in general.

The first two CDO issuances are collateralized by fixed and floating rate CMBS, REIT debt and real estate CDOs, and we expect that our future issuances will be backed by similar securities. Any adverse market trends that affect the value of these types of securities will adversely impact the value of our interests in our CDOs. Such trends could include declines in real estate values in certain geographic markets or sectors, underperformance of CMBS issued in a particular year, or changes in federal income tax laws that could affect the performance of debt issued by REITs.

We may not be able to acquire net lease properties that meet our return requirements.

We may not be successful in identifying, net lease properties that meet our investment and return requirements or, if identified, we may not successfully bid on or acquire these properties. If we fail to make additional investments in the net lease property line of business, we may be forced to divert some of the proceeds of this offering to our other lines of business. Because our subordinate real estate debt business generally has lower returns than our net lease properties business, the diversion of proceeds to this business may adversely affect our results of operations.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and the uncertainty of foreign laws and markets, which may adversely impact our returns on non-dollar denominated investments.

We may purchase CMBS denominated in foreign currencies. We expect that our exposure, if any, would be principally to the British pound and the euro. A change in foreign currency exchange rates may adversely impact returns on our non-dollar denominated investments. We may hedge our foreign currency risk, subject to the REIT income qualification tests. However, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

We have no established investment criteria limiting the minimum credit quality of our net leases, mortgage loans or securities investments, and we may make investments in assets with lower credit quality than our initial investments, which will increase our risk of losses.

We may invest in unrated securities, enter into net leases with unrated tenants or participate in unrated or distressed mortgage loans. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality investments and securities because the ability of obligors of net leases and mortgages, including mortgages underlying mortgage-backed securities, to make rent or principal and interest payments may be impaired. If this were to occur, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these investments and securities. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments.

We have no established investment criteria limiting the geographic concentration of our investments in subordinate debt, real estate securities or net lease properties. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Certain loans and securities in which we invest may be secured by a single property or properties in one geographic location. In addition, upon consummation of this offering, NorthStar Capital will contribute to us its fee or leasehold interests in a portfolio of retail and commercial properties located in New York City. Net lease properties that we may acquire may also be located in New York City or may otherwise be located in a geographic cluster. These current and future investments carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Our rights to the collateral underlying securities in which we invest may be unenforceable.

Loans underlying the securities in which we invest are governed by written loan agreements and related documentation. It is possible that a court could determine that one or more provisions of a loan agreement are unenforceable, such as a loan prepayment provision or the provisions governing our security interest in the underlying collateral. If this were to happen with respect to material assets or groups of assets serving as collateral for the securities in which we invest, we could be adversely affected.

Interest rate fluctuations may reduce the spread we earn on our interest-earning investments and may reduce our net income.

Our primary interest rate exposures relate to our subordinate real estate debt investments, real estate securities and variable-rate debt. Changes in interest rates may result in a reduction in our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur to finance these investments.

Over 85% of the subordinate debt portfolio within NSF Venture has interest rate floors ranging from 2% to 3%. Therefore, decreases in LIBOR from the rate of 1.30% in effect at June 30, 2004 would have an immaterial effect on our earnings.

The first CDO issuance is hedged with an interest rate swap to minimize the mismatch between fixed rate assets and floating rate liabilities. An increase in LIBOR of 100 basis points or 200 basis points over the June 30, 2004 LIBOR rate would have decreased net income, on an annualized basis, by $44,000 and $92,000, respectively.

Our investments in real estate securities, subordinate mortgage notes, mezzanine loans and participation interests in mortgage and mezzanine loans are subject to changes in credit spreads and if spreads widen, the value of our loan and securities portfolios would decline.

Our investments in real estate securities are subject to changes in credit spreads. The value of these securities is dependent upon the yield demanded on these securities by the market based on the underlying credit. Excessive supply of these securities combined with reduced demand will generally cause the market to require a higher yield on these real estate securities, resulting in the use of a higher, or "wider," spread over the benchmark rate to value such securities. Under such conditions, the value of our securities portfolio would tend to decline. Such changes in the market value of our portfolio may adversely affect our net equity or cash flow directly through their impact on unrealized gains or losses on available-for-sale securities, and therefore our ability to realize gains on such securities, or indirectly through their impact on our ability to borrow and access capital.

The value of our investments in subordinate mortgage loans, mezzanine loans and participation interests in mortgage and mezzanine loans are also subject to changes in credit spreads. The majority of the loans we invest in are floating rate loans valued based on a market credit spread to LIBOR. The value of the loans is dependent upon the yield demanded by the market based on their credit. The value of our portfolio would tend to decline should the market require a higher yield on such loans, resulting in the use of a higher spread over the benchmark rate. Any credit or spread losses incurred with respect to our loan portfolio would affect us in the same way as similar losses on our real estate securities portfolio as described above.

Our hedging transactions may limit our gains or result in losses.

To limit the effects of changes in interest rates on our operations, we employ a hedging strategy including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. The use of these types of derivatives to hedge our assets and liabilities carries certain risks, including the risks that:

•	losses on a hedge position will reduce the cash available for distribution to stockholders;

•	losses may exceed the amount invested in such instruments;

•	a hedge may not perform its intended use of offsetting losses on an investment; and

•	the counterparties with which we trade may cease making markets and quoting prices in such instruments, which may render us unable to enter into an offsetting transaction with respect to an open position.

Our board of directors will adopt a general policy with respect to the use of derivatives, which generally allows us to use derivatives where appropriate, but does not set forth specific policies and procedures. Our results of operations may be adversely affected during any period as a result of the use of derivatives.

In addition, if we anticipate that the income from any such hedging transaction will not be qualifying income for REIT income test purposes, we may conduct some or all of our hedging activities through a to-be-formed corporate subsidiary that is fully subject to federal corporate income taxation.

Prepayment rates can increase, adversely affecting yields on our investments.

The value of our assets may be affected by prepayment rates on mortgage loans underlying the securities in which we intend to invest. Prepayment rates on mortgage loans are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on mortgage loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Investments in net lease properties may generate losses.

The value of our investments and the income from our investments in net lease properties may be significantly adversely affected by a number of factors, including:

•	national, state and local economic climates;

•	real estate conditions, such as an oversupply of or a reduction in demand for real estate space in the area;

•	the perceptions of tenants and prospective tenants of the convenience, attractiveness and safety of our properties;

•	competition from comparable properties;

•	the occupancy rate of our properties;

•	the ability to collect on a timely basis all rent from tenants;

•	the effects of any bankruptcies or insolvencies of major tenants;

•	the expense of re-leasing space;

•	changes in interest rates and in the availability, cost and terms of mortgage funding;

•	the impact of present or future environmental legislation and compliance with environmental laws;

•	cost of compliance with the American with Disabilities Act of 1990;

•	adverse changes in governmental rules and fiscal policies;

•	civil unrest;

•	acts of nature, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses);

•	acts of terrorism or war;

•	adverse changes in zoning laws; and

•	other factors which are beyond our control.

We may not be able to relet or renew leases at the properties held by us on terms favorable to us.

We are subject to the risks that upon expiration of leases for space located at our properties the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by a property. If we are unable to relet or renew leases for all or substantially all of the space at these properties, if the rental rates upon such renewal or reletting are significantly lower than expected, or if our reserves for these purposes prove inadequate, we may be required to reduce or eliminate distributions to our stockholders.

We are subject to significant credit risk from a tenant of certain properties in the New York property portfolio, and if this tenant experiences financial difficulties or defaults on or teminates its leases with us, our revenues from this portfolio would significantly decline.

If ALGM had been combined with our predecessor as of January 1, 2003, approximately 31% of our revenue, including non-operating revenues, on a pro forma basis for the year ended December 31, 2003 would have been derived from leases with Riese Organization Inc., National Restaurants Management Inc. and its various subsidiaries and affiliates, which we refer to collectively as NRMI. Leases with NRMI comprise approximately 35% of the leased and subleased square footage of the New York property portfolio. If NRMI suffers a significant decline in its revenues, declares bankruptcy or its financial condition or results of operations is otherwise adversely impacted, it may default on or terminate its leases with us, which would reduce our revenues until we are able to find replacement tenants.

Lease defaults or terminations or landlord-tenant disputes may adversely reduce our income from our net lease property portfolio.

Lease defaults or terminations by one or more of our significant tenants may reduce our revenues unless a default is cured or a suitable replacement tenant is found promptly. In addition, disputes may arise between the landlord and tenant that result in the tenant withholding rent payments, possibly for an extended period. These disputes may lead to litigation or other legal procedures to secure payment of the rent withheld or to evict the tenant. Any of these situations may result in extended periods during which there is a significant decline in revenues or no revenues generated by a property. If this were to occur, it could adversely affect our results of operations.

If litigation related to 729 Seventh Avenue, one of the fee properties in the New York property portfolio, is successful, it would result in a loss to us, against which we may not have adequate reserves.

On August 21, 2003, the net lessee of 729 Seventh Avenue, one of the fee properties in the New York property portfolio, filed an action in New York State Supreme Court against the fee owner of 729 Seventh Avenue to enforce certain rights it claims to have under its net lease. We will acquire NorthStar Capital's equity interest in the fee owner in conjunction with the contribution of the initial investments and would hold an indirect fee interest in and assume the role of landlord of this property. In its complaint, 729 7th Realty Corp., a subsidiary of NRMI, seeks specific performance of its alleged right to require the fee owner to provide a subordination, non-disturbance and attornment agreement, or an SNDA, to a proposed subtenant so that in the event the net lease is terminated, the proposed sublease would remain in effect. The plaintiff also sought a judgment in the amount of approximately $600,000 for damages that 729 7th Realty Corp. allegedly suffered by reason of the fee owner's refusal to provide the subtenant with SNDA protection. The fee owner moved to dismiss the plaintiff's claim for monetary damages and that motion was granted on March 29, 2004.

If the claim for SNDA protection is successful, it could result in a total economic loss to us of up to approximately $700,000, including lost rent, leasing commissions and concessions in the first year following the litigation, in addition to the cost of any legal proceedings or negotiations, and up to approximately $650,000 to $850,000 in lost rent annually thereafter unless re-rented on the same terms. We have established a collectibility reserve totaling $2,262,000 as of June 30, 2004 related to straight-line (unbilled) rents receivable under this lease. However, this reserve may not be adequate to protect us against any loss.

Environmental compliance costs and liabilities associated with our properties or our real estate related investments may materially impair the value of our investments.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous substances released at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. We may experience enviromental liability arising from conditions not known to us.

We may invest in real estate, or mortgage loans secured by real estate, with environmental problems that materially impair the value of the real estate. There are substantial risks associated with such an investment. We have only limited experience in investing in real estate with environmental liabilities.

Our insurance on our real estate may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. Any uninsured loss could result in both loss of cash flow from and the asset value of the affected property.

As a result of the events of September 11, 2001, insurance companies are limiting and charging significant premiums to cover acts of terrorism in insurance policies. As a result, we may suffer losses from acts of terrorism that are not covered by insurance. In addition, the mortgage loans which are secured by certain of our properties contain customary covenants, including covenants that require us to maintain property insurance in an amount equal to the replacement cost of the properties, which may increase the cost of obtaining the required insurance.

We may change our investment strategy without stockholder consent, which may result in riskier investments than our current investments.

We may change our investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and real estate market fluctuations.

Our portfolio is leveraged, and we currently have no limitation on our incurrence of indebtedness, which may adversely affect our return on our investments and may reduce cash available for distribution.

We leverage our portfolio through borrowings, generally through the use of bank credit facilities, repurchase agreements, mortgage loans on real estate, securitizations, including the issuance of CDOs, and other borrowings. The percentage of leverage varies depending on our ability to obtain credit facilities and the lender's estimate of the stability of the portfolio's cash flow. However, we do not restrict the amount of indebtedness that we may incur. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired.

Our debt service payments reduce the net income available for distributions to stockholders. After giving effect to the formation transactions as if they had occurred as of January 1, 2003, for the year ended December 31, 2003, our debt service payments would have been $4.7 million.

We are subject to risks associated with debt financing, including the risk that the cash provided by our operating activities will be insufficient to meet required payments of principal and interest, the risk of rising interest rates on our floating rate debt that is not hedged, the risk that we will not be able to repay or refinance existing indebtedness (which generally will not have been fully amortized at maturity) or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. In the event we are unable to secure refinancing of such indebtedness on acceptable terms, we may be forced to dispose of some of our properties or other of our assets upon disadvantageous terms, which might result in losses to us, or to obtain financing at unfavorable terms, either of which may reduce the cash flow available to meet our debt service obligations or for distribution to our stockholders. In addition, if a property or properties are mortgaged to secure payment of indebtedness and we are unable to meet required mortgage payments, the mortgage securing the property could be foreclosed upon by, or the property could be otherwise transferred to, the mortgagee with a consequent loss of asset value and income to us and our stockholders.

Risks Related to Our Company

We have no separate operating history from NorthStar Capital and may not operate successfully as a separate business.

We were organized in October 2003. Three NorthStar Capital subsidiaries will contribute the initial investments to us upon consummation of this offering, and prior to that, we have had no investments and we will have not operated as a separate company. Following the contribution of the initial investments, NorthStar Capital has no obligation to provide assistance to us other than the facilities and services provided pursuant to the shared facilities and services agreement that we will enter into with NorthStar Capital upon consummation of this offering. The cost of these facilities and services, as well as the additional costs and expenses associated with the management of a public company, will increase our operating costs and may adversely affect our net income. In addition, the separation of our business lines from NorthStar Capital may also result in some inefficiencies to these business operations, as well as our organization and personnel structure. We may not operate successfully as a separate business.

We depend upon NorthStar Capital to provide us with various services and if our shared facilities and services agreement with NorthStar Capital is terminated, we may not be able to timely replace these services on terms favorable to us.

Under the shared facilities and services agreement that we will enter into with NorthStar Capital upon consummation of this offering, NorthStar Capital will agree to provide us with office space and common facilities at NorthStar Capital's corporate headquarters and various services, including accounting and treasury functions, tax planning and REIT compliance advisory services. We will rely on NorthStar Capital to provide these facilities and services. We will have no in-house capability to handle these services independent of NorthStar Capital. If the shared facilities and services agreement is terminated, we will have to obtain such services on our own. We may not be able to replace these services in a timely manner or on terms, including cost, that are as favorable as those we received from NorthStar Capital. The agreement with NorthStar Capital was negotiated in the context of our formation and is not the result of arm's length negotiations between independent parties. For more information about these arrangements, see "The Formation Transactions — Shared Facilities and Services Agreement."

Our ability to operate our business successfully would be harmed if key personnel with long-standing business relationships terminate their employment with us.

Our future success depends, to a significant extent, upon the continued services of our key personnel, including Messrs. Hamamoto, Wasterlain and Chertok, our chief executive officer, chief investment officer and chief financial officer, respectively. In particular, the extent and nature of the experience of our senior executive officers and nature of the relationships they have developed with real estate developers and financial institutions are critical to the success of our business. Our three senior executives have significant real estate investment experience. We cannot assure you of their continued employment with us. The loss of services of one or more of our senior executive officers could harm our business and our prospects.

Our management does not have experience operating a REIT and a public company.

We will commence operations upon consummation of this offering. Further, our management does not have experience operating a publicly-owned REIT. Given our recent organization and our management's experience, you will be unable to fully evaluate our management's public company and REIT operational abilities.

All of our initial investments were contributed by subsidiaries of NorthStar Capital, and we did not receive independent third-party appraisals, valuations or fairness opinions in connection with the contribution of the initial investments. Therefore, the terms of these transactions may not be as favorable to us had we acquired the investments from unaffiliated parties, and the consideration paid for these investments may exceed their fair market value.

Our initial investments will be contributed to our operating partnership by entities that are directly or indirectly controlled by NorthStar Capital for approximately 4.71 million operating partnership units, valued at approximately $47.1 million, and $36.1 million in cash. At the time of the approval of the contribution of the initial investments, a subsidiary of NorthStar Capital was our sole stockholder. In addition, each of Messrs. Hamamoto and Scheetz, our chief executive officer and chairman of the board, respectively, owns 12% of the outstanding common stock of NorthStar Capital on a fully-diluted basis and are members of its board of directors. As a result, the contribution transactions were not negotiated at arm's length, and the terms may not be as favorable to us as they would have been if we had acquired the initial investments from unaffiliated parties due to possible conflicts of interest. In addition, we did not receive any independent third-party appraisals, valuations or fairness opinions in connection with the initial investments, and the consideration paid for the initial investments may be more than their fair market value.

We are subject to potential conflicts of interest in our relationship with our management, in particular relating to time such individuals may devote to other matters for NorthStar Capital, and with NorthStar Capital, and our conflict of interest policies may not successfully eliminate the influence of such conflicts.

Messrs. Scheetz and Hamamoto, the chairman of our board of directors and our chief executive officer, respectively, also serve as co-chief executive officers of NorthStar Capital. Mr. Scheetz is a non-executive chairman, and the substantial majority of his time and efforts will be focused on NorthStar Capital. Mr. Hamamoto will devote the substantial majority of his time and efforts to managing our affairs. However, he will also devote such time as is necessary to the management of NorthStar Capital's business operations. and he does not expect that such time will exceed 20-25% of his time on a regular basis. However, there may be times when NorthStar Capital is engaged in a particular transaction or development that requires additional time and effort on the part of Mr. Hamamoto, at which time he may devote more than 20-25% of his time to NorthStar Capital. As a result, Mr. Hamamoto may be subject to conflicts in prioritizing his time and efforts.

In addition, pursuant to our shared facilities and services agreement with NorthStar Capital, certain employees of NorthStar Capital will become co-employed by NorthStar Capital and by us for the duration of that agreement. There may be conflicts in prioritizing work that would not exist if such employees were exclusively employed by us.

In the future, we may enter into additional transactions with NorthStar Capital with the approval of the independent members of our board. We may not negotiate with NorthStar Capital terms that are as favorable to us as if such transactions were with independent third parties. Although Maryland law addresses certain conflicts of interest situations and our board will adopt certain policies relating to conflicts of interest requiring, among other things, that all transactions in which directors or executive officers have a material conflicting interest to our interests be approved by a majority of our disinterested directors, our policies or Maryland law requirements may not be successful in eliminating the influence of such conflicts.

Assuming redemption of all of the operating partnership units to be issued to three NorthStar Capital subsidiaries for shares of our common stock, NorthStar Capital would beneficially own approximately 18.4% of our outstanding common stock, assuming full redemption of the operating partnership units being issued, and may be able to significantly influence certain matters submitted to a vote of our stockholders.

After the contribution of the initial investments by three NorthStar Capital subsidiaries to our operating partnership and this offering, NorthStar Capital would beneficially own approximately 18.4% of our outstanding common stock, assuming full redemption of the operating partnership units being issued as shares of our common stock. If NorthStar Capital causes the redemption of these operating partnership units and we elect to issue shares of our common stock in exchange, NorthStar Capital may be able to significantly influence the election of all of the members of our board of directors and the outcome of all matters submitted to a vote of our stockholders, including matters involving mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness and the issuance of any additional shares of common stock or other equity securities. NorthStar Capital's influence over us may not always be exerted in a manner consistent with the interests of our other stockholders.

Maintenance of our Investment Company Act exemption imposes limits on our operations.

Certain of our subsidiaries are limited by the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder in the assets that they invest in to avoid being regulated as an investment company. For instance, our CDOs, other than CDO I, generally will rely on an exemption from the Investment Company Act that is available for certain structured financing vehicles. This exemption limits the ability of these CDOs to sell their assets and reinvest the proceeds from asset sales. Our subsidiary that invests in net lease properties relies on an exception from the Investment Company Act available to companies that primarily invest in real estate, mortgages and certain other qualifying real estate assets. This exception limits the ability of our net lease subsidiary to invest in many types of real estate related assets. To the extent that our subsidiaries do not comply with an exemption, exception or other exclusion from registration under the Investment Company Act or other interpretations under the Investment Company Act, we may be deemed to be an investment company. If we fail to maintain an exemption, exception or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.

Maryland takeover statutes may prevent a change of our control. This could depress our stock price.

We are a Maryland corporation. Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form previously paid by the interested stockholder for its shares.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combinations (a) between us and NorthStar Capital or any of its affiliates and (b) between us and any person, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and the other provisions in the statute.

Our authorized but unissued common and preferred stock and other provisions of our charter and bylaws may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of our common stock or preferred stock and authorizes our board, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. See "Description of Stock — Common Stock" and "— Preferred Stock." Our board could establish a series of common stock or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

Our charter and bylaws also contain other provisions that may delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See "Important Provisions of Maryland Law and Our Charter and Bylaws — Removal of Directors," "— Control Share Acquisitions" and "— Advance Notice of Director Nominations and New Business."

Maryland law also allows a corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to a classified board, unless its charter prohibits such an election. Our charter contains a provision prohibiting such an election to classify our board under this provision of Maryland law. This makes the company more vulnerable to a change in control. If our stockholders voted to amend this charter provision and to classify our board of directors, the staggered terms of our directors could reduce the possibility of a tender offer or an attempt at a change in control even though a tender offer or change in control might be in the best interests of our stockholders.

Risks Related to this Offering

You will experience immediate dilution in the book value per share.

The initial public offering price of our common stock will be higher than the book value per share of our outstanding common stock immediately after this offering. If you purchase our common stock in this offering, you will incur immediate dilution of approximately $2.83 in the book value per share of common stock from the price you pay for our common stock in this offering.

The market price for our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

Prior to this offering, there has been no public market for the shares of our common stock. The initial public offering price was determined by negotiations between us and the underwriters. The price at which the shares of our common stock may sell in the public market after this offering may be lower than the price at which they are sold by the underwriters.

The stock market in general has recently experienced extreme price fluctuations. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of factors that are beyond our control or unrelated to our operating results.

We may not be able to make distributions in the future.

Our ability to generate income and to make distributions may be adversely affected by the risks described in this prospectus. All distributions will be made at the discretion of our board of directors, subject to applicable law, and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future.

Future sales of shares of our common stock may depress the price of our shares.

Upon consummation of this offering, all shares sold in this offering will be freely tradable without restriction, unless the shares are owned by one of our affiliates. NorthStar Capital has agreed with the underwriters that it will not make a distribution of any shares of our common stock that may be issued to NorthStar subsidiaries upon redemption of the approximately 4.71 million operating partnership units issued to these subsidiaries in exchange for the contribution of the initial investments to its stockholders earlier than 365 days after the date of this prospectus. None of these shares are being registered in connection with this offering. We will agree to file a shelf registration statement for the shares that may be issued upon redemption of operating partnership units after expiration of the 365 day lock-up period. If NorthStar Capital distributes shares to its holders, these shares (other than shares distributed to our affiliates) would be freely tradable upon distribution if, among other things, the distribution to NorthStar Capital holders is made pro rata for no consideration. Any sales of a substantial number of our shares in the public market, or the perception that such sales might occur, may cause the market price of our shares to decline.

Risks Relating to REIT Tax Status

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our stockholders.

We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes, commencing with our taxable year ending December 31, 2004. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. Even an inadvertent or technical mistake could jeopardize our REIT status. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In particular, our ability to qualify as a REIT depends in part on the relative values of our common and any voting preferred stock that we may issue, which have not been determined by independent appraisal, are susceptible to fluctuation, and could, if successfully challenged by the IRS, cause us to fail to meet the REIT stock ownership requirements. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as REIT. If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our common stock. Unless entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation. The private REIT described in "Our Operating Partnership and Private REIT—Our Private REIT" must also meet all of the REIT qualification tests under the Code. If the private REIT did not so qualify as a REIT, it is likely that NorthStar Realty would also not qualify as a REIT. If, for any reason, NorthStar Realty failed to qualify as a REIT, it would be unable to elect REIT status for the four taxable years following the year during which it ceased to so qualify.

Complying with REIT requirements may force us to borrow funds to make distributions to stockholders and otherwise depend on external sources of capital to fund such distributions.

To qualify as a REIT, we are required to distribute at least 90% of our annual taxable income, subject to certain adjustments, to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We anticipate that distributions generally will be taxable as ordinary income to our non-exempt stockholders, although a portion of such distributions may be designated by us as long-term capital gain to the extent attributable to capital gain income recognized by us, or may constitute a return of capital to the extent that it exceeds our earnings and profits as determined for tax purposes.

From time to time, we may generate taxable income greater than our net income for financial reporting purposes due to, among other things, amortization of capitalized purchase premiums, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, if a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity.

Because of the distribution requirement, it is unlikely that we will be able to fund all future capital needs, including capital needs in connection with investments, from cash retained from operations. As a result, to fund future capital needs, we likely will have to rely on third-party sources of capital, including both debt and equity financing, which may or may not be available on favorable terms or at all. Our access to third-party sources of capital will depend upon a number of factors, including the market's perception of our growth potential and our current and potential future earnings and cash distributions and the market price of our common stock.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. Any of these taxes would decrease cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through taxable subsidiary corporations. See "Federal Income Tax Considerations — Taxation of NorthStar Realty."

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

To qualify as a REIT for federal income tax purposes we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. As discussed above, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

We must also ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences.

As a result, compliance with the REIT requirements may hinder our ability to operate solely on the basis of profit maximization and may require us to liquidate or forego otherwise attractive investments.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risks will generally constitute income that does not qualify for purposes of the 75% income requirement applicable to REITs, and will also be treated as nonqualifying income for purposes of the REIT 95% income test unless specified requirements are met. In addition, any income from foreign currency or other hedges would generally constitute nonqualifying income for purposes of both 75% and 95% REIT income tests under current law. See "Federal Income Tax Considerations — Taxation of NorthStar Realty — Derivatives and Hedging Transactions." As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Liquidation of collateral may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our mortgage and preferred equity investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a stockholder. The Jobs and Growth Tax Relief Reconciliation Act of 2003 was enacted in 2003 and decreases the tax rate on most dividends paid by corporations to individual investors to a maximum of 15%. REIT dividends, with limited exceptions, will not benefit from the rate reduction, because a REIT's income is generally not subject to corporate level tax. As such, this legislation could cause shares in non-REIT corporations to be a more attractive investment to individual investors than shares in REITs and could have an adverse effect on the value of our common stock.

The stock ownership restrictions imposed by the Internal Revenue Code for REITs and the related 9.8% stock ownership limit imposed by our charter may inhibit market activity in our stock and may restrict our business combination opportunities.

To qualify as a REIT, five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, may not own, actually or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Internal Revenue Code determine if any individual or entity actually or constructively owns our stock under this requirement. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year. To help insure that we meet these tests, our charter restricts the acquisition and ownership of shares of our stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person, including entities, may own more than 9.8% of the value of our outstanding shares of stock or more than 9.8% in value or number (whichever is more restrictive) of our outstanding shares of common stock. The board may not grant such an exemption to any proposed transferee whose ownership is in excess of 9.8% of the value of our outstanding shares if this would result in the termination of our status as a REIT. Despite these restrictions, it is possible that there will be five or fewer individuals who own more than 50% in value of our outstanding shares, which could cause us to fail to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders. See "Description of Stock — Transfer Restrictions."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements which are subject to various risks and uncertainties, including without limitation, statements relating to the operating performance of our investments and financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "believe," "could," "project," "predict," "continue" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our financial condition, operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, generally accepted accounting principles and policies and rules applicable to REITs. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. You are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this prospectus. The "Risk Factors" and other factors noted throughout this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statement. For a discussion of our critical accounting policies see "Management's Discussion and Analysis of Financial Condition and Results of Operations — Application of Critical Accounting Policies."

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the 20,000,000 shares of common stock in this offering will be approximately $181 million (assuming an offering price of $10 per share, the midpoint of the range), or approximately $209 million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and offering expenses.

We intend to use the net proceeds of the offering as follows:

•	approximately $1.6 million will be used to purchase the remaining 2.5% interest, which is also entitled to a special allocation of profits, in the entity that owns the New York property portfolio from ALGM I Equity LLC, a related party;

•	approximately $914,000 will be used to pay transfer taxes in connection with the contribution of the New York property portfolio;

•	approximately $36.1 million will be distributed to NorthStar Capital, of which NorthStar Capital will use $32 million to reduce the outstanding principal amount under its senior secured credit facility with Allianz Risk Transfer in order to release liens associated with the initial investments;

•	$17.4 million will be paid to Citigroup to discharge indebtedness related to the initial investments in real estate securities included in CDO II; and

•	the remaining net proceeds will initially be invested in government securities and other highly-rated temporary investments until we identify attractive investments relating to our three primary lines of business and be used for general corporate purposes.

As of August 4, 2004, $125 million was outstanding under NorthStar Capital's senior secured credit facility with Allianz Risk Transfer. This facility matures in August 2007 and has an interest rate equal to the greater of LIBOR plus 9% or 12% during the first two years of this facility and the greater of LIBOR plus 10% or 13% during the third year of the facility.

Approximately $17.4 million of the net proceeds of this offering will be used to repay all amounts outstanding under NS CDO Holdings II, LLC's repurchase agreement with Citigroup. As of July 31, 2004, approximately $17.4 million was outstanding under this repurchase agreement which matures in July 2005.

DISTRIBUTION POLICY

To maintain our intended qualification as a REIT, commencing with our taxable year ending December 31, 2004, we intend to make regular quarterly distributions to the holders of our common stock following this offering. In order for corporate income tax not to apply to the earnings that we distribute, we must distribute to our stockholders an amount at least equal to:

•	90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain), plus

•	90% of the excess of our net income from foreclosure property (as defined in Section 856 of the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code, less

•	any excess non-cash income (as determined under the Internal Revenue Code).

We anticipate, based on historical results, that the primary differences between reported income and REIT taxable income will be timing differences with respect to the recognition of:

•	straight-line rent, which affects reported income but may not affect REIT taxable income in the same manner;

•	amortization of the cost of interest rate cap agreements, which affects REIT taxable income but not reported income until the underlying debt is settled; and

•	the recognition of certain items of income and expenses (including depreciation) which are accounted for under different methodologies.

The actual amount and timing of distributions, however, will be at the discretion of our board of directors and will depend upon our financial condition in addition to the requirements of the Internal Revenue Code.

Subject to the distribution requirements referred to above, we intend, to the extent practicable, to invest substantially all of the proceeds from repayments, sales and refinancings of our assets in real estate-related assets and other assets. We may, however, under certain circumstances, make a distribution of capital or of assets. Such distributions, if any, will be made at the discretion of our board of directors, subject to applicable law. Distributions will be made in cash to the extent that cash is available for distribution. If cash otherwise available for distribution is insufficient, we may be required to borrow funds or sell assets in order to meet REIT distribution requirements.

We anticipate that distributions generally will be taxable as ordinary income to our non-exempt stockholders, although a portion of such distributions may be designated by us as long-term capital gain to the extent attributable to capital gain income recognized by us, or may constitute a return of capital to the extent that it exceeds our earnings and profits as determined for tax purposes. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by us, see "Federal Income Tax Considerations — Taxation of NorthStar Realty" and "— Taxation of Stockholders."

CAPITALIZATION

We estimate that the net proceeds to us from the sale of the 20,000,000 shares of common stock will be approximately $181 million (assuming an offering price of $10 per share, the midpoint of the range), after deducting underwriting discounts and offering expenses.

The following table sets forth our capitalization as of June 30, 2004:

•	on a historical combined basis;

•	on a pro forma basis to give effect to the contribution to us of the initial investments and related distribution of cash but prior to this offering and other formation transactions; and

•	on a pro forma as adjusted basis to give effect to the formation transactions and the sale of 20,000,000 shares of our common stock offered by us in this offering, after deducting underwriting discounts and estimated offering expenses payable by us, and the use of the proceeds as described under "Use of Proceeds."

You should read the table below in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited historical combined financial statements and related notes and our pro forma condensed consolidated financial statements, each included elsewhere in this prospectus.

	As of June 30, 2004
	Historical Combined	Pro Forma Post Contributions (unaudited)	Pro Forma Consolidated As Adjusted (unaudited)
Debt	$—	$—	$41,233,000
Minority interest in our operating partnership	$—	2,164,000	34,834,000
Stockholders' equity:
Preferred stock, $0.01 par value per share: 250,000,000 shares authorized; no shares issued and outstanding on a pro forma basis; no shares issued and outstanding on a pro forma as adjusted basis	—	—	—
Common stock, $0.01 par value per share: 500,000,000 shares authorized; 100 shares issued and outstanding on a pro forma basis; 20,050,100 shares issued and outstanding on a pro forma as adjusted basis (1)	—	—	201,000
Additional paid-in capital	—	—	147,688,000
Owners' equity	$35,780,000	—	—
Accumulated other comprehensive income	421,000	—	421,000
Total stockholders' equity	36,201,000	—	148,310,000
Total capitalization	$36,201,000	$2,164,000	$224,377,000

(1)	The 20,050,100 shares to be outstanding after this offering excludes an aggregate of 35,000 shares of restricted common stock to be granted to our non-employee directors and the chairman of our board of directors upon consummation of this offering. Restrictions on these grants will lapse as to one-third of the total amount granted on each of the first three anniversaries of the date of the grant.

DILUTION

The information below assumes that the formation transactions were consummated as of June 30, 2004.

Our pro forma net tangible book value attributable to holders of shares of our common stock on June 30, 2004 (without giving effect to this offering) was $0.0 million, or $0.00 per common share.

After giving effect to this offering (assuming no exercise of the over-allotment option granted to the underwriters), our pro forma net tangible book value attributable to common shares on June 30, 2004 would have been $143.8 million (assuming an offering price of $10 per share, the midpoint of the range), or $7.17 per common share. This amount represents an immediate increase in net tangible book value of $7.17 per common share to continuing investors and an immediate dilution in pro forma net tangible book value of $2.83 per share from the public offering price of $10.00 per share of our common stock to new investors. The adjustments made to determine pro forma net tangible book value per common share (i) increases total assets to reflect the estimated net proceeds of the offering as described under "Use of Proceeds" and (ii) adds the number of shares of common stock offered by this prospectus to the number of shares of common stock outstanding.

The following table illustrates the pro forma increase in net tangible book value of $7.17 per common share and the dilution (the difference between the offering price per share of common stock and pro forma net tangible book value per common share) to new investors:

Initial public offering price per share of common stock		$10.00
Pro forma net tangible book value per common share prior to this offering (1)	$0.00
Increase in the net tangible book value per common share attributable to the investors in this offering	7.17
Pro forma net tangible book value per common share after this offering		$7.17
Dilution per share to new investors (2)		$2.83

(1)	Pro forma net tangible book value per share of common stock is determined by taking our predecessor's tangible book value of $36.2 million at June 30, 2004 (without giving effect to this offering), subtracting the $37.0 million to be received by NorthStar Capital in connection with the contribution of the initial investments and the reclassification of the remaining equity deficit balance of $2.16 million to minority interest, then dividing this adjusted equity number by the 100 shares of our common stock issued to NorthStar Partnership in connection with our formation.

(2)	The following table describes the components of dilution:

Components	Total	Per Common Share
Estimated costs of this offering	$19,020,000	$0.95
Adjustment to reallocate the book value of equity to minority interest in proportion to ownership in the operating partnership	32,670,000	1.64
Intangible assets included in book value	4,468,000	0.22
Tangible book value attributable to 50,000 shares being issued to Friedman, Billings, Ramsey & Co., Inc.	360,000	0.02
	$56,518,000	$2.83

The following table shows the difference between NorthStar Capital's subsidiaries and new investors with respect to the number of shares purchased (including operating partnership units to be issued to NorthStar Capital subsidiaries in exchange for the contribution of the initial investments), the total consideration paid and the average price paid per share of common stock.

	Shares/OP Units Issued		Cash/Book Value of Contributions		Average Price Per Common Share/Unit
	Number	Percent	Amount	Percent
NorthStar Capital subsidiaries	4,705,915	19.0%	$2,164,000	1.2%	$0.46	(1)
New investors	20,050,000	81.0%	$180,980,000	98.8%	$10.00	(2)
Total(3)	24,755,915	100.0%	$183,144,000	100.0%

(1)	Based on the sum of the pro forma minority interest and the pro forma equity (without giving effect to this offering), less the book value of intangible assets.

(2)	Before deducting underwriters discounts and commissions and other estimated costs of this offering of approximately $0.97 per share of common stock.

(3)	The total does not include (a) 100 shares of common stock issued to NorthStar Partnership in connection with our formation, (b) an aggregate of 35,000 shares of restricted common stock to be granted to our non-employee directors and our chairman of the board pursuant to our stock incentive plan upon consummation of this offering, and (c) 766,700 LTIP units to be granted to our officers, certain of our employees and co-employees, either directly or through one or more limited liability companies, pursuant to our stock incentive plan immediately prior to the consummation of this offering.

SELECTED PRO FORMA CONSOLIDATED
AND HISTORICAL COMBINED FINANCIAL INFORMATION

The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements of our predecessor and related notes and our unaudited pro forma condensed consolidated financial statements and related notes, each included elsewhere in this prospectus.

Our predecessor is an aggregation, on a combined and uncombined basis, of the entities managing the subordinate real estate debt, real estate securities and net lease businesses of NorthStar Capital and is not a separate legal operating entity. The ultimate owners of the entities comprising our predecessor are NorthStar Capital and certain others who have minority ownership interests in these entities. Our predecessor was, and is, the managing member of the entities that directly or indirectly own the initial investments, and our predecessor had, and has, responsibility for the day-to-day operations of the initial entities that are reflected in the predecessor's historical financial statements on a combined basis for the years presented. Where the predecessor had, and will continue to have, a non-controlling interest in an entity, it is reflected as part of the predecessor on an uncombined basis. The selected combined historical financial information presented for the six months ended June 30, 2004 and 2003 have been derived from the unaudited combined statements of operations of our predecessor included in this prospectus. The selected combined historical financial information presented for the years ended December 31, 2003, 2002 and 2001 have been derived from the audited combined statements of operations of our predecessor included in this prospectus.

Upon consummation of this offering, subsidiaries of NorthStar Capital will contribute the initial investments to our operating partnership in exchange for units of limited partnership interest in our operating partnership and $36.1 million in cash. The operating partnership, in turn, will contribute all of the initial investments, other than the equity interest in CDO I, to our private REIT. Through our operating partnership, we will:

•	acquire, originate and structure mezzanine and subordinate debt investments backed by commerical real estate;

•	create, manage and issue CDOs backed by commercial real estate debt securities; and

•	acquire properties that are primarily net leased to corporate tenants.

The selected unaudited pro forma financial information set forth below for the six months ended June 30, 2004 and for the year ended December 31, 2003 has been derived from our unaudited pro forma condensed consolidated financial statements of income included in this prospectus. The selected unaudited pro forma financial information for the six months ended June 30, and for the year ended December 31, 2003 is presented as if the initial investments were contributed to our operating partnership (and, other than the equity interest in CDO I, to our private REIT) on January 1, 2003, for purposes of presenting income statement amounts, and as if the initial investments were contributed on June 30, 2004 for presenting balance sheet information. The selected unaudited pro forma financial information for the six months ended June 30, 2004 and the year ended December 31, 2003 is presented for comparative purposes only, and is not necessarily indicative of what our actual combined results of operations would have been for the periods presented, nor does it purport to represent the results of any future periods. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

Summary Selected Pro Forma Consolidated
and Historical Combined Financial Information

NorthStar Realty Finance Corp. (Pro Forma) and
NorthStar Realty Finance Corp. Predecessor (Historical)

	Six Months Ended June 30,			Year ended December 31,
	Pro Forma Consolidated	Historical Combined		Pro Forma Consolidated	Historical Combined
	2004	2004	2003	2003	2003	2002	2001	2000	1999
	(unaudited)	(unaudited)	(unaudited)	(unaudited)				(unaudited)	(unaudited)
Statement of Operations:
Revenues and other income:
Advisory and management fee income	$108,000	$108,000	$—	$64,000	$64,000	$—	$—	$—	$—
Advisory and management fee income - related parties	1,182,000	1,182,000	137,000	1,026,000	1,026,000	8,000	—	—	—
Rental revenue	5,125,000	—	—	11,304,000	—	—	—	—	—
Interest income - debt securities	563,000	563,000	—	502,000	502,000	—	—	—	—
Total revenues	6,978,000	1,853,000	137,000	12,896,000	1,592,000	8,000	—	—	—
Expenses:
Property operating costs	994,000		—	2,275,000	—	—	—	—	—
Allowance for doubtful accounts	184,000		—	473,000
General and administrative - direct:
Salaries	600,000	600,000	343,000	1,289,000	1,289,000	206,000
Other general and administrative	318,000	101,000	158,000	516,000	203,000	27,000
General and administrative - allocated:
Salaries and other compensation	2,920,000	1,239,000	1,004,000	6,980,000	2,146,000	806,000	187,000	96,000	—
Insurance	230,000	230,000	63,000	252,000	252,000	10,000	5,000	3,000
Other general and administrative	468,000	468,000	556,000	1,098,000	1,098,000	135,000	45,000	85,000	147,000
Depreciation and amortization	1,250,000		—	2,766,000	—	—	—	—	—
Asset management fee - related party	382,000		—	778,000	—	—	—	—	—
Interest expense	1,739,000	—	—	3,543,000	—	—	—	—	—
Total expenses	9,085,000	2,638,000	2,124,000	19,970,000	4,988,000	1,184,000	237,000	184,000	147,000
Loss from operations	(2,107,000)	(785,000)	(1,987,000)	(7,074,000)	(3,396,000)	(1,176,000)	(237,000)	(184,000)	(147,000)
Equity in earnings (loss) of uncombined ventures:
ALGM	—	600,000	633,000	—	1,626,000	1,350,000	1,181,000	(198,000)	(360,000)
NSF Venture	264,000	264,000	170,000	422,000	422,000	19,000	(35,000)	—	—
Total equity in earnings (loss) of uncombined ventures	264,000	864,000	803,000	422,000	2,048,000	1,369,000	1,146,000	(198,000)	(360,000)
Gains on warehouse agreements	1,646,000	1,646,000	1,869,000	3,085,000	3,085,000	—	—	—	—
Other income	8,000	—	—	15,000	—	—	—	—	—
Income (loss) before minority interests	(189,000)	1,725,000	685,000	(3,552,000)	1,737,000	193,000	909,000	(382,000)	(507,000)
Minority interests	(40,000)	—	—	(761,000)	—	—	—	—	—
Net income (loss)	$(149,000)	$1,725,000	$685,000	$(2,791,000)	$1,737,000	$193,000	$909,000	$(382,000)	$(507,000)
Pro forma basic (loss) per share	$(0.01)			$(0.14)
Pro forma weighted average common shares outstanding - basic (1)	20,085,000			20,085,000

	Six Months Ended June 30,		Year ended December 31,
	Pro Forma Consolidated	Historical Combined	Pro Forma Consolidated	Historical Combined
	2004	2004	2003	2003	2002	2001	2000	1999
	(unaudited)		(unaudited)				(unaudited)	(unaudited)
Balance Sheet Data (at period end):
Operating property, net	$44,478,000	$—		$—	$—	$—	$—	$—
Investments in and advances to uncombined ventures	5,102,000	15,238,000		15,537,000	12,650,000	16,883,000	15,702,000	15,400,000
Debt securities available for sale	37,025,000	8,990,000
Total assets	229,778,000	36,824,000		32,815,000	25,545,000	16,883,000	15,702,000	15,400,000
Mortgage payable	41,233,000	—		—	—	—	—	—
Total liabilities	46,634,000	623,000		322,000	241,000	—	—	—
Minority interest	34,834,000	—
Owners' equity	148,310,000	36,201,000		32,493,000	25,304,000	16,883,000	15,702,000	15,400,000
Total liabilities and stockholders' owners' equity	229,778,000	36,824,000		32,815,000	25,545,000	16,883,000	15,702,000	15,400,000

Other Data:
Cash Flow from:
Operating activities from continuing operations		1,021,000		787,000	—	—	—	—
Investing activities		(1,200,000)		(9,328,000)	595,000	(35,000)	(500,000)	(1,185,000)
Financing activities		(64,000)		2,597,000	7,293,000	35,000	500,000	1,185,000

(1)	None of the common stock equivalents outstanding for the year ended December 31, 2003 or the six months ended June 30, 2004 were dilutive.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following should be read in conjunction with the historical audited and unaudited combined financial statements of our predecessor and the related notes included elsewhere in this prospectus.

General

We are an internally managed commercial real estate company that focuses on three core businesses:

•	Subordinate Real Estate Debt: We acquire, originate and structure mezzanine and subordinate debt investments backed by commercial real estate.

•	Real Estate Securities: We create, manage and issue CDOs backed by commercial real estate debt securities.

•	Net Lease Properties: We acquire properties that are primarily net leased to corporate tenants.

We will conduct substantially all of our operations and make our investments through our operating partnership, NorthStar Realty Finance Limited Partnership, of which we will be the sole general partner. We intend to operate so as to qualify as a REIT under the Internal Revenue Code, commencing with our taxable year ending December 31, 2004 and generally do not expect to be subject to federal income taxes on our income to the extent we distribute our income to our stockholders and maintain our intended qualification as a REIT.

We were formed for the purpose of continuing and expanding the subordinate real estate debt, real estate securities and net lease businesses conducted by NorthStar Capital. Upon consummation of this offering, NorthStar Capital subsidiaries will contribute to our operating partnership certain controlling and non-controlling interests in entities through which NorthStar Capital engages in these businesses. Our management team will consist of primarily the same individuals who currently manage these businesses for NorthStar Capital.

These interests, which we refer to as the initial investments, will be contributed to our operating partnership in exchange, in the aggregate, for:

•	4.71 million units of limited partnership interest in our operating partnership;

•	$36.1 million of cash;

•	$914,000 in transfer taxes in connection with the contribution of the New York property portfolio;

•	the assumption of certain non-recourse entity-level debt; and

•	certain guarantees of NorthStar Capital related to the assets.

NorthStar Capital will use $32 million of the $36.1 million of cash to reduce the outstanding principal amount under its senior secured credit facility with Allianz Risk Transfer in order to release liens associated with the initial investments.

Basis of Presentation

The discussion below relates to the historical financial condition and results of operations of the entities through which NorthStar Capital owned and operated its subordinate real estate debt, real estate securities and net lease properties investment businesses.

Our predecessor is an aggregation, on a combined and uncombined basis, of the entities engaged in these businesses and is not a separate legal operating entity. The ultimate owners of the entities comprising our predecessor are NorthStar Capital and certain others who have minority ownership interests in these entities. Our predecessor was, and is, the managing member of the entities that directly or indirectly own the initial investments; and our predecessor had and has responsibility for the day-to-day operations of the entities that are combined in our predecessor's historical financial statements. Where our predecessor had, and will continue to have, a non-controlling interest, such entity is reflected as part of our predecessor on an uncombined basis. Because the discussion below relates to the historical financial condition and results of operations of the entities comprising our predecessor, it reflects the historical financing and operational strategies of these entities.

The entities comprising our predecessor historically operated as separate businesses of NorthStar Capital utilizing certain NorthStar Capital employees, insurance and administrative services. General and administrative costs incurred by NorthStar Capital on behalf of all of its business units include employee salaries, rent, advertising, accounting, legal services and other general and administrative expenses. These expenses were allocated to our predecessor through NorthStar Capital's specific identification of individual cost items, where practical, and otherwise through allocations based upon estimated levels of effort devoted by certain of its employees. In the opinion of management, the method utilized for allocating corporate, general and administrative expenses and other allocated costs is reasonable. Upon completion of the offering, these businesses will be more fully integrated, and certain general and administrative services provided by NorthStar Capital will be reimbursed through the shared facilities and services agreement that we will enter into with NorthStar Capital.

Sources of Operating Revenues

Our predecessor historically derived operating revenues primarily from indirect interests in earnings of uncombined ventures and, more recently, advisory fees related to both our real estate securities and subordinate real estate debt businesses, and interest income on CDO investments. Earnings from uncombined ventures include our proportionate share of the net income from the rental operations related to the New York property portfolio, and our proportionate share of the net income from our subordinate real estate debt business. The discussion below reflects the historical financing and operational strategies of our predecessor and, in some instances, the performance of specific assets and investments no longer owned by it.

Subordinate Real Estate Debt

Our subordinate real estate debt business invests in junior participations in first and second lien mortgage loans and mezzanine loans, preferred equity interests of real estate borrowers and other high-yielding real estate debt instruments. Our subordinate real estate debt business was initiated in 2001 and has been operated through a joint venture between NorthStar Capital and an institutional pension fund, or the NSF Venture Investor. The joint venture conducts its investment business through NorthStar Funding LLC, or the NSF Venture, which provides for each member to have approval rights over the investments selected. Under the terms of the joint venture, NorthStar Funding Management LLC is responsible for the origination, underwriting and structuring of all investments made by the NSF Venture. NorthStar Funding Managing Member LLC, a NorthStar Capital affiliate, is the managing member of NorthStar Funding Management LLC. NorthStar Funding Investor Member LLC held a 10% equity interest in the NSF Venture through July 10, 2003. On July 10, 2003, NorthStar Funding Investor Member LLC negotiated several modifications to the terms of the NSF Venture, including the NSF Venture Investor's increase in capital commitment to $190 million and a reduction of NorthStar Funding Investor Member LLC's interest to 5%. Our predecessor's equity in earnings of the NSF Venture includes interest income and origination fees on investments. To date, the NSF Venture has not incurred any debt in connection with its investment activities. However, the NSF Venture has sold senior participation and sub-participation interests in certain of the subordinate debt investments which it has acquired, retaining the higher risk subordinate participation interests with correspondingly higher yields.

Our predecessor receives an advisory fee equal to 1% per annum of the capital invested by the NSF Venture as compensation for its management of the origination and underwriting of these investments. Additionally, NorthStar Funding Managing Member LLC is currently entitled to a 75% share of a profit participation equal to 10% of the profit after a minimum required return on NSF Venture's capital and a return of and on capital based upon the operating performance of NSF

Venture's investments. Our predecessor also earns an additional advisory fee, from the NSF Venture Investor, for underwriting and placing the senior participation and sub-participation interests that are acquired by the NSF Venture Investor from the NSF Venture. In the future, we expect to invest directly in subordinate debt in addition to investing our remaining commitment to the NSF Venture of approximately $4.3 million at December 31, 2003 and June 30, 2004. We will not earn advisory fees on the investments that we make directly.

Real Estate Securities

Our real estate securities business was initiated in 2002 to invest in commercial mortgage-backed securities, or CMBS, and other real estate securities. These securities are primarily investment-grade and are financed with long-term debt through the issuance of CDOs, thereby matching the terms of the assets and the liabilities.

Prior to a new CDO issuance, there is a period during which real estate securities are identified and acquired for inclusion in a CDO, known as the warehouse accumulation period. During this period, we direct the acquisition of securities under a warehouse facility from a bank that will be the lead manager of the CDO. The warehouse provider then purchases the securities and holds them on its balance sheet. We direct the acquisition of securities by the warehouse provider during this period, but we do not earn any fees for providing this service to either the warehouse provider or the issuer of the CDO which will receive such securities upon the closing of the CDO. We contribute cash and other collateral which is held in escrow by the warehouse provider to back our commitment to purchase equity in the CDO and to cover our share of losses should securities need to be liquidated. Pursuant to the warehouse agreement, we share gains, including the net interest earned during the warehouse period, and losses, if any, with the warehouse provider. The investment parameters of this business reflect the risk management strategies and the portfolio characteristics that we have jointly developed with the warehouse provider.

In August 2003, NorthStar Capital completed our first CDO issuance, through N-Star Real Estate CDO I Ltd., or CDO I, and retained an approximately 83% equity interest in CDO I. The 16.67% balance of the equity interest is owned by unrelated third party investors. In July 2004, NorthStar Capital closed our second CDO issuance, through N-Star Real Estate CDO II Ltd., or CDO II, and retained $35.0 million of subordinated securities of this second CDO issuance consisting of the "BB" rated junior classes of debt securities and unrated income securities. As part of any future CDO issuance, we intend to retain a significant portion of the equity and possibly some of the junior CDO debt securities in order to earn a spread between the yield on the assets and the yield on the CDO debt issued. We also earn ongoing management fees for our management and monitoring of the CDO collateral of CDO I and CDO II, each of which fees equal 0.35% of the related CDO collateral.

During the warehouse period, our participation under the warehouse agreement is reflected in our combined financial statements as a non-hedge derivative, which is reflected at fair value, and any unrealized gain or loss is charged to operations. Based on an analysis of our predecessor's interest in CDO I as a variable interest entity under FASB Interpretation No. 46 "Consolidation of Variable Interest Entities," CDO I's financial statements were not consolidated into our predecessor's financial statements as of December 31, 2003 and June 30, 2004 since our predecessor is not the primary beneficiary of CDO I. Accordingly, our predecessor has designated this beneficial interest in preferred securities as an available for sale security as it meets the definition of a debt instrument due to its underlying redemption provisions.

On November 11, 2003, NS Advisors LLC entered into a second warehouse agreement with Citigroup Global Markets Inc., or Citigroup, whereby Citigroup agreed to purchase up to $400 million of primarily CMBS and REIT debt, with the expectation of selling such securities to our predecessor's CDO II. These securities were included in the second CDO issuance which closed in July 2004. Pursuant to the warehouse agreement for the second CDO issuance, our predecessor agreed to a $10 million limited recourse arrangement whereby it escrowed approximately $5.8 million in cash and pledged its equity interest in CDO I to Citigroup to purchase future equity in CDO II upon formation by our predecessor. If either our predecessor, or we, caused an early termination, or unilaterally refused to proceed with the CDO issuance prior to the final determination date, then any losses resulting from the disposition of the securities acquired by Citigroup would have been for the account of our predecessor, or our account (if occurring after the consummation of this offering), and any net gains arising from the disposition of the collateral would have been allocated to Citigroup. If the second CDO issuance was not completed, the CDO II deposit of $10 million would have been available to Citigroup for the purpose of covering a portion of any losses or costs associated with the liquidation of the accumulated securities. Through December 31, 2003 and June 30, 2004, approximately $5.8 million and $9.5 million, respectively, of the CDO II deposit of $10 million was funded and approximately $66.5 million and $358.9 million, respectively, of the $400 million of real estate securities had been accumulated by Citigroup. The predecessor recognized unrealized gains on the warehouse agreement for CDO II of $0.2 million and $1.6 million for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively. This warehouse facility was terminated upon closing of the second CDO issuance in July 2004. We expect to establish a new warehouse facility on similar terms for the acquisition of collateral for our third CDO.

Net Lease Properties

We invest in office, industrial and retail properties net leased to corporate tenants. Tenants subject to net leases generally pay for all or their pro rata portion of the operating expenses of the property. A net lease property is often leased to a single tenant for an original term of ten years or longer.

We believe that most investors are primarily focused on assets leased to investment grade tenants under leases with remaining terms of 15 years or longer. In our experience, there is a more limited universe of acquirers with the real estate and capital markets expertise necessary to underwrite net lease assets with valuations that are more closely linked to real estate fundamentals than to tenant credit. We believe that well-located, general purpose real estate with flexible design characteristics can maintain or increase in value when re-leasing opportunities arise. By leveraging our relationships and employing our combination of skills to identify and execute asset acquisitions in sectors of the net lease market where less liquidity exists, we expect to generate risk-adjusted returns superior to those available from more traditional net lease investment strategies.

Our predecessor owns an indirect interest in a portfolio of well-located retail and commercial properties in the Times Square and midtown Manhattan area of New York City. This New York property portfolio, consisting of two fee and six leasehold retail and commercial properties, is owned by ALGM I Owners LLC, or ALGM, an entity in which our predecessor held a non-managing majority interest, at December 31, 2003. This portfolio was acquired at a substantial discount due to a loan default by the previous owner. ALGM purchased the portfolio and proceeded to upgrade, reconfigure and reposition the assets, which at the time of purchase were leased to tenants at below market rents. The properties have since attracted new, higher-paying tenants, increasing the value of ALGM's interests in the properties. This process of turning around undervalued properties is consistent with the overall net lease acquisition strategy we will pursue.

As of December 31, 2002, ALGM had interests in ten properties. Two of ALGM's leases expired in 2003. As of June 30, 2004 the remaining eight properties, which vary in size from 4,200 square feet to 21,140 square feet, had a total of 96,114 net rentable square feet. Four of the properties are primarily leased or subleased to single users and four are leased or subleased to multiple tenants.

The results of operations of these properties are reflected in our equity in earnings of uncombined ventures because our predecessor currently owns a 97.5% non-controlling interest in ALGM. We intend to purchase the remaining 2.5% equity interest, which is also entitled to a special allocation of profits, in ALGM from ALGM I Equity LLC, a related party, with the proceeds of this offering, after which the results of these properties will be reflected on a consolidated basis.

If ALGM had been combined with our predecessor as of January 1, 2003, approximately 31% of our revenue on a pro forma basis for the year ended December 31, 2003 would have been derived from leases with NRMI. Leases with NRMI comprise approximately 35% of the leased and subleased square footage of the New York property portfolio.

In the future, we will originate net lease property investments through a variety of sources, which may include the purchase of office and industrial properties developed by Koll Development

Company. These properties are generally leased to corporate tenants prior to or during the development process. Koll Development has developed 44 office and industrial properties totaling over 10 million square feet at a cost of approximately $1.1 billion of invested capital. We believe that our affiliation with Koll Development will provide us with an ongoing source of valuable market information and contacts in connection with our net lease investment business. No interest in Koll Development is being contributed to us.

Application of Critical Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles or GAAP, requires the use of estimates and assumptions that could affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses.

Management has identified certain critical accounting policies that affect the more significant judgments and estimates used by management in the preparation of our predecessor's combined financial statements. Management evaluates on an ongoing basis estimates related to critical accounting policies, including those related to revenue recognition, allowances for doubtful accounts receivable and impairment of investments in uncombined ventures and debt securities available for sale. The estimates are based on information that is currently available to management, as well as on various other assumptions that management believes are reasonable under the circumstances.

Debt securities available for sale are carried at estimated fair value with the net unrealized gains or losses reported as a component of accumulated other comprehensive income (loss) in owners' equity. Our predecessor's equity investment in CDO I and CDO II are relatively illiquid, and its value must be estimated by management. Fair value is based primarily upon broker quotes or management's estimates. These estimated values are subject to significant variability based on market conditions, such as interest rates and spreads. Changes in the valuations do not affect our predecessor's reported income or cash flows, but impact owners' equity.

Management is required to make subjective assessments as to whether there are impairments in the values of our investment in our predecessor's uncombined ventures accounted for using the equity method. As no public market exists for these investments, management estimates the recoverability of these investments based on projections and cash flow analysis. These assessments have a direct impact on our net income, since recording an impairment loss results in an immediate negative adjustment to net income.

The following is a summary of the accounting policies for our underlying uncombined ventures that are most affected by judgments, estimates and assumptions.

Subordinate Real Estate Debt

The NSF Venture purchases subordinate real estate debt and debt participations to be held for investment. As the managing member of NSF Venture's managing member we must periodically evaluate each of these loans for possible impairment. Impairment is indicated when it is deemed probable that we will be unable to collect all amounts due according to the contractual terms of the loan. Upon a determination of impairment, we would establish a specific valuation allowance with a corresponding charge to earnings. Significant judgment is required both in determining impairment and in estimating the resulting loss allowance. Allowances for loan investment losses are established based upon a periodic review of the loan investments. Income recognition is generally suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. In performing this review, management considers the estimated net recoverable value of the loan as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic conditions in the region where the borrower does business. Because this determination is based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the loan investments may differ materially from the carrying value at the balance sheet date. To date, all of NSF Venture's debt investments are fully performing and we have determined that no loss allowances have been necessary with respect to the loans in our joint venture's portfolio.

NSF Venture records the transfer of a participation or sub-participation in a loan investment of NSF Venture as a sale when the attributes of the transaction meet the criteria for sale of SFAS 140; "Accounting for Transfers of Financial Assets and Extinguishments of Liabilities," including transferring the financial interest beyond the reach of its creditors and placing no substantive restrictions on the resale of the participation or sub-participation by the purchaser.

Net Lease Properties — ALGM

ALGM's rental revenue is recognized on a straight-line basis over the non-cancelable term of the respective leases. The excess of straight-line rents recognized over amounts contractually due pursuant to the underlying leases are included in straight-line (unbilled) rents receivable in the ALGM balance sheets. ALGM's management provides an allowance for doubtful accounts for estimated losses resulting from the inability of its tenants to make required rent and other payments as due. Additionally, ALGM establishes, on a current basis, an allowance for future tenant credit losses on unbilled rents receivable based upon an evaluation of the collectbility of such amounts. ALGM's management is required to make subjective assessments about the collectibility of the deferred rent receivable that in many cases will not be billed to tenants for many years from the balance sheet date. Management's determination is based upon an assessment of credit worthiness of private company tenants for which financial information is not readily available and as such is not subject to precise quantification.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board, FASB, issued Interpretation No. 46, "Consolidation of Variable Interest Entities," or FIN 46. In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (1) does not have equity investors with voting rights or (2) has equity investors that do not provide sufficient financial resources for the entity to support its activities. Until adoption of FIN 46, our predecessor generally consolidated another entity in its financial statements only if it controlled the entity through voting interests. FIN 46 will require a variable interest entity to be consolidated by our predecessor if it is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN 46's consolidation requirements apply immediately to variable interest entities created or acquired after January 31, 2003. The consolidation requirements apply to older entities created prior to February 1, 2003 in the first fiscal year or interim period beginning after September 15, 2003. In December 2003, the FASB issued FIN 46R, deferring the effective date until the period ending March 31, 2004 for interests held by public companies in variable interest entities created before February 1, 2003, which were non-special purpose entities. Our predecessor has adopted FIN 46 and FIN 46R for variable interest entities created prior to February 1, 2003 in the fourth quarter of 2003 and has applied the provisions for all variable interest entities created after January 31, 2003. We do not anticipate that the adoption of FIN 46 or FIN 46R will have a material impact on our combined financial statements or results of operations taken as a whole. Based on an analysis of our predecessor's interest in CDO I as a variable interest entity under FIN 46 or FIN 46R, CDO I's financial statements were not consolidated into our predecessor's financial statements as of June 30, 2004 and December 31, 2003 as our predecessor is not the primary beneficiary. Accordingly, our predecessor's beneficial interest in preferred securities of CDO I has been designated as an available for sale security as it meets the definition of a debt instrument due to its redemption provisions. We anticipate that CDO II will be treated similarly for financial reporting purposes.

Effective January 1, 2003, our predecessor adopted the provisions of SFAS No.123, "Accounting for Stock Based Compensation" (as amended by SFAS No.148), which requires an estimate of the fair value of equity based compensation at the time of grant rather than the intrinsic value method formerly followed by our predecessor. Our predecessor has elected to use the prospective method for this adoption. All equity based awards or modifications of awards to employees after January 1, 2003, will be amortized to compensation expense over the award's vesting period based on the fair value of the award at the date of grant. The adoption of these provisions did not have a material effect on our predecessor's financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." This standard requires that certain financial instruments embodying an obligation to transfer assets or to issue equity securities be classified as liabilities. However, on October 29, 2003, the FASB deferred the provisions of SFAS 150, as they apply to certain mandatorily redeemable financial instruments. We do not expect the adoption of this standard to have a significant effect on our predecessor's financial statements taken as a whole.

Results of Operations of Our Predecessor

Comparison of the Six Months Ended June 30, 2004 to the Six Months Ended June 30, 2003

Revenues

Advisory and management fee income from related parties increased by $1.1 million, or 1100%, to $1.2 million for the six months ended June 30, 2004, from $0.1 million for the six months ended June 30, 2003. This increase is the result of increased asset advisory fees earned in 2004 by both the real estate securities and subordinate real estate debt businesses. The real estate securities and subordinate real estate debt businesses both had minimal operating activity in the first six months of 2003. See "—Related Party Transactions" for a description of our predecessor's agreements with Related Parties pursuant to which our predecessor received these advisory fees.

Interest income from CDO I increased by $0.6 million for the six months ended June 30, 2004 from $0.0 million for the six months ended June 30, 2003. Because the CDO I issuer was newly formed in August 2003, no such income was recognized for the six months ended June 30, 2003.

Expenses

General and administrative expenses increased by $0.5 million, or 24%, to $2.6 million for the six months ended June 30, 2004 from $2.1 million for the six months ended June 30, 2003. The increase in expenses related primarily to the addition of new employees and an increase in allocated corporate overhead and direct expenses related to the commencement of operations of the real estate securities business and the subordinate real estate debt business from NorthStar Capital.

Equity in Earnings

Equity in earnings of ALGM remained relatively constant at $0.6 million at June 30, 2003 and 2004, respectively.

Equity in earnings of the NSF Venture increased by $0.1 million to $0.3 million for the six months ended June 30, 2004 from $0.2 million for the six months ended June 30, 2003. The net income of the NSF Venture increased in 2004 because there was minimal operating activity for the six months ended June 30, 2003.

Gains on Warehouse Agreements

The gains on warehouse agreements which are accounted for as non-hedge derivatives, decreased by $0.3 million, or 16%, to $1.6 million for six months ended June 30, 2004 from $1.9 million for the six months ended June 30, 2003. The unrealized gain in 2003 represents the change in the fair value of the CDO I warehouse arrangement, which was terminated and the underlying securities transferred in August 2003 into CDO I. The unrealized gain in 2004 represents the change in the fair value of the CDO II warehouse arrangement.

    Comparison of the Year Ended December 31, 2003 to the Year Ended December 31, 2002

Revenues

Advisory and management fee income from related parties increased by approximately $1.0 million for the year ended December 31, 2003, from $8,000 for the year ended December 31, 2002.

This increase is the result of an increase in asset advisory fees earned by both the real estate securities and subordinate real estate debt businesses. The subordinate real estate debt business had minimal operating activity in 2002, as the first NSF Venture transaction did not close until November 2002. The real estate securities business did not commence operations until the fourth quarter of 2002.

Interest income from CDO I increased by $0.5 million for the year ended December 31, 2003 from $0.0 million for the year ended December 31, 2002. As CDO I was newly formed in 2003, no such income was recognized for the year ended December 31, 2002.

Expenses

General and administrative expenses increased by $3.8 million, from $1.2 million for the year ended December 31, 2002 to $5.0 million for the year ended December 31, 2003. The increase in expenses related primarily to the addition of new employees, as well as to the new allocation of corporate overhead and direct expenses related to the commencement of operations of the real estate securities business and the subordinate real estate debt business from NorthStar Capital. Prior to September 2002, these businesses were in the planning stages and therefore did receive an allocation of any NorthStar Capital corporate expenses.

Equity in Earnings

Equity in earnings of ALGM increased by $0.2 million, or 14%, from $1.4 million for the year ended December 31, 2002 to $1.6 million for the year ended December 31, 2003. This increase is primarily due to an increase in ALGM's rental revenues of $0.7 million, which resulted primarily from a new lease at 1552 Broadway for the Times Square signage, a new long-term lease with Duane Reade at 987 Eighth Avenue in space that had been vacant for a portion of 2002, as well as the re-leasing of other space that had been either vacant or leased at a lower rent per square foot. This was offset by an increase in ALGM's expenses of approximately $0.3 million. The primary components of this increase were an increase in mortgage interest of $0.2 million due to a mortgage refinancing in December 2002, which increased the mortgage from approximately $33 million at January 1, 2002 to $43 million at December 2002 and an increase in real estate tax expense of approximately $0.3 million, which corresponds to a New York City real property tax increase.

Equity in earnings of the NSF Venture increased by $0.4 million for the year ended December 31, 2003 from $19,000 for the year ended December 31, 2002. This increase is primarily related to the interest income earned by the NSF Venture on new debt investments in 2003. Minimal income was recognized during the year ended December 31, 2002 since the NSF Venture's first debt transaction did not close until November 2002.

Gains on Warehouse Agreements

The gains on warehouse agreements which are accounted for as non-hedge derivatives, increased by $3.1 million, of which $2.9 million ($1.9 million — realized; $1.0 million — unrealized) related to CDO I and $0.2 million (unrealized) related to CDO II, for the year ended December 31, 2003 from $0.0 million for the year ended December 31, 2002. The CDO I gains represents the increase in fair value of the warehouse agreement from January 1, 2003 through August 21, 2003, the day the warehouse was terminated and the underlying securities were transferred into CDO I. Similarly, the CDO II unrealized gain represents the change in the fair value of the warehouse arrangement. No corresponding gains were recognized in 2002 since there were no warehouse arrangements until the fourth quarter of 2002.

    Comparison of the Year Ended December 31, 2002 to the Year Ended December 31, 2001

Revenues

Advisory and management fee income from related parties increased from $0.0 million for the year ended December 31, 2001 to $8,000 for the year ended December 31, 2002. The entire fee in 2002 represents the advisory fee earned from the NSF Venture, which was formed in 2002. See "Related Party Transactions — Advisory Fee — NorthStar Funding LLC."

Expenses

General and administrative expenses increased by $1.0 million, or 400%, from $0.2 million for the year ended December 31, 2001 to $1.2 million for the year ended December 31, 2002. The increase relates primarily to higher allocated staffing levels and to increases in allocated salaries from NorthStar Capital due to the growth of the real estate securities business and the subordinate debt business which did not commence operations until after September 2002.

Equity in Earnings

Equity in earnings of ALGM increased by $0.2 million, or 17%, from $1.2 million for the year ended December 31, 2001 to $1.4 million for the year ended December 31, 2002. This increase is primarily the result of a decrease in additions to the allowance for doubtful accounts of $4.1 million from the year ended December 31, 2001 to the year ended December 31, 2002, offset by a one-time gain on the sale of a leasehold in 2001 of $3.6 million. In 2001, ALGM increased the bad debt reserve for the straight-line (unbilled) rents related to the termination of a long-term net lease to affiliates of NRMI and an estimate of the remaining exposure to other affiliates of this organization for long-term unbilled rents receivable by $4.6 million. In connection with the abandonment of the lease in 2001, ALGM wrote off all unbilled rents receivable related to the abandoned space, resulting in a charge of approximately $1.7 million. Additionally, management reevaluated the collectibility of all of its unbilled rent to NRMI and its affiliates and determined that an additional allowance of approximately $2.9 million, or 50% of all previously recorded unbilled rent to affiliates of NRMI, was required in 2001. The allowance made for doubtful accounts in 2002 was only $499,000. The one-time gain in 2001 related to the sale of ALGM's leasehold interest in one of its New York properties.

Equity in earnings of the NSF Venture increased by $54,000, from a loss of $35,000 for the year ended December 31, 2001 to earnings of $19,000 for the year ended December 31, 2002. The 2001 loss represents our predecessor's proportionate share of NSF Ventures' earnings which included the write off of the NSF Venture's organizational costs. In November 2002, the subordinate real estate debt business closed its first debt investment transaction. The income in 2002 represents our pro rata share of the NSF Venture's net income.

Liquidity and Capital Resources

As of December 31, 2003, we had an unrestricted cash balance of $1.9 million and accrued expenses of $0.3 million. As of June 30, 2004, we had an unrestricted cash balance of $1.8 million and accrued expenses of $0.6 million. As a REIT, we will be required to distribute at least 90% of our taxable income to our stockholders on an annual basis, and we intend to distribute all or substantially all of our REIT taxable income in order to comply with the distribution requirements of the Code and to avoid federal income tax and the nondeductible excise tax. We believe that upon completion of the offering, our working capital, secured and unsecured credit facilities that we may obtain in the future and cash provided by operations will be sufficient to allow us to fund the equity portion of our new investments, make distributions necessary to enable us to continue to qualify as a REIT and to fund operations for the next 12 months. If our origination and investment activities over the next 12 months are greater than currently anticipated, we may seek to finance these investments either through additional borrowings or by raising equity capital, or both. In the event that we are unable to enter into credit facilities, we believe that will be able to meet our cash requirements for the next twelve months from cash flow from operations and the proceeds of this offering.

We expect to have the following debt outstanding following the formation transactions and this offering:

	Business Segment	Carrying Amount at 6/30/04 (in thousands)	Carrying Amount at 12/31/03 (in thousands)	Stated Maturity	Interest Rate	Weighted Average Expected Life (years)
Mortgage notes payable (ALGM) (1)	Net lease properties	$41,233	$41,881	01/01/2005	5.60%	0.50

(1)	ALGM is uncombined as of June 30, 2004 and December 31, 2003. Upon acquisition of the remaining 2.5% equity interest, which is also entitled to a special allocation of profits, in ALGM with part of the proceeds of this offering, ALGM will be consolidated, as reflected in our predecessor's pro forma consolidated financial statements, including the effect of applicable hedges. The ALGM mortgage bears interest at the higher of the one month LIBOR rate or 2% plus 3.60%, or 5.6%, and matures on January 1, 2005. The ALGM mortgage loan agreement includes the following financial covenants and restrictions: (a) ALGM must maintain a debt service coverage ratio in excess of 1.15 to 1, computed using an annual interest rate of 10.09% and (b) ALGM must establish and maintain certain escrowed reserve accounts for, among other things, payment of real estate taxes, capital expenditures and tenant rollover costs.

Additionally, our predecessor has a residual interest in CDO I, which, under EITF 99-20 is accounted for by our predecessor as a debt security. The CDO I entity is leveraged as follows:

	Business Segment	Carrying Amount at 6/30/04 (in thousands)	Carrying Amount at 12/31/03 (in thousands)	Stated Maturity	Interest Rate	Weighted Average Expected Life (years)
CDO I Bonds (1)	Commercial real estate securities	$361,000	$370,549	8/1/2038	6.3%	6.9

(1)	CDO I is uncombined as of June 30, 2004 and December 31, 2003 and we expect the venture to be uncombined after the consummation of this offering.

The terms of CDO I's real estate securities are by their nature matched with the terms of its uncombined non-recourse CDO liabilities. These CDO liabilities are repaid from principal payments received on the real estate securities when these payments are actually received. There is no refinancing risk associated with the CDO liabilities, as principal is only due to the extent that it has been collected on the underlying securities investments and the stated maturity of the CDO I Bonds is August 1, 2038.

The real estate securities business produces a relatively predictable income stream based on the spread between the interest earned on the securities and the interest paid on the CDO liabilities. This spread may be reduced by credit losses on the securities or by hedging mismatches. CDO I has not incurred any losses on any of its securities investments from the date of purchase through June 30, 2004 and December 31, 2003. We receive quarterly cash distributions from CDO I, representing our proportional share of the cash flow of CDO I, as well as a collateral advisory fee. We intend to finance approximately 90% of the value of our real estate securities.

Our future net leased real estate investments will be financed on a long-term basis and are also expected to produce stable cash flow. Debt securing these properties will be primarily non-recourse and will be repaid primarily from the proceeds of sales or refinancing of the properties. We intend to finance approximately 70% of 80% of the value of these net lease assets. The properties currently held by ALGM are financed with a floating rate loan. The ALGM properties currently produce stable cash flow after debt service. The impact of changes in interest rates are mitigated through the use of interest rate cap agreements. These contracts are entered into as part of our management of interest rate exposure and effectively limit the amount of interest rate risk on ALGM's outstanding indebtedness.

The NSF Venture's subordinate real estate debt investments, as well as direct subordinate debt investments, will typically have maturities of less then five years and may be financed with moderate levels of debt. These investments are not presently subject to any financing, but we may use leverage in the future of approximately 50% to 75% of the value of these investments, on average. We receive monthly cash distributions from the NSF Venture representing our proportional share of the interest income on the subordinate debt securities. In addition, we receive advisory fees from the NSF Venture and from the NSF Venture Investor for the management of the NSF Venture and certain of the NSF Venture Investor's senior participation and sub-participation interests, respectively. See "Certain Relationships and Related Party Transactions."

We expect to meet our long-term liquidity requirements, specifically the repayment of debt, and our investment funding needs, through additional borrowings, the issuance of debt and/or equity securities and the liquidation or refinancing of assets at maturity. We believe that the value of the New York property portfolio is, and will continue to be, sufficient to allow us to refinance its related debt at maturity.

In exchange for the contribution of the initial investments, valued at $83.2 million, the contributing subsidiaries of NorthStar Capital will receive 4.71 million operating partnership units, valued at $47.1 million, and NorthStar Capital will receive approximately $36.1 million in cash, of which NorthStar Capital will use $32 million to reduce the outstanding principal amount under its senior secured credit facility with Allianz Risk Transfer in order to release liens associated with the initial investments and approximately $914,000 to pay transfer taxes in connection with the contribution of the New York property portfolio. We believe that this contribution, along with the approximately $151 million of net proceeds from this offering, will provide us with a sufficient capital base from which to conduct our business.

We have committed to contribute approximately $10 million or 5% of the total equity commitment of $200 million of NSF Venture as of December 31, 2003. The joint venture was formed to acquire and originate subordinate debt instruments on real estate assets. As of June 30, 2004 and December 31, 2003, we had funded $5.7 million of the $10.0 million commitment.

On November 11, 2003, we entered into a warehouse arrangement with Citigroup whereby Citigroup agreed to purchase up to $400 million of real estate debt securities at our direction, including CMBS, for future sale to CDO II. We had deposited $9.5 million in cash in escrow with the bank, and pledged our preferred interest in CDO I, for the purpose of covering a portion of any losses or costs associated with the accumulation of these securities. This warehouse facility was terminated upon closing of CDO II on July 1, 2004. We expect to establish a new warehouse facility on similar terms for the acquisition of collateral for our third CDO.

With respect to our leased real estate assets owned through ALGM, we expect to incur costs of approximately $430,000 for tenant improvements in connection with new tenant leasing costs and capital expenditures during fiscal year 2004. Subsequent to the contribution of the initial investments to us and the purchase of the remaining 2.5% equity interest, which is also entitled to a special allocation of profits, in ALGM with a portion of the proceeds of this offering, we will bear the costs, including all capital expenditures and tenant improvements, related to the assets owned by ALGM. 729 Seventh Avenue, one of the ALGM fee properties, is currently in litigation with the net lessee of the property, a subsidiary of NRMI. If this claim is successful, it could result in a total economic loss to us of up to approximately $700,000, in the first year, including damages and lost rent, in addition to the cost of any legal proceedings or negotiations and approximately $650,000 to $850,000 in lost rent annually thereafter unless re-rented on the same terms. See "Business — Legal Proceedings — 729 & 7th Avenue Realty Corp. v. 729 Demi-Tasse LLC."

Net cash flow provided by operating activities increased by $1.0 million for the six months ended June 30, 2004 from $0.0 million for the six months ended June 30, 2003 primarily due to fees and expenses related to the operations of NS Advisors LLC and the NSF Venture.

Net cash flow used in investing activities decreased by $1.2 million for the six months ended June 30, 2004 from $0.0 million for the six months ended June 30, 2003. Net cash used by investing activities in 2004 consisted primarily of CDO II deposits.

The net cash flow provided by financing activities was $0.1 million for the six months ended June 30, 2004. There were no cash flow financing activities for the six months ended June 30, 2003. The primary source of cash flow from financing activities in 2004 were contributions by owners.

The net cash flow provided by operating activities was $0 for the years ended December 31, 2002 and 2001. The net of zero for both years is a result of all of our business being conducted through our uncombined ventures and general and administrative expenses paid for by NorthStar Capital. Net cash flow provided by operating activities increased to $.8 million for the year ended December 31, 2003 from $0 million at December 31, 2002 primarily due to income related to the operations of CDO I and the NSF Venture which commenced operations in the fourth quarter of 2002.

The net cash flow provided by investing activities increased by $0.6 million for the year ended December 31, 2002 from ($35,000) for the year ended December 31, 2001, and decreased by $9.9 million to ($9.3) million for the year ended December 31, 2003. Net cash provided by (used in) investing activities consisted primarily of investments made in certain loan participations, a deposit for the CDO I warehouse agreement and equity investments.

The net cash flow provided by financing activities increased by $7.3 million for the year ended December 31, 2002, from $ 35,000 for the year ended December 31, 2001 and decreased by $4.7 million to $2.6 million for the year ended December 31, 2003. The capital contributions by owners served as the primary sources of cash flow from financing activities.

Related Party Transactions

Advisory Fee — NorthStar Funding LLC

In 2001, our predecessor entered into an advisory agreement with NorthStar Funding LLC, or the NSF Venture, whereby it receives as compensation for its management of the origination and underwriting of the investments of the NSF Venture, an advisory fee equal to 1% per annum of the capital invested by the NSF Venture. Our predecessor also receives a profit participation based upon the operating performance of the NSF Venture's investments. Our predecessor's share of the profit participation is equal to 7.5%, which represents a 37.5% interest in the participation of 20% of the NSF Venture's profit after a minimum required return on the NSF Venture's invested capital consolidated on an investment-by-investment basis. Our predecessor earned and recognized advisory fees from the NSF Venture of approximately $519,000, $522,000, $8,000 and $0.0 for the six months ended June 30, 2004 and for the years ended December 31, 2003, 2002 and 2001, respectively. Our predecessor received profit participations of $0.0 and $89,000, for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively. No profit participations were recognized as income pursuant to Method 1 of Emerging Issues Task Force Topic D-96.

Advisory Fee — CDO I

On August 21, 2003, CDO I entered into agreements with our predecessor, through NorthStar Advisors LLC, to perform certain advisory services. Our predecessor earned fees of approximately $689,000 and $504,000 for the six months ended June 30, 2004 and the year ended December 31, 2003, of which $118,000 and $117,000 is unpaid and included in our predecessor's balance sheets as of March 31, 2004 and December 31, 2003, respectively, as advisory and asset management fee receivable — related party. Our predecessor also earned a structuring fee of $500,000 in connection with the closing of CDO I during the year ended December 31, 2003, which was used to reduce our predecessor's investment in debt securities available for sale.

Contractual Commitments

As of June 30, 2004, our predecessor had the following contractual commitments and commercial obligations:

	Payments Due by Period
Contractual Obligations — Combined Basis	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Mortgage Debt — ALGM (1)	$41,233,000	$—	$41,233,000	$—	$—
Operating leases	1,164,000	442,000	594,000	128,000	—
Total contractual obligations	$42,397,000	$442,000	$41,827,000	$128,000	$—

(1)	ALGM is uncombined as of June 30, 2004. Upon acquisition of the remaining 2.5% interest, which is also entitled to a special allocation of profits, in ALGM with part of the proceeds of this offering, ALGM with be consolidated, as reflected in our predecessor's pro forma financial statements.

Off Balance Sheet Arrangements

We had the material off balance sheet arrangements described below:

•	As of June 30, 2004, we had approximately an $9.0 million equity interest in the CDO I securitization, as described in Note 4 to our combined financial statements.

•	On November 11, 2003 we entered into the warehouse arrangement with Citigroup in preparation for the CDO securitization. As of June 30, 2004, we had deposited approximately $9.5 million in cash in escrow and pledged our preferred shares in CDO I for the purpose of covering a portion of any losses or costs associated with the accumulation of these securities. This warehouse facility was terminated upon closing of the second CDO issuance in July 2004. We expect to establish a new warehouse facility on similar terms for the acquisition of collateral for our third expected CDO issuance.

Our potential loss in CDO I is limited to our predecessor's carrying value of approximately $9.0 million at June 30, 2004 as reflected in our combined financial statements. At this time, we do not anticipate a substantial risk of incurring a loss with respect to any of these arrangements. With respect to the warehouse agreement, our potential loss is limited to our deposit of $9.5 million and the pledged equity of CDO I.

Inflation

Our leases for tenants of ALGM are either:

•	net leases where the tenants are responsible for all real estate taxes, insurance and operating expenses and the leases provide for increases in rent either based on changes in the Consumer Price Index (CPI) or pre-negotiated increases; or

•	operating leases which provide for separate escalations of real estate taxes and operating expenses over a base amount, and/or increases in the base rent based on changes in the CPI.

We believe that inflationary increases in expenses will generally be offset by the expense reimbursements and contractual rent increases described above to the extent of occupancy.

We believe that the risk that the market interest rates on the floating rate debt of our investments in ALGM, CDO I and CDO II will increase as a result of inflation is largely offset by our strategy of matching the terms of our assets with the terms of our liabilities and through our use of hedging instruments.

Funds From Operations

Management believes that funds from operations, or FFO, is an appropriate measure of performance of a REIT. Although FFO is a non-GAAP measure, we believe it provides useful information to its shareholders, potential investors and management. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss, excluding gains or losses from sales of depreciable properties plus real estate depreciation and amortization, and after adjustments for uncombined partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our predecessor's operating performance or as an alternative to cash flow as a measure of liquidity.

Our predecessor's FFO for the six months ended June 30, 2004 and 2003 and the years ended December 31, 2003, 2002 and 2001 are as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
Net income	$1,725,000	$685,000	$1,737,000	$193,000	$909,000
Gain on sale of leasehold — uncombined ventures	—	—	—	—	(3,499,000)
Real estate depreciation and amortization — uncombined ventures	972,000	1,115,000	2,204,000	2,255,000	2,645,000
Funds from Operations (FFO)	$2,697,000	$1,800,000	$3,941,000	$2,448,000	$55,000

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the exposure to loss resulting from changes in interest rates and equity prices. We are subject to credit risk and interest rate risk with respect to our investments in subordinate real estate debt and real estate securities. The primary market risk that we are exposed to is interest rate risk. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Our interest rate risk sensitive assets, liabilities and related derivative positions are generally held for non-trading purposes.

Subordinate Real Estate Debt

We invest in subordinate real estate debt instruments including mezzanine loans and junior participations in mortgage loans. We generally hold these instruments for investment rather than trading purposes. These investments are either floating or fixed rate. The interest rates on our floating rate investments typically float at a fixed spread over an index such as LIBOR. These instruments typically reprice every 30 days based upon LIBOR in effect at that time. Given the frequent and periodic repricing of our floating rate investments, changes in interest rates are unlikely to effect the value of our floating rate portfolio. Changes in short term rates will however, affect earnings from our investments. Increases in LIBOR will increase the interest income received by us on our investments and therefore increase our earnings. Decreases in LIBOR have the opposite effect. Over 85% of the subordinate debt portfolio has interest rate floors ranging from 2% to 3%. Therefore, decreases in LIBOR from the rate of 1.30% in effect at June 30, 2004 would have an immaterial effect on our earnings. Increases of 100 or 200 basis points, respectively, in the one month LIBOR rate, above the June 30, 2004 LIBOR rate, would have increased our annual income from the NSF Venture for the twelve month period ending June 30, 2004, assuming the same portfolio of loans, by $12,000 and $51,000, respectively, because of the effect of the interest rate floors.

We also make fixed rate investments. The value of these investments may be affected by changes in long-term interest rates. To the extent that long-term interest rates increase, the value of long term fixed rate assets is diminished. Any fixed rate subordinate debt investments which we hold would be similarly impacted. We do not generally seek to hedge this type of risk unless the asset is leveraged as the costs of such a hedging transaction over the term of such an investment would generally outweigh the benefits. If fixed rate subordinate debt is funded with floating rate liabilities, the funding cost will be fixed through the use of interest rate caps or other hedges. Because the interest rates on our fixed rate investments are generally fixed through maturity of the investment, changes in interest rates do not affect the income we earn from our fixed rate investments.

In our subordinate debt business we are also exposed to credit risk, which is the risk that the borrower under our loan documents cannot repay its obligations to us in a timely manner. While we have never experienced a payment default or even a late payment to date, our subordinate position in the capital structure may expose us to losses as a result of such default in the future. In the event that the borrower cannot repay our loan, we may exercise our remedies under the loan documents which may include a foreclosure against the collateral if we have a foreclosure right as a subordinate real estate debtholder under the loan agreement. The subordinate real estate debt that we intend to invest in will generally not allow us to demand forclosure as a subordinate real estate debtholder. To the extent the value of our collateral exceeds the amount of our loan (including all debt senior to us) and the expenses we incur in collecting on our loan, we would collect 100% of our loan amount. To the extent that the amount of our loan plus all debt senior to our position exceeds the realizable value of our collateral, then we would incur a loss. We also incur credit risk in our periodically scheduled interest payments which may be interrupted as a result of the operating performance of the underlying collateral.

We seek to manage credit risk through a thorough financial analysis of a transaction before we make such an investment. Our analysis is based upon a broad range of real estate, financial, economic and borrower-related factors which we believe are critical to evaluating the credit risk inherent in a transaction.

We expect our investments to be denominated in U.S. dollars or if they are denominated in another currency, to be converted back to U.S. dollars through the use of currency swaps. It may not be possible to eliminate all of the currency risk as the payment characteristics of the currency swap may not exactly match the payment characteristics of the investments.

Real Estate Securities

In our real estate securities business, we mitigate credit risk through credit analysis, subordination and diversification. The commercial mortgage-backed securities we invest in are generally junior in right of payment of interest and principal to one or more senior classes, but benefit from the support of one or more subordinate classes of securities or other form of credit support within a securitization transaction. The senior unsecured REIT debt securities we invest in reflect comparable credit risk. Credit risk refers to each individual borrower's ability to make required interest and principal payments on the scheduled due dates. We believe that these securities offer attractive risk-adjusted returns with reasonable long-term principal protection under a variety of default and loss scenarios. While the expected yield on these securities is sensitive to the performance of the underlying assets, the more subordinated securities and certain other features of a securitization, in the case of mortgage backed securities, and the issuer's underlying equity and subordinated debt, in the case of REIT securities, are designed to bear the first risk of default and loss. CDO I and CDO II's real estate securities portfolios are diversified by asset type, industry, location and issuer. We further minimize credit risk by actively monitoring CDO I and CDO II's real estate securities portfolioS and the underlying credit quality of its holdings and, where appropriate, liquidating our investments to mitigate the risk of loss.

At June 30, 2004, the real estate securities that serve as collateral for CDO I and CDO II each had an overall weighted average credit rating of approximately BBB– and approximately 75.7% and 72.1%, respectively, of these securities had an investment grade rating (BBB– or higher).

The real estate securities underlying CDO I and CDO II are also subject to spread risk. The majority of these securities are fixed rate securities, which are valued based on a market credit spread over the rate payable on fixed rate U.S. Treasuries of like maturity. In other words, their value is dependent on the yield demanded on such securities by the market, as based on their credit relative to U.S. Treasuries. An excessive supply of these securities combined with reduced demand will generally cause the market to require a higher yield on these securities, resulting in the use of a higher or "wider" spread over the benchmark rate (usually the applicable U.S. Treasury security yield) to value these securities. Under these conditions, the value of our real estate securities portfolio would tend to decrease. Conversely, if the spread used to value these securities were to decrease or "tighten", the value of our real estate securities would tend to increase. Such changes in the market value of our real estate securities portfolio may affect our net equity or cash flow either directly through their impact on unrealized gains or losses on available-for-sale securities thereby diminishing our ability to realize gains on such securities, or indirectly through their impact on our ability to borrow and access capital.

Returns on our real estate securities are sensitive to interest rate volatility. If interest rates increase, the funding cost on liabilities that finance the securities portfolio will increase if these liabilities are at a floating rate or have maturities shorter than the assets.

Our general financing strategy focuses on the use of "match-funded" structures, which means that we seek to align the maturities of our debt obligations with the maturities of our investments in order to minimize the risk of being forced to refinance our liabilities prior to the maturities of our assets, as well as to reduce the impact of fluctuating interest rates on earnings. In addition, we generally match interest rates on our assets with like-kind debt, so that fixed rate assets are financed with fixed rate debt and floating rate assets are financed with floating rate debt, directly through the use of interest rate swaps, caps, or other financial instruments or through a combination of these strategies. CDO I utilizes an interest rate swap to minimize the mismatch between its fixed rate assets and floating rate liabilities. An increase in LIBOR of 100 basis points or 200 basis points over the June 30, 2004 LIBOR rate would decrease our income by $44,000 and $92,000, respectively on an annualized basis. We expect to hedge the interest rate risk in future CDOs in a similar manner.

Our financing strategy is dependent on our ability to place the match-funded debt we use to finance our real estate securities at spreads that provide a positive arbitrage. If spreads on the bonds issued by CDOs widen or if demand for these liabilities ceases to exist, then our ability to execute future CDO financings will be severely restricted.

Interest rate changes may also impact our net book value as our investments in debt securities are marked-to-market each quarter with changes in fair value reflected in other comprehensive income (a separate component of stockholder's equity). Generally, as interest rates increase, the value of fixed rate securities within the CDO, such as CMBS, decreases and as interest rates decrease, the value of these securities will increase. These swings in value have a corresponding impact on the value of our investment in the CDO. Within the CDO, we seek to hedge against changes in cash flows attributable to changes in interest rates by entering into interest rate swaps/caps and other derivative instruments as allowed by our predecessor's risk management policy. Such derivatives are designated as cash flow hedge relationships according to SFAS No. 133.

During the warehouse period for CDOs, the market value of the securities in the warehouse is hedged, typically by short selling U.S. Agency (FNMA or FHLMC) debentures or U.S. Treasury securities in the warehouse. Movements in interest rates are expected to result in a price movement for the hedge position that is opposite to and offsets the price movement of the fixed rate securities in the warehouse. For CDO I, during the warehouse period in 2003, the market value of the securities increased by $4.2 million between the purchase of the securities and the issuance of the CDO, whereas the hedges declined in value by $3.2 million over the same period. The net gain of $1.0 million is largely attributable to the tightening of spreads on securities.

Net Leased Properties

Our ability to manage the interest rate risk and credit risk associated with the assets we acquire will be integral to the success of our net lease investment strategy. Although we may, in special situations, finance our purchase of net lease assets with floating rate debt, our general policy will be to mitigate our exposure to rising interest rates by financing our purchases with fixed rate mortgages. We will seek to match the term of fixed rate mortgages to our expected holding period for the underlying asset. Factors we will consider to assess the expected holding period will include, among other things, the primary term of the lease as well as any extension options that may exist.

We expect the credit profiles of our tenants will primarily be investment grade (or its equivalent if the tenants have not been rated). In order to ensure that we have as complete an understanding as possible of a tenant's ability to satisfy its obligations under its lease, we expect to undertake a rigorous credit evaluation of each tenant prior to executing sale/leaseback or net lease asset acquisitions. This analysis will include an extensive due diligence investigation of the tenant's business as well as an assessment of the strategic importance of the underlying real estate to the tenant's core business operations. Where appropriate, we may seek to augment the tenant's commitment to the facility by structuring various protection mechanisms into the underlying leases. These mechanisms could include security deposit requirements or affiliate guarantees from entities we deem to be creditworthy.

ALGM's interest rate cap limits the one month LIBOR rate applicable to its mortgage debt to no more than 5%. Therefore, a 100 basis point increase in LIBOR would have increased the interest component of our predecessor's debt service by approximately $0.4 million for the year ended December 31, 2003.

BUSINESS

Our Company

We are an internally-managed commercial real estate company that makes fixed income, structured finance and net lease investments in real estate assets. Our management team has significant experience in acquiring, financing, operating and securitizing real estate investments at NorthStar Capital, as well as in previous positions, which we believe will enable us to source investments effectively and make sound credit decisions. We invest in those areas of commercial real estate finance that enable us to leverage our real estate investment expertise, utilize our broad capital markets knowledge, and capitalize on our ability to employ innovative financing structures.

We are focused on three core businesses:

•	Subordinate Real Estate Debt: We acquire, originate and structure mezzanine and subordinate debt investments backed by commercial real estate.

•	Real Estate Securities: We create, manage and issue CDOs backed by commercial real estate debt securities.

•	Net Lease Properties: We acquire properties that are primarily net leased to corporate tenants.

We believe that these businesses are complementary due to their overlapping sources of investment opportunities, common reliance on real estate fundamentals and ability to utilize securitization to finance assets and enhance returns. We allocate capital to these businesses in such a way as to diversify our credit risk and to optimize our returns. Our primary objective is to produce attractive risk-adjusted returns and predictable cash flow for distribution to our stockholders.

We are the sole general partner of our operating partnership, NorthStar Realty Finance Limited Partnership, or NorthStar Realty Partnership, and we intend to conduct substantially all of our operations and make our investments through our operating partnership. We intend to operate so as to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code, commencing with our taxable year ending December 31, 2004 and generally do not expect to be subject to federal income taxes on our income to the extent we distribute our income to our stockholders and maintain our intended qualification as a REIT.

We were formed in October 2003 to continue and expand the subordinate debt, real estate securities and net lease businesses conducted by NorthStar Capital. From the date of its formation in 1997 through December 31, 2003, NorthStar Capital has made structured finance investments of $1.4 billion including approximately $280 million in subordinate real estate debt, approximately $675 million in real estate securities and approximately $450 million in properties, substantially all of which were net leased.

We have an experienced management team led by David T. Hamamoto, our chief executive officer, and W. Edward Scheetz, the non-executive chairman of our board of directors, who have been co-chief executive officers of NorthStar Capital since its formation. Our three senior executives have significant real estate investment and finance experience, but do not have experience operating a public REIT. We believe that the relationships that our management team has developed allow us to access investment opportunities where competition is limited. For example, we have purchased subordinate CMBS directly from other investors in negotiated transactions that were not offered to the market. In addition, we have originated subordinate real estate debt investments directly with borrowers with whom NorthStar Capital has done business.

Upon consummation of this offering, NorthStar Capital subsidiaries will contribute their interests in these businesses, which we refer to as our initial investments, to our operating partnership. In exchange for the contribution of the initial investments, our operating partnership will distribute approximately 4.71 million operating partnership units to these NorthStar Capital subsidiaries, valued at $47.1 million, and approximately $36.1 million in cash to NorthStar Capital, of which NorthStar Capital will use $32 million to reduce the principal amount outstanding under its senior secured credit facility with Allianz Risk Transfer in order to release liens on the initial investments, and approximately $914,000 to pay transfer taxes in connection with the contribution of the New York property portfolio. Beginning one year from the consummation of this offering, each operating partnership unit is redeemable at the option of the holder for cash or, at our election, shares of our common stock, generally on a one-for-one basis.

We will acquire the remaining 2.5% equity interest in the New York property portfolio from ALGM I Equity LLC, with approximately $1.6 million of the net proceeds from this offering. The executive officers of Emmes hold 92.5% of the outstanding membership interests in ALGM I Equity LLC and Mark Chertok, our chief financial officer, holds an additional 4.82% of the outstanding membership interests of ALGM I Equity LLC. The New York property portfolio will continue to be managed by Emmes Asset Management, an affiliate of NorthStar Capital, after the consummation of this offering. Pursuant to the current terms of the asset management agreement, the annual management fee is approximately $778,000.

Upon consummation of this offering and the contribution of the initial investments, we will own an approximately 78.5% interest in our operating partnership and NorthStar Capital subsidiaries will collectively own an approximately 18.4% interest.

Our Business Strategy

Our primary objective is to make real estate related investments that produce attractive risk-adjusted returns and generate predictable cash flow for distribution to our stockholders. Our strategy is to target sectors that combine characteristics of both real estate and fixed income investments. We believe we derive a competitive advantage from the combination of our real estate and capital markets expertise, which enables us to manage credit risk across all three business lines and to structure and finance our assets efficiently.

We believe our core businesses provide us with the following synergies that enhance our competitive position:

Sourcing Investments.    CMBS and subordinate real estate debt are often sourced from the same originators. In many cases, we can offer a single source of financing by purchasing or originating a rated senior interest for our securities portfolio and an unrated junior interest for our subordinate debt portfolio.

Credit Analysis.    Subordinate real estate debt interests are usually marketed to investors prior to the issuance of CMBS backed by rated senior interests secured by the same property. By participating in both sectors, we can utilize our underwriting resources more efficiently and enhance our ability to underwrite the securitized debt.

Financing.    Our securitization expertise in the CMBS and CDO markets can be applied to net lease investments and subordinate real estate debt, thereby leading to more efficient financing for these assets.

Capital Allocation.    Through our participation in these three businesses, we benefit from market information that enables us to make more informed decisions with regard to the relative valuation of financial assets and capital allocation.

Our Investment, Credit and Monitoring Process

Our investment process combines intensive underwriting with a disciplined decision-making process. We apply fundamental real estate analysis to credit decisions in each of our business lines. Our real estate analysis is supplemented by financial modeling and stress testing to assess the performance of each specific investment under adverse conditions.

All investment opportunities are evaluated based on the following factors:

•	impact on aggregate portfolio composition and aggregate exposure;

•	real estate market and economic conditions affecting the underlying properties;

•	stability of the underlying property, cash flow and ability to cover debt service and/or expenses;

•	attractiveness compared to alternative investment opportunities; and

•	ability to finance the asset with term funding and to minimize interest rate risk.

If the investment is deemed to be appropriate, the specialists for the relevant business line proceed with asset-level analysis, documentation review and financial modeling. They are encouraged to seek input with respect to market information and pricing from their counterparts in other business lines.

The results of our analysis are summarized in a memorandum and provided to an investment committee. Our chief executive officer, Mr. Hamamoto, will be the chairman of the investment committee. The chairman of our board of directors, Mr. Scheetz and our chief investment officer, Mr. Wasterlain will be two of the members of the investment committee. All members of the investment committee review prospective investments and may provide input into the investment decision. The specific approval level that is required depends upon the size and type of the investment being made. The investment committee meets weekly, or more frequently as necessary, so that we can be responsive to attractive and time sensitive opportunities.

After an investment is made, it is monitored through our surveillance process. Our objective is to anticipate credit changes so that steps can be taken to protect our position or to liquidate investments prior to significant credit deterioration. Asset level performance information is updated regularly on our portfolio management system, which incorporates both proprietary and third party databases. Overall portfolio composition is monitored to manage exposure to particular markets, sectors or credits. Each business line produces a quarterly surveillance report that is reviewed by the investment committee. If necessary, the committee may meet more frequently to discuss emerging issues within the portfolio and authorize specific actions.

Regulatory Aspects of Our Investment Strategy

Certain of our subsidiaries rely on exceptions and exemptions from the Investment Company Act. These exceptions and exemptions limit the types of assets these subsidiaries may purchase. For instance, our CDOs, other than CDO I, generally will rely on an exemption from the Investment Company Act that is available for certain structured financing vehicles. This exemption limits the ability of these CDOs to sell their assets and reinvest the proceeds from asset sales. Our subsidiary that invests in net lease properties relies on an exception from the Investment Company Act available to companies that primarily invest in real estate, mortgages and certain other qualifying real estate assets. This exception limits the ability of our net lease subsidiary to invest in many types of real estate related assets. If these subsidiaries fail to maintain their exceptions or exemptions from the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.

Our Business Lines

Subordinate Real Estate Debt

    Overview

We invest in subordinate real estate debt, including junior participations in mortgage loans, mezzanine loans, preferred equity, second mortgage loans, and other high-yielding real estate debt instruments. We seek to select investments that offer the most attractive risk-adjusted returns. We evaluate the risk based upon underwriting criteria and the pricing of comparable investments. We will continue NorthStar Capital's strategy of sourcing investments through mortgage loan originators, such as the securitization operations of large commercial and investment banks, as well as directly from borrowers. We may also invest in senior interests in mortgages on real property, preferred equity positions in real estate owning entities and other real estate-related subordinate debt investments. Following this offering, we will invest directly in subordinate real estate debt, as well as continue to invest through the existing joint venture with the NSF Venture Investor.

    Targeted Investments in Subordinate Real Estate Debt

We invest in real estate-related subordinate debt secured by a junior lien on a commercial property or a pledge of ownership interests in a real estate entity and other high yield, real estate-related fixed income investments. These investments typically have the following characteristics:

•	terms of 2 to 10 years, in some cases inclusive of extension options;

•	collateral generally in the form of

–	a subordinate interest in a mortgage on real property, or

–	a pledge of ownership interests in a real estate entity;

•	investment amounts of $10 million to $50 million;

•	fixed or floating rate investments with floating rate investments priced at a spread over LIBOR;

•	typically an interest rate cap or other hedge to protect against interest rate volatility in the case of floating rate loans; and

•	an intercreditor agreement that outlines our rights relative to those of more senior positions in the capital structure and that typically provides us with a right to cure any defaults to the lender of those tranches senior to us and, under certain circumstances, to purchase senior tranches.

    Underwriting Factors for Subordinate Real Estate Debt

We employ a standardized underwriting process that focuses on a number of factors, including:

•	fundamental real estate analysis of the underlying collateral including tenant rosters, lease terms and the building's overall competitive position in its market;

•	market factors that may influence the economic performance of the collateral;

•	the operating expertise and financial strength of the sponsor or borrower;

•	the overall structure of the investment and the lenders' rights in the loan documentation;

•	real estate and leasing market conditions affecting the asset;

•	macroeconomic conditions that may influence operating performance;

•	the ability to liquidate an investment through a sale or refinancing of the collateral;

•	the cash flow coverage in place and projected to be in place over the term of the loan; and

•	a valuation of the property.

We monitor property-level performance of the collateral underlying our subordinate debt investments. We regularly review updated information such as major tenant lease signings, renewals, expirations and modifications; changes in property management and management fees; changes in operating expenses; borrower's and sponsor's financial condition; distributions from leasing reserves and capital accounts; real estate market conditions; sales of comparable and competitive properties; occupancy and asking rents at competitive properties; and financial performance of major tenants.

    Financing Strategy for Subordinate Real Estate Debt

We intend to finance our direct investments in subordinate real estate debt through lines of credit. The anticipated terms of the financing include:

•	a loan-to-value ratio of approximately 50% to 85% of the value of loans and securities pledged as collateral, depending on the credit characteristics of the loan;

•	LIBOR-based pricing, which results in floating rate financing; and

•	a facility term of one to three years with renewal options.

We may also finance certain of our direct investments in subordinate real estate as part of a CDO issuance. This type of financing will enable us to match the funding of our assets and liabilities.

    The NSF Venture

NorthStar Capital commenced its business of investing in subordinate real estate debt in 2001 through a joint venture with the NSF Venture Investor. The joint venture conducts its investment business through NorthStar Funding LLC, or the NSF Venture. Under the terms of the NSF Venture, NorthStar Funding Management LLC, a registered investment advisor, is responsible for the origination, underwriting and structuring of all investments made by NSF Venture; however, the NSF Venture Investor has approval rights for all such investments. NorthStar Funding Managing Member LLC, a NorthStar Capital affiliate and also a registered investment advisor, is the managing member of NorthStar Funding Management LLC.

NorthStar Capital owns an indirect 5% equity interest in NSF Venture and receives an advisory fee of 1% of contributed capital per annum as compensation for its management of these investments. Additionally, NorthStar Capital receives a profit participation after a minimum required return on NSF Venture's capital based upon the operating performance of NSF Venture's investments. Following the formation transactions, we will own its indirect 5% equity interest in NSF Venture and will also be entitled to a profit participation equal to 10% of the profit after a minimum return on NSF Venture's Capital and a return of and on capital based upon the operating performance of NSF Venture's investments.

The NSF Venture Investor has acquired a senior participation or sub-participation interest in certain subordinate debt investments acquired by NSF Venture. Through June 30, 2004, the NSF Venture Investor has acquired approximately $142 million of senior participation and sub-participation interests in NSF Venture investments. These interests are senior in priority to those participation or sub-participation interests held by NSF Venture and therefore earn a lower return than do the interests held by NSF Venture. No part of the senior participation or sub-participation interests will be contributed to our operating partnership. NorthStar Capital currently earns an investment advisory fee equal to 0.20% per annum on certain of these senior participation or sub-participation interests pursuant to advisory agreements that will be contributed to us as part of the initial investments.

NSF Venture presently has $200 million of committed capital, of which $114.9 million has been invested through June 30, 2004. Under the current terms of the joint venture with the NSF Venture Investor, NorthStar Funding Investor Member LLC, a subsidiary of NorthStar Capital, invests 5% of the total capital, which has a book value of $5.1 million as of June 30, 2004, and the NSF Venture Investor invests the remaining 95%. NorthStar Capital's remaining unfunded commitment is $4.3 million and the NSF Venture Investor's remaining unfunded commitment is $80.8 million as of June 30, 2004. The NSF Venture has not borrowed against its investments.

NSF Venture is also required to act in compliance with the Employee Retirement Income Security Act of 1974, as amended, or ERISA. In this regard, the NSF Venture Investor and NorthStar Capital have agreed to cooperate with respect to the management responsibility of NSF Venture where necessary to comply with the requirements of ERISA.

To date, NSF Venture has focused exclusively on loan investments on office and multi-family properties. We intend to use a portion of the proceeds of this offering to increase the number of transactions in which we can invest and to broaden our range of investments in subordinate real estate debt outside NSF Venture. The NSF Venture Investor will have no approval rights over investments made directly by us. Any such investments in an amount greater than $5 million will be subject to a right of first offer to the NSF Venture Investor to include the investment as an investment through the joint venture with the NSF Venture Investor. This right of first offer must be exercised by the NSF Venture Investor within 20 days of the submission of the investment opportunity to the NSF Venture Investor.

    Our Initial Investments in Subordinate Real Estate Debt

Upon consummation of this offering, all of the interests and related rights and obligations of NorthStar Capital subsidiaries in the NSF Venture will be contributed to our operating partnership. NorthStar Funding Managing Member Holdings LLC will contribute 100% of the outstanding membership interests, after its acquisition of the 25% membership interest held by NorthStar Capital employees, in NorthStar Funding Managing Member LLC, the managing member and holder of 50% of the outstanding membership interests in NorthStar Funding Management LLC, the managing member of NSF Venture. Upon consummation of this offering, NorthStar Funding Managing Member LLC will be the advisor to NSF Venture and under the advisory agreements and it will continue to serve as an advisor pursuant to these agreements after the consummation of this offering.

NorthStar Capital's operating partnership, NorthStar Partnership, will contribute to us 100% of the outstanding membership interests in NorthStar Funding Investor Member LLC, which holds approximately 5% of the outstanding membership interests in NSF Venture.

The following table describes the terms of the investments in NSF Venture portfolio as of June 30, 2004, unless otherwise indicated below.

Loan Name	Loan Type	Face Amount (in thousands)	Sub- participations Sold(1) (in thousands)	NSF Venture Participation (in thousands)	Last Dollar Loan Exposure / s.f. or unit(2)	Debt Service Coverage Ratio(3) at Loan Closing	Initial Maturity		Interest Rate as of June 30, 2004	Extension Options	Extended Maturity
Southeast Florida Office Building	B Note of a First Mortgage Loan	$14,000	$6,000	$8,000	$142	2.47	10/9/2005		10.54%	Two 1-year	10/9/2007
Pacific Northwest Multifamily Portfolio	B Note of a First Mortgage Loan	$15,300	$7,650	$7,650	$63,380	1.64	6/11/2003	(4)	11.50%	6 months, Two 1-year	12/11/2005
Florida Office Property	Mezzanine Loan	$24,300	$14,820	$9,343	$78	1.75	8/11/2004		12.56%	Two 1-year	8/11/2006
Chicago Office Building	Mezzanine Loan	$64,789	$40,000	$24,789	$143	1.68	3/9/2006		12.02%	Two 1-year	3/9/2008
New York Office Portfolio	Junior Participation Interest in the B Note of a First Mortgage Loan	$56,000	$32,000	$24,000	$273	1.61	1/9/2005		12.42%	Three 1-year	1/9/2008
New York Office Building	Mezzanine Loan	$70,000	$41,250	$28,750	$155	1.78	1/9/2006		12.18%	Three 1-year	1/9/2009
Total		$244,389	$141,720	$102,532

(1)	All subparticipations have been sold to the NSF Venture Investor.

(2)	Last dollar loan exposure is measured as our total loan exposure and any loan senior to us divided by the total number of rentable square feet or, in the case of the Pacific Northwest Multifamily Portfolio, in units.

(3)	Debt service coverage ratio is calculated by dividing property net operating income less average annualized capital costs by the sum of the principal and interest payments for the first year of the loan.

(4)	The borrower exercised the first two extension options on this loan. The next maturity date will be December 11, 2004.

A mortgage participation of $12.25 million that was outstanding at December 31, 2003 was repaid by the borrower under the terms of the original loan documents on February 10, 2004.

As of December 31, 2003, all of these loans were current in payments and to our knowledge, no event of default currently exists or has existed under these loan agreements. As of December 31, 2003, the floating rate real estate debt investments have achieved an average spread of 1,091 basis points over current LIBOR with an average estimated loan-to-value ratio of 76%. All but one of our floating rate loans includes a minimum level, or floor, for LIBOR, ranging from 1.5% to 3%, for purposes of calculating the applicable interest rate. The single fixed rate real estate debt investment made to date had an interest rate of 12%. The estimated loan to value on this investment was 71%. This fixed rate loan was repaid on February 10, 2004.

    Real Estate Securities

    Overview

We create and manage portfolios of commercial real estate securities, which we finance by issuing CDOs. These securities include CMBS, fixed income securities issued by REITs and CDOs backed primarily by real estate securities. These securities are primarily investment-grade. By financing these securities with long-term debt through the issuance of CDOs, we expect to improve our equity returns and to match the term of our assets and liabilities. CDOs are a securitization structure whereby multiple classes of debt are issued to finance a portfolio of securities. Cash flow from the portfolio of securities is used to repay the CDO liabilities sequentially, in order of seniority. The most senior classes of debt typically have credit ratings of "AAA" through "BBB–" and therefore can be issued at yields that are lower than the average yield of the securities backing the CDO. On each CDO we issue, we intend to retain the equity and possibly the junior CDO debt securities and earn a spread between the yield on our assets and the yield on the CDO debt we issue. The equity and the junior CDO debt securities that we intend to retain are unrated and the most junior securities in the CDO's capital structure. These securities are unrated or rated below investment grade and are therefore the riskiest investments in the CDO. We also earn ongoing management fees for our management of the CDO collateral. We leverage our real estate securities investments approximately 90% with the CDO debt we issue. We may also use other capital markets techniques in addition to CDOs to finance our real estate securities portfolio.

We expect to produce a stable income stream from our investments in real estate securities by carefully managing credit risk and interest rate risk. Securities are selected based on their long-term earnings potential and credit quality. Our primary objective is to derive earnings from interest income rather than trading gains. We use the real estate expertise of our management team to analyze the loans and properties backing these securities and to anticipate trends in the real estate markets.

In August 2003, NorthStar Capital completed its first CDO issuance, through a majority-owned subsidiary, N-Star Real Estate CDO I, Ltd., or CDO I. This first CDO issuance is backed by $402 million of real estate securities as collateral. A majority-owned subsidiary of NorthStar Capital, NS CDO Holdings I, LLC, acquired approximately 83% of the equity of CDO I which has a liquidation preference of approximately $15.8 million. This 83% equity interest in CDO I, of which NorthStar Capital has an indirect 47% interest, will be contributed to us upon the consummation of this offering. In July 2004, NorthStar Capital closed the second CDO issuance, through a majority-owned subsidiary, N-Star Real Estate CDO II, Ltd., or CDO II. This second CDO is currently backed by $400 million of securities. Another majority-owned subsidiary of NorthStar Capital, NS CDO Holdings II, LLC, acquired $35.0 million of subordinated securities of this CDO issuance at a price of $27.4 million. These securities consist of the "BB" rated junior classes of debt securities and the unrated income notes of CDO II. These subordinated securities, of which NorthStar Capital has an indirect 56% interest, will be contributed to us upon the consummation of this offering. NS Advisors, a majority-owned subsidiary of NorthStar Capital, manages CDO I and CDO II and earns 0.35% of the outstanding principal balance of the assets backing each CDO issuance as an annual management fee. NorthStar Capital's interests in CDO I and CDO II will be contributed to us upon consummation of this offering. In addition, 100% of the outstanding membership interests of NS Advisors will also be contributed to us upon consummation of this offering and therefore, we will have the right to the annual management fees that it earns as the collateral manager of each CDO issuance.

The various types of securities backed by real estate assets that we invest in, including CMBS, fixed income securities issued by REITs and real estate CDOs, are described in more detail below.

Commercial Mortgage-Backed Securities.    Commercial mortgage-backed securities are backed by one or more loans secured by income-producing commercial properties. These properties primarily consist of office buildings, retail properties, apartment buildings, industrial properties, health care properties and hotels. The properties are primarily located in the United States, although CMBS backed by properties located in Europe, Asia and other countries are a growing segment of the market. We have not yet invested in CMBS backed primarily by properties outside of the United States, but we may do so in the future. The loans are held in a trust that issues securities in the form of various classes of debt secured by the cash flows from the underlying loans. The securities issued by the trust have varying levels of priority in the allocation of cash flows from the pooled loans and are rated by one or more nationally recognized statistical rating agencies. These ratings reflect the risk characteristics of each class of CMBS and range from AAA to CCC. Any losses realized on defaulted loans are absorbed first by the most junior, lowest-rated bond classes. Typically, all principal received on the loans is allocated first to the most senior outstanding class of bonds and then to the next class in order of seniority. The majority of our long-term investments have ratings ranging from A to BB and are in the middle of the capital structure.

Our portfolio will include different types of CMBS, including:

Conduit CMBS:    Conduit CMBS are backed by large pools of loans secured by first mortgages on properties owned by separate borrowers. Typically, the pool includes over 100 loans and the largest five loans together account for less than 20% of the total pool balance. The loans are also diversified by property type and location. Most loans have initial maturities of ten years, bear a fixed interest rate, and are subject to prepayment penalties or a prohibition against prepayment.

Fusion CMBS:    Fusion CMBS are similar to conduit CMBS, but have a higher percentage of the pool concentrated in one or more large loans. These large loans often have characteristics consistent with investment-grade rated securities.

Large Loan CMBS:    Large loan CMBS are typically backed by up to 20 large loans secured by first mortgages on properties owned by separate borrowers. It is typical for these individual loans to each have credit characteristics consistent with investment-grade rated securities.

Credit Tenant Lease CMBS:    These CMBS are backed by a series of loans secured by single-tenant properties. Retail property is the most prevalent asset class securing these types of loans. However, office properties and non-traditional asset classes are not uncommon in credit tenant lease CMBS.

Single Borrower Portfolio CMBS:    These CMBS are backed by one or more cross-collateralized pools of assets owned by a single borrower. The borrowers for these types of transactions are typically of institutional quality and these securities are typically rated investment-grade.

Single Property CMBS:    This can be either an entire CMBS pool backed by a single property, or a tranche of a larger CMBS pool which is backed by a specific loan. The properties securing these loans are typically of very high quality.

The primary risk of a CMBS bond is that cumulative losses on loans will exceed the amount of credit support for a bond class. For purposes of making investment decisions, we will evaluate this risk by analyzing a subset of specific loans in the pool. This sample will focus on the largest and riskiest loans in the pool, and will also include a random sample of smaller loans.

REIT Fixed Income Securities.    REIT fixed income securities include both unsecured debt and preferred stock issued by REITs. REITs own a variety of property types with a large number of companies focused on the office, retail, multifamily, industrial, healthcare and hotel sectors. In addition, several REITs focus on the ownership of self-storage properties and triple net lease properties. Certain REITs are more diversified in nature, owning properties across various asset classes. Both REIT unsecured debt and preferred stock are typically rated by one or more nationally recognized statistical rating agencies. Currently, REIT unsecured notes are rated from A to BB with the majority of such notes issued by REITs rated investment-grade. In most cases, the preferred stock of a REIT is rated one category lower than the REIT's unsecured debt. The majority of our long-term investments in REIT fixed income securities will be in REIT unsecured debt. We may also utilize credit derivatives, such as default swaps, to enhance returns or to manage our portfolio.

REIT unsecured debt is an unsecured general obligation of the issuing company and ranks equally with all existing and future unsecured and unsubordinated debt of the issuer. These notes typically pay a fixed interest rate semi-annually over their stated lives which typically range from 5 to 10 years. These notes typically have a set of financial covenants that provide strong protection for bondholders.

REIT preferred stock has characteristics of both debt and equity investments. These securities may or may not be convertible into common stock of the issuer. These securities are typically perpetual in nature, but often include redemption provisions at the option of each of the issuer and the holder under certain circumstances. REIT preferred stock typically pays a fixed dividend and ranks senior to common stock, but junior to unsecured debt.

As of June 30, 2004, the collateral for CDO I and CDO II included approximately $115.5 million and approximately $94.6 million in REIT unsecured debt, respectively, and no REIT preferred stock. Debt issued by retail REITs accounted for 39% of the warehouse's REIT portfolio, debt issued by office REITs accounted for 24% of the warehouse's REIT portfolio, and debt issued by healthcare and apartment REITs accounted for 12% of our REIT portfolio. The remaining investments in REIT securities are backed primarily by diversified REITs, self-storage REITs, or healthcare REITs. While we intend to maintain a diverse portfolio of REIT securities, the composition of the portfolio may change in the future depending on our view of the various sectors and property markets.

Commercial Real Estate CDOs.    Commercial real estate collateralized debt obligations, or CRE CDOs, are debt obligations typically collateralized by a combination of CMBS and REIT unsecured debt. CRE CDOs may also include real estate whole loans and other asset-backed securities as part of their underlying collateral, although this is not as common. A CRE CDO is a special-purpose vehicle that finances the purchase of CMBS, REIT debt and other assets by issuing rated liabilities and equity in private securities offerings.

Residential Mortgage-Backed Securities.    We may invest in residential mortgage-backed securities, or RMBS, which represent interests in pools of loans secured by single family homes. These securities may be issued by the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association or private issuers. We may purchase RMBS to provide liquidity and diversity to the portfolio or to provide an alternative investment at times when CMBS, REIT securities and real estate CDOs are not attractive investments. If we invest in RMBS, we will purchase RMBS securities that are investment-grade and that primarily bear interest at a floating rate. We will emphasize floating rate RMBS in order to minimize the prepayment risk inherent in most fixed rate residential mortgage loans. These loans can usually be prepaid without penalty, and the prepaid principal is applied to early repayment of principal on the RMBS. As a result, the average life of fixed rate RMBS can vary significantly depending on the rate at which the underlying loans are prepaid. This makes fixed rate RMBS very difficult to match fund because the average life of the financing is typically fixed. Floating rate RMBS are also susceptible to prepayment of principal. However, they can be funded with floating rate liabilities that are also prepayable.

    Our Initial Investments in Real Estate Securities

Upon consummation of this offering, a NorthStar Capital subsidiary, NS Advisors Holdings LLC, will contribute to us 100% of the outstanding membership interests in NS Advisors, which manages a diversified portfolio of real estate securities owned by CDO I and CDO II. NS Advisors advised on an initial portfolio with its first CDO offering which closed in August 2003 and is fully invested. The portfolio of real estate securities of CDO I had an outstanding balance of $385.2 million as of June 30, 2004 and is fully invested. NS CDO Holdings I, LLC acquired approximately 83% of the equity portion of CDO I, which has a liquidation preference of approximately $15.8 million. No single issue of real estate securities accounts for more than 2.5% of the underlying collateral for this CDO and none of the underlying securities were in default as of June 30, 2004. NS Advisors advised on an additional portfolio of securities with its second CDO offering which closed in July 2004. The portfolio of real estate securities of CDO II had an outstanding collateral balance of $358.9 million as of June 30, 2004. NS CDO Holdings II, LLC acquired $35 million of subordinated securities consisting of the "BB" rated junior classes of debt securities and the unrated income notes of this second CDO issuance for a purchase price of $27.4 million.

Pursuant to the warehouse agreement with Citigroup, Citigroup had purchased $66.5 million and $358.9 million as of December 31, 2003 and June 30, 2004, respectively, of fixed and floating rate CMBS, REIT debt, and other real estate CDOs for inclusion in the second CDO issuance. As of June 30, 2004, NS Advisors had pledged $9.5 million in cash and pledged its equity securities in CDO I as collateral for its obligations under the warehouse agreement.

The following tables list the type and credit ratings of the real estate securities in the CDO I portfolio as of June 30, 2004 which have been financed with the private offering of rated collateralized debt obligations and equity by N-Star Real Estate CDO I Ltd.

N-Star Real Estate CDO I: Assets by Type
Asset Type	Principal Balance	Percent of Total	Number of Investments
Fixed Rate CMBS	$211,368,402	54.9%	41
Floating Rate CMBS	40,335,563	10.5%	15
REIT Debt	115,520,000	29.9%	18
Real Estate CDOs	18,000,000	4.7%	3
Total	$385,223,965	100%	77

N-Star Real Estate CDO I: Assets by Credit Rating
Rating(1)	Principal Balance	Percent of Total	Number of Investments
A2/A	$4,478,000	1.2%	1
A3/A–	1,920,098	0.5%	1
Baa1/ BBB+	32,065,535	8.3%	6
Baa2/BBB	78,923,867	20.5%	17
Baa3/ BBB–	158,224,551	41.0%	31
Ba1/BB+	71,761,914	18.6%	14
Ba2/BB	31,850,000	8.3%	6
Ba3/BB–	6,000,000	1.6%	1
Total	$385,223,965	100%	77

(1)	The above ratings represent the lowest explicit rating assigned to each security by Moody's, Standard & Poor's or Fitch on June 30, 2004. As of June 30, 2004, there have been 12 securities with principal balances totalling $62.0 million that have been upgraded by at least one rating agency and three securities with an outstanding balance of $18.7 million that has been downgraded by at least one rating agency since the closing of the offering by CDO I.

The following table lists information related to the capital structure of CDO I at June 30, 2004:

N-Star Real Estate CDO I: Capital Structure
Class	Original Note Balance or Liquidation Preference	Note Rate	Ratings (Moody's/S&P/Fitch)
A-1	$250,000,000	LIBOR + 0.42%	Aaa/AAA/AAA
A-2A	45,000,000	LIBOR + 0.95%	Aa2/AAA/AAA
A-2B	15,000,000	5.68%	Aa2/AAA/AAA
B-1	15,000,000	LIBOR + 1.675%	NR/A/A
B-2	10,000,000	LIBOR + 1.80%	A3/A–/A–
C-1A	5,000,000	LIBOR + 3.00%	Baa3/BBB+/BBB+
C-1B	5,000,000	7.696%	Baa3/BBB+/BBB+
C-2	24,000,000	7.009%	NR/BBB/BBB
D-1A	10,000,000	LIBOR + 2.30%	NR/BB+/BB+
D-1B	4,000,000	7.009%	NR/BB+/BB+
Equity(1)	19,000,000	N/A	NR/NR/NR

(1)	Upon consummation of the formation transactions, we will own approximately 83% of the equity of CDO I.

The following tables list the type and credit ratings of the real estate securities held by Citigroup as of June 30, 2004 under our warehouse agreement for the second CDO.

Warehoused Real Estate Securities: Assets by Type
Asset Type	Principal Balance	Percent of Total	Number of Investments
Fixed Rate CMBS	$220,200,805	61.4%	50
Floating Rate CMBS	23,715,711	6.6%	4
REIT Debt	94,615,000	26.4%	19
Real Estate CDOs	20,398,000	5.6%	5
Total	$358,929,516	100.0%	78

Warehoused Real Estate Securities: Assets by Credit Rating
Rating(1)	Principal Balance	Percent of Total	Number of Investments
Aaa/AAA	$16,553,453	4.5%	4
A1/A+	$6,000,000	1.7%	1
A3/A–	$2,000,000	0.5%	1
Baa1/ BBB+	19,066,000	5.3%	3
Baa2/BBB	77,801,442	21.7%	16
Baa3/ BBB–	137,182,000	38.2%	32
Ba1/BB+	37,500,621	10.5%	8
Ba2/BB	40,340,000	11.0%	8
Ba3/BB–	2,486,000	1.0%	1
B1/B+	20,000,000	5.6%	4
Total	$358,929,516	100.0%	78

_____________

[1]	The above ratings represent the lowest explicit rating assigned to each security by Moody's, S&P or Fitch.

    Financing Strategy for Real Estate Securities

We will issue CDOs to finance discrete pools of real estate securities, matching the terms of our assets and liabilities, in order to implement our financing strategy. In a CDO, the cash flow received from a portfolio of securities is applied to repaying several classes of bonds. Principal and interest payments are made sequentially starting with the most senior class of bonds. Principal payments received from the securities in the underlying pool are passed through to the CDO bonds when received, thereby creating a close match between the maturities of the assets and the CDO bonds. CDOs provide low cost financing because the most senior bond classes are rated AAA by the rating agencies. Approximately 81% and 77% of the bonds issued by CDO I and CDO II, respectively, were rated AAA by at least two rating agencies at the time of the initial issuance.

We may also utilize other securitization structures to provide long-term financing for our assets or we may issue CDOs that include subordinate debt or real estate debt secured by net lease properties.

    Hedging Strategy for Real Estate Securities

We will use hedging techniques such as interest rate swaps, interest rate caps, short sales of securities and mortgage derivatives to manage our real estate securities portfolio's interest rate risk and to preserve a steady income stream regardless of movements in interest rates. We will hedge fixed rate assets that are funded with floating rate liabilities to mitigate the potential impact of rising interest rates. The floating rate portions of the issuances of debt securities by CDO I and CDO II are each hedged with an interest rate swap for this purpose. Securities held by a bank pursuant to a warehouse agreement, which we participate in on a derivative basis, are hedged to mitigate the impact of interest rate fluctuations prior to the issuance of a CDO.

    Underwriting Process for Real Estate Securities

Our underwriting process for real estate securities is focused on evaluating both the real estate risk of the underlying assets and the structural protections available to the particular class of securities in which we are investing. We believe that even when a security such as a CMBS or a REIT bond is backed by a diverse pool of properties, risk can not be evaluated purely by statistical or quantitative means. Properties backing loans with identical debt service coverage ratios or loan-to-value ratios can have very different risk characteristics depending on their location, lease structure and physical condition. Our underwriting process seeks to identify those factors that may lead to an increase or decrease in credit quality over time.

Our underwriting process for the acquisition of real estate securities backed by a single loan or a small pool of large loans includes:

•	review of the rent roll and historical operating statements in order to evaluate the stability of the underlying property's cash flow;

•	utilization of our network of relationships with leasing agents, appraisers and real estate investors to identify market and sub-market trends in order to assess the property's competitive position within its market; and

•	evaluation of the loan's structural protections and intercreditor rights.

When evaluating a CMBS pool backed by large number of loans, we combine real estate analysis on individual loans with stress testing of the portfolio under various sets of default and loss assumptions. First, we identify a sample of loans in the pool which are subject to individual analysis. This sample typically includes the largest ten to fifteen loans in the pool, loans selected for risk characteristics such as low debt service coverage ratios, unusual property type, or location in a weak market, and a random sample of small to medium sized loans in the pool. The loans in the sample are analyzed based on the available information, as well as any additional market or property level information that we are able to obtain. Each loan in the sample is assigned a risk rating, which affects the default assumptions for that loan in our stress test. A loan with the lowest risk rating is assumed to default and suffer a loss whereas loans with better risk ratings are assigned a lower probability of default. The stress tests we run allow us to determine whether the bond class in which we are investing would suffer a loss under the stressed assumptions. We invest only in securities in which we expect to recover our invested capital even if the underlying loans experience significant stress.

REIT securities are evaluated based on the quality, type and location of the property portfolio, the capital structure and financial ratios of the company, and management's track record, operating expertise, and strategy. We also evaluate the REIT's debt covenants. Our investment decision is based on the REIT's ability to withstand financial stress, as well as more subjective criteria related to the quality of management and of the property portfolio.

    Net Lease Properties

    Overview

We invest primarily in office, industrial and retail properties that are net leased to corporate tenants. Upon consummation of this offering, NorthStar Capital will contribute its 97.5% equity interest in the entity that owns the New York property portfolio to our operating partnership.

Net lease properties are typically leased to a single tenant who agrees to pay basic rent, plus all taxes, insurance and operating expenses arising from the use of the leased property. We target properties within two subsectors of the net lease market:

•	properties leased to unrated or below investment-grade corporate tenants; and

•	investments with lease terms of less than 15 years.

We target these subsectors because they generally have one or more of the following characteristics:

•	established tenants with stable core businesses or market leaders in growing industries;

•	a purchase price no greater than replacement cost of the asset;

•	facilities that are an integral part of the tenant's operations; and

•	a property design and location that make it suitable and attractive for alternative tenants.

We believe that most investors are primarily focused on assets leased to investment-grade tenants under leases with remaining terms of 15 years or longer. In our experience, there is a more limited universe of acquirers with the real estate and capital markets expertise necessary to underwrite net lease assets with valuations that are more closely linked to real estate fundamentals than to tenant credit. We believe that well-located, general purpose real estate with flexible design characteristics can maintain or increase in value when re-leasing opportunities arise. By leveraging our relationships and employing our combination of skills to identify and execute asset acquisitions in sectors of the net lease market where less liquidity exists, we expect to generate risk-adjusted returns superior to those available from more traditional net lease investment strategies. We will originate net lease property investments through sellers or intermediaries structuring sale leaseback transactions and our proprietary network of property owners, corporate tenants and tenant representative brokers. In addition, our affiliate, Koll Development, also has significant relationships from which we will benefit.

    Our Net Lease Experience

Our management team has extensive experience in underwriting, acquiring, financing and structuring net lease investments. Since its formation in 1997, NorthStar Capital has, through its affiliates, made approximately $450 million of investments in properties, substantially all of which were net leased. These investments include the acquisition of interests in more than 40 net leased office and retail assets, a strategic interest in Koll Development Company and the acquisition of a 97.5% interest in an entity that owns the New York property portfolio.

Through its ownership interest in Koll Development Company, NorthStar Capital has participated in the development and financing of facilities that are sold to corporate tenants or structured as net leases and sold to net lease buyers. Koll Development has developed 44 office and industrial properties totaling over 10 million square feet at a cost of approximately $1.1 billion. We believe that we will benefit from NorthStar Capital's affiliation with Koll Development primarily because of our access to its experienced management team and their current knowledge of the net lease marketplace, relationships with lenders and investors which could potentially lead to investment opportunities and their knowledge of comparable information on the pricing and availability of debt and equity for specific net lease transactions. No interest in Koll Development is being contributed to us upon consummation of this offering.

Our management team also acquired on NorthStar Capital's behalf our indirect interest in the New York property portfolio, which at the time of acquisition, consisted of two fee properties centrally located in Times Square and eleven leasehold retail and commercial properties located in midtown Manhattan. Since the acquisition, one leasehold has been sold and four have expired. Upon consummation of this offering, NorthStar Capital will contribute to us its 97.5% equity interest in the entity that owns the New York property portfolio, and we will purchase the remaining 2.5% interest with a portion of the proceeds of this offering.

    New York Property Portfolio

Our New York portfolio consists of two fee properties in Times Square and six leasehold properties in midtown Manhattan, approximately 76% of which are used for retail space with the remainder primarily used as office space. In June 1998, NorthStar Capital formed ALGM I Owners LLC, or ALGM, which holds the fee or leasehold interests in these properties. This portfolio of well-located, general use properties were acquired at a substantial discount due to a loan default by the previous owner. ALGM purchased the portfolio and proceeded to upgrade, reconfigure and reposition the assets, which at the time of purchase, were leased to tenants at below market rents. The properties have since attracted new, higher-paying tenants, increasing the value of ALGM's interests in the properties. This process of turning around these undervalued properties is consistent with our overall net lease acquisition strategy we will pursue going forward.

On June 30, 1998, ALGM acquired through a series of transactions a $151.5 million secured loan for $56.5 million from a commercial bank which was made to NRMI. ALGM commenced foreclosure actions against NRMI in order to gain control of the collateral securing the loan and on February 28, 1999, a settlement agreement was reached whereby ALGM received the assets of the current New York property portfolio and other rights and assets that have since expired, sold or otherwise exercised.

The New York property portfolio is managed by Emmes Asset Management, an affiliate of NorthStar Capital, pursuant to an asset management agreement for an annual management fee of $778,000. Upon consummation of the offering, NorthStar Capital will contribute to us its 97.5% equity interest in ALGM and Emmes Asset Management will continue to manage the New York property portfolio. We intend to purchase the remaining 2.5% equity interest, which is also entitled to a special allocation of profits, in ALGM from ALGM I Equity LLC, of which executive officers of Emmes hold 92.5% of the outstanding membership interests, with approximately $1.6 million of the net proceeds of this offering. Our chief financial officer owns 4.82% of this outstanding 2.5% equity interest or 0.12% of the total equity of ALGM.

The properties in the New York property portfolio have a total of 96,114 net rentable square feet that was 94.8% leased as of June 30, 2004. The fee properties are located in the Times Square sub-market and the leasehold properties are located in and around midtown Manhattan.

The eight assets, which vary in size from 4,200 square feet to 21,140 square feet, are currently cross-collateralized under a first mortgage loan. The New York property portfolio is encumbered by a $43 million first mortgage loan provided by Greenwich Capital that matures in January 2005. The loan may be extended, at ALGM's option, for three one-year extension periods, subject to ALGM satisfying certain conditions provided for under the loan, including payment of a fee equal to ..75% of the loan balance as a condition to exercising the second and third extension options. The mortgage loan carries a floating interest rate equal to 3.6% plus the greater of 30-day LIBOR or 2%. As of June 30, 2004 and December 31, 2003, the principal amount was approximately $42 million. The mortgage also provides for a monthly amortization payment based upon an amortization schedule of 200 months and an assumed interest rate of 8.5%. Prior to June 30, 2004, we may not voluntarily prepay the loan, in whole or in part, unless it is for the purpose of paying only the portion of the unpaid principal required to restore the debt service coverage ratio of the unpaid principal to 1.15:1 and the prepayment is accompanied by an applicable premium and an exit fee. After June 30, 2004, upon 30 days prior written notice, we may prepay all or any portion of the unpaid principal on any monthly payment date, provided that the prepayment is accompanied by the applicable premium and exit fee. Each property is further described below.

Fee Assets.    NorthStar Capital will contribute its interest in ALGM which owns a fee simple interest in two of the properties with a combined total of 31,709 square feet.

729 Seventh Avenue.    729 Seventh Avenue, located in Times Square, is ALGM's retail condominium space that was built in 1915. This 17-story office building contains 164,000 square feet of office space. This retail condominium includes 8,094 square feet of prime space on the ground level, 8,283 square feet on the second floor and 3,241 square feet of retail space on the lower level. The condominium offers extensive street frontage of 200 feet on both Seventh Avenue and West 49th Street. A subsidiary of NRMI net leases 100% of the space at 729 Seventh Avenue. The lease agreement provides for an initial term of 25 years commencing on February 28, 1999 with an option for an additional 15 year term. The lease agreement further provides for annual contractual base rent of $2,250,000, subject to an annual increase of 2.5%. The annual rent for the period ending February 28, 2005 was $2,545,668. NRMI is currently operating two restaurants at this location, Houlihan's and Tequilaville, and subleases space to a delicatessen and an electronics store. The balance of the street level space is occupied by various third party retailers. This property has been fully leased for each of the last five years. The average effective annual contractual base rent per square foot was $39.46, $115.65, $118.54, $121.50 and $124.54 for the years ending December 31, 1999, 2000, 2001, 2002 and 2003, respectively. Annual real estate taxes for 729 Seventh Avenue for the New York City fiscal year ended June 2004 will be $557,054 ($11.431 per $100 of assessed value), all of which are paid directly to the City of New York by our tenant pursuant to the terms of the net lease. ALGM's tax basis for 729 Seventh Avenue is $12,684,000, and the property is depreciated on a straight-line basis over 39 years.

1552 Broadway.    1552 Broadway, located in Times Square, is comprised of 12,091 square feet with approximately 3,000 square feet on the street level, 3,000 square feet on the second floor and 1,000 square feet in the basement, with the balance of the space on the third and fourth floors. The building offers approximately 40 feet of street frontage along Broadway and 80 feet of street frontage on West 46th Street. The building's façade is a designated New York City landmark because of its detailed sculptures relating to important Broadway theatre persona. The building is 100% leased to an affiliate of NRMI that operates a TGI Friday's restaurant in the building's retail space and subleases space to a gift shop. The lease agreement provides for an initial term of 25 years commencing on February 28, 1999 and with an option for an additional 15 year term. The annual rent for the period ending February 2005 is $1,697,112 and is subject to an annual 2.5% increase. In addition, the building's street frontage on Duffy Square includes valuable signage rights which are leased to ClearChannel / Spectacolor for a period of ten years pursuant to an agreement that includes both base rent and percentage rent based upon performance. This property has been fully leased for each of the last five years. The average effective annual contractual base rent per square foot was $85.37, $250.19, $256.44, $131.43 and $134.71 for the years ending December 31, 1999, 2000, 2001, 2002 and 2003, respectively. Annual real estate taxes for 1552 Broadway for the New York City fiscal year ended June 2004 will be $581,547 ($11.431 per $100 of assessed value). ALGM's tax basis for 1552 Broadway is $16,708,561 and straight-line amortization is taken over a 39 year period.

Leasehold Assets.    The New York property portfolio includes leasehold interests in six portfolio properties, all of which contain a street-level retail component and some of which have additional commercial or retail space below ground or on upper floors. The leaseholds total 68,505 square feet. Four of the leaseholds are located in the Times Square and the Penn Station/Garment Center sub-markets, one, 991 Third Avenue, is located in Manhattan's East Side directly across from Bloomingdales, and one, 987 Eighth Avenue, is located at the corner of 58th Street and Eighth Avenue across from the Time Warner building. Each of these sub-markets has experienced significant retail rental growth over the past several years, and we believe that this trend will continue.

The leaseholds are subleased to a variety of credit and national tenants operating businesses such as Duane Reade, Aerosoles, Parade of Shoes and Sbarro, as well as local tenants that operate delicatessens, restaurants and other retail and commercial operations from their space. The leasehold space was 93.9% subleased as of December 31, 2003, with individual leasehold occupancies ranging from 76% to 100%. The remaining terms of the leaseholds range from two to 69 years, including extensions, with an average remaining lease term of approximately 19 years. A total of 46,305 square feet, or 65% of the leaseholds, have a remaining lease term of at least five years.

The table on the following page sets forth information relating to the properties in the New York property portfolio, as of June 30, 2004.

New York Property Portfolio: Property Information
Property Address	Square Feet	Ownership Interest	Leasehold Expiration Date	Major Tenants	Percent of Total Square Feet Leased		Lease Type	Lease/ Sublease Expiration Date	Monthly Leasehold Rent Payment
729 Seventh Avenue	19,618	Fee Simple	N/A	729 7th Realty Corp (d/b/a Houlihan's)	100.0%		Net	Feb. 2024	N/A
					100.0%
1552 Broadway	12,091	Fee Simple	N/A	1552-TGI Inc. (d/b/a TGI Fridays)	100.0%		Net	Feb. 2024	N/A
				Clear Channel / Spectacolor	NA		License(1)	Apr. 2012
					100.0%
25-27 West 34th Street(2)	21,140	Leasehold	12/31/2009	Payless Shoes (d/b/a Parade of Shoes)	13.2%		Gross	Dec. 2009	$7,083
				Sleepy's	14.2%		Gross	Dec. 2009
				Solstice	4.0%		Gross	Dec. 2009
				Su & Su	23.6%		Gross	Dec. 2009
				Orion Technology	21.3%		Gross	Dec. 2009
				AT&T Wireless	0.0	%(3)	Gross	Nov. 2009
					76.3%
36 West 34th Street	17,665	Leasehold	7/31/2015(4)	Aerosoles	12.2%		Gross	Jun. 2012	$15,182
				Active Temporaries	17.7%		Gross	May 2014
				233-70 Restaurant Corp.	17.7%		Gross	Aug. 2014
				Montes Food	11.1%		Gross	Sep. 2013
				Mother's Work	10.8%		Gross	Jul. 2016
				Wicole Construction	10.8%		Gross	Apr. 2005
				TLP (d/b/a Curves)	10.8%		Gross	Jul. 2006
				Wolfe Doyle Advertising	8.9%		Gross	Jun. 2011
					100.0%
701 Seventh Avenue	7,500	Leasehold	12/31/2012	Sbarro, Inc.	100.0%		Modified Net(5)	Dec. 2012		(5)
987 Eighth Avenue	10,800	Leasehold	4/30/2008(6)	Duane Reade	100.0%		Gross	Jun. 2017	$6,667	(7)
1372 Broadway	4,200	Leasehold	6/30/2006	Merel Foods	19.0%		Gross	Jun. 2006	$23,165
				Leather Villa	14.3%		Gross	Dec. 2004
				1372 Photo Corp.	19.0%		Gross	Jun. 2006
				O-Dett Enterprises	47.7%		Gross	Jun. 2006
					100.0%

New York Property Portfolio: Property Information
Property Address	Square Feet	Ownership Interest	Leasehold Expiration Date	Major Tenants	Percent of Total Square Feet Leased	Lease Type	Lease/ Sublease Expiration Date	Monthly Leasehold Rent Payment
991 Third Avenue(2)	3,100	Leasehold	12/31/2005	NY Mattress Showcase (Dial-A-Mattress)	51.6%	Gross	Dec. 2005	$3,000
				71000 Corp. (Dunkin Donuts)	9.7%	Gross	Dec. 2005
				Many Many News.	12.9%	Gross	Dec. 2005
				59th Operating Corp. (d/b/a PAX Foods)	25.8%	Gross	Dec. 2005
					100.0%
Total Net Rentable Space	96,114
Unleasable Space	4,100
Total square feet	100,214

(1)	Tenant pays percentage rent and no taxes.

(2)	The master landlord of these properties is an entity in which NorthStar Capital has an indirect 18% beneficial interest.

(3)	Tenant leases space on the roof of the building for a cellular antenna.

(4)	Our leasehold on 36 West 34th Street includes two 21-year options and one 15 year option. Upon extension, the leasehold would expire in 2072.

(5)	Tenant pays all real estate taxes and rent based on a percentage of tenant's sales.

(6)	Our leasehold on 987 Eighth Avenue includes a 21-year extension option. Upon extension, the leasehold would expire in 2029.

(7)	In addition to the basic rent, percentage rent equal to 15% of all rent collected by ALGM is payable monthly.

The following table below lists information relating to the expirations of leases for tenants at the properties in the portfolio.

New York Property Portfolio: Schedule of Lease Expirations
	Number of Leases Expiring	Square Feet of Expiring Leases	Annual Rent of Expiring Leases	Percentage of Gross Annual Rent Represented By Expiring Leases
2004	1	600	$78,996	1.0%
2005	5	5,055	$575,654	6.9%
2006	4	5,555	$372,780	4.4%
2007	0	—	—	0.0%
2008	0	—	—	0.0%
2009	6	16,145	$1,051,222	12.7%
2010	0	—	—	0.0%
2011	1	1,600	$76,385	0.9%
2012	3	9,700	$1,135,000	13.7%
2013	1	1,600	$82,112	1.0%
2014	2	6,400	$79,483	1.0%
Thereafter	4	44,464	$4,847,298	58.4%

    Underwriting Process for Net Lease Investments

Our ability to maximize the risk-adjusted returns available from investing capital in net lease properties will depend, in part, on our ability to underwrite and monitor tenant credit and real estate market and property fundamentals. We believe a thorough investment analysis is important to assessing the particular merits of a given investment.

We target investments in the net lease market that require particular focus on tenant credit and property-level fundamentals. We conduct detailed tenant credit analyses to assess, among other things, the potential for credit deterioration and lease default risk. This analysis is also employed to measure the adequacy of landlord protection mechanisms incorporated into the underlying lease.

Our underwriting process will include sub-market and property-level due diligence in order to understand downside investment risks, including quantifying the costs associated with tenant defaults and releasing scenarios. We will model stress scenarios to understand the adequacy of important refinancing assumptions.

We will incorporate the information obtained through the due diligence process into an investment memorandum which will include base case and downside financial models to support the investment recommendations. Approval by our investment committee will be required prior to funding any proposed investment.

We have an active asset management program that includes quarterly analytical updates to assess the impact of real estate markets as well as capital and credit market trends on these investments. Both our initial underwriting and asset management reviews will involve similar analytical processes designed to enhance our risk-adjusted returns.

    Financing Strategy for our Net Lease Properties

We expect to finance the majority of our net lease investments at approximately 70% to 80% of their asset value. The financing typically will be non-recourse. We will seek to match the term of the financing with the term of the lease where possible.

Competition

We are subject to significant competition in seeking real estate investments. We compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. In addition, there are other REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater financial resources than we do and generally may be able to accept more risk. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

Competition may limit the number of suitable investment opportunities offered to us. It may also result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to maintain our dividend distribution.

Insurance

We believe that our properties are covered by adequate comprehensive liability, rental loss, and all-risk property casualty insurance, provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our invested capital in, and anticipated profits from, the property.

Government Regulations

Many laws and governmental regulations are applicable to our investments and changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans with Disabilities Act.    Under the American with Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers, and noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we believe that our properties are substantially in compliance with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that such costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters.    Under various federal, state and local laws, ordinances and regulations relating to the protection of the environment, a current or previous owner or operator of real property may be held liable for the costs of removal or remediation of certain hazardous or toxic substances or petroleum product releases at such property. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of such hazardous or toxic substances. The costs of investigation, removal or remediation of such substances may be substantial, and the presence of such substances may adversely affect our ability to rent or sell the property or to borrow using such property as collateral and may expose us to liability resulting from any release of or exposure to such substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. In connection with the ownership (direct or indirect), operation, management and development of real properties, we may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and therefore potentially liable for removal or remediation costs, as well as certain other related costs, including governmental penalties and injuries to persons and property.

We believe that the properties to be contributed to us are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances. Neither we nor NorthStar Capital has been notified by any governmental authority, or is otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with any of the properties. We are not aware of any environmental liabilities relating to our properties that would have a material adverse effect on our financial condition or results of operations taken as a whole, nor are we aware of any such material environmental liability. However, it is possible that there are material environmental liabilities of which we are unaware. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability or the current environmental condition of the properties will not be affected by tenants, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks) or by third parties unrelated to us. If compliance with the various laws and regulations, now existing or hereafter adopted, exceeds our budgets for such items, our ability to make expected distributions to stockholders could be adversely affected.

Other Regulations.    The properties to be contributed to us are also subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We believe that the properties are currently in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition.

Except as described in this prospectus, we are not aware of any other laws or regulations that have a material effect on our operations, other than typical state and local laws affecting the development and operation of real property, such as zoning laws.

Employees

We currently have no employees. Following the consummation of this offering, we will have 9 full-time employees.

Legal Proceedings

729 7th Avenue Realty Corp. v. 729 Demi-Tasse LLC

On August 21, 2003, the net lessee of 729 Seventh Avenue, 729 7th Realty Corp., a subsidiary of NRMI, filed an action against 729 Demi-Tasse LLC, a subsidiary of ALGM and the fee owner of 729 Seventh Avenue, in New York State Supreme Court, New York County to enforce certain rights it claims to have under its net lease with Demi-Tasse. In its complaint, 729 7th Realty Corp. sought specific performance of its alleged right to require Demi-Tasse to provide a subordination, non-disturbance and attornment agreement, or an SNDA, to a proposed subtenant so that in the event the net lease is terminated, the proposed sublease would remain in effect. The plaintiff also sought a judgment in the amount of approximately $600,000 for damages 729 7th Realty Corp. allegedly suffered by reason of Demi-Tasse's refusal to provide the subtenant with SNDA protection.

Demi-Tasse has refused to grant SNDA protection to the subtenant on the grounds that the sublease is configured in such a way so as to extract the most economically desirable portion of the property for the subtenant, an affiliate of 729 7th Realty Corp., rendering the remaining space that would revert to Demi-Tasse upon a termination of the net lease unmarketable. Under the terms of the net lease, Demi-Tasse has no obligation to provide SNDA protection to a proposed sublease where, in Demi-Tasse's discretion, the remaining space would be rendered unmarketable.

On September 24, 2003, Demi-Tasse moved to dismiss the claim for $600,000 in damages on the grounds that the net lease prohibits the recovery of monetary damages that may result from Demi-Tasse's refusal to provide a proposed subtenant with SNDA protection. Demi-Tasse's time to answer the first cause of action was stayed until a decision was rendered on the motion. Demi-Tasse's motion to dismiss the claim for monetary damages was granted on March 29, 2004. Demi-Tasse intends to vigorously oppose 729 7th Realty Corp.'s claim that it has the right to obtain SNDA protection for its subtenant under the current circumstances.

We will acquire NorthStar Capital's equity interest, through ALGM, in Demi-Tasse in conjunction with the contribution of the initial investments upon the consummation of this offering. We would therefore hold an indirect fee interest in and assume the role of landlord of this property. If the claim for SNDA protection is successful, it would result in a total economic loss to us of up to approximately $700,000, including lost rent, leasing commissions and concessions in the first year following the litigation, in addition to the cost of any legal proceedings or negotiations, and up to approximately $650,000 to $850,000 in lost rent annually thereafter unless rerented on the same terms. We have established a collectibility reserve totaling $2,262,000 as of June 30, 2004 related to straight-line (unbilled) rents receivable under this lease. However, this reserve may not be adequate to protect us against any loss.

THE FORMATION TRANSACTIONS

Contribution Agreements

Upon consummation of this offering, NorthStar Capital subsidiaries will contribute their interests in NorthStar Capital's subordinate real estate debt, real estate securities and net lease businesses, which we refer to as our initial investments, to our operating partnership. In exchange for the contribution of the initial investments, our operating partnership will distribute approximately 4.71 million operating partnership units to these NorthStar Capital subsidiaries, valued at $47.1 million, and approximately $36.1 million in cash to NorthStar Capital, of which NorthStar Capital will use $32 million to reduce the outstanding principal amount under its senior secured credit facility with Allianz Risk Transfer in order to release liens associated with the initial investments, and pay $914,000 for transfer taxes in connection with the contribution of the New York property portfolio from NorthStar Capital.

The initial investments will be contributed to our operating partnership pursuant to contribution agreements. The contribution agreements will contain representations and warranties concerning the ownership and terms of the initial investments to be contributed, including a representation that, to the contributor's knowledge, the initial investments are not subject to any material liabilities other than those that are disclosed in the contribution agreement, and other customary matters. Each of the contributors will agree to indemnify us and our operating partnership against any and all losses asserted against, imposed upon, resulting to or incurred by us, our operating partnership and our respective affiliates resulting from breaches of representations and warranties of the contributor occurring within 12 months of the contribution if written notice of a claim for indemnification is made within such 12-month period. Our operating partnership will assume all of the obligations relating to the initial investments and will indemnify the contributing subsidiaries of NorthStar Capital with respect to such obligations and liabilities relating to the initial investments.

At the time of the approval of the formation transactions, including NorthStar Capital's contribution of the initial investments to us, NorthStar Capital was our sole stockholder and three of our executive officers also served as officers of NorthStar Capital. Messrs. Hamamoto and Scheetz each own approximately 12% of the outstanding common stock of NorthStar Capital on a fully-diluted basis. As a result, these matters were not negotiated at arm's length and the terms of the contribution transactions may be less favorable than if we were an unaffiliated party due to possible conflicts of interest.

The initial investments are being contributed at an overall valuation determined by NorthStar Capital which is not the product of an arms' length negotiation or an independent third party appraisal. In determining the contribution value of the initial investments, NorthStar Capital employed several different methodologies and took independent appraisals of value and offers made by third parties into account, to the extent available. The methodologies employed included discounted cash flow analyses and the application of market-based sales multiples to recurring cash flow streams. An appraisal of each of the properties in the New York property portfolio which was conducted by an independent real estate appraiser in connection with the refinancing of these properties in December 2002 was taken into account in determining the value of NorthStar Capital's interest in ALGM I Owners LLC. In addition, the age of each initial investment was taken into account.

In exchange for the contribution of interests in NorthStar's net lease and subordinate real estate debt businesses by majority-owned subsidiaries of NorthStar Capital, they will receive, and NorthStar will beneficially own, approximately 1.75 million operating partnership units.

In exchange for the contribution of interests in NorthStar's real estate securities business by a majority-owned subsidiary of NorthStar Capital, the subsidiary will receive 2.96 million operating partnership units.

The contribution of the initial investments to our operating partnership is conditioned upon the consummation of this offering and the issuance of the operating partnership units and other payments described above, among other things. Each of the initial investments are further described below.

    Subordinate Real Estate Debt

All of the interests and related rights and obligations of NorthStar Capital subsidiaries in NorthStar Funding LLC, a joint venture with the NSF Venture Investor that invests in subordinate real estate debt which we refer to as the NSF Venture, will be contributed as further described below.

•	NorthStar Funding Managing Member Holdings LLC, or NFMM Holdings, will contribute 100% of the outstanding membership interests in NorthStar Funding Managing Member LLC, or NF Manager, the managing member and owner of 50% of the outstanding membership interests in NorthStar Funding Management LLC, the managing member of NSF Venture. NFMM Holdings intends to make a distribution to NorthStar Partnership and certain employees of NorthStar Capital of the operating partnership units that it receives in exchange for its contribution of the interests in NF Manager.

•	NF Manager, the advisor to NSF Venture and the NSF Venture Investor pursuant to advisory agreements, will continue to serve as an advisor after the contribution of its membership interests to our operating partnership.

•	NorthStar Partnership will contribute 100% of the outstanding membership interests in NorthStar Funding Investor Member LLC, or NF Investor, which holds approximately 5% of the outstanding membership interests in NSF Venture.

    Real Estate Securities

All of the interests of NorthStar Capital in its real estate securities business, including the membership interests in the CDO collateral manager and the retained securities of CDO I and CDO II, will be contributed as further described below.

NS Advisors Holdings LLC will contribute 100% of the outstanding membership interests in NS Advisors LLC, the collateral manager of CDO I and CDO II, and therefore, we will have the right to the annual management fees that it earns as the collateral manager of each CDO issuance pursuant to the collateral management agreement with each CDO issuer. NS Advisors Holdings LLC will also contribute 100% of the outstanding membership interests in NS CDO Holdings I, LLC, the holder of approximately 83% of the outstanding equity of each of N-Star Real Estate CDO I Ltd. and N-Star Real Estate CDO I Corp., the issuer and co-issuer, respectively, of NorthStar Capital's first CDO issuance. In addition, NS Advisors Holdings LLC will contribute 100% of the outstanding membership interests in NS CDO Holdings II, LLC, the holder of $35 million of subordinated securities consisting of the "BB" rated junior classes of debt securities and the unrated income notes of NCIC's second CDO issuance, which were purchased for $27.4 million.

NS Advisors Holdings LLC is a wholly-owned subsidiary of Presidio Capital Investment Company, LLC, of which NorthStar Partnership is the managing member and holds approximately 77% of the outstanding membership interests. NS Advisors Holdings LLC has agreed to make distributions to Presidio Capital Investment Company, LLC of the operating partnership units that it receives in exchange for its contribution of the interests described above six months after the consummation of this offering.

    Net Lease Properties

NorthStar Partnership will contribute 97.5% of the equity interests in ALGM I Owners LLC, the holder of fee or leasehold interests in the New York property portfolio. The New York property portfolio is managed by Emmes, an affiliate of NorthStar Capital, pursuant to an asset management agreement for an annual management fee of $778,000 and it will continue to be managed by Emmes after the consummation of this offering. We intend to use approximately $1.6 million of the net proceeds of this offering to purchase the remaining 2.5% equity interest, which is also entitled to a special allocation of profits, in ALGM I Owners LLC from ALGM I Equity LLC. Executive officers of Emmes hold 92.5% of the outstanding membership interests and Mark Chertok, our chief financial officer, holds an additional 4.82% of the outstanding membership interests of ALGM I Equity LLC. We will pay and discharge certain expenses associated with the transfer of the New York property portfolio, including the payment of approximately $914,000 in New York City and State real property transfer taxes.

Shared Facilities and Services Agreement

Upon consummation of this offering, we will also enter into an agreement with NorthStar Capital pursuant to which NorthStar Capital will agree to provide us, directly or through its subsidiaries, with the following facilities and services:

•	fully-furnished office space for our employees at NorthStar Capital's corporate headquarters;

•	use of common facilities and office equipment, supplies and storage space at NorthStar Capital's corporate headquarters;

•	accounting support and treasury functions;

•	tax planning and REIT compliance advisory services; and

•	other administrative services.

NorthStar Capital has also agreed to provide such other transitional services to us as is necessary in the short term following the consummation of this offering. For the initial one-year term of the agreement, NorthStar Capital will agree to provide these facilities and services to us for a fee of approximately $1.57 million, payable in monthly installments, plus additional charges for out-of-pocket expenses and taxes. This fee will be subject to reduction by the amount that we pay certain current full-time employees of NorthStar Capital who will become our co-employees upon consummation of this offering.

After the initial one-year term of the agreement, we may elect to discontinue receiving any of the above facilities or services upon 90 days written notice by us to NorthStar Capital. NorthStar Capital may discontinue providing a particular service to us upon 90 days written notice to us that NorthStar Capital intends to discontinue permanently the provision of that service to its own internal organizations. NorthStar Capital may also discontinue providing office facilities to us upon 180 days written notice to us. In any of these cases, a reduction corresponding to the portion of the above fee that relates to the discontinued facility or service will be made.

The agreement is renewable for additional one-year periods upon the mutual agreement of NorthStar Capital and us, together with a vote of the majority of our independent directors. If either party fails to adequately perform in any material respect any of its material obligations under the agreement other than a payment obligation, the party entitled to the benefit of that performance may give the defaulting party 30 days written notice of the default and the party's intention to partially or entirely terminate the agreement if the default is not cured within 90 days. If the default is not cured within the 90-day period, the non-defaulting party may elect to terminate the agreement immediately unless the default relates to a dispute contested in good faith by the defaulting party in which case the non-defaulting party may not terminate the agreement pending resolution of the dispute. The agreement also contains customary provisions, including indemnification provisions.

After the initial one-year term of the agreement, the agreement may also be earlier terminated by NorthStar Capital or us if either experiences a change of control and the party experiencing the change of control or the other party gives 180 days written notice to the other of its intent to terminate the agreement.

Non-Competition Agreement

We and our operating partnership will enter into a non-competition agreement with NorthStar Capital and NorthStar Partnership pursuant to which NorthStar Capital and NorthStar Partnership will each agree not to engage in (1) the development of or equity investment in net leased real property or in sale-leaseback transactions involving build-to-suit or renovated commercial, retail, office, industrial or warehouse facilities, (2) the acquisition and the origination of or investment in mezzanine and subordinate real estate debt, and (3) investments in CMBS, REIT debt, real estate CDOs or residential mortgage-backed securities to be financed by the issuance of CDOs or other similar capital structures, which we refer to as the competitive businesses, or make investments in or acquire entities engaged in the competitive businesses for a period of three years following the consummation of this offering, except that NorthStar Capital and NorthStar Partnership may:

•	own less than 5% of any class of voting securities of any company engaged in any of the competitive businesses, unless it has a controlling equity interest in such a company;

•	acquire a business which engages in any of the competitive businesses if the assets of such competing business constitutes 20% or less of the gross assets, on a historical cost basis, of the larger business so acquired; or

•	acquire a business which engages in any of the competitive businesses if the assets of such competing business constitutes more than 20%, but not more than 50% of the gross assets, on a historical cost basis, of the larger business so acquired, provided that NorthStar Capital or NorthStar Partnership, as applicable, disposes of such competitive business within one year of its acquisition and NorthStar Capital or NorthStar Partnership, as applicable, first offers to us the right to acquire such competitive business before offering to sell such competitive business to a third party.

Under the terms of the agreement, NorthStar Capital and NorthStar Partnership may continue to make:

•	investments in any non-performing or distressed properties, loans, businesses or securities;

•	investments in any venture or equity opportunity vehicle or fund whose primary objective is to achieve growth in asset value rather than current cash flow;

•	existing or future debt or equity investments related to assets of NorthStar Capital or NorthStar Partnership that are not being contributed to us;

•	investments in any debt or equity investments in or related to hotel properties;

•	any investments related to or through Koll Development; or

•	any equity investments in or related to properties that are not net lease investments.

NorthStar Capital will also agree not to solicit our executive officers to do anything that would violate NorthStar Capital's non-competition covenant or to terminate their employment with us or become employed by NorthStar Capital, if not already so employed, during the term of the agreement.

The agreement may be earlier terminated upon mutual agreement of the parties or upon a merger of NorthStar Capital or NorthStar Partnership with another entity which results in (a) NorthStar Capital's or NorthStar Partnership's stockholders or unitholders holding less than 50% of the voting power of the surviving entity; and (b) a change in the co-chief executive officers of NorthStar Capital and in the majority of the board of directors of NorthStar Capital, NorthStar Partnership or the surviving entity, as the case may be. The agreement will continue until the later to occur of the date three years from the date of the agreement or the date David Hamamoto is no longer a chief executive officer, president or other senior executive officer employed by both us and NorthStar Capital.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies.

Investments

        Investment Objectives

Our investment objective is to make real estate investments that produce attractive risk-adjusted returns and predictable cash flow for distribution to our stockholders. We pursue our investment objectives primarily through the ownership by our operating partnership of interests in real estate-related assets. We currently intend to pursue diverse real estate investments that have the potential to generate favorable risk-adjusted returns, consistent with the maintenance of our status as a REIT for federal income tax purposes.

    Investment Guidelines

We will adopt general guidelines for our investments and borrowings to the effect that:

•	no investment shall be made which would cause us to fail to qualify as a REIT;

•	no investment shall be made which would cause us to be regulated as an investment company; and

•	no more than 20% of our equity, determined as of the date of such investment, shall be invested in any single real estate asset or security.

These investment guidelines will be adopted by our board of directors and may be changed by our board of directors without the approval of our stockholders.

        Investment in Real Estate or Interests in Real Estate

We intend to diversify our investments in properties in terms of property locations, size and market. Our board of directors, in a resolution, will adopt certain investment guidelines which restrict our investment without prior approval of the board of directors in any single asset to no more than 20% of our equity. We may purchase or lease income-producing commercial and other types of properties for long-term investment or sell properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership, through joint ventures or other forms of co-ownership. These investments may permit us to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring our portfolio. We will not, however, enter into a joint venture or partnership to make an investment that would not otherwise meet our investment policies.

Equity investments may be subject to existing mortgage financing and other indebtedness or other financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to our common stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act.

        Investments in Real Estate Mortgages

We invest in mortgages and other types of real estate interests consistent with our qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under these mortgages and that the collateral securing them may not be sufficient to enable us to recoup our full investment. As of June 30, 2004, we hold an approximately 5% interest in the NSF Venture, which holds approximately $102.5 million of interests in real estate mortgages and mezzanine loans.

        Securities or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the percentage of ownership limitations, asset tests and gross income tests necessary for REIT qualification, we may invest in equity or debt securities of other REITs, other entities engaged in real estate activities or securities of other issuers. We invest in various types of securities or interests in persons primarily engaged in real estate activities, including CMBS, fixed income securities issued by REITs and real estate CDOs.

Financing Policies

Our investment guidelines do not restrict the amount of indebtedness that we may incur. We intend to use leverage judiciously to enhance overall investment returns while maintaining appropriate levels of leverage relative to our asset base, the cost of financing and the structure of available financing. We expect that assets such as rated CMBS, which are relatively secure, as well as highly liquid, would be financed with higher levels of leverage than we would use to finance less liquid mezzanine loans. We will also seek, where possible, to match the terms and interest rates of a substantial part of our assets and liabilities to minimize the differential between overall asset and liability maturities. We will limit our funded recourse liabilities to an amount no greater than our capital base, measured as the sum of the market value of all our issued and outstanding common and preferred equity.

We intend to finance approximately 50% to 65% of the value of our subordinate debt assets, approximately 70% to 80% of the value of our net lease assets, and approximately 90% of the value of our real estate securities. We expect that overall leverage will not exceed 85% of the value of our assets. In utilizing leverage, our objectives are to improve risk-adjusted equity returns and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing. For further information regarding our financing, see "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources."

Hedging Policies

We use hedging transactions in order to protect the value of our real estate securities portfolio prior to the execution of long-term financing transactions such as the issuance of a CDO. We may also use hedging transactions to manage the risk of interest rate fluctuations with respect to liabilities. We may use interest rate swaps, interest rate caps, short sales of securities, options or other hedging instruments in order to implement our hedging strategy. In general, income from hedging transactions does not constitute qualifying income, under current law, for purposes of the REIT gross income requirements. To the extent, however, that we enter into a hedging contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income that we derive from the contract would be qualifying income for purposes of the REIT 95% gross income test if specified requirements are met, but would not be qualifying income for the 75% gross income test. See "Federal Income Tax Considerations — Taxation of NorthStar Realty — Derivatives and Hedging Transactions."

Conflicts of Interest Policies

We intend to adopt certain policies that are designed to eliminate or minimize certain potential conflicts of interest. Our board of directors will establish investment guidelines, and a majority of our independent directors will approve these investment guidelines. Any investments and borrowings (including co-investments) with NorthStar Capital and its affiliates will be approved by a majority of our independent directors. The independent directors will review transactions on a quarterly basis to ensure compliance with the investment guidelines. In such a review, the independent directors will rely primarily on information provided by our executive officers. For further information regarding these conflicts, see "Risk Factors — Risks Related to Our Management."

In addition, our board of directors is subject to a policy, in accordance with provisions of Maryland law, which are also designed to eliminate or minimize conflicts, including the requirement that all transactions in which directors or executive officers have a material conflicting interest to our interests be approved by a majority of our disinterested directors. However, there can be no assurance that these policies or provisions of law will always be successful in eliminating the influence of such conflicts and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Interested Director, Officer and Employee Transactions

We intend to adopt a policy that, unless such action is approved by a majority of the disinterested directors and is not otherwise prohibited by law, we will not:

•	acquire from or sell to any of our directors, officers or employees, or any entity in which one of our directors, officers or employees has an economic interest of more than five percent or a controlling interest, or acquire from or sell to any affiliate of any of the foregoing, any of our assets or other property;

•	make any loan to or borrow from any of the foregoing persons, or

•	engage in any other transaction with any of the foregoing persons.

Notwithstanding the foregoing, we will not make loans to any such persons if such loans are prohibited by law.

However, our board of directors will exempt any business combinations between us and NorthStar Capital or any of its affiliates and any business combinations between us and any person, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person) from the five-year prohibition and the super-majority vote requirements imposed by Maryland law.

Pursuant to Maryland law, a contract or other transaction between the company and a director or between the company and any other corporation or other entity in which a director serves as a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof if (1) the material facts relating to the common directorship or interest and as to the transaction are disclosed to the board of directors or a committee of the board, and the board or committee in good faith authorizes the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, (2) the material facts relating to the common directorship or interest of the transaction are disclosed to the stockholders entitled to vote thereon, and the transaction is approved in good faith by vote of the stockholders, or (3) the transaction or contract is fair and reasonable to the company at the time it is authorized, ratified or approved.

Policies with Respect to Other Activities

We have authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. As described under "Operating Partnership Agreement — Redemption Rights," we expect, but are not obligated, to issue shares of common stock to holders of operating partnership units in the operating partnership upon exercise of their redemption rights. We may issue preferred stock from time to time, in one or more series, as authorized by the board of directors without the need for stockholder approval. See "Description of Stock — Preferred Stock." We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than the operating partnership and do not intend to do so. We have not in the past, but we may in the future invest in the securities of other issuers for the purpose of exercising control over such issuers. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Internal Revenue Code or the regulations of the U.S. Department of the Treasury, the board of directors determines that it is no longer in our best interest to qualify as a REIT. Except as described in this prospectus, we have not made any loans to third parties, although we may in the future make loans to third parties, including, without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act. Our policies with respect to such activities may be reviewed and modified or amended from time to time by our board of directors without a vote of the stockholders.

MANAGEMENT

Our Directors and Executive Officers

The following table lists the names, ages and positions of the persons who will be appointed our executive officers and directors upon consummation of this offering:

Name	Age	Position
David T. Hamamoto	44	President, Chief Executive Officer and Director
W. Edward Scheetz	39	Chairman of the Board of Directors
Mark E. Chertok	47	Chief Financial Officer, Treasurer and Secretary
Jean-Michel Wasterlain	47	Chief Investment Officer and Executive Vice President
Daniel R. Gilbert	34	Executive Vice President
Frank V. Sica	53	Director
William V. Adamski	47	Director
Preston Butcher	65	Director
Judith A. Hannaway	52	Director
		Director

Prior to the consummation of this offering, directors will be elected by the stockholders for one-year terms and until their successors are duly elected and qualify upon the expiration of their current terms. All officers serve at the discretion of our board of directors. We expect to have at least a seven person board of directors, a majority of whom will be independent directors. We expect to have two qualified audit committee members in place within three months of the consummation of this offering and a third qualified member in place within twelve months of the consummation of this offering. Our bylaws provide that a majority of the entire board of directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law, which is one, nor more than 15.

Biographical information for each of the persons who will be our directors and executive officers upon consummation of this offering is set forth below.

David T. Hamamoto  is one of our directors and our president and chief executive officer. Mr. Hamamoto co-founded NorthStar Capital with W. Edward Scheetz in July 1997, having co-founded and previously been a partner and co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. In 1988, Mr. Hamamoto initiated the effort to build a real estate principal investment business at Goldman, Sachs & Co. under the auspices of the Whitehall Funds. After the completion of this offering, Mr. Hamamoto will continue to serve as co-chairman of the board of directors of NorthStar Capital and a co-chief executive officer of NorthStar Capital. Mr. Hamamoto received a B.S. from Stanford University and an M.B.A. from the Wharton School of the University of Pennsylvania.

W. Edward Scheetz  is the chairman of our board of directors. In July 1997, Mr. Scheetz co-founded NorthStar Capital and became one of its co-chief executive officers. Mr. Scheetz serves on the investment committee of NS Advisors. After the completion of this offering, Mr. Scheetz will continue to serve as a co-chairman of the board of directors of NorthStar Capital and co-chief executive officer of NorthStar Capital. Prior to founding NorthStar Capital, Mr. Scheetz was a partner from 1993 to 1997 at Apollo Real Estate Advisors where he was responsible for the investment activities of Apollo Real Estate Investment Fund I and II. From 1989 to 1993, Mr. Scheetz was a principal with Trammell Crow Ventures where he was responsible for that firm's opportunistic real estate investment activities. Mr. Scheetz received an A.B. in economics from Princeton University.

Mark E. Chertok  is our chief financial officer, treasurer and secretary. Since January 2004, Mr. Chertok has served as the chief financial officer of NorthStar Capital. Upon consummation of this offering, Mr. Chertok will resign as an officer of NorthStar Capital. From April 2003 until December 2003, Mr. Chertok was an independent consultant to NorthStar Capital, Emmes and Company LLC and an unaffiliated third party. From April 1998 until March 31, 2003, Mr. Chertok was the chief financial officer and a principal of Emmes and Company LLC, Emmes Asset Management Co. LLC and their affiliates. Previously, Mr. Chertok was a partner at Margolin, Winer & Evens LLP and was involved in all aspects of client service including accounting, tax and management advisory services, with a specialization in providing services to the real estate industry. Mr. Chertok started his career at Laventhol and Horwath in 1978. Mr. Chertok is a Certified Public Accountant in New York and is also a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Chertok graduated from New York University and holds a B.S. in Accounting.

Jean-Michel (Mitch) Wasterlain  will be our chief investment officer and one of our executive vice presidents upon consummation of this offering. Mr. Wasterlain will have primary responsibility for our real estate securities business. Since July 2002, Mr. Wasterlain has been a vice president of NorthStar Capital. He is also the president of NS Advisors, where he is responsible for all real estate securities investments made by NS Advisors. Mr. Wasterlain serves on the investment committee of NS Advisors and manages the structuring and issuance of CDOs and other securitization vehicles. Upon consummation of this offering, Mr. Wasterlain will resign as an officer of NorthStar Capital. Prior to joining NorthStar Capital in 2002, Mr. Wasterlain co-founded in 1997 and was a managing director of CGA Investment Management and was responsible for all of the firm's real estate business. Prior to joining CGA Investment Management, Mr. Wasterlain managed a real estate lending and securitization business at ING Barings and worked in real estate investment banking at Lehman Brothers. Mr. Wasterlain graduated from Stanford University and holds an M.B.A. from the Wharton School of the University of Pennsylvania.

Daniel R. Gilbert  will be one of our executive vice presidents upon consummation of this offering. Mr. Gilbert will have primary responsibility for our subordinate real estate debt business. In July 2004, Mr. Gilbert became an executive vice president and managing director of mezzanine lending of NorthStar Capital, which includes responsibility for the oversight of the NSF Venture. Upon consummation of this offering, Mr. Gilbert will resign as an officer of NorthStar Capital. From 1994 to 2004, Mr. Gilbert held a number of positions with Merrill Lynch & Co., in its Global Principal Investments and Commercial Real Estate department. Most recently, Mr. Gilbert managed a group with global responsibility for Merrill Lynch's relationships with its top tier real estate investor clients and engaging in strategic principal investments in real estate opportunity funds. For the prior six years, he was responsible for originating principal investments in senior loans, B notes, mezzanine loans, preferred equity, distressed debt and related CMBS. Mr. Gilbert's early work at Merrill Lynch focused on CMBS transactions and the acquisition of distressed mortgage loan portfolios. In 1996, Mr. Gilbert left Merrill Lynch for a brief time to work for a management consulting firm, where he advised senior management and directors on shareholder value creation. Prior to 1994, he held accounting and legal-related roles at Prudential Securities Incorporated. Mr. Gilbert graduated from Union College with degrees in Political Science and Anthropology.

Frank V. Sica  will be one of our directors. He is currently a Senior Advisor for Soros Fund Management, LLC. From 2000 to 2003, Mr. Sica was Managing Partner of Soros Private Funds Management, the management company for the Private Equity and Real Estate activities of Soros. From 1998 to 2000, Mr. Sica was a Managing Director of Soros Fund Management responsible for Private Equity and Real Estate Investment activities. Before joining Soros, Mr. Sica had been a Managing Director and Co-Head of the Merchant Banking Division at Morgan Stanley Dean Witter & Co. Mr. Sica is a director of CSG Systems International, Inc., Emmis Communications, JetBlue Airways, Kohl's Corporation and Onvoy, Inc. Mr. Sica is also a Trustee of the Village of Bronxville, New York, a Trustee of Wesleyan University and a member of the Board of Overseers for the Amos Tuck School of Business at Dartmouth College.

William V. Adamski  will be one of our directors. Since 2000, he has been a principal of BRK Management, LLC, specializing in real estate debt and equities investments. From 1995 to 2000, Mr. Adamski was a Managing Director at Credit Suisse First Boston where he led the real estate finance effort. Under Mr. Andrew Stone, Mr. Adamski was responsible for the origination and structuring of

all real estate products. From 1990 to 1995, Mr. Adamski was senior vice president at Lazard Fr|$$|Ageres & Co. responsible for corporate and other real estate transactions.

Mr. Adamski currently sits on the Cornell Real Estate Advisory Board that invests the endowment in real estate. He is also the chairman of the Board of Governors of Mercy Medical Center. Mr. Adamski has a degree in Mathematics from Cornell University and an M.B.A. in Finance from the New York University Leonard N. Stern School of Business.

Preston Butcher  will be one of our directors. Since 1998, he has been Chairman and Chief Executive Officer of Legacy Partners (formerly known as "Lincoln Property Company N.C., Inc."), a real estate and development and management firm, in Foster City, California. Legacy Partners develops and manages income property in the western United States. From 1967 to 1998, Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. Mr. Butcher co-founded, formerly served as past Chairman of the Board of Directors, and presently serves on the Executive Committee of the National Multi Housing Council, a national trade association whose members are the major apartment owners and managers throughout the United States. He also co-founded and currently serves as a Director of the California Housing Council. He is a director of the Charles Schwab Corp., a securities brokerage and related financial services firm. He received his B.S. in Electrical Engineering from the University of Texas at Austin.

Judith A. Hannaway  will be one of our directors. Ms. Hannaway was most recently employed by Scudder Investments, a wholly owned subsidiary of Deutsche Bank Asset Management, as a Managing Director. Ms. Hannaway joined Scudder Investments in 1994 and was responsible for Special Product Development including closed end funds, off shore funds and REIT funds. Prior to joining Scudder Investments, Ms. Hannaway was employed by Kidder Peabody as a Senior Vice President in Alternative Investment Product Development. She joined Kidder Peabody in 1980 as a Real-estate Product Manager. Ms. Hannaway received her B.A. from Newton College of the Sacred Heart, and an MBA from Simmons College Graduate Program in Management.

Other Key Professionals

Biographical information for our other key professionals is set forth below.

Andrew L. Solomon  will be one of our vice presidents upon consummation of this offering. Since July 2004, Mr. Solomon has been a vice president of NS Advisors LLC where he is primarily responsible for the day-to-day management and structuring of CDOs. Upon consummation of this offering, Mr. Solomon will resign from his position at NS Advisors LLC and become one of our vice presidents. From March 2003 to July 2004, Mr. Solomon had been an associate at NS Advisors LLC. From June 2001 to March 2003, Mr. Solomon was an associate in the Real Estate Investment Banking Group at CIBC World Markets. From 1995 to 1999, he held various positions with Arthur Andersen LLP., where he was promoted to Audit Manager in 1999. Mr. Solomon is a Certified Public Accountant. He graduated from Washington University in St. Louis and received an M.B.A. from the University of Chicago.

Board Committees

Upon consummation of this offering, our board of directors will appoint an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee, and will adopt charters for each of these committees. Initially, each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the New York Stock Exchange then in effect. Moreover, it is expected that the Compensation Committee will be composed exclusively of individuals referred to as "non-employee directors" in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" in section 162(m) of the Internal Revenue Code.

        Audit Committee

Our board of directors will establish an Audit Committee, which will consist of Mr. Butcher, Ms. Hannaway and                 , each of whom is an independent director.                              will chair our

Audit Committee and serve as our Audit Committee financial expert, as that term is defined by the Securities and Exchange Commission. The audit committee will be responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

        Compensation Committee

Our board of directors will establish a Compensation Committee, which will consist of Messrs. Adamski and Butcher and Ms. Hannaway. Mr. Adamski, an independent director, will chair our Compensation Committee. The Compensation Committee will recommend compensation for our executive officers, administer our stock incentive plan, produce an annual report on executive compensation for inclusion in our annual meeting proxy statement and publish an annual committee report for our stockholders.

        Nominating and Corporate Governance Committee

Our board of directors will establish a Nominating and Corporate Governance Committee, which will consist of Mr. Butcher, Ms. Hannaway and                 . Ms. Hannaway, an independent director, will chair our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also will periodically prepare and submit to the board for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board and our corporate governance, and will annually recommend to the board nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the board of directors' performance as a whole and of the individual directors and report thereon to the board.

Code of Ethics

Upon consummation of this offering, we plan to adopt a code of corporate ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Specifically, our code of ethics will prohibit payments, directly or indirectly, to any foreign official seeking to influence such official or otherwise obtain an improper advantage for our business.

Compensation Committee Interlocks and Insider Participation

We do not expect that there will be any compensation committee interlocks or employee participation on the Compensation Committee that would require disclosure.

Director Compensation

The chairman of our board of directors will be paid an annual fee of $35,000. Each of our non-employee directors will be paid an annual director's fee of $25,000. The non-employee director who serves as our Audit Committee chairperson will be paid an additional fee of $7,500 per year. Each of the non-employee directors who serve as the chairpersons of our Compensation Committee and our Nominating and Corporate Governance Committee will be paid an additional fee of $5,000 per year. Each non-employee director will also be paid $1,500 per board meeting attended and $1,000 per board committee meeting attended. Directors who are our officers or employees will receive no compensation as directors. In addition, we will reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

Pursuant to our stock incentive plan, we will automatically grant to each of our non-employee directors shares of restricted common stock which are described in "— Stock Incentive Plan" below.

Upon the consummation of this offering, we will automatically grant shares of restricted common stock having a value of approximately $100,000 to our chairman of the board. In consideration of his future services to us as the chairman of our board of directors, Mr. Scheetz will also indirectly receive 216,100 LTIP units, which will vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant, pursuant to our stock incentive plan immediately prior to the consummation of this offering. We also will automatically grant shares of restricted common stock having a value of approximately $50,000 to any person who becomes a non-employee director after the consummation of this offering. The automatic grants to non-employee directors who become directors after the consummation of this offering will be made on the date the new non-employee director attends his or her first meeting of our board of directors. The actual number of shares of restricted common stock that we will automatically grant will be determined: (1) for those grants that are to occur upon the consummation of this offering, by dividing the fixed value of the grant by the price per share in this offering and (2) for those grants that occur after this offering, by dividing the fixed value of the grant by the closing sale price of our common stock on the New York Stock Exchange on the grant date. Restrictions on each of the initial grants of restricted common stock will lapse, as to one-third of the total amount granted on each of the first three anniversaries of the date of the grant.

Each year, pursuant to our stock incentive plan, we will automatically grant our chairman of the board shares of common stock having a value of approximately $35,000, and we will automatically grant each of our non-employee directors shares of common stock having a value of approximately $25,000. These annual automatic grants will be made on the first business day following each annual meeting of stockholders and the actual number of shares of common stock that we will grant will be determined by dividing the fixed value of the annual grant by the closing sale price of our common stock on the New York Stock Exchange on the grant date.

Executive Compensation

Although subject to change, the following table sets forth the compensation that we expect to be paid to our chief executive officer and our four most highly compensated officers for our fiscal year ending December 31, 2004, commencing upon consummation of the offering:

Summary Expected Compensation Table

					Long-Term Compensation
					Awards
		Annual Compensation			Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)(2)	Other Annual Compensation ($)			All Other Compensation ($)
David T. Hamamoto, President & Chief Executive Officer	2004	400,000		(3)	(3)
Mark E. Chertok Chief Financial Officer, Treasurer and Secretary	2004	250,000	(4)	(5)	(5)
Jean-Michel Wasterlain, Executive Vice President	2004	250,000		(6)	(6)
Daniel R. Gilbert, Executive Vice President	2004	250,000		(7)	(7)
Andrew L. Solomon, Vice President	2004	150,000		(8)	(8)

(1)	Amounts given are annualized projections for the year ending December 31, 2004 based on employment agreements that will become effective upon consummation of this offering.

(2)	Bonuses will be granted at the discretion of the Compensation Committee in accordance with applicable corporate and individual performance targets determined by the Compensation Committee.

(3)	Immediately prior to consummation of this offering, Mr. Hamamoto will indirectly receive 216,100 LTIP units, which will vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant, as long-term incentive compensation pursuant to our stock incentive plan.

(4)	Pursuant to his employment agreement, Mr. Chertok is entitled to receive a bonus of $100,000 upon consummation of this offering and a minimum bonus of $150,000 for the fiscal year ending December 31, 2004.

(5)	Immediately prior to consummation of this offering, Mr. Chertok will indirectly receive 53,800 LTIP units, which will vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant, as long-term incentive compensation pursuant to our stock incentive plan.

(6)	Immediately prior to consummation of this offering, Mr. Wasterlain will indirectly receive 50,000 LTIP units, which will vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant, as long-term incentive compensation pursuant to our stock incentive plan.

(7)	Immediately prior to consummation of this offering, Mr. Gilbert will indirectly receive 85,000 LTIP units, which will vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant, as long-term incentive compensation pursuant to our stock incentive plan.

(8)	Immediately prior to the consummation of this offering, Mr. Solomon will indirectly receive 11,000 LTIP Units, which will vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant, as long-term incentive compensation pursuant to our stock incentive plan.

Employment Agreements

It is expected that our chief executive officer, chief financial officer, chief investment officer and two executive vice presidents will enter into employment agreements with us, the benefits of which will not become payable until the date of this prospectus and each of which will have the other terms described below. For the purposes of this description, we refer to these individuals as the "executives." The agreements will have three-year initial terms. Following the initial terms, the agreements automatically will extend on an annual basis for one additional year, unless notice not to renew an agreement is given 90 days prior to the expiration of its term.

The agreements provide that Mr. Hamamoto will receive a minimum annual base salary of $400,000 during the term and that Messrs. Chertok, Wasterlain and Gilbert will each receive a minimum annual base salary of $250,000 during the term. The agreements also provide that the executives will participate in an annual cash bonus plan. The annual cash bonus plan allows for a maximum bonus amount to be established by the Compensation Committee for each of our executive officers. The bonuses are determined based on individual and company performance with performance criteria that take into consideration our (i) earnings per share; (ii) net earnings; (iii) net sales growth; (iv) net income (before taxes); (v) net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity or sales); (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) earnings before or after taxes, interest, depreciation, and/or amortization; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total stockholder return); (xi) expense targets; (xii) operating efficiency; (xiii) working capital targets; (xiv) any combination of, or a specified increase in, any of the foregoing; and (xv) the formation of joint ventures, or the completion of other corporate transactions. Pursuant to his employment agreement, Mr. Chertok is to receive a bonus of $100,000 upon consummation of this offering and a minimum bonus of $150,000 for the fiscal year ending December 31, 2004.

Payments made under this annual cash bonus plan are generally designed to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Section 162(m), generally provides that publicly-held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. Certain performance-based compensation, however, is specifically exempt from the deduction limit pursuant to Section 162(m).

The agreements provide that each of the executives will receive severance payments in the event of termination of their employment by us (other than a termination for "cause," as defined in the agreements) or by the executives with "good reason" (also as defined in the agreements). These severance payments include continuation of annual base salary for two years following the date of termination of employment. In addition, the executives would receive a pro-rata bonus for the year in which such termination occurred.

If payments made to any of the executives under the agreements (or any other plans or agreements) are subject to excise tax under the provisions of Section 4999 of the Internal Revenue Code, the agreement provides that we will pay such executive an additional amount such that the amount retained by such executive would equal the net amount of payments which would have been received by him absent application of the excise tax.

Pursuant to the agreements, the executives will agree that during their employment with us and for a period of one year following the later of termination of their employment or termination of their severance payments, if any:

•	not to solicit, directly or indirectly, any of our employees or officers to terminate their employment with us; and

•	not to solicit any of our investors, joint venture partners or other institutions with whom we conduct our business to become an investor in any other business entity other than us or any of our affiliates or approach any such investor for that or any purpose (other than a purpose that is in accord with the duties of the executive), or authorize the taking of such actions by any other person or entity, or assist or participate with any such person or entity in taking such action.

The agreements also provide that the executives may participate in our long-term incentive bonus program and stock incentive plan, each as described below.

Long-Term Incentive Bonus Program

We intend to establish a long-term incentive bonus program in order to retain and incentivize certain key employees. Up to 2.5% of our total capitalization upon consummation of this offering (and after giving effect to any exercise of the underwriter's overallotment option) will be available to be paid under the program in cash, shares of our common stock or LTIP units at the discretion of the Compensation Committee of our board of directors if certain return hurdles are met in (1) the second full year beginning with the fifth full quarter after the consummation of this offering and (2) the third full year beginning with the ninth full quarter after the consummation of this offering. The return hurdle will be an annual percentage return of 12.5%, measured by funds from operations per share (using the NAREIT definition less any non-cash income) over the average offering price per common share (adjusted for average common shares outstanding during the period). If the return hurdle is met in the second full year, one-half of the total program amount will be awarded. If the return hurdle is met in the third full year, the other half of the total program amount will be awarded. In the event the return hurdle is not met in the second full year, that half of the total program amount will carry over and be awarded if the return hurdle is met for the combined second and third year period. We expect that our board of directors will authorize this plan and reserve and authorize for issuance an aggregate of 655,198 shares of our common stock prior to the consummation of this offering and, in the event the underwriters exercise their overallotment option, the number of reserved shares will automatically increase by an additional number of shares equal to 2.5% of the number of shares sold to the underwriters as a result of the exercise of the over-allotment option granted to the underwriters, subject to equitable adjustment upon the occurrence of certain corporate events.

Subject to the approval of our Compensation Committee, the individuals listed below will be entitled to receive a maximum of the amounts listed opposite their names, in cash, shares of our common stock or LTIP units, pursuant to our long-term incentive bonus program.

Officer	Maximum Amount
David T. Hamamoto	$1,924,000
W. Edward Scheetz	$1,924,000
Mark E. Chertok	$482,000
Daniel R. Gilbert	$750,000
Andrew L. Solomon	$100,000

Mr. Wasterlain's Incentive Compensation

In connection with this offering, Mr. Wasterlain has agreed to exchange his 15% profits interest in NS Advisors for an equity interest in NS Advisors Holdings LLC. NS Advisors Holdings LLC will distribute to Mr. Wasterlain a portion of the operating partnership units that our operating partnership will grant to NS Advisors Holdings LLC in exchange for its contribution of NS Advisors. The operating partnership units to be distributed to Mr. Wasterlain will have an estimated value of $2,068,500 upon consummation of this offering and will vest ratably over a three-year period beginning in July 2002 (the date his original profits interest in NS Advisors was granted). In addition, Mr. Wasterlain will be eligible to receive incentive compensation whereby he is entitled to receive 15% of the net profits from our real estate securities business after it achieves a 12% return on invested capital (the bonus participation amount). We will have the option of terminating this incentive compensation arrangement at any time after the third anniversary of the date of this offering by paying Mr. Wasterlain an amount based on the bonus participation amount at the time we exercise this buyout option. If we exercise this buyout option, the fixed amount for terminating this arrangement will vest ratably and be paid in four installments over a three year period. If Mr. Wasterlain voluntarily terminates his employment with us prior to any exercise of our buyout option, he will be eligible to receive a payout based on the then current real estate securities fee streams and investments.

Stock Incentive Plan

We expect that the Northstar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, which we refer to as our stock incentive plan, will be adopted by our board of directors and our sole stockholder prior to the consummation of this offering. The stock incentive plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, stock, restricted stock and other equity-based awards, or any combination of the foregoing. An aggregate of 1,375,000 shares will initially be reserved for issuance under the stock incentive plan upon consummation of this offering, and, in the event that the underwriters exercise their over-allotment option, the number of reserved shares will automatically increase by an additional number of shares equal to five percent of the number of shares sold to the underwriters as a result of the exercise of the over-allotment option granted to the underwriters, subject to equitable adjustment upon the occurrence of certain corporate events.

The stock incentive plan may be administered by either our board of directors or any committee appointed by our board of directors in accordance with the requirements of Section 162(m) of the Internal Revenue Code (but only to the extent necessary and desirable to satisfy the requirements of Section 162(m) of the Internal Revenue Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act, the board or committee being sometimes referred to as the "plan administrator". The plan administrator may interpret the stock incentive plan and may prescribe, amend and rescind rules, make all other determinations necessary or desirable for the administration of the stock incentive plan and generally determine the terms and conditions of awards granted under the stock incentive plan.

We may issue incentive stock options or non-qualified stock options under the stock incentive plan. The incentive stock options granted under the stock incentive plan are intended to qualify as

"incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. The option price of each stock option granted under the stock incentive plan will be determined by the plan administrator and must be at least equal to the par value of a share of common stock on the date the stock option is granted and, in the case of an incentive stock option, may be no less than the fair market value of the stock underlying the option as of the date the incentive stock option is granted.

Stock appreciation rights may be granted under the stock incentive plan either alone or in conjunction with all or part of any stock option granted under the stock incentive plan. A stock appreciation right granted under the stock incentive plan entitles its holder to receive per share, at the time of exercise, an amount in cash or stock (or a combination of cash and stock) equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the plan administrator, with the plan administrator determining the form of payment.

Restricted common stock may be granted under the stock incentive plan. The plan administrator will determine the purchase price, performance period and performance goals, if any, with respect to the grant of restricted common stock. Participants with restricted common stock generally have all of the rights of a stockholder. If the performance goals or other restrictions are not attained, the participant will forfeit his or her shares of restricted common stock.

Other equity-based awards under the stock incentive plan will include grants of LTIP units of partnership interest in our operating partnership, which we refer to as LTIP units. Each LTIP unit awarded will be deemed to be equivalent to an award of one share of our common stock reserved under our stock incentive plan. Each LTIP unit award will reduce the amount of our shares of common stock available for other equity awards on a one-for-one basis. The plan administrator will determine the purchase price, performance period and performance goals, if any, with respect to the grant of LTIP units. If the performance goals or other restrictions are not attained, the participant will forfeit his or her LTIP units.

LTIP units, whether vested or not, will receive the same quarterly per unit distributions as common units of partnership interest in our operating partnership, which equal per share distributions on our common stock. Initially, LTIP units will not have full parity with common units with respect to liquidating distributions. Upon the occurrence of specified events LTIP units may over time achieve full parity with common units of the operating partnership for all purposes, and therefore accrete to an economic value for participants equivalent to our common stock on a one-for-one basis. If such parity is reached, vested LTIP units may be converted into an equal number of common units of our operating partnership at any time, and thereafter enjoy all the rights of common units of our operating partnership. Holders of common units may redeem their common units for cash or, at our election, an equivalent number of shares of our common stock, at any time. However, there are circumstances under which the LTIP units will not achieve full parity with common units. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock. Upon consummation of this offering, we will cause our operating partnership to issue an aggregate of 766,700 LTIP units to our officers, certain employees and co-employees, either directly or through one or more limited liability companies. These LTIP units, or the interests in any limited partnership or other entity to which these LTIP units are issued, will vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant. See "Operating Partnership Agreement" for a further description of the rights of limited partners in our operating partnership.

The stock incentive plan provides for automatic annual grants of common stock to each of our non-employee directors of a number of shares having a value of approximately $25,000, and to our chairman of the board a number of shares having a value of approximately $35,000. These annual automatic grants will be made on the first business day following each annual meeting of our shareholders. The stock incentive plan also provides for an initial automatic grant upon the consummation of this offering to our non-employee directors or, for such non-employee directors elected after the offering, upon attending their first board meeting, of a number of shares of restricted common stock having a value of approximately $50,000. The stock incentive plan also provides for an initial automatic grant of a number of shares of restricted stock having a value of approximately $100,000 to our chairman of the board upon consummation of this offering. The stock incentive plan also provides that, subject to the procedures, terms and conditions established by the plan administrator, the non-employee directors may elect to receive other awards, including awards of LTIP units, with equivalent values in lieu of the annual and initial grants of common stock and restricted common stock. The annual grants will be fully vested on the date of grant, and the initial grants will vest as to one-third of the total amount granted on each of the first three anniversaries of the date of the grant.

In the event of a change in control (as defined in the stock incentive plan), unless otherwise determined by the board of directors prior to the occurrence of such change in control, or unless otherwise provided in an award agreement, such awards shall become fully vested and exercisable and all forfeiture provisions, if any, pertaining to such awards, shall lapse as of the date of the change in control.

The terms of the stock incentive plan provide that the plan administrator may amend, suspend or terminate the stock incentive plan at any time, but stockholder approval of any such action will be obtained if required to comply with applicable law. Further, no action may be taken that adversely affects any rights under outstanding awards without the holder's consent. The stock incentive plan will terminate on the tenth anniversary of the effectiveness of the registration statement of which this prospectus is a part.

Liability and Indemnification of Officers and Directors

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify any present or former director or officer or any individual who, while our director or officer and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity, and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while our director or officer and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity, and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of ours or a predecessor of ours.

Additionally, we will enter into indemnification agreements with each of our directors and executive officers which require that we indemnify our directors and officers to the maximum extent permitted by Maryland law, and pay their expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Conflicts of Interest

Messrs. Scheetz and Hamamoto, the chairman of our board of directors and our chief executive officer, respectively, also serve as co-chief executive officers of NorthStar Capital. Mr. Scheetz is our non-executive chairman, and the substantial majority of his time and efforts will be focused on NorthStar Capital. Mr. Hamamoto will devote the substantial majority of his time and efforts to managing our affairs, but he will also devote significant time to the management of NorthStar Capital's business operations. We intend to adopt a policy that any investments and borrowings (including co-investments) with NorthStar Capital and its affiliates will be approved unanimously by our independent directors.

At time of the approval of the formation transactions, including NorthStar Capital's subsidiaries' contribution of the initial investments to us and our negotiation of the shared facilities and services agreement and non-competition agreement with NorthStar Capital, NorthStar Capital was our sole stockholder and our executive officers also served as officers of NorthStar Capital. Messrs. Hamamoto and Scheetz each own approximately 12% of the outstanding common stock of NorthStar Capital on a fully-diluted basis. As a result, these matters were not negotiated at arm's length and the terms of the contribution may be less favorable than if we were an unaffiliated party due to possible conflicts of interest.

In the future, we may enter into additional transactions with NorthStar Capital with the approval of the independent members of our board. Although Maryland law addresses certain conflicts of interest situations and our board will adopt certain policies relating to conflicts of interest requiring, among other things, that all transactions in which directors or executive officers have a material conflicting interest to our interests be approved by a majority of our disinterested directors, there can be no assurance that our policies or Maryland law requirements will be successful in eliminating the influence of such conflicts.

The board of directors has established investment guidelines, and a majority of the independent directors has approved these investment guidelines relating to any investments and borrowings, including co-investments with NorthStar Capital, Messrs. Hamamoto and Scheetz or their respective affiliates. The independent directors review transactions on a quarterly basis to ensure compliance with the investment guidelines. In such a review, the independent directors, however, rely primarily on information provided by our executive officers. For further information regarding these conflicts, see "Risk Factors — Risks Related to Our Company."

We, as the general partner of our operating partnership, have fiduciary obligations to the limited partners of our operating partnership, which will include NorthStar Capital, the discharge of which may conflict with the interests of our stockholders, and may result in decisions made that are not as favorable to our stockholders as decisions made if there were no competing fiduciary obligations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Formation Transactions

Our chairman of the board and our chief executive officer also serve as co-chief executive officers of NorthStar Capital and will continue to serve in this capacity after the consummation of this offering. Our other executive officers will continue to serve as officers of NorthStar Capital until the consummation of this offering at which time they will cease to serve in such capacity. At the time of the approval of the formation transactions, NorthStar Capital was our sole stockholder. As a result of the relationships described above, certain matters relating to our organization, some of which are discussed below, were not negotiated at arm's length, and their terms may not be as favorable to us as if they were negotiated with an unaffiliated third party.

    Contribution Agreements

NorthStar Capital subsidiaries will contribute their interests in NorthStar Capital's subordinate real estate debt, real estate securities and net lease businesses, which we refer to as the initial investments, to our operating partnership pursuant to several contribution agreements. In exchange for the sale and contribution of the initial investments, our operating partnership will distribute approximately 4.71 million operating partnership units to NorthStar Capital subsidiaries, valued at $47.1 million, and approximately $32 million in cash to NorthStar Capital, which will use such cash to repay a portion of its senior and senior subordinated secured indebtedness in order to release liens associated with the initial investments, and pay $914,000 for transfer taxes in connection with the contribution of the New York property portfolio from NorthStar Capital. The contribution agreements will contain representations and warranties concerning the ownership and terms of the initial investments to be contributed, including a representation that, to the contributor's knowledge, the initial investments are not subject to any material liabilities other than those that are disclosed in the contribution agreement, indemnification provisions and other customary matters. Each of the contributors will agree to indemnify us and our operating partnership against any and all losses asserted against, imposed upon, resulting to or incurred by us, our operating partnership and our respective affiliates resulting from breaches of representations and warranties of the contributor occurring within 12 months of the contribution if written notice of a claim for indemnification is made within such 12-month period.The contribution of the initial investments to our operating partnership is conditioned upon the consummation of this offering and the issuance of the operating partnership units and other payments described above, among other things. See "Formation Transactions — Contribution Agreements."

    Shared Facilities and Services Agreement

We will enter into an agreement with NorthStar Capital pursuant to which NorthStar Capital will agree to provide us, directly or through its subsidiaries, use of facilities and various services. The initial term of the agreement will be for one year, with an option to renew for additional one-year periods upon the mutual agreement of NorthStar Capital and us, including a vote of the majority of our independent directors. After the initial one-year term, we may elect to discontinue receiving and NorthStar Capital may elect to discontinue providing any of the above facilities or services upon specified terms of notice. The agreement will also contain provisions relating to termination, adjustment of fees and other customary matters. See "The Formation Transactions — Shared Facilities and Services Agreement."

    Non-Competition Agreement

We will enter into a non-competition agreement with NorthStar Capital and NorthStar Partnership pursuant to which NorthStar Capital and NorthStar Partnership will each agree not to engage in the businesses of investing in net lease properties, subordinate real estate debt or real estate securities businesses or make significant investments in entities primarily engaged in these businesses, subject to specified exceptions listed therein, including an exception for all investments by Koll Development, for the term of the agreement. NorthStar Capital will also agree not to solicit our executive officers to do anything in violation of NorthStar Capital's non-competition covenant or to terminate their employment with us or become employed by NorthStar Capital, if they are not already so employed, during the term of the agreement. The agreement may be earlier terminated upon (1) mutual agreement of the parties, (2) upon a merger of NorthStar Capital or NorthStar Partnership with another entity which results in (a) NorthStar Capital's or NorthStar Partnership's stockholders or unitholders holding less than 50% of the voting power of the surviving entity; and (b) a change in the co-chief executive officers of NorthStar Capital and in the majority of the board of directors of NorthStar Capital, NorthStar Partnership or the surviving entity, as the case may be; or (3) the later to occur of the date three years from the date of the agreement or the date David Hamamoto is no longer a Chief Executive Officer, President or other senior executive officer employed by both us and NorthStar Capital.

Management and Advisory Fees

    Emmes Asset Management Co. LLC Fees

NorthStar Capital owns 49.94% of Emmes Master Services LLC, which owns 100% of Emmes Asset Management. Pursuant to an asset management agreement with ALGM, Emmes manages the retail and commercial properties in the New York property portfolio. The asset management agreement provides for ALGM to pay an annual fee to Emmes equal to 1.5% of the sum of (i) the aggregate capital contributed by members of ALGM and (ii) principal indebtedness from borrowed funds and mortgages, less any dispositions of property. The asset management fee is payable monthly in advance. In the event that available cash is insufficient to pay the asset management fee in full, ALGM has agreed that from time to time it will cause the members to contribute additional capital. Total fees and expense reimbursements paid by ALGM to Emmes amounted to $439,000, $834,000 and $904,000 for the six months ended June 30, 2004 and for the years ended December 31, 2003 and December 31, 2002, respectively. The asset management agreement is terminable upon 30 days notice. We expect to renegotiate or terminate this asset management agreement after the completion of this offering.

    NorthStar Funding LLC Fees

Upon consummation of this offering, all of the interests and related rights and obligations of NorthStar Capital subsidiaries in NorthStar Funding LLC, or NSF Venture, will be contributed to our operating partnership and then to our private REIT. NorthStar Funding Managing Member Holdings LLC will contribute 100% of the outstanding membership interests in NorthStar Funding Managing Member LLC, the managing member and holder of 50% of the outstanding membership interests in NorthStar Funding Management LLC, the managing member of NorthStar Funding. NorthStar Funding Managing Member LLC is the advisor to NSF Venture and the NSF Venture Investor under advisory agreements and it will continue to serve as an advisor pursuant to these agreements after the consummation of this offering. NorthStar Capital and its subsidiaries received $493,000 for the six months ended June 30, 2004 and $522,000, $8,000 and $0 in advisory fees pursuant to these agreements for the years ended December 31, 2003, 2002 and 2001, respectively.

NorthStar Partnership will contribute 100% of the outstanding membership interests in NorthStar Funding Investor Member LLC which holds approximately 5% of the outstanding membership interests in NSF Venture.

    NS Advisors LLC Fees

In August 2003, NorthStar Capital completed its first CDO issuance, N-Star Real Estate CDO I, Ltd, or CDO I. NS Advisors LLC, a subsidiary of NorthStar Capital, manages CDO I and earns 0.35% of the outstanding principal balance of the assets backing CDO I as an annual management fee. NS Advisors LLC earned fees of approximately $689,000 for the six months ended June 30, 2004 and $504,000 for the year ended December 31, 2003. NS Advisors LLC also earned a structuring fee of $500,000 in connection with the closing of CDO I during the year ended December 31, 2003.

Transactions with Directors and Officers

    Distribution of Operating Partnership Units to Officers

After consummation of this offering, Peter W. Ahl and David G. King, Jr., employees of NorthStar Capital, and Jean-Michel Wasterlain, our chief investment officer and one of our executive vice presidents, will receive a combined distribution of approximately 371,400 of our operating partnership units that will be issued to NorthStar Capital subsidiaries as consideration for the contribution of the subordinate real estate debt and real estate securities businesses to our operating partnership and the profits interests held by such officers in these businesses. These profits interests will be extinguished upon the closing of the offering. Future equity compensation to be paid to our officers will be paid under our equity incentive plan.

    Payment to our Chief Financial Officer in Connection with the Purchase of the Remaining ALGM         Interest

Upon consummation of this offering, NorthStar Partnership will contribute its 97.5% interest in ALGM I Owners LLC, the owner of fee and leasehold interests in the New York property portfolio. We will acquire the remaining 2.5% equity interest in the contributed portfolio of New York properties from ALGM I Equity LLC with approximately $1.6 million of the net proceeds from this offering. Our chief financial officer owns 4.82% of this outstanding 2.5% equity interest or 0.12% of the total equity of ALGM. In connection with the purchase of this outstanding interest, he will receive approximately $77,000 from the proceeds of this offering.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of the outstanding shares of our common stock are currently owned by NorthStar Partnership. The following table sets forth the total number of shares of our common stock beneficially owned and the percent so owned by:

•	each person known by us to own more than five percent of our common stock;

•	each of our directors and executive officers; and

•	all directors and officers as a group,

in each case, before and after the consummation of this offering and the related formation transactions. The information set forth below assumes the redemption of all operating partnership units held by such persons.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner (2)	Number of Shares Before Offering	Percent Before Offering	Number of Shares After Offering	Percent After Offering (3)
NorthStar Capital Investment Corp.	100	100%	4,706,015	18.4%
David T. Hamamoto
W. Edward Scheetz
Mark E. Chertok
Jean-Michel Wasterlain
Daniel R. Gilbert
Andrew L. Solomon
William V. Adamski
Preston Butcher
Judith A. Hannaway
Frank V. Sica
All directors and officers as a group (10 persons)

*        Less than 1%

(1)    Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)    The address of NorthStar Partnership and all officers and directors listed is 527 Madison Avenue, New York, NY 10022.

(3)    Assumes that the 4,705,915 operating partnership units to be issued to NorthStar Capital subsidiaries in exchange for the contribution of the initial investments have been redeemed for shares of our common stock.

DESCRIPTION OF STOCK

The following description of the terms of our stock is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

General

Our charter provides that we may issue up to 500,000,000 shares of common stock, $.01 par value per share, and up to 250,000,000 shares of preferred stock, $.01 par value per share. In addition, our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. Upon completion of this offering, 20,085,100 shares of common stock, and no shares of preferred stock will be issued and outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Common Stock

All shares of common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Subject to our charter restrictions on transfer of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of stock, all shares of common stock will have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that these matters (other than certain amendments to the provisions of our charter relating to the removal of directors and amendments) may be approved by a majority of all of the votes entitled to be cast on the matter. Also, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify Unissued Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

Our charter authorizes our board of directors to increase the number of authorized shares of common or preferred stock, issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue the classified or reclassified shares. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of common stock or otherwise be in their best interest.

Dividend Reinvestment Plan

We may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in our common stock. Details about any such plan would be sent to our stockholders following adoption thereof by our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, New York, New York.

Transfer Restrictions

For us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements of the Internal Revenue Code do not apply to the first year for which an election to be a REIT is made.

Our charter contains restrictions on the number of shares of our stock that a person may own. Following the consummation of this offering, no person, including entities, may acquire or hold, directly or indirectly, in excess of 9.8% of the aggregate value of the outstanding shares of any class or series of our stock unless they receive an exemption from our board of directors. In addition, no person, including entities, may acquire or hold directly or indirectly our common stock in excess of 9.8% (in value or number, whatever is more restrictive) of the outstanding shares of common stock.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, is required to give us immediate written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from these limits, subject to such terms, conditions, representations and undertakings as it may determine. Our board of directors has granted a limited exemption to certain persons who directly or indirectly own our stock immediately prior to the consummation of this offering of our stock, including NorthStar Capital and certain of its affiliates.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust, for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. The shares transferred to the trust will generally be selected so as to minimize the aggregate value of shares transferred to the trust. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If necessary to protect our status as a REIT, we may establish additional trusts with distinct trustees and charitable beneficiaries to which shares may be transferred.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Our charter further provides that, prior to the date the common stock qualifies as a class of "publicly offered securities" (within the meaning of Department of Labor Regulation Section 2510.3-101(a)(2)) or we qualify under another exemption to Department of Labor Section 2510.3, any transfers to plan investors that would increase the beneficial ownership by one or more plan investors of shares of our stock to a level that meets or exceeds 25% or more of the value of any class of our stock will be void ab initio. If any transfer of shares of our stock to plan investors occurs which, if effective, would result in plan investors beneficially or constructively owning, in the aggregate, shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock, the beneficial or constructive ownership of which otherwise would cause such plan investors to violate such limitations shall be automatically transferred to the trust (as defined above) to be held, subject to certain adjustments, in accordance with the provisions detailed above.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our common stock. Future sales in the public markets of substantial amounts of common stock could adversely affect the market prices prevailing from time to time for the common stock. It could also impair our ability to raise capital through future sales of equity securities.

After consummation of this offering and assuming that the underwriters' over-allotment option has not been exercised, we will have 20,085,100 shares of common stock outstanding, including:

•	35,000 shares of restricted common stock issued to non-employee directors and our chairman of the board, upon consummation of this offering;

•	50,000 shares of our common stock that we have agreed to issue to Friedman, Billings, Ramsey & Co., Inc. as partial consideration for its services in connection with this offering; and

•	100 shares issued to NorthStar Capital in connection with our formation.

In addition, 5,472,615 shares of common stock will be authorized for issuance upon redemption of all operating partnership units beneficially owned by NorthStar Capital and our executive officers, employees and co-employees, including 4,705,915 operating partnership units to be issued in connection with the contribution of the initial investments and 766,700 LTIP units to be issued pursuant to our stock incentive plan.

All of the 20,000,000 shares of common stock sold in this offering will be freely transferable without restriction (except for the transfer restrictions described under the heading "Description of Stock") or further registration under the Securities Act, except for any of the shares that are acquired by affiliates as that term is defined in Rule 144 under the Securities Act.

The shares of common stock beneficially owned by NorthStar Capital and our officers and directors are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144, which is summarized below.

Pursuant to NorthStar Capital's lock-up agreement with Friedman, Billings, Ramsey & Co., Inc. described below, NorthStar Capital has agreed not to distribute any operating partnership units issued in exchange for the contribution of the initial investments to its stockholders earlier than 365 days after the date of this prospectus. Under the terms of NorthStar Realty Partnership's partnership agreement, holders of operating partnership units representing a limited partnership interest may choose to redeem these units beginning one year from the consummation of this offering. If NorthStar Capital chooses to redeem its operating partnership units and we elect to issue shares of our common stock in lieu of cash and NorthStar Capital subsequently distributes these shares to its stockholders, these shares (other than shares distributed to our affiliates) would be freely tradable upon distribution if, among other things, the distribution to NorthStar Capital holders is made pro rata for no consideration. We will agree to file a registration statement for the shares that may be issued upon redemption of these operating partnership units after the expiration of the 365 day lock- up period.

In connection with this offering, we will issue to Friedman, Billings, Ramsey & Co., Inc., as representative of the underwriters, 50,000 shares of our common stock at the offering price of our shares in this offering. These shares are not being registered in connection with this offering and pursuant to agreement with us, may not be sold for 180 days from the date of issuance.

Lock-up Agreements

Except for shares of our common stock issued upon exercise of options outstanding on the date of this prospectus and described in this prospectus and grants of stock options or restricted stock pursuant to our stock incentive plan where the grantee agrees to be subject to the same lock-up restrictions to which we would be subject, we have agreed that, without the consent of Friedman, Billings, Ramsey & Co., Inc., we will not, directly or indirectly, offer, sell or otherwise dispose of any shares of our common stock, or any securities that may be converted into or exchanged for any shares of our common stock, for a period of 180 days from the date of this prospectus. Our executive officers and our directors have agreed under lock-up agreements with the underwriters that, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc., they will not, directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of common stock for a period ending 180 days after the date of this prospectus or pursuant to an earlier release as provided in the lock-up agreements.

NorthStar Capital has agreed under a lock-up agreement with the underwriters that, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc., it will not, directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of common stock for a period ending 365 days after the date of this prospectus or pursuant to an earlier release as provided in the lock-up agreement, except for pledges or transfers of certain of the operating partnership units received in exchange for the contribution of the initial investments to NorthStar Capital's lender under its senior secured credit facility in order to release liens associated with the initial investments. Allianz Risk Transfer, NorthStar Capital's lender under its senior secured credit facility, will agree with the underwriters of this offering not to transfer or further pledge such operating partnership units for a period ending 365 days after the date of this prospectus unless released earlier by Friedman, Billings, Ramsey & Co., Inc.

Friedman, Billings, Ramsey & Co., Inc. has advised us that a release from any lock-up agreement will be considered on a case-by-case basis. Factors in deciding whether to release shares from any lock-up agreement may include the length of time before the lock-up expires, the number of shares involved, the reason for the requested release, market conditions and the trading price of our common stock. Friedman, Billings, Ramsey & Co., Inc. has further advised us that it does not at this time have any intention of releasing any of the shares subject to the lock-up agreements prior to the expiration of the respective lock-up periods.

Rule 144

In general, Rule 144 provides that a person who is not an affiliate and has not been an affiliate in the prior 90 days who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three month period a number of shares that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly trading volume of the common stock on the New York Stock Exchange during the four calendar weeks preceding the filing of notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner which was not an affiliate, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

IMPORTANT PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Our Board of Directors

Our bylaws provide that the number of our directors may be established by our board of directors but may not be fewer than the minimum required by the Maryland General Corporation Laws (which is currently one) nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

Removal of Directors

Our charter provides that a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the provisions in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Business Combinations

Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combinations (a) between us and NorthStar Capital or any of its affiliates and (b) between us and any person, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.

Amendment to Our Charter

Our charter, except its provisions relating to removal of directors and certain amendments related thereto, may be amended only if declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Dissolution

The dissolution of the company must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws, we already (a) require a two-thirds vote for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships and fill vacancies on the board and (c) require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting. Our charter prohibits us from classifying our board through an election under subtitle 8 of Title 3 of the Maryland General Corporation Law.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors or (iii) by a stockholder of record who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our charter relating to removal of directors and filling vacancies on our board and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

OUR OPERATING PARTNERSHIP AND PRIVATE REIT

Our Operating Partnership

NorthStar Realty Finance Limited Partnership has been organized as a Delaware limited partnership. We are the general partner. The purpose of our operating partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, or the DRULPA, except that the partnership agreement of our operating partnership requires the business of our operating partnership to be conducted in such a manner that will permit us to qualify as a REIT under federal tax laws. The following summary of material provisions of our operating partnership agreement is subject to, and is qualified in its entirety by reference to, all the provisions of our operating partnership agreement and applicable provisions of the DRULPA. We have filed a copy of the partnership agreement as an exhibit to the registration statement of which this prospectus is a part.

General

Pursuant to the operating partnership agreement, the general partner, as the sole general partner of our operating partnership, has full, exclusive and complete responsibility and discretion in the management and control of the operating partnership. The limited partners of the operating partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Consequently, we, by virtue of our position as the general partner, control the assets and business of our operating partnership. However, any amendment to the operating partnership agreement that would (i) affect the redemption rights, (ii) adversely affect the limited partners' rights to receive cash distributions, (iii) convert a limited partner interest into a general partner interest, or (iv) modify the limited liability of a limited partner, will require the consent of each partner adversely affected thereby or else shall be effective against only those partners who shall have consented thereto.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Internal Revenue Code, and to ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of section 7704 of the Internal Revenue Code.

In addition to the administrative and operating costs and expenses incurred by our operating partnership, it is anticipated that our operating partnership will pay all of our administrative costs and expenses and our expenses will be treated as expenses of our operating partnership. Our expenses generally will include (i) all expenses relating to the continuity of our existence, (ii) all expenses relating to this and any further registration of securities by us, (iii) all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations, (iv) all expenses associated with compliance by us with laws, rules and regulations promulgated by any regulatory body, and (v) all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of our operating partnership.

Distributions

The operating partnership agreement provides that our operating partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership) on a quarterly (or, at the election of the general partner, more or less frequent) basis, in amounts determined by the general partner in its sole discretion, to the partners in accordance with their respective percentage interests in our operating partnership. Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, it is anticipated that any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the general partner has a negative balance in its capital account following a liquidation of our operating partnership, it will be obligated to contribute cash to our operating partnership equal to the negative balance in its capital account.

Allocations

It is anticipated that income, gain and loss of our operating partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in our operating partnership, subject to compliance with the provisions of Internal Revenue Code sections 704(b) and 704(c) and Treasury regulations promulgated thereunder.

Capital Contributions and Borrowings

We will contribute to our operating partnership all the net proceeds of this offering and the issuance of 100 shares of common stock to NorthStar Partnership as our initial capital contribution in exchange for 20,085,100 common units of limited partnership interest, representing approximately a 78.5% limited partnership interest and a 0.1% general partnership interest in NorthStar Realty Partnership. Concurrently, three NorthStar Capital subsidiaries will contribute the initial investments to our operating partnership in exchange for 4,705,915 common units of limited partnership interest in NorthStar Realty Partnership, representing approximately a 18.4% limited partnership interest in NorthStar Realty Partnership. As the sole general partner of our operating partnership, immediately prior to the consummation of this offering we will cause NorthStar Realty Partnership to issue 766,700 LTIP units, representing approximately a 3% limited partnership interest in NorthStar Realty Partnership, to our officers, certain employees and co-employees, either directly or through one or more limited liability companies, pursuant to our stock incentive plan. These LTIP units, or the interests in any limited partnership or other entity to which these LTIP units are issued, will vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant. See "Management — Stock Incentive Plan" for a further description of the terms of any LTIP units that we may cause our operating partnership to grant pursuant to our stock incentive plan. The partnership agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of shares of our common stock as additional capital to the operating partnership.

Issuance of Additional Limited Partnership Interests

We are authorized, without the consent of the limited partners, to cause our operating partnership to issue additional units to us, to the limited partners or to other persons for such consideration and on such terms and conditions as we deem appropriate. If additional units are issued to us, then we must (i) issue additional shares of common stock and must contribute to our operating partnership the entire proceeds received by us from such issuance or (ii) issue additional units to all partners in proportion to their respective interests in our operating partnership. In addition, we may cause our operating partnership to issue to us additional partnership interests in different series or classes, which may be senior to the units, in conjunction with an offering of our securities having substantially similar rights, in which the proceeds thereof are contributed to our operating partnership. Consideration for additional partnership interests may be cash or other property or assets. No limited partner has preemptive, preferential or similar rights with respect to additional capital contributions to our operating partnership or the issuance or sale of any partnership interests therein.

The operating partnership may issue units of limited partnership interest that are common units or LTIP units. The operating partnership also has the authority to issue additional units of limited partnership interest that are preferred as to distributions and upon liquidation to the operating partnership units which we refer to as preferred operating partnership units.

Redemption Rights

Pursuant to our operating partnership agreement, the limited partners have the right to cause our operating partnership to redeem their operating partnership units for cash or, at the election of the general partner, shares of our common stock on a one-for-one basis. The redemption price will be paid in cash in our discretion or in the event that the issuance of shares of common stock to the redeeming limited partner would (i) result in any person owning, directly or indirectly, shares of common stock in excess of the 9.8% ownership limitation, (ii) result in shares of our securities being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in our being "closely held" within the meaning of section 856(h) of the Internal Revenue Code, (iv) cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our or our operating partnership's real property, within the meaning of section 856(d)(2)(B) of the Internal Revenue Code, or (v) cause the acquisition of shares of common stock by such redeeming limited partner to be "integrated" with any other distribution of shares of common stock for purposes of complying with the Securities Act. Specifically, the partnership agreement prohibits all limited partners from redeeming their operating partnership units for a period of one year from the date of the consummation of this offering.

No Removal of the General Partner

We may not be removed as general partner by the partners with or without cause, except with the consent of the general partner.

Withdrawal of General Partner; Transfer of General Partner's Interests

The general partner is not able to voluntarily withdraw from our operating partnership or transfer or assign its interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to the general partner contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership, or the interests are transferred to a non-voting stock subsidiary.

Restrictions on Transfer of Operating Partnership Units by Limited Partners

The operating partnership agreement imposes certain restrictions on the transfer of units. The operating partnership agreement provides that prior to the consummation of this offering, no limited partner shall transfer all or any portion of its partnership interest to any transferee without the consent of the general partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any limited partner may, at any time without the consent of the general partner, (i) transfer all or part of its partnership interest to any family member, any controlled entity or any affiliate, provided that the transferee is, in any such case, a qualified transferee, or (ii) pledge all or any portion of its partnership interest to a lending institution, that is not an affiliate of such limited partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such partnership interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit. After the consummation of this offering, each limited partner, and each transferee of partnership interests or assignee pursuant to a permitted transfer, shall have the right to transfer all or any portion of its partnership interest to any person, subject to the provisions of our operating partnership agreement.

No limited partner shall have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner which consent may be given or withheld by the general partner in its sole and absolute discretion.

Term

The operating partnership shall continue or until terminated as provided in our operating partnership agreement or by operation of law.

Tax Matters

Pursuant to our operating partnership agreement, the general partner is the tax matters partner of our operating partnership and, as such, has authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

Our Private REIT

We will cause our operating partnership to contribute all of the initial investments (other than our equity interest in CDO I), to a newly-formed privately-held corporation in exchange for shares of common stock of such corporation. We intend to operate this corporation in such a manner as to qualify as a REIT under the Internal Revenue Code. Our operating partnership will hold 100% of the shares of common stock of this subsidiary, which we refer to as our private REIT. In order to comply with the federal income tax law requirement that a REIT have no less than 100 stockholders, our private REIT expects to issue approximately 100 shares of preferred stock to outside investors for $1,000 per share after the consummation of this offering, but prior to January 30, 2005. We do not expect our private REIT or the issuance of the preferred shares by the private REIT to have more than a minimal economic impact on our stockholders. The 100 investors in the preferred stock of our private REIT will collectively own approximately 0.0007% of our total equity, on a pro forma basis to give effect to the formation transactions, and will only be entitled to a limited preferential distribution of $125 per share of preferred stock, or an aggregate of $12,500, per year. The preferred shareholders of the private REIT will not otherwise share in distributions by the private REIT to its sole common shareholder, which is our operating partnership. Subject to the distribution of the limited preferred dividend to the preferred stockholders of our private REIT, there will be no material restrictions on the ability of our private REIT to distribute its assets to our operating partnership or from our operating partnership to us. Our private REIT will distribute at least 90% of its annual taxable income to its stockholders. To the extent that distributions are income (as opposed to tax-free returns of capital), such distributions will constitute qualifying income for purpose of both of the REIT gross income requirements applicable to us. See "Federal Income Tax Considerations—Taxation of NorthStar Realty." In turn, we will distribute at least 90% of our taxable income to our stockholders. See "Distribution Policy."

The equity investment in CDO I is the sole initial investment that we expect to hold directly through our operating partnership, rather than contributing it to our private REIT. We anticipate that we will make a taxable REIT subsidiary election with respect to CDO I. See "Federal Income Tax Considerations—Taxation of NorthStar Realty—Effect of Subsidiary Entities—Taxable Subsidiaries." We plan to hold our investment in CDO I through our operating partnership to maintain flexibility in structuring our investments and meeting the REIT gross income and asset tests. See "Federal Income Tax Considerations—Taxation of NorthStar Realty."

We will own the holder of the subordinated securities of CDO II through our private REIT. In general, we expect to own 100% of the entities through which we make our investments in future CDO issuers. Those entities will be held through our private REIT so that, if they constitute taxable mortgage pools, they will not be subject to corporate-level tax. See "Federal Income Tax Considerations—Taxation of NorthStar Realty—Taxable Mortgage Pools." We may hold our other future investments through our operating partnership or through our private REIT, depending on the facts and circumstances of each investment and our business needs at the time of investment.

We will contribute the net proceeds of this offering to our operating partnership. After the application of the net proceeds to purchase the minority interest in the New York property portfolio, pay transfer taxes related to the continuation of the New York property portfolio, distribute $36.1 million to NCIC and repay the loan of $17.4 to Citigroup, as further described under "Use of Proceeds," our operating partnership will contribute approximately 75% of the remaining net proceeds to our private REIT. Approximately 25% of such remaining net proceeds will be retained by the operating partnership in order to maintain flexibility in meeting the REIT gross income and asset tests as described in "Federal Income Tax Considerations—Taxation of NorthStar Realty."

Preferred Stock of Our Private REIT

The holders of the shares of preferred stock of our private REIT will not be entitled to voting on any matters. The preferred shares will not be convertible into shares of any other class or series of the capital stock of our private REIT or our operating partnership or our capital stock. It is expected that the dividends on each share of preferred stock will accrue daily at the rate of approximately 12.5% per annum of the sum of the liquidation value (as defined below) thereof, plus all accumulated and unpaid dividends, and will be cumulative.

It is expected that the preferred stock of our private REIT will be subject to redemption at the election of our private REIT at any time for a price equal to 100% of such share's liquidation value, plus all accrued and unpaid dividends (and any interest thereon) to the date of redemption, plus a expected redemption premium of $200 until December 31, 2006, $150 from January 1, 2007 to December 31, 2007, $100 from January 1, 2008 to December 31, 2008, $50 from January 1, 2009 to December 31, 2009, and no redemption premium thereafter.

The shares of preferred stock of our private REIT will be entitled to a liquidation preference of $1,000 per share. With respect to distributions, the preferred stock of our private REIT will be senior to all other classes and series of capital stock of our private REIT to the extent of the aggregate liquidation preference and all accrued but unpaid dividends and any redemption premium on the preferred stock of our private REIT that has not been added previously to the liquidation preference in the manner described below. Holders of the shares of preferred stock of our private REIT will not, however, participate in any appreciation in the value of our private REIT. In the event of any dissolution, liquidation, or winding up, the holders of the shares of preferred stock will be entitled to receive pro rata in cash out of the assets of our private REIT available an amount equal to the liquidation preference, plus any cumulative dividends (and any interest on such dividends) and any redemption premium before any distribution of the assets may be made to the holders of shares of common stock of our private REIT.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax consequences relating to the acquisition, holding, and disposition of our common stock. For purposes of this summary, references to NorthStar Realty mean only NorthStar Realty Finance Corp. and not our operating partnership or other subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of NorthStar Realty Finance Corp., and of its subsidiaries and other lower-tier and affiliated entities, will each be in accordance with its applicable organizational documents or partnership agreement. This summary of the material federal income tax consequences of an investment in our common stock does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	holders who receive NorthStar Realty common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding NorthStar Realty common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold our common stock as capital assets, which generally means as property held for investment.

The federal income tax treatment of holders of NorthStar Realty common stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding NorthStar Realty common stock to any particular investor will depend on the investor's particular tax circumstances. You should consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you, in light of your particular investment or tax circumstances, of acquiring, holding, exchanging, or otherwise disposing of NorthStar Realty common stock.

Taxation of NorthStar Realty

Each of NorthStar Realty and the private REIT described in "Our Operating Partnership and Private REIT — Our Private REIT" intends to elect to be taxed as a REIT, commencing with its taxable year ending December 31, 2004, upon the filing of its federal income tax return for that year. Each of NorthStar Realty and the private REIT believes that it was organized and intends to operate in such a manner as to qualify for taxation as a REIT.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation. At the closing of the issuance of our shares, we expect to receive the opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that each of NorthStar Realty and the private REIT is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that the proposed method of operation of each will enable each of them to meet the requirements for qualification and taxation as a REIT. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be filed with the SEC prior to this registration statement being declared effective. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is conditioned upon factual representations and covenants made by the management of NorthStar Realty and affiliated entities regarding its organization, assets and the past, present and future conduct of its business operations. While each of NorthStar Realty and the private REIT intends to operate so that each of them will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of NorthStar Realty, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP, NorthStar Realty or the private REIT that each of NorthStar Realty and the private REIT will so qualify for any particular year. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, is expressed as of the date issued, and does not cover subsequent periods. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise NorthStar Realty or the holders of NorthStar Realty common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on the ability of each of NorthStar Realty and the private REIT to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP on an ongoing basis. In addition, each of NorthStar Realty's and the private REIT's ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain affiliated entities, which could include affiliates that have made elections to be taxed as REITs, the status of which may not have been reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Each of NorthStar Realty's and the private REIT's ability to qualify as a REIT also requires that it satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by NorthStar Realty. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of each of NorthStar Realty's and the private REIT's operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

        Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon the ability of NorthStar Realty to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under "— Requirements for Qualification — General." While NorthStar Realty intends to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge its qualification, or that it will be able to operate in accordance with the REIT requirements in the future. See "— Failure to Qualify" below.

Provided that NorthStar Realty qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that historically has resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act") was enacted in 2003. Among other provisions, the 2003 Act generally lowers the rate at which individual stockholders are taxed on corporate dividends, from a maximum of 38.6% under prior law to a maximum of 15% (the same as long-term capital gains), for the 2003 through 2008 tax years, thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by stockholders from NorthStar Realty or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which, pursuant to the 2003 Act, will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See "Taxation of Stockholders."

If NorthStar Realty qualifies as a REIT, it will nonetheless be subject to federal tax in the following circumstances:

•	NorthStar Realty will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains;

•	NorthStar Realty may be subject to the "alternative minimum tax" on its items of tax preference, including any deductions of net operating losses;

•	If NorthStar Realty has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "— Prohibited Transactions" and "— Foreclosure Property" below;

•	If NorthStar Realty elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property", it may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•	If NorthStar Realty fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its intended qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profitability of such gross income;

•	If NorthStar Realty fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, NorthStar Realty will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level;

•	NorthStar Realty may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT's stockholders, as described below in "— Requirements for Qualification — General";

•	A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm's length pricing standard;

•	If NorthStar Realty acquires appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code), in a transaction in which the adjusted tax basis of the assets in the hands of NorthStar Realty is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, under Treasury regulations. NorthStar Realty will be subject to tax at the highest corporate income tax rate then applicable if it subsequently recognizes the built-in gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation, unless the subchapter C corporation elects to treat the transfer of the assets to the REIT as a deemed sale; or

•	NorthStar Realty may form subsidiaries or acquire interests in other lower-tier entities that are subchapter C corporations, the earnings of which would be subject to federal corporate income tax.

•	NorthStar Realty may be taxable at the highest applicable corporate tax rate (currently 35%) on the "excess inclusion income" of certain of its tax-exempt stockholders not subject to unrelated business income tax (such as government entities), as described below in "—Asset Tests" and "—Taxable Mortgage Pools."

In addition, NorthStar Realty and its subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on their assets and operations. NorthStar Realty could also be subject to tax in situations and on transactions not presently contemplated.

        Requirements for Qualification — General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)    that is managed by one or more trustees or directors;

(2)    the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)    which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)    that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)    the beneficial ownership of which is held by 100 or more persons;

(6)    in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified entities); and

(7)    which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. NorthStar Realty's charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist NorthStar Realty in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. NorthStar Realty is not required to satisfy conditions (5) and (6) for its taxable year ending December 31, 2004.

To monitor compliance with the share ownership requirements, NorthStar Realty is generally required to maintain records regarding the actual ownership of its shares. To do so, NorthStar Realty must demand written statements each year from the record holders of significant percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by NorthStar Realty). A list of those persons failing or refusing to comply with this demand must be maintained as part of the records of NorthStar Realty. Failure by NorthStar Realty to comply with these record keeping requirements could subject it to monetary penalties. If NorthStar Realty satisfies these requirements and has no reason to know that condition (6) is not satisfied, it will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

NorthStar Realty's ability to satisfy the share ownership requirements of condition (6) depends in part on the relative values of our common stock, voting preferred stock that we may issue, and any other classes of stock that might be issued in the future. Although NorthStar Realty believes that the stockholder ownership limitations contained in its charter will enable it to meet such requirements, the relative values of its classes of stock have not been determined by independent appraisal, and no assurance can be given that, despite compliance with the charter limitations, the relative values of the classes of stock would not be successfully challenged by the IRS so as to cause NorthStar Realty to fail condition (6).

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. NorthStar Realty satisfies this requirement.

        Effect of Subsidiary Entities

Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, NorthStar Realty's proportionate share of the assets and items of income of partnerships in which it owns an equity interest (including its interest in the operating partnership and any preferred equity interests in lower-tier partnerships) are treated as assets and items of income of NorthStar Realty for purposes of applying the REIT requirements. Consequently, to the extent that NorthStar Realty directly or indirectly holds a preferred or other equity interest in a partnership, the partnership's assets and operations may affect NorthStar Realty's ability to qualify as a REIT, even though NorthStar Realty may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "Tax Aspects of Investments — Partnerships."

Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly-owned by NorthStar Realty, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which NorthStar Realty holds an equity interest, are sometimes referred to in this prospectus as "pass-through subsidiaries."

In the event that a disregarded subsidiary of NorthStar Realty ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than NorthStar Realty or another disregarded subsidiary of NorthStar Realty — the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect NorthStar Realty's ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "— Asset Tests" and "— Income Tests."

Taxable Subsidiaries.    A REIT may jointly elect with subsidiary corporations, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by NorthStar Realty and its subsidiaries in the aggregate, and hence NorthStar Realty's ability to make distributions to its stockholders.

We anticipate that we will make a TRS election with respect to CDO I, the issuer of our equity interest in the first CDO issuance. The Internal Revenue Code and Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stocks and securities (or any other activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. CDO I, a Cayman Islands company, intends to rely on such exemption, and does not intend to operate so as to be subject to U.S. federal income tax on its net income. Therefore, despite CDO I's anticipated status as a TRS, it generally would not be subject to corporate income tax on its earnings.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

        Income Tests

In order to maintain its intended qualification as a REIT, NorthStar Realty annually must satisfy two gross income requirements. First, at least 75% of NorthStar Realty's gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions", must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from some kinds of temporary investments. Second, at least 95% of NorthStar Realty's gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents received by NorthStar Realty will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. NorthStar Realty and its affiliates are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, NorthStar Realty and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, NorthStar Realty is permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. Also, rental income will qualify as rents from real property only to the extent that NorthStar Realty does not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If NorthStar Realty receives interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that NorthStar Realty acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and NorthStar Realty's income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

Among the assets held by NorthStar Realty and its subsidiaries are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS recently issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. NorthStar Realty and its advisors believe that its mezzanine loans should qualify under this revenue procedure as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements.

NorthStar Realty may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received by NorthStar Realty from a REIT will be qualifying income in NorthStar Realty's hands for purposes of both the 95% and 75% gross income tests.

If NorthStar Realty fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if it is entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if the failure of NorthStar Realty to meet these tests was due to reasonable cause and not due to willful neglect, NorthStar Realty attaches to its tax return a schedule of the sources of its income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether NorthStar Realty would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving NorthStar Realty, NorthStar Realty will not qualify as a REIT. As discussed above under "— Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the amount by which NorthStar Realty fails to satisfy the particular gross income test, adjusted by the profitability of such gross income.

        Asset Tests

At the close of each calendar quarter NorthStar Realty must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of the total assets of NorthStar Realty must be represented by some combination of "real estate assets", cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

The second asset test is that the value of any one issuer's securities owned by NorthStar Realty may not exceed 5% of the value of NorthStar Realty's total assets. Third, NorthStar Realty may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to "straight debt" having specified characteristics. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT's total assets. Northstar Realty does not currently hold any securities that would cause it to fail the 5%, 10% or 20% asset tests.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for "straight debt." Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, non-mortgage debt held by NorthStar Realty that is issued by another REIT will not so qualify.

Any interests held by NorthStar Realty in a real estate mortgage investment conduit, or "REMIC," are generally treated as qualifying real estate assets, and income derived by NorthStar Realty from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of NorthStar Realty's interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a "residual interest" in a REMIC from which it derives "excess inclusion income," the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders. See "Taxation of Stockholders."

NorthStar Realty believes that its holdings of securities and other assets will comply with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. Independent appraisals have not been obtained, however, to support NorthStar Realty's conclusions as to the value of its assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that NorthStar Realty's interests in its subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset requirements.

        Annual Distribution Requirements

In order to qualify as a REIT, NorthStar Realty is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

(a)    the sum of:

(1)    90% of the "REIT taxable income" of NorthStar Realty (computed without regard to the deduction for dividends paid and net capital gains of NorthStar Realty), and

(2)    90% of the net income, if any, (after tax) from foreclosure property (as described below), minus

(b)    the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before NorthStar Realty timely files its tax return for the year and if paid on or before the first regular dividend payment after such declaration. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by NorthStar Realty, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that NorthStar Realty distributes at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax at the regular corporate tax rates on the retained portion. NorthStar Realty may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, NorthStar Realty could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by NorthStar Realty. Stockholders of NorthStar Realty would then increase the adjusted basis of their NorthStar Realty common stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See "— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions."

If NorthStar Realty fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, NorthStar Realty would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which it has paid corporate income tax. NorthStar Realty intends to make timely distributions so that it is not subject to the 4% excise tax.

It is possible that NorthStar Realty, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from its subsidiaries, and (b) the inclusion of items in income by NorthStar Realty for federal income tax purposes. See, for example, the discussion below of excess inclusion income under "— Taxable Mortgage Pools." Other potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the CDO structure (as described above under "NorthStar Realty — Our Investments"), which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements, or to pay dividends in the form of taxable in-kind distributions of property.

NorthStar Realty may be able to cure a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in NorthStar Realty's deduction for dividends paid for the earlier year. In this case, NorthStar Realty may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends. However, NorthStar Realty will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

        Failure to Qualify

If NorthStar Realty fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, NorthStar Realty will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which NorthStar Realty is not a REIT would not be deductible by NorthStar Realty, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to individual stockholders will generally be taxable at preferential rates pursuant to the 2003 Act and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless NorthStar Realty is entitled to relief under specific statutory provisions, NorthStar Realty will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, NorthStar Realty will be entitled to this statutory relief. The private REIT described in "Our Operating Partnership and Private REIT — Our Private REIT," like NorthStar Realty, must meet all of the REIT qualification tests under the Code set forth in "Federal Income Tax Considerations — Taxation of NorthStar Realty". If the private REIT did not so qualify as a REIT, it is likely that NorthStar Realty would also not qualify as a REIT.

        Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. NorthStar Realty intends to conduct its operations so that no asset owned by NorthStar Realty or its pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of NorthStar Realty's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which NorthStar Realty holds a direct or indirect interest will not be treated as property held for sale to customers, or that NorthStar Realty can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

        Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. NorthStar Realty does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if NorthStar Realty does receive any such income, it intends to make an election to treat the related property as foreclosure property.

        Foreign Investments

To the extent that NorthStar Realty and its subsidiaries hold or acquire investments in foreign countries, taxes paid by NorthStar Realty in foreign jurisdictions may not be passed through to, or used by, its stockholders as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Foreign currency gains are treated as income that does not qualify under the 95% or 75% income tests, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by NorthStar Realty directly or through pass-through subsidiaries, or that any such gains will not adversely affect NorthStar Realty's ability to satisfy the REIT qualification requirements.

        Derivatives and Hedging Transactions

NorthStar Realty and its subsidiaries have, from time to time, and may in the future enter into hedging transactions with respect to interest rate exposure on one or more of their assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that NorthStar Realty or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets, any periodic income from the instrument, or gain from the disposition of it, would be qualifying income for purposes of the REIT 95% gross income test if specified requirements are met but not for the 75% gross income test. Recently proposed legislation, if enacted, would exclude such income from the REIT 95% gross income test altogether, treating it as neither qualifying nor non-qualifying income for purposes of that test, while not changing the treatment as non-qualifying income for purposes of the 75% income test. See "Other Tax Considerations — Legislative or Other Actions Affecting REITs." To the extent that NorthStar Realty hedges with other types of financial instruments or in other situations (for example, hedges against fluctuations in the value of foreign currencies), the resultant income will be treated as income that does not qualify under the 95% or 75% income tests unless certain technical requirements are met. Recently proposed legislation, if enacted, would exclude from the REIT 95% income test calculation, but not from the 75% test, foreign currency gains arising from transactions to hedge risks associated with debt incurred to acquire or carry real estate assets. See "Other Tax Considerations — Legislative or Other Actions Affecting REITs." NorthStar Realty intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. NorthStar Realty may conduct some or all of its hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that NorthStar Realty's hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or it will not adversely affect NorthStar Realty's ability to satisfy the REIT qualification requirements.

        Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by NorthStar Realty could give rise to TMPs, with the consequences described in the next paragraph.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a

TMP that is a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. Although the Treasury Department has not yet issued regulations to govern the treatment of stockholders, a portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income". This income would nonetheless be subject to the distribution requirements that apply to the REIT, and could therefore adversely affect its liquidity. See "— Annual Distribution Requirements". Moreover, the REIT's excess inclusion income would be allocated among its stockholders. A stockholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders. See "Taxation of Stockholders". To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and should consult their tax advisors.

If a subsidiary partnership of NorthStar Realty, not wholly-owned by NorthStar Realty directly or indirectly through one or more disregarded entities, were a TMP, such as the operating partnership, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter NorthStar Realty's REIT income and asset test calculations, and could adversely affect its compliance with those requirements. NorthStar Realty intends to monitor the structure of any TMPs in which it has an interest to ensure that they will not adversely affect its status as a REIT.

In general, we expect to own 100% of the entities through which we make our equity investments in CDO II and future CDO issuers. Those entities will be held through our private REIT described in "Our Operating Partnership and Private REIT — Our Private REIT," so that they are qualified REIT subsidiaries of the private REIT, and their assets and liabilities are treated as assets and liabilities of our private REIT. Consequently, the net income from such assets and liabilities would not be subject to corporate-level tax, even if they were to be treated as a TMP, although the excess inclusion rules described above could apply.

        Tax Aspects of Investments in Partnerships

NorthStar Realty may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. NorthStar Realty will include in its income its proportionate share of these partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, NorthStar Realty will include its proportionate share of assets held by subsidiary partnerships. See "Taxation of NorthStar Realty — Effect of Subsidiary Entities — Ownership of Partnership Interests." Consequently, to the extent that NorthStar Realty holds a preferred or other equity interest in a partnership, the partnership's assets and operations may affect NorthStar Realty's ability to qualify as a REIT, even though NorthStar Realty may have no control, or only limited influence, over the partnership.

        Entity Classification

The investment by NorthStar Realty in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of NorthStar Realty's subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See "Taxation of NorthStar Realty — Taxable Mortgage Pools". If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of the assets of NorthStar Realty and items of gross income of NorthStar Realty would change and could preclude NorthStar Realty from satisfying the REIT asset tests or the gross income tests as discussed in "Taxation of NorthStar Realty — Asset Tests" and "— Income Tests," and in turn could prevent NorthStar Realty from qualifying as a REIT. See "Taxation of NorthStar Realty — Failure to Qualify," above, for a discussion of the effect of the failure of NorthStar Realty to meet these tests for a taxable year. In addition, any change in the status of any of NorthStar Realty's subsidiary partnerships for tax purposes might be treated as a taxable event, in which case NorthStar Realty could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

        Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any subsidiary partnership of NorthStar Realty acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to the contribution by NorthStar Realty to any subsidiary partnerships of the cash proceeds received in offerings of its stock. As a result NorthStar Realty could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause NorthStar Realty to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect NorthStar Realty's ability to comply with the REIT distribution requirements discussed above.

Taxation of Stockholders

        Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a holder of common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity or arrangement treated as a partnership for U.S. federal income purposes, holds common stock issued by NorthStar Realty, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of common stock.

Distributions.    Provided that NorthStar Realty qualifies as a REIT, distributions made to its taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income but will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. Under an exception, however, individual stockholders are taxed at such rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable corporations or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions.

In addition, distributions from NorthStar Realty that are designated as capital gain dividends will be taxed to stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of NorthStar Realty for the taxable year, without regard to the period for which the stockholder has held its stock. A similar treatment will apply to long-term capital gains retained by NorthStar Realty, to the extent that NorthStar Realty elects the application of provisions of the Internal Revenue Code that treat stockholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to stockholders a corresponding credit for taxes paid by the REIT on such retained capital gains. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than one year are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by NorthStar Realty in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by NorthStar Realty and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by NorthStar Realty before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "Taxation of NorthStar Realty — Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor do they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

If excess inclusion income from a REMIC residual interest or TMP is allocated to any NorthStar Realty stockholder, that income would be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See "Taxation of NorthStar Realty — Taxable Mortgage Pools."

Dispositions of NorthStar Realty Stock.    In general, capital gains recognized by individuals and other non-corporate stockholders upon the sale or disposition of shares of NorthStar Realty stock will, pursuant to the 2003 Act, be subject to a maximum federal income tax rate of 15% for taxable years through 2008, if the NorthStar Realty stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the NorthStar Realty stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of NorthStar Realty stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of NorthStar Realty stock by a stockholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions received from NorthStar Realty that are required to be treated by the stockholder as long-term capital gain.

If a stockholder recognizes a loss upon a disposition of NorthStar Realty stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving "reportable transactions" could require the stockholder to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, that, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax advisers concerning any possible disclosure obligation with respect to the receipt or disposition of NorthStar Realty stock, or transactions that might be undertaken directly or indirectly by NorthStar Realty. Moreover, you should be aware that NorthStar Realty and other participants in transactions involving NorthStar Realty (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Taxation of Non-U.S. Stockholders

The following is a summary of certain United States federal income and estate tax consequences of the ownership and disposition of NorthStar Realty stock applicable to non-U.S. holders of NorthStar Realty stock. A non-U.S. stockholder is a stockholder other than a U.S. stockholder. The discussion is based on current law and is for general information only. The discussion addresses only selective and not all aspects of United States federal income and estate taxation.

Ordinary Dividends.    The portion of dividends received by non-U.S. holders payable out of the earnings and profits of NorthStar Realty which are not attributable to capital gains of NorthStar Realty and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable income tax treaty. Reduced treaty rates are not available to the extent that income is excess inclusion income allocated to the foreign stockholder. See "Taxation of NorthStar Realty — Taxable Mortgage Pools".

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of NorthStar Realty common stock. In cases where the dividend income from a non-U.S. holder's investment in NorthStar Realty stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-dividend Distributions.    Unless NorthStar Realty stock constitutes a U.S. real property interest (a "USRPI"), distributions by NorthStar Realty which are not dividends out of the earnings and profits of NorthStar Realty will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of NorthStar Realty's current and accumulated earnings and profits. If NorthStar Realty stock constitutes a USRPI, as described below, distributions by NorthStar Realty in excess of the sum of its earnings and profits plus the stockholder's basis in its NorthStar Realty stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of NorthStar Realty's earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution made by NorthStar Realty to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by NorthStar Realty directly or through pass-through subsidiaries ("USRPI capital gains"), will be treated as effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, NorthStar Realty will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends are deemed to constitute USRPI capital gains. Recently proposed legislation, if enacted, would modify the tax treatment of capital gain dividends distributed by REITs to non-U.S. holders. See "Other Tax Considerations – Legislative or Other Actions Affecting REITs." Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if NorthStar Realty held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income or withholding tax.

Dispositions of NorthStar Realty Stock.    Unless NorthStar Realty stock constitutes a USRPI, a sale of the stock by a non-U.S. holder generally will not be subject to U.S. tax. The stock will not be treated as a USRPI if less than 50% of NorthStar Realty's assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing test is not met, NorthStar Realty stock nonetheless will not constitute a USRPI if NorthStar Realty is a "domestically-controlled REIT." A domestically-controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. NorthStar Realty believes that beginning in 2004 and in future years that it will be a domestically-controlled REIT and, therefore, the sale of NorthStar Realty stock should not be subject to taxation under FIRPTA. Because NorthStar Realty common stock will be publicly traded, however, no assurance can be given that NorthStar Realty will be a domestically-controlled REIT.

In the event that NorthStar Realty does not constitute a domestically-controlled REIT, a non-U.S. holder's sale of stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) the stock is "regularly traded," as defined by applicable Treasury Department regulations, on an established securities market, and (b) the selling non-U.S. holder held 5% or less of NorthStar Realty's outstanding stock at all times during a specified testing period. Although NorthStar Realty's common stock initially will be regularly traded on an established securities market, no assurance can be given that it will continue to be regularly traded.

If gain on the sale of stock of NorthStar Realty were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS if the class of shares is not publicly traded on an established securities market.

Gain from the sale of NorthStar Realty stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (a) if the non-U.S. holder's investment in the NorthStar Realty stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on such gain.

Estate Tax.    NorthStar Realty stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

        Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its NorthStar Realty common stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the stock is financed through a borrowing by the tax-exempt stockholder), and (2) the NorthStar Realty common stock is not otherwise used in an unrelated trade or business, distributions from NorthStar Realty and income from the sale of the NorthStar Realty common stock should not give rise to UBTI to a tax-exempt stockholder. To the extent, however, that NorthStar Realty (or a part of NorthStar Realty, or a disregarded subsidiary of NorthStar Realty) is a TMP, or if NorthStar Realty holds residual interests in a REMIC, a portion of the distributions made to a tax-exempt stockholder that is allocable to excess inclusion income may be subject to tax as UBTI. See "Taxation of NorthStar Realty — Taxable Mortgage Pools".

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from NorthStar Realty as UBTI.

If NorthStar Realty is a "pension-held REIT," a pension trust that owns more than 10% of NorthStar Realty's stock could be required to treat a percentage of the dividends from NorthStar Realty as UBTI. NorthStar Realty will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of NorthStar Realty's stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of NorthStar Realty's stock, collectively owns more than 50% of the value of the stock. Certain restrictions on ownership and transfer of NorthStar Realty's stock as discussed above should generally prevent a tax-exempt entity from owning more than 10% of the value of NorthStar Realty's stock and prevent NorthStar Realty from becoming a pension-held REIT.

Tax-exempt stockholders should consult their tax advisors regarding the federal, state, local and foreign tax consequences of an investment in NorthStar Realty.

Other Tax Considerations

        Dividend Reinvestment Plan

To the extent that a stockholder receives shares of NorthStar Realty stock pursuant to a dividend reinvestment plan, the federal income tax treatment of the stockholder and NorthStar Realty will generally be the same as if the distribution had been made in cash. See "Taxation of Stockholders" and "Taxation of NorthStar Realty — Annual Distribution Requirements."

        Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department. No assurance can be given as to whether, or in what form, the legislative proposals described below (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in NorthStar Realty.

The recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the rates at which individuals are taxed on capital gains (a maximum rate of 15% replaces the prior maximum rate of 20% through 2008), and gains from the stock of REITs are eligible for the reduced rates. Tax rates for individuals on dividends received from taxable C corporations were also reduced (with the maximum rate falling from 38.6% to 15% for tax years through 2008), although dividends received from REITs would generally continue to be taxed at regular ordinary income rates (now at a maximum of 35% through 2010). See "Taxation of Stockholders — Taxation of Taxable U.S. Stockholders — Distributions." This change in the tax treatment of dividends could cause investors to perceive investments in REITs to be comparatively less attractive than investments in other corporations, which could adversely affect the value of the stock of REITs, including NorthStar Realty.

Recently proposed legislation would modify the tax treatment of capital gain dividends distributed by REITs to non-U.S. stockholders. See "Taxation of Stockholders — Taxation of Non-U.S. Stockholders — Capital Gain Dividends." The proposed legislation would treat capital gain dividends received by a non-U.S. stockholder in the same manner as ordinary income dividends, provided that (1) the capital gain dividends are received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the non-U.S. stockholder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividends are received. Another proposal would modify the effect of specified types of hedging income on the REIT 95% gross income requirement. See "Taxation of NorthStar Realty — Derivatives and Hedging Transactions." A variety of other proposals generally would relax certain of the tax limitations imposed on REITs. These proposals would apply to taxable years beginning after the date of enactment.

        State, Local and Foreign Taxes

NorthStar Realty and its subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. NorthStar Realty owns properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of NorthStar Realty and its stockholders may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by NorthStar Realty would not pass through to stockholders against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in NorthStar Realty common stock.

ERISA CONSIDERATIONS

A plan fiduciary considering an investment in our common stock should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA, the Internal Revenue Code or any substantially similar federal, state or local law. ERISA and the Internal Revenue Code impose restrictions on:

•	employee benefit plans as defined in Section 3(3) of ERISA,

•	plans described in Section 4975(e)(1) of the Internal Revenue Code, including retirement accounts and Keogh Plans,

•	entities whose underlying assets include plan assets by reason of a plan's investment in such entities, including, without limitation, insurance company general accounts, and

•	persons who have certain specified relationships to a plan and who are therefore described as "parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code with respect to such plan.

The Regulatory Framework

ERISA imposes certain duties on persons who are fiduciaries of a plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a plan's assets or anyone who has authority to, or who actually does, render investment advice for a fee is considered to be a fiduciary of that plan. Both ERISA and the Internal Revenue Code prohibit certain transactions between plans and parties in interest or disqualified persons with respect to such plans. Violations of these rules may result in the imposition of an excise tax or penalty.

The term "plan assets" is not defined by ERISA or the Internal Revenue Code. However, under a regulation issued by the Department of Labor, if a plan acquires an "equity interest" in an entity, such as a share, there is a "look through" rule under which the plan's assets may be deemed to include an interest in the underlying assets of the entity. In that event, any transactions entered into by any person with such entity would be treated as transactions entered into with all the plans that invested in such entity. If the person entering into a transaction with the entity was a party-in-interest or disqualified person with respect to any of the plans, the transaction could give raise to liability under ERISA and the Internal Revenue Code, unless a statutory or administrative exemption were available.

The regulation also provides exceptions to this "look through" rule. For example, if a plan acquires an equity interest in an entity which is a "publicly-offered security," the issuer of the security is not deemed to hold plan assets by virtue of the plan's investment.

A "publicly-offered security" is a security that:

•	is freely transferable,

•	is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

•	is either:

(i)    part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

(ii)    sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

The Shares of Common Stock as "Publicly-Offered Securities"

It is anticipated that the shares of common stock being offered pursuant to this prospectus will meet the criteria of publicly-offered securities. Although no assurances can be given, the underwriters expect that:

•	there will be no restrictions imposed on the transfer of interests in the shares of common stock,

•	shares of common stock will be held by at least 100 independent investors at the conclusion of the offering, and

•	the shares of common stock will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

If the shares of common stock fail to meet the criteria of publicly-offered securities, our assets may be deemed to include assets of plans that are stockholders. In that event, transactions involving our assets and parties in interest or disqualified persons with respect to such plans will be prohibited under ERISA and the Internal Revenue Code unless we qualify for another exception to the "look through" rule under the regulation or a statutory or administrative exemption is applicable. There are other exceptions to the "look through" rule for which we may qualify. For example, we may be able to qualify as an "operating company", which would except us from "look through" treatment under the regulation. Additionally, there are five class exemptions issued by the Department of Labor that could apply if we do not qualify for the other exceptions to the "look through" rules and our assets are deemed to be the assets of plans that are stockholders.

These Department of Labor prohibited transaction class exemptions apply to:

•	plan asset transactions determined by independent qualified professional asset managers (PTE 84-14),

•	certain transactions involving bank collective investment funds (PTE 91-38),

•	certain transactions involving insurance company pooled separate accounts (PTE 90-1),

•	certain transactions involving insurance company general accounts (PTE 95-60), and

•	plan asset transactions determined by in-house asset manager (PTE 96-23).

However, there is no assurance that these exemptions or any other exemption will apply, even if all of the conditions specified are satisfied.

General Investment Considerations

Prospective fiduciaries of a plan considering the purchase of common stock should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of making an investment in the certificates with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment,

•	the composition of the plan's portfolio with respect to diversification by type of asset,

•	the plan's funding objectives,

•	the tax effects of the investment,

•	whether the assets of the trust which are represented by such interests would be considered plan assets, and

•	whether, under the general fiduciary standards of investment prudence and diversification an investment in certificates of any series is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

Certain employee benefit plans, such as governmental plans and certain church plans are not subject to the provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code. Accordingly, assets of such plans may be invested in the common stock without regard to the ERISA considerations described here, subject to the provisions of any other applicable federal and state law. It should be noted that any such plan that is qualified and exempt from taxation under the Internal Revenue Code is subject to the prohibited transaction rules set forth in the Internal Revenue Code.

UNDERWRITING

Friedman, Billings, Ramsey & Co., Inc. is acting as the representative of the underwriters. The offering is being made on a firm commitment basis. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, severally and not jointly, the shares offered by this prospectus in the amount set forth below:

Underwriter	Number of Shares
Friedman, Billings, Ramsey & Co., Inc.

Total

Each underwriter is obligated to take and pay for all shares of our common stock offered by it (other than those covered by the over-allotment option described below) if any of such shares are taken.

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus to purchase up to 3,000,000 additional shares of common stock to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. If the underwriters exercise this option, the underwriters will have a firm commitment, severally and not jointly, subject to certain conditions, to purchase all of the shares for which the option is exercised.

The following table shows the amount per share and total underwriting discounts and commissions we will pay to the underwriters. The amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to 3,000,000 additional shares of our common stock to cover over-allotments.

Total
	Per Share	No Exercise	Full Exercise
Public offering price
Underwriting discounts and commission to be paid by us
Proceeds, before expenses, to us

In connection with the closing of this offering, we have agreed to issue to Friedman, Billings, Ramsey & Co., Inc., as partial consideration for its services in connection with this offering, 50,000 shares of our common stock (which may increase pro rata up to an additional 7,500 shares if the over-allotment option is exercised). The securities to be acquired by Friedman, Billings, Ramsey & Co., Inc. and its related persons will be restricted from sale, transfer, assignment or hypothecation for a period of 180 days from the date of this prospectus, except to directors, officers and affiliates of Friedman, Billings, Ramsey & Co., Inc. We have also agreed to reimburse Friedman, Billings, Ramsey & Co., Inc. for certain expenses in connection with this offering, up to a maximum of $500,000. Other than the underwriting discounts and commissions, the shares of common stock and up to $500,000 of expense reimbursement described above, there are no other items of compensation being received by the underwriters or related persons in the offering.

Each of our executive officers and directors has agreed with the underwriters, for a period of 180 days after the date of this prospectus, not to offer, sell or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock owned by them, including any interests in our operating partnership, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. NorthStar Capital has agreed with the underwriters, for a period of 365 days after the date of this prospectus, not to offer, sell or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock beneficially owned by it, including any interests in our operating partnership, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc., except for pledges or transfers of certain of the operating partnership units received in exchange for the contribution of the initial investments to NorthStar Capital's lender under its senior secured credit facility in order to release liens associated with the initial investments. Allianz Risk Transfer, NorthStar Capital's lender under its senior secured credit facility, will agree with the underwriters of this offering not to transfer or further pledge such operating partnership units for a period ending 365 days after the date of this prospectus unless released earlier by Friedman, Billings, Ramsey & Co., Inc. We have also agreed with the underwriters, for a period of 180 days after the date of this prospectus, not to sell or issue any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock, or file any registration statement with the SEC (except for a registration statement on Form S-8 relating to our stock incentive plan), without the prior written consent of Friedman, Billings, Ramsey & Co., Inc., except that we may make grants of options or stock awards under our stock incentive plan and issue shares upon exercise of those options. However, Friedman, Billings, Ramsey & Co., Inc. may, in its discretion and at any time without notice, release all or any portion of the securities subject to these agreements.

The underwriters propose to offer our common stock directly to the public at $         per share and to certain dealers at this price less a concession not in excess of $           per share. The underwriters may allow, and the dealers may reallow, a concession not in excess of $           per share to certain other dealers. In connection with the offering, we expect to incur expenses of approximately $            .

At our request, the underwriters have reserved up to     % of the common stock being offered by this prospectus for sale to our directors, officers, employees, business associates and related persons at the public offering price. The sales will be made by the underwriters through a directed share program. We do not know if these persons will choose to purchase all or any portion of this reserved common stock, but any purchases they do make will reduce the number of shares available to the general public. To the extent the allotted shares are not purchased in the directed share program, we will offer these shares to the public. These persons must commit to purchase no later than the close of business on the day following the date of this prospectus. Any directors or officers purchasing such reserved common stock will be prohibited from selling such stock for a period of 180 days after the date of this prospectus.

In addition, Messrs. Hamamoto and Scheetz have indicated an interest in making a $1.5 million investment and a $1.0 million investment, respectively, in this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

In connection with the offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while the offering is in progress. Stabilizing transactions may include making short sales of our common stock, which involve the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in the offering, and purchasing common stock from us or in the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriter's over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount.

Each underwriter may close out any covered short position either by exercising its over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, each underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares pursuant to the over-allotment option.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in the offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters also may impose a penalty bid on selling group members. This means that if the underwriters purchase shares in the open market in stabilizing transactions or to cover short sales, the underwriters can require the selling group members that sold those shares as part of the offering to repay the selling concession received by them.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The underwriters may confirm sales of the common stock offered by this prospectus to accounts over which they exercise discretionary authority but do not expect those sales to exceed 5% of the total common stock offered by this prospectus.

We intend to apply to list our common stock on the New York Stock Exchange under the symbol "NRF".

Prior to the offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock has been determined by negotiations among us and the underwriters. Among the primary factors considered in determining the initial public offering price were:

•	prevailing market conditions;

•	our capital structure;

•	the present stage of our development;

•	the value and historical performance of our initial investments;

•	the market capitalization and stage of development of other companies that we and the underwriters believe to be comparable to us; and

•	estimates of our business potential and earning prospects.

The underwriters and their affiliates may provide us with investment banking, financial advisory or commercial banking services in the future, for which they may receive customary compensation. In this regard, we have agreed, in addition to the items of compensation to be paid to the underwriters in connection with this offering, until the first anniversary of the date of completion of this offering, to offer to appoint Friedman, Billings, Ramsey & Co., Inc. to act as lead underwriter or placement agent in connection with any public or private offering of our common or preferred equity securities and, if we propose to hire an advisor in connection with any sale of assets or stock, merger, acquisition, business combination, joint venture or other strategic combination in which we may engage, to contact Friedman, Billings, Ramsey & Co., Inc. and to allow it an opportunity to propose an engagement to act as such advisor.

A prospectus in electronic format may be available on the Internet sites or through other online services maintained by an affiliate of Friedman, Billings, Ramsey & Co., Inc. or one or more of the underwriters and selling group members participating in the offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or the selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter's or any selling group member's website and any information contained in any other website maintained by the underwriters or any selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriters or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Venable LLP, Baltimore, Maryland, and for the underwriters by King & Spalding LLP.

EXPERTS

The combined financial statements of NorthStar Realty Finance Corp. Predecessor at December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003; the consolidated balance sheet of NorthStar Realty Finance Corp. at June 30, 2004; the consolidated financial statements and schedules of ALGM I Owners LLC and Subsidiaries at December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003; the financial statements and schedule of NorthStar Funding LLC at December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003 all appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the SEC relating to this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. You may read and copy the registration statement, the related exhibits and other material we file with the SEC at the SEC's public reference room in Washington, D.C. at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: NorthStar Realty Finance Corp., 527 Madison Avenue, 16th Floor, New York, New York, 10022, Attention: Mark E. Chertok, 212-319-3400.

Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with such Act, will file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

INDEX TO FINANCIAL STATEMENTS

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NORTHSTAR REALTY FINANCE CORP.

Pro Forma Condensed Consolidated Financial Statements
Pro Forma Condensed Consolidated Financial Statements December 31, 2003 and June 30, 2004 (unaudited)	F-35
Pro Forma Condensed Consolidated Balance Sheet June 30, 2004 (unaudited)	F-38
Notes to Pro Forma Condensed Consolidated Balance Sheet June 30, 2004 (unaudited)	F-39
Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2004 (unaudited)	F-45
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003 (unaudited)	F-46
Notes to Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 (unaudited)	F-47
Historical Consolidated Balance Sheet
Report of Independent Registered Public Accounting Firm	F-53
Consolidated Balance Sheet as of June 30, 2004	F-54
Notes to Consolidated Balance Sheet	F-55

ALGM I OWNERS LLC AND SUBSIDIARIES

NORTHSTAR FUNDING LLC

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

COMBINED BALANCE SHEETS

	June 30, 2004	December 31, 2003
	(Unaudited)
Assets:
Investments in and advances to uncombined ventures:
ALGM	$10,136,000	$9,786,000
NSF Venture	5,102,000	5,751,000
Total Investments in and advances to uncombined ventures	15,238,000	15,537,000
Debt securities available for sale	8,990,000	9,187,000
Cash and cash equivalents	1,829,000	1,944,000
CDO deposit and warehouse agreements	10,647,000	5,967,000
Advisory and asset management fees receivable — related party	93,000	157,000
Other assets	27,000	23,000
Total assets	$36,824,000	$32,815,000

Liabilities:
Accrued expenses & other liabilities	$533,000	$322,000
Unearned revenue	90,000	—
Total liabilities	623,000	322,000
Combined owners' equity	36,201,000	32,493,000
Total liabilities and owners' equity	$36,824,000	$32,815,000

See accompanying notes to combined financial statements.

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

	Six Months Ended June 30,
	2004	2003
Revenues and other income:
Advisory and management fee income	$108,000	$—
Advisory and management fee income — related parties	1,182,000	137,000
Interest income — debt securities	563,000	—
Total revenues	1,853,000	137,000
Expenses:
General and administrative:
Direct:
Salaries and other compensation	600,000	343,000
Other general and administrative	101,000	158,000
Total direct expenses	701,000	501,000
General and administrative:
Allocated:
Salaries and other compensation	1,239,000	1,004,000
Insurance	230,000	63,000
Other general and administrative	468,000	556,000
Total allocated expenses	1,937,000	1,623,000
Total expenses	2,638,000	2,124,000
Loss from operations	(785,000)	(1,987,000)
Equity in earnings of uncombined ventures:
ALGM	600,000	633,000
NSF Venture	264,000	170,000
Total equity in earnings of uncombined ventures	864,000	803,000
Gains on warehouse agreements:
CDO I:
Unrealized	—	1,869,000
CDO II:
Unrealized	1,646,000	—
Net income	$1,725,000	$685,000

See accompanying notes to combined financial statements.

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income from continuing operations	$1,725,000	$685,000
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in (earnings) of uncombined ventures	(864,000)	(803,000)
Unrealized gains on warehouse agreements	(1,646,000)	(1,869,000)
Allocated general and administrative expenses	1,937,000	1,623,000
Allocated advisory fee	(492,000)	(137,000)
(Increase) in accounts receivable and other assets	(4,000)	—
Decrease in advisory and asset management fees receivable — related parties	64,000
Increase in accrued expenses — related party	—	—
Increase in accrued expenses	211,000	—
Increase in unearned revenue	90,000	—
Net cash provided by (used in) operating activities	1,021,000	(501,000)
Cash flows from investing activities:
Cash receipts from CDO Issuer	672,000	—
Increase in CDO deposit	(3,034,000)	—
Contributions to uncombined entities	(6,000)	—
Distributions from uncombined entities	1,168,000	—
Net cash (used in) investing activities	(1,200,000)	—
Cash flows from financing activities:
Capital contributions by owners	2,350,000	—
Distributions to owners	(2,286,000)	—
Net cash provided by financing activities	64,000	—
Net decrease in cash & cash equivalents	(115,000)	(501,000)
Cash & cash equivalents — beginning of period	1,944,000	7,888,000
Cash & cash equivalents — end of period	$1,829,000	$7,387,000

See accompanying notes to combined financial statements.

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

COMBINED STATEMENTS OF OWNERS' EQUITY (UNAUDITED)

Balance — December 31, 2003	$32,493,000
Contributions	2,350,000
Distributions	(2,286,000)
Other comprehensive income	476,000
Allocated general & administrative expenses, net of fee income	1,443,000
Net income	1,725,000
Balance — June 30, 2004	$36,201,000

See accompanying notes to combined financial statements.

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR
COMBINED STATEMENTS OF OWNERS' EQUITY (UNAUDITED)

1.    Organization and Basis of Presentation

NorthStar Realty Finance Corp. Predecessor (the "Predecessor"), which is not a legal entity but rather a combination of certain interests in real estate-related entities as described below, is engaged in the business of investing in subordinate real estate debt, commercial real estate securities, and net lease properties. The ultimate owners of the components of the Predecessor are NorthStar Capital Investment Corp. ("NCIC") and certain others who have minority ownership interests (collectively, the "Participants").

Concurrent with the consummation of an initial public offering (the "Offering") of the common stock of NorthStar Realty Finance Corp. (the "REIT"), which is expected to be completed in 2004, the REIT and a newly formed majority-owned limited partnership, NorthStar Realty Finance Limited Partnership (the "Operating Partnership") will engage in certain formation transactions with NCIC (the "Formation Transactions"). The formation transactions include the contribution by NCIC of certain controlling and non-controlling interests in the following companies, all of which are included in the combined financial statements of the Predecessor.

Entity	Predecessor's Ownership and Voting Interest	Control	Accounting Basis(1)	Ownership Interest Type
ALGM I Owners LLC	97.5%	No	Uncombined	Member
NS Advisors LLC	100%	Yes	Combined	Managing Member
NS CDO Holdings I, LLC	100%	Yes	Combined	Managing Member
NorthStar Funding Managing Member LLC ("NFMM")	75%	Yes	Combined	Managing Member
NorthStar Funding Management LLC(2)	37.5%	No	Uncombined	Co-managing Member
NorthStar Funding Investor Member LLC	100%	Yes	Combined	Member
NorthStar Funding LLC (the "NSF Venture")	4.995%	No	Uncombined	Member

(1)	The uncombined equity interests are held either directly or indirectly by the Predecessor and are accounted for under the equity method as further described in Note 2.

(2)	Owns 0.01% of NorthStar Funding LLC.

Principles of Combination

The combined and uncombined interests in entities to be contributed by NCIC subsidiaries to the Operating Partnership have been aggregated to form the Predecessor.

The interests in entities to be contributed by NCIC subsidiaries to the Operating Partnership, which are controlled by NCIC, are reflected in the Predecessor on a combined basis similar to a consolidation. All intercompany accounts have been eliminated in combination.

The interest in entities to be contributed by NCIC subsidiaries to the Operating Partnership which are not controlled by NCIC are not combined, but are reflected as investments accounted for by the Predecessor on the equity method. All intercompany revenues and expenses are eliminated on a proportionate basis in the application of the equity method.

The Offering and the Formation Transactions are designed to (i) continue the operations of the Predecessor as a consolidated enterprise, (ii) enable the REIT to raise the necessary capital to acquire the remaining 2.5% equity interest in ALGM I Owners LLC, which owns a portfolio of substantially net leased retail and commercial properties located in New York City, and (iii) provide a vehicle for future acquisitions of real estate-related investments and facilitate potential securitized debt financings.

Pursuant to draft contribution agreements among the owners of the Predecessor and the Operating Partnership, the Operating Partnership is expected to receive a contribution of interests in the real

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR
COMBINED STATEMENTS OF OWNERS' EQUITY (UNAUDITED)

estate-related entities in exchange for units of limited partnership interest in the Operating Partnership and the REIT will pay to NCIC $36.1 million in cash, of which NCIC will use $32 million to reduce the outstanding principal amount under NCIC's senior secured credit facility in order to release liens relating to real estate-related investments which are to be transferred to the Operating Partnership.

As the Operating Partnership is controlled by NCIC prior to the Offering, the transfers of the real estate-related investments of NCIC subsidiaries to the Operating Partnership for cash and ownership interests in the Operating Partnership will be accounted for at NCIC's historical cost basis as reflected in the accompanying combined financial statements of NorthStar Realty Finance Corp. Predecessor.

The accompanying combined financial statements and related notes of the Predecessor have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared under accounting principles generally accepted in the United States have been condensed or omitted. In the opinion of management, all adjustments considered necessary for a fair presentation of the Predecessor's financial position, results of operations and cash flows have been included and are of a normal and recurring nature. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These financial statements should be read in conjunction with Predecessor's December 31, 2003 combined financial statements and notes thereto included in the Predecessor's registration statement on Form S-11 filed with the Securities and Exchange Commission.

2.    Summary of Significant Accounting Policies

Comprehensive Income:

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, excluding those resulting from investments by and distributions to owners. For the Predecessor's purposes, comprehensive income represents net income, as presented in the statements of operations, and unrealized gains or losses on debt securities available for sale. Other comprehensive income for the six months ended June 30, 2004 of $476,000 represents the change in unrealized gains and losses on Predecessor's investment in CDO I. Total comprehensive income, net income plus other comprehensive income, for the Predecessor was $2,201,000 for the six months ended June 30, 2004.

Revenue Recognition:

Interest income from debt securities held for sale is recognized on the accrual basis of accounting over the life of the investment on a yield-to-maturity basis.

Advisory fees from both third parties and affiliates are recognized on the accrual basis as services are rendered and the fee income contractually earned in accordance with the respective agreements. Fees from affiliated ventures accounted for under the equity method, such as from NSF Venture, are partially eliminated against the related equity in earnings in such affiliated ventures to the extent of the Predecessor's ownership.

The Predecessor earns incentive income related to the performance of the NSF Venture through NFMM, who, as the managing member of NSF Venture, is entitled to a promoted interest in a disproportionate allocation of cash flow after other members have obtained a specified return threshold and return of capital. The Predecessor follows Method 1 of Emerging Issues Task Force ("EITF") Topic D-96 for recording such incentive income. Under Method 1 of EITF Topic D-96, no incentive income is recorded until all contingencies have been eliminated. Incentive income distributions received by NFMM, which are subject to refund to NSF Venture if certain return

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR
COMBINED STATEMENTS OF OWNERS' EQUITY (UNAUDITED)

thresholds are not met are recorded as unearned income (a liability) on the combined balance sheet. In the first quarter of 2004, the Predecessor, through NFMM, received its first incentive income distribution from the NSF Venture in the amount of $90,000.

3.    CDO Deposit and Warehouse Agreement

CDO II:

On November 11, 2003, the Predecessor entered into a deposit and warehouse agreement with a major commercial bank (the "CDO II Deposit and Warehouse Agreement") whereby such bank agreed to purchase up to $400 million of primarily CMBS and REIT debt, with the expectation of selling such securities to the Predecessor's new CDO issuer ("CDO II"). Through June 30, 2004, $358.9 million of the $400 million of real estate securities had been accumulated by the bank. The securities being accumulated by the bank, for sale to CDO II, are not assets of the Predecessor. However, through the CDO II Deposit and Warehouse Agreement, the Predecessor participates notionally in the income that the assets generate (after deducting a notional debt cost) as well as the change in fair value of the warehouse securities. These securities are expected to be included in a securitization transaction in which the Predecessor would acquire a minimum preferred equity interest of $10 million. The Predecessor has agreed to a $10 million limited recourse arrangement whereby it escrowed approximately $9.5 million in cash and pledged the CDO I preferred shares to the bank to purchase future equity in CDO II upon formation by the Predecessor (the "CDO II Deposit"). If the Predecessor causes an early termination, or unilaterally refuses to proceed with the transaction prior to the final determination date, then any losses resulting from the disposition of the securities acquired by the bank shall be for the account of the Predecessor. In addition, any net gains arising from the disposition of the collateral will be allocated to the bank. In the event the Predecessor is not able to complete the CDO issuance, the CDO II Deposit would be available to the bank for the purpose of covering a portion of any losses or costs associated with the liquidation of the accumulated securities. The CDO II Deposit and Warehouse Agreement is reflected in the combined balance sheet at its estimated fair value of $10.6 million as of June 30, 2004. The fair value of the CDO II Deposit and Warehouse Agreement, which is designated as a non-hedge derivative, is estimated based upon the Predecessor's distributive share of proceeds which would be received pursuant to the CDO II Deposit and Warehouse Agreement assuming a sale in the normal course of business of the warehouse components. The component valuation technique includes valuing the underlying debt securities by reference to market quotes and valuing the notional debt using a discounted cash flow methodology. The component valuation technique is appropriate as the CDO II Deposit and Warehouse Agreement is a single contract pursuant to which the Predecessor has the right to offset the individual elements of the warehouse and therefore the offset is enforceable at law. This fair value does not represent the value that the Predecessor would receive if it attempted to unilaterally terminate the CDO II Deposit and Warehouse Agreement and liquidated the components of the associated warehouse.

4.    Debt Securities Available for Sale

On August 21, 2003, the first CDO offering was completed with N-Star Real Estate CDO I Ltd. and N-Star Real Estate CDO I Corp., the issuer and co-issuer, respectively (collectively "CDO I"). CDO I purchased all of the securities accumulated under the CDO Deposit and Warehouse Agreement and financed the purchase through the issuance of collateralized debt obligations and the issuance of certain equity securities. The Predecessor, through NS CDO Holdings I LLC, acquired 15,833 Preferred shares of CDO I with a liquidation preference of $15.8 million for $10 million. These preferred shares represent 83.33% of the preferred equity of CDO I. Unlike the other participants in CDO I, who are debt holders, the Predecessor and the other preferred equity holders have residual interests in the net cash flow of CDO I, and therefore bear the first risk of loss. Based on an analysis of the Predecessor's interest in CDO I as a variable interest entity under FIN 46R, management considered the impact of all cash flows from the Predecessor's equity interest in CDO I and all

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR
COMBINED STATEMENTS OF OWNERS' EQUITY (UNAUDITED)

collateral management fees to be received by the Predecessor from CDO I. The Predecessor's variable interest in these cash flows was compared to the other variable interests including the minority preferred equity holder, the swap counterparty, the senior classes of CDO debt and the Class D CDO debt. Based on management's analysis, no single variable interest holder absorbs a majority of the expected losses or is entitled to a majority of the expected residual returns. Accordingly, CDO I's financial statements were not consolidated into the Predecessor's financial statements as of June 30, 2004 because the Predecessor is not the primary beneficiary. The Predecessor's interest in CDO I is accounted for as a debt security available for sale pursuant to EITF 99-20. The Predecessor's potential loss in CDO I is limited to its investment in CDO I of approximately $9.0 million, which is included in the Predecessor's combined balance sheet at June 30, 2004. The Predecessor has recorded an unrealized gain of approximately ..4 million for the six months ended June 30, 2004, related to the change in the fair value of the CDO I debt security, which has been recorded as a component of other comprehensive income in owners' equity.

Condensed balance sheet and operating information is presented below for CDO I as follows (in thousands):

	June 30, 2004	December 31, 2003
	(unaudited)	(unaudited)
Balance Sheet Data
Assets
CDO collateral	$385,410	$395,939
Cash and cash equivalents, including restricted cash	2,733	3,040
Accrued interest receivable	3,288	3,449
Deferred costs, net	4,454	4,773
Total assets	$395,885	$407,201
Liabilities and shareholder's equity
CDO bonds payable, net	$361,000	$370,549
Derivative liability	11,924	21,277
Accrued interest	1,827	1,905
Accounts payable and other accrued expenses	129	320
Total liabilities	374,880	394,051
Owners' equity	21,005	13,150
Total liabilities and owners' equity	$395,885	$407,201

	Six Months Ended June 30,
	2004	2003
Operating Data
Revenues	$12,927	$—
Unrealized Gain	6,359	—
Interest expense	11,062	—
Costs and expenses, excluding related party fees	28	—
Related party fees	721	—
Net income	$7,475	$—

The following is a summary of the real estate securities which are held by CDO I at June 30, 2004 and December 31, 2003, respectively:

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR
COMBINED STATEMENTS OF OWNERS' EQUITY (UNAUDITED)

June 30, 2004

			Gross Unrealized			Weighted Average
	Principal	% of Principal	Gains	Losses	Carrying Value	Rating	Coupon	Yield	Term (Years)
CMBS	$248,056,000	62.65%	$9,783,000	$(8,684,000)	$247,421,000	Baa3/Ba1	6.12%	L/S+216	6.97
Unsecured REIT Debt	130,627,000	32.99%	5,478,000	(7,317,000)	120,788,000	Baa2/Baa3	6.46%	L/S+258	6.53
Real Estate CDO	17,257,000	4.36%	920,000	(975,000)	17,201,000	Baa3/Ba1	7.74%	L/S+352	8.51
Total	$395,940,000	100.00%	$16,181,000	$(16,976,000)	$385,410,000	Baa3	6.30%	L/S+235	6.91

December 31, 2003

			Gross Unrealized			Weighted Average
	Principal	% of Principal	Gains	Losses	Carrying Value	Rating	Coupon	Yield	Term (Years)
CMBS	$253,439,111	64.17%	$4,665,663	$(1,599,019)	$248,055,794	Baa3/Ba1	6.00%	L/S+290	7.33
Unsecured REIT Debt	123,520,000	31.27%	3,287,854	(474,125)	130,626,760	Baa2/Baa3	6.42	L/S+232	7.88
Real Estate CDO	18,000,000	4.56%	159,055	(24,152)	17,256,503	Baa3/Ba1	7.74	L/S+388	9.22
Total	$394,959,111	100.00%	$8,112,572	$(2,097,296)	$395,939,057	Baa3	6.21%	L/S+276	7.59

The following table lists the CDO bonds payable for CDO I at June 30, 2004 (in thousands):

Class	Original Note Balance	Principal Repayment	Amortized Bond Discount	Carrying Value At 6/30/04	Note Rate	Stated Maturity Date	Ratings (Moody's/ S&P/Fitch)
A-1	$250,000	$(16,987)		$233,013	LIBOR + 0.42%	8/1/2038	Aaa/AAA/AAA
A-2A	45,000			45,000	LIBOR + 0.95%	8/1/2038	Aa2/AAA/AAA
A-2B	15,000			15,000	5.68%	8/1/2038	Aa2/AAA/AAA
B-1	15,000			15,000	LIBOR + 1.675%	8/1/2038	NR/A/A
B-2	10,000			10,000	LIBOR + 1.80%	8/1/2038	A3/A–/A–
C-1A	5,000			5,000	LIBOR + 3.00%	8/1/2038	Baa3/BBB+/BBB+
C-1B	5,000			5,000	7.70%	8/1/2038	Baa3/BBB+/BBB+
C-2	24,000		$(2,279)	21,721	7.01%	8/1/2038	NR/BBB/BBB
D-1A	10,000		(1,962)	8,038	LIBOR + 2.30%	8/1/2038	NR/BB+/BB+
D-1B	4,000		(772)	3,228	7.01%	8/1/2038	NR/BB+/BB+
	$383,000	$(16,987)	$(5,013)	$361,000

5.    Investments in and Advances to Uncombined Ventures

The Predecessor has a non-controlling, uncombined ownership interest in various entities that are accounted for using the equity method. Capital contributions, distributions, and profits and losses of the real estate entities are allocated in accordance with the terms of the applicable partnership and limited liability company agreements. Such allocations may differ from the stated percentage interests, if any, in such entities as a result of preferred returns and allocation formulas as described in such agreements.

ALGM I Owners LLC:

The Predecessor has a 97.5% non-controlling interest in ALGM as of June 30, 2004 and December 31, 2003. ALGM had leasehold interests in eight net leased retail properties and fee simple interests in two retail/office properties. Condensed combined balance sheets and operating information is presented below for ALGM (in thousands):

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR
COMBINED STATEMENTS OF OWNERS' EQUITY (UNAUDITED)

Balance Sheet Data:

	June 30, 2004	December 31, 2003
	(unaudited)
Assets
Real estate, net	$42,933	$43,851
Cash and other assets	13,269	13,097
Total assets	$56,202	$56,948
Liabilities and owner's equity
Mortgage notes payable	$41,233	$41,881
Accounts payable and other liabilities	4,777	5,239
Total liabilities	46,010	47,120
Predecessor's equity	9,937	9,583
Other owners' equity	255	245
Total liabilities and owners' equity	$56,202	$56,948

Operating Data:

	Six Months Ended June 30,
	2004	2003
Revenues	$5,133	$5,744
Costs and expenses, excluding related party fees	3,947	4,440
Allowance for uncollectible and unbilled rents	184	259
Related party management fees	382	391
Net income	$620	$654

NSF Venture:

In 2001, the Predecessor formed the NSF Venture, an investment fund, with an institutional pension fund (the "NSF Venture Investor"), and has committed to fund $10 million in equity or 5% and 10% of the total equity commitment of $200 million and $100 million, respectively. The NSF Venture was formed to acquire and originate subordinate debt instruments on real estate assets. The NSF Venture was determined to be a variable interest entity pursuant to FIN 46R, although the Predecessor was not determined to be the primary beneficiary. Accordingly, the NSF Venture is not consolidated into the Predecessor and is accounted for under the equity method.

As of June 30, 2004, the Predecessor has an investment of approximately $5.1 million, which is included in investments and advances to uncombined ventures in the accompanying combined balance sheets. Through June 30, 2004, the NSF Venture has invested approximately $114.9 million of its total committed equity capital, $5.7 million of which was funded by the Predecessor.

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR
COMBINED STATEMENTS OF OWNERS' EQUITY (UNAUDITED)

Condensed combined balance sheets and operating information is presented below for the NSF Venture (in thousands):

Balance Sheet Data:

	June 30, 2004	December 31, 2003
	(unaudited)
Assets
Unsecured loan investments and other assets	$103,726	$115,702
Total assets	$103,726	$115,702
Liabilities and owner's equity
Accounts payable and other liabilities	$1,602	$1,230
Total liabilities	1,602	1,230
Predecessor's equity	5,097	5,716
Other owners' equity	97,027	108,756
Total liabilities and owners' equity	$103,726	$115,702

	Six Months Ended June 30,
	2004	2003
Revenues	$6,685	$1,762
Costs and expenses, excluding related party fees	51	56
Related party fees	519	152
Net income	$6,115	$1,554

Reconciliation between the operating data for all uncombined ventures and the Predecessor's equity in earnings from uncombined ventures for the six months ended June 30, 2004 and 2003 is as follows (in thousands):

	Six Months Ended June 30,
	2004	2003
Net income	$6,735	$2,208
Other partners' share of income (loss)	(5,893)	(1,415)
Elimination entries	26	15
Step up costs	(4)	(5)
Predecessor's earnings from uncombined ventures	$864	$803

Reconciliation between the Predecessor's investments in uncombined entities and its portion of underlying equity is as follows (in thousands):

	June 30, 2004	December 31, 2003
	(unaudited)
Predecessor's equity in uncombined entities	$15,034	$15,299
Elimination entry	61	35
Purchase price basis difference	199	203
Other	(56)	—
Investment in and advances to uncombined ventures	$15,238	$15,537

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR
COMBINED STATEMENTS OF OWNERS' EQUITY (UNAUDITED)

6.    Segment Reporting

The Predecessor has three reportable segments: (i) subordinate real estate debt, (ii) real estate securities and (iii) net lease real estate investments. The Predecessor evaluates performance primarily based on its proportionate share of the earnings of such investments. General and administrative expenses are not allocated by management to various segments and therefore are presented as unallocated. The reportable segments are managed separately due to the differing nature of the business operations.

The following tables set forth certain segment information for the Predecessor, as of and for the six months ended June 30, 2004 and 2003 (in thousands):

	Net Lease Investment ALGM	Subordinate Real Estate Debt	Real Estate Securities — CDO	Unallocated	Total
Six months ended June 30, 2004
Total revenues	$—	$600	$1,253	$—	$1,853
Equity in earnings of uncombined ventures	$600	264		—	864
Gains on warehouse agreements		—	1,646	—	1,646
Total expenses		—	701	1,937	2,638
Net Income (loss) from operations	$600	$864	$2,198	$(1,937)	$1,725
Total Assets	$10,136	$5,210	$21,478	$—	$36,824
Year Ended December 31, 2003
Total Assets	$9,786	$5,751	$17,278	$—	$32,815
Six months ended June 30, 2003
Total revenues	$—	$137	$—	$—	$137
Equity in earnings of uncombined ventures	$633	170	—	—	803
Gains on warehouse agreements	—	—	1,869	—	1,869
Total expenses	—	—	501	1,623	2,124
Net Income (loss) from operations	$633	$307	$1,368	$(1,623)	$685
Total Assets	$11,261	$3,779	$12,396	$—	$27,436

7.    Subsequent Event

In July 2004, the Predecessor closed on its investment in CDO II through a majority-owned subsidiary, NS CDO Holdings II, LLC. CDO II acquired approximately $400 million of securities accumulated by the bank under the CDO II warehouse agreement and financed the purchase through the issuance of collateralized debt securities and unrated income notes. The Predecessor purchased $35.0 million of subordinated securities of this CDO issuance at a price of $27.4 million. This investment was recorded at $28.0 million as it includes the rollover of the Predecessor's share of the unrealized gains on the warehouse agreement accumulated during the warehouse period. These securities consist of the "BB" rated junior classes of debt securities and the unrated income notes which effectively represent the residual interest in CDO II. The warehouse facility was terminated upon closing of CDO II in July 2004. The Predecessor's deposit was applied to the purchase price, $17.4 million was borrowed under a short term facility with the warehouse bank, to be repaid from the proceeds of the Offering, and the balance was paid from working capital and an additional capital contribution by NCIC.

Report of Independent Registered Public Accounting Firm

To the Owners of
    NorthStar Realty Finance Corp. Predecessor

We have audited the accompanying combined balance sheets of NorthStar Realty Finance Corp. Predecessor (the "Company") as of December 31, 2003 and 2002, and the related combined statements of operations, owners' equity, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of NorthStar Realty Finance Corp. Predecessor at December 31, 2003 and 2002, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the financial statements, in 2003, the Company changed its method of accounting for stock based employee compensation.

/s/ ERNST & YOUNG LLP

New York, New York
April 2, 2004

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

COMBINED BALANCE SHEETS

	December 31,
	2003	2002
Assets:
Investments in and advances to uncombined ventures:
ALGM	$9,786,000	$10,628,000
NSF Venture	5,751,000	2,022,000
Total Investments in and advances to uncombined ventures	15,537,000	12,650,000
Debt securities available for sale	9,187,000	—
Cash and cash equivalents	1,944,000	7,888,000
CDO deposit and warehouse agreements	5,967,000	5,000,000
Advisory and asset management fees receivable — related party	157,000	—
Other assets	23,000	7,000
Total assets	$32,815,000	$25,545,000
Liabilities:
Accrued expenses — related party	—	$241,000
Accrued expenses & other liabilities	$322,000	—
Total liabilities	322,000	241,000
Combined owners' equity	32,493,000	25,304,000
Total liabilities and owners' equity	$32,815,000	$25,545,000

See accompanying notes to combined financial statements.

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

COMBINED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2003	2002	2001
Revenues and other income:
Advisory and management fee income	$64,000	$—	$—
Advisory and management fee income — related parties	1,026,000	8,000	—
Interest income — debt securities	502,000	—	—
Total Revenues	1,592,000	8,000	—
Expenses:
General and administrative:
Direct:
Salaries and other compensation	1,289,000	206,000	—
Other expenses	203,000	27,000	—
Total direct expenses	1,492,000	233,000	—
Allocated:
Salaries and other compensation	2,146,000	806,000	187,000
Insurance	252,000	10,000	5,000
Other expenses	1,098,000	135,000	45,000
Total allocated expenses	3,496,000	951,000	237,000
Total expenses	4,988,000	1,184,000	237,000
Loss from operations	(3,396,000)	(1,176,000)	(237,000)
Equity in earnings (losses) of uncombined ventures:
ALGM	1,626,000	1,350,000	1,181,000
NSF Venture	422,000	19,000	(35,000)
Total equity in earnings of uncombined ventures	2,048,000	1,369,000	1,146,000
Gains on warehouse agreements:
CDO I:
Realized	1,866,000	—	—
Unrealized	1,018,000	—	—
CDO II:
Unrealized	201,000	—	—
Total gains on warehouse agreements	3,085,000	—	—
Net income	$1,737,000	$193,000	$909,000

See accompanying notes to combined financial statements.

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash flows from operating activities:
Net income from continuing operations	$1,737,000	$193,000	$909,000
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in (earnings) of uncombined ventures	(2,048,000)	(1,369,000)	(1,146,000)
Unrealized gains on warehouse agreements	(1,219,000)	—	—
Interest accretion — debt securities	(502,000)	—	—
Allocated general and administrative expenses	3,496,000	950,000	237,000
Allocated advisory fee	(586,000)	(8,000)	—
(Decrease) in accounts receivable and other assets	(16,000)	—	—
(Increase) in advisory and asset management fees receivable — related parties	(157,000)	—
(Decrease) Increase in accrued expenses — related party	(240,000)	234,000	—
Increase in accrued expenses	322,000	—	—
Net cash provided by operating activities	787,000	—	—

Cash flows from investing activities:
(Increase) in CDO deposit and warehouse agreement	(10,766,000)	(5,000,000)	—
Proceeds from CDO Warehouse	10,000,000	—	—
Purchase of debt securities available for sale	(9,500,000)	—	—
Cash receipts CDO Issuer	1,777,000	—	—
Contributions to uncombined entities	(3,673,000)	(2,205,000)	(35,000)
Distributions from uncombined entities	2,834,000	7,800,000	—
Net cash (used in) provided by investing activities.	(9,328,000)	595,000	(35,000)

Cash flows from financing activities:
Capital contributions by owners	5,431,000	15,093,000	35,000
Distributions to owners	(2,834,000)	(7,800,000)	—
Net cash provided by financing activities	2,597,000	7,293,000	35,000
Net (decrease) increase in cash & cash equivalents	(5,944,000)	7,888,000	—
Cash & cash equivalents — beginning of period	7,888,000	—	—
Cash & cash equivalents — end of period	$1,944,000	$7,888,000	$—

See accompanying notes to combined financial statements.

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

COMBINED STATEMENTS OF OWNERS' EQUITY

Balance — January 1, 2001	$15,702,000
Contributions	35,000
Distributions	—
Allocated general & administrative expenses, net of fee income	237,000
Net income	909,000
Balance — December 31, 2001	16,883,000
Contributions	15,093,000
Distributions	(7,807,000)
Allocated general & administrative expenses, net of fee income	942,000
Net income	193,000
Balance — December 31, 2002	25,304,000
Contributions	5,431,000
Distributions	(2,834,000)
Other comprehensive loss	(55,000)
Allocated general & administrative expenses, net of fee income	2,910,000
Net income	1,737,000
Balance — December 31, 2003	$32,493,000

See accompanying notes to combined financial statements.

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS

1.    Organization and Basis of Presentation

NorthStar Realty Finance Corp. Predecessor (the "Predecessor"), which is not a legal entity but rather a combination of certain interests in real estate-related entities as described below, is engaged in the business of investing in subordinate real estate debt, commercial real estate securities, and net lease properties. The ultimate owners of the components of the Predecessor are NorthStar Capital Investment Corp. ("NCIC") and certain others who have minority ownership interests (collectively, the "Participants").

Concurrent with the consummation of an initial public offering (the "Offering") of the common stock of NorthStar Realty Finance Corp. (the "REIT"), which is expected to be completed in 2004, the REIT and a newly formed majority-owned limited partnership, NorthStar Realty Finance Limited Partnership (the "Operating Partnership") will engage in certain formation transactions with NCIC (the "Formation Transactions"). The formation transactions include the contribution by NCIC of certain controlling and non-controlling interests in the following companies, all of which are included in the combined financial statements of the Predecessor.

Entity	Predecessor's Ownership and Voting Interest	Control	Accounting Basis (1)	Ownership Interest Type
ALGM I Owners LLC	97.5%	No	Uncombined	Member
NS Advisors LLC	100%	Yes	Combined	Managing Member
NS CDO Holdings I, LLC	100%	Yes	Combined	Managing Member
NorthStar Funding Managing Member LLC	75%	Yes	Combined	Managing Member
NorthStar Funding Management LLC (2)	37.5%	No	Uncombined	Co-Managing Member
NorthStar Funding Investor Member LLC	100%	Yes	Combined	Member
NorthStar Funding LLC	4.995%	No	Uncombined	Member

(1)	The uncombined equity interests are held either directly or indirectly by the Predecessor and are accounted for under the equity method as further described in Note 2.

(2)	Owns 0.01% of NorthStar Funding LLC.

Principles of Combination

The combined and uncombined interests in entities to be contributed by NCIC subsidiaries to the Operating Partnership have been aggregated to form the Predecessor.

The interests in entities to be contributed by NCIC subsidiaries to the Operating Partnership for which NCIC or its subsidiaries have voting control over such entities' operations, are reflected in the Predecessor on a combined basis similar to a consolidation. All intercompany accounts have been eliminated in combination.

The interests in entities to be contributed by NCIC subsidiaries to the Operating Partnership (for which NCIC or its subsidiaries do not have voting control over such entities' operations are not combined, but are reflected as investments accounted for by the Predecessor on the equity method. All intercompany revenues and expenses are eliminated on a proportionate basis in the application of the equity method.

The Offering and the Formation Transactions are designed to (i) continue the operations of the Predecessor as a consolidated enterprise, (ii) enable the REIT to raise the necessary capital to acquire the remaining 2.5% equity interest in ALGM I Owners LLC, which owns a portfolio of substantially

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

net leased retail and commercial properties located in New York City, and (iii) provide a vehicle for future acquisitions of real estate-related investments and facilitate potential securitized debt financings.

Pursuant to draft contribution agreements among the owners of the Predecessor and the Operating Partnership, the Operating Partnership is expected to receive a contribution of interests in the real estate-related entities in exchange for units of limited partnership interest in the Operating Partnership and the REIT will pay to NCIC $36.1 million in cash, of which NCIC will use $32 million to reduce the outstanding principal amount under NCIC's senior secured credit facility in order to release liens relating to real estate-related investments which are to be transferred to the Operating Partnership.

As the Operating Partnership is controlled by NCIC prior to the offering, the transfers of the real estate-related investments of NCIC subsidiaries to the Operating Partnership for cash and ownership interests in the Operating Partnership will be accounted for at NCIC's historical cost basis as reflected in the accompanying combined financial statements of NorthStar Realty Finance Corp. Predecessor.

Net Lease Investments:

ALGM I Owners LLC ("ALGM")

The Predecessor owns a 97.5% non-controlling membership interest in ALGM, which as of December 31, 2003 held interests in two fee and six leasehold retail and commercial properties in New York City. The eight assets, which vary in size from 4,200 square feet to 21,140 square feet, have a total of 96,114 net rentable square feet. Four of such assets were primarily leased or subleased to single tenants and four were leased or subleased to multiple tenants. These properties are currently managed by Emmes Asset Management Co. LLC, ("EAMC"), an affiliate of NCIC. With a portion of the proceeds of the proposed Offering, the Predecessor intends to purchase the remaining 2.5% managing membership interest in ALGM, which is currently owned by certain officers of EAMC and the Chief Financial Officer of the Predecessor, who was formerly an officer at EAMC.

Real Estate Securities:

NS Advisors LLC ("NSA")

NSA was formed by NCIC in 2002 to engage in the business of creating, managing and financing portfolios of rated commercial mortgage-backed securities ("CMBS") and other real estate securities. These acquired securities will be primarily investment-grade, and NSA intends to finance these securities with long-term debt through the issuance of collateralized debt obligations ("CDO's"), thereby matching the term of assets and liabilities (collectively, "CDO Transactions"). On each CDO Transaction, the REIT intends to retain the equity and possibly some of the junior CDO securities and earn a spread between the yield on assets and the yield on the CDO debt issued. NSA will earn ongoing management fees for management of the CDO collateral. In August 2003, NSA completed its first CDO Transaction, through N-Star Real Estate CDO I Ltd., which is more fully described in Note 4.

Subordinate Debt Investments:

NorthStar Funding Managing Member LLC and NorthStar Funding Investor Member LLC

The Predecessor, through its subsidiaries, NorthStar Funding Managing Member LLC and NorthStar Funding Investor Member LLC, commenced its business of investing in subordinate real estate debt in 2001 through the formation of a joint venture (the "NSF Venture") with an institutional pension fund (the "NSF Venture Investor"). The NSF Venture invests in subordinate real estate debt, including junior participations in mortgage loans, mezzanine loans, preferred equity, second mortgage loans, and other high-yielding real estate debt instruments. The REIT will conduct its subordinate real estate debt investment business both through the NSF Venture, in which it held a 10% interest through July 10, 2003, and independently, for its own account. On July 10, 2003, the NSF Venture limited liability

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

agreement was modified whereby the Predecessor's interest in the NSF Venture was reduced to 5%, and each member's cash capital balance was equalized to reflect the change in respective interests. This modification resulted in a prospective change in the Predecessor's membership interest to 5%. Therefore the Predecessor was allocated its 10% share of income from the NSF Venture prior to the July 10, 2003 modification, on a pro rata basis, until the Predecessor's effective capital investment was equalized to 5%, and 5% thereafter. NCIC made capital contributions to the NSF Venture on an investment by investment basis to fund NSF Venture's share of each new investment.

The entities comprising the Predecessor had historically operated as separate business units of NCIC utilizing certain NCIC employees, insurance and administrative services. General and administrative costs incurred by NCIC on behalf of all of its business units include officer and employee salaries, rent, advertising, accounting and legal services, and other general and administrative expenses. For purposes of preparing the accompanying financial statements, such costs were allocated to the Predecessor from NCIC using principally NCIC's specific identification of individual cost items, where practical, and otherwise through allocations based upon estimated levels of effort devoted by certain of its employees. Such costs were recorded as a deemed contribution. In the opinion of management, the method for allocating corporate, general and administrative expenses and other allocated costs to the Predecessor is reasonable. NCIC did not historically allocate interest cost on corporate debt to the businesses constituting the Predecessor and therefore no allocation of corporate interest cost has been made to the Predecessor.

Certain limited liability companies included in the Predecessor have terms that expire as early as May 25, 2008 to December 31, 2050. Certain other limited liability companies have perpetual terms. The NSF Venture requires its members to make additional capital contributions of up to $85 million, of which the Predecessor's share is $4.3 million as of December 31, 2003. ALGM requires additional capital contributions to the extent required by the managing member and the balance of the limited liability companies have no additional requirement to contribute additional capital.

The operations of the REIT will be carried on primarily through the Operating Partnership. It is the intent of the REIT to elect the status of and qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The REIT will be the sole general partner in the Operating Partnership and will be internally managed.

2.    Summary of Significant Accounting Policies

Cash and Cash Equivalents:

The Predecessor considers all highly liquid investments that have remaining maturity dates of three months or less when purchased to be cash equivalents.

Risks and Uncertainties:

In the normal course of business, the Predecessor encounters primarily two significant types of economic risk: credit and market. Credit risk is the risk of default on the Predecessor's securities, loans, leases, and derivatives that result from a borrower's, lessee's or derivative counterparty's inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments in securities, loans and real estate, or in derivatives, such as, the CDO Deposit and Warehouse Agreement (described in Note 3) and the Predecessor's investment in the CDO Issuer at December 31, 2003, due to changes in interest rates, spreads or other market factors, including the value of the collateral underlying loans and securities and the valuation of real estate held by the Predecessor. Management believes that the carrying values of its investments are reasonable taking into consideration these risks along with estimated collateral values, payment histories and other market information.

Debt Securities Available for Sale:

The Predecessor has designated its 83.33% preferred equity investment in CDO I described in Note 4 as an available for sale security as it meets the definition of a debt instrument due to its redemption

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

provisions. Debt securities available for sale are carried at estimated fair value with the net unrealized gains or losses reported as a component of accumulated other comprehensive income (loss) in owners' equity. The Predecessor's preferred equity investment in CDO I is relatively illiquid, and its value must be estimated by management. Fair value is based primarily upon broker quotes or management's estimates. These estimated values are subject to significant variability based on market conditions, such as interest rates and spreads. Changes in the valuations do not affect the Predecessor's reported income or cash flows, but impact owners' equity.

Management must also assess whether unrealized losses on securities reflect a decline in value which is other than temporary, and, accordingly, write the impaired security down through earnings to its fair value. Significant judgment of management is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectibility of the principal and interest, net of related expenses, on the underlying loans.

Pursuant to Emerging Issues Task Force ("EITF") issuance of 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets," the Predecessor recognizes interest income from its purchased beneficial interests in securitized financial interests on an estimated effective yield to maturity basis. Accordingly, on a quarterly basis, the Predecessor calculates a revised yield on the current amortized cost of the investment and a current estimate of cash flows based upon actual and estimated prepayment and credit loss experience. The revised yield is then applied prospectively to recognize interest income.

Investments in and Advances to Uncombined Ventures:

The Predecessor has various investments in uncombined ventures. In circumstances where the Predecessor has a non-controlling interest but is deemed to be able to exert influence over the affairs of the enterprise (generally, holding above 3% of the total equity of the venture), the Predecessor utilizes the equity method of accounting. Under the equity method of accounting, the Predecessor's initial investment each period is increased for additional capital contributions and a proportionate share of the entity's earnings and decreased for cash distributions and a proportionate share of the entity's losses.

Management periodically reviews its investments for impairment based on projected cash flows from the venture over the Predecessor's holding period. When any impairment is identified, the investments are written down to recoverable amounts.

Minority Interest

Minority interests in majority owned combined ventures are generally reflected at the historical cost of the purchased interests plus or minus the minority partners' contractual share of earnings of the entity in which their interests relate. At December 31, 2003 the carrying value of minority interests in combined ventures of the Predecessor is zero.

Revenue Recognition:

Interest income from debt securities held for sale is recognized on the accrual basis of accounting over the life of the investment on a yield to maturity basis.

Advisory fees from both third parties and affiliates are recognized on the accrual basis as services are rendered and the fee income contractually earned in accordance with the respective agreements. Fees from affiliated ventures accounted for under the equity method, such as from NSF Venture, are partially eliminated against the related equity in earnings in such affiliated ventures to the extent of the Predecessor's ownership.

The Predecessor, earns incentive income related to the performance of the NSF Venture through NFMM, which is entitled to a promoted interest in a disproportionate allocation of cash flow after other members have obtained a specified return threshold and return of capital. The Predecessor

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

follows Method 1 of Emerging Issues Task Force ("EITF") Topic D-96 for recording such incentive income. Under Method 1 of EITF Topic D-96, no incentive income is recorded until all contingencies have been eliminated. Incentive income distributions received by NFMM, which are subject to refund to NSF Venture if certain return thresholds are not met are recorded as unearned income (a liability) on the combined balance sheet.

Income Taxes:

All of the Predecessor's interests are held in either partnership or limited liability company form. Under applicable federal and state income tax rules, the allocated share of net income or loss from partnerships and limited liability companies is reportable in the income tax returns of the respective partners and members. Accordingly, no income tax provision is included in the accompanying combined financial statements.

Derivative Activities:

In January 2001, the Predecessor adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires the Predecessor to recognize all derivatives as either assets or liabilities in the combined balance sheet and to measure those instruments at fair value. Additionally, the fair value adjustments each period will affect the combined financial statements of the Predecessor differently depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. As of December 31, 2003, the Predecessor had no derivatives that qualify as a hedge and is not currently engaged in any hedging activities.

With respect to derivative instruments that have not been designated as hedges, any net payments under, or fluctuations in the fair value of, such derivatives are recognized currently in income. These instruments are a means of investing notionally in a portfolio of real estate securities during the period in which the bank accumulates these securities in anticipation of the creation of a CDO which will actually purchase the securities from the bank. In addition to allowing the Predecessor to participate in the income of these securities, the warehouse agreement allows the bank to notionally transfer a portion of the risk of loss on such securities to the Predecessor.

The Predecessor's derivative financial instruments contain credit risk to the extent that its bank counterparties may be unable to meet the terms of the agreements. The Predecessor minimizes such risk by limiting its counterparties to major financial institutions with good credit ratings. In addition, the potential risk of loss with any one party resulting from this type of credit risk is monitored.

Fair Value of Financial Instruments:

Based on a comparison with similar financial instruments within the public marketplace, the Predecessor has estimated that the carrying amounts of its financial instruments approximate their fair values.

Comprehensive Income:

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances, excluding those resulting from investments by and distributions to owners. For the Predecessor's purposes, comprehensive income represents net income, as presented in the statements of operations, and unrealized gains or losses on debt securities available for sale. Accumulated other comprehensive loss at December 31, 2003 of $55,000 represents the net unrealized losses on Predecessor's investment in CDO I. Total comprehensive income, net income less other comprehensive loss, for the Predecessor was $1,682,000, $193,000 and $909,000 for the years December 31, 2003, 2002 and 2001, respectively.

Recently Issued Pronouncements:

In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities" ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust, or any other legal

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

structure used for business purposes that either (a) does not have equity investors with proportionate voting rights or (b) has not been capitalized with sufficient financial resources for the entity to support its activities. Until adoption of FIN 46, the Predecessor generally consolidated another entity in its financial statements only if it controlled the entity through voting interests. FIN 46 will require a variable interest entity to be consolidated by the Predecessor if the Predecessor is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns, or both. FIN 46's consolidation requirements apply immediately to variable interest entities ("VIEs") created or acquired after January 31, 2003. The consolidation requirements apply to older entities created prior to February 1, 2003 in the first fiscal year or interim period beginning after September 15, 2003. In December 2003 the FASB issued FIN 46R, making certain technical modifications to the provisions of FIN 46 and deferring the effective date until the period ending March 31, 2004 for interests held by public companies in VIEs created before February 1, 2003, which were non-special purpose entities. The Predecessor has adopted FIN 46R for variable interest entities created prior to February 1, 2003 in the fourth quarter of 2003 and has applied the provisions for all variable interest entities created after January 31, 2003. The adoption of FIN 46R did not have a material impact on the Predecessor's combined financial condition or results of operations taken as a whole.

Effective January 1, 2003, the Predecessor adopted the provisions of SFAS No. 123, "Accounting for Stock Based Compensation" (as amended by SFAS No. 148), which requires an estimate of the fair value of equity based compensation at the time of grant rather than the intrinsic value method formerly followed by the Predecessor. The Predecessor has elected to use the prospective method for this adoption. All equity based awards or modifications of awards to employees after January 1, 2003, will be amortized to compensation expense over the award's vesting period based on the fair value of the award at the date of grant. The adoption of these provisions did not have a material effect on the Predecessor's financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). This standard requires that certain financial instruments embodying an obligation to transfer assets or to issue equity securities be classified as liabilities. However, on October 29, 2003, the FASB deferred the provisions as they apply to certain mandatorily redeemable financial instruments. The Predecessor does not anticipate that the adoption of SFAS 150 will have a material impact on the Predecessor's combined financial condition or results of operations taken as a whole.

Management's Estimates and Critical Accounting Policies:

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions that could affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could differ from these estimates.

Management has identified certain critical accounting policies that affect management's more significant judgments and estimates used in the preparation of the Predecessor's combined financial statements. On an ongoing basis, management evaluates estimates related to critical accounting policies, including those related to revenue recognition, the allowance for doubtful accounts receivable, and impairment of investments available for sale under EITF 99-20 and in uncombined ventures. The estimates are based on information that is currently available to management and on various other assumptions that management believes are reasonable under the circumstances.

The following is a summary of the Predecessor's accounting policies that are most effected by judgments, estimates and assumptions.

Management is required to make subjective assessments as to whether there are impairments in the values of the Predecessor's investments in beneficial interests in preferred securities and investments in

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

uncombined ventures accounted for using the equity method due to their nature. These assessments are not subject to precise quantification and have a direct impact on the Predecessor's net income because recording an impairment loss results in an immediate charge to net income. No impairment losses have been recognized for the years ended December 31, 2003, 2002 and 2001.

Derivative instruments are carried at market value. Market value is based on internal evaluations and counterparty quotations. Market values of such derivatives are subject to significant variability based on many of the same factors as the investments discussed above. Such variability could result in a significant increase or decrease in equity and/or earnings.

3.    CDO Deposit and Warehouse Agreement

CDO I:

In 2002, the Predecessor entered into the business of forming, managing, advising and investing in the equity of special purpose entities created by the Predecessor to purchase real estate debt securities and to issue CDOs backed by those securities. The securities issued by the special purpose entity are commonly referred to as CDOs and the special purpose entity is commonly referred to as the "CDO Issuer". The Predecessor, in contemplation of creating its first CDO Issuer, entered into an arrangement ("CDO Deposit and Warehouse Agreement") with a major investment bank ("Bank") whereby the Bank, for its own account, purchased up to $400 million of securities, at the direction of the Predecessor, including, but not limited to, REIT debt and commercial mortgage backed securities ("CMBS") for future sale to the CDO Issuer. The securities being accumulated by the Bank, for sale to the CDO Issuer, are not assets of the Predecessor. However, the Predecessor participates notionally in the income that the assets generate (after deducting a notional debt cost) as well as the change in fair value of the warehouse securities. The Predecessor has agreed to a limited recourse arrangement whereby it escrows up to $10 million with the Bank to purchase future equity in the CDO Issuer upon formation by the Predecessor. In the event the Predecessor is not able to complete the CDO issuance, the Predecessor's escrow would be available to the Bank for the purpose of covering a portion of any losses or costs associated with the liquidation of its securities.

The CDO Deposit and Warehouse Agreement was treated as a non-hedge derivative instrument for accounting purposes and, as of December 31, 2002, is reflected in the balance sheet at its estimated fair value of $5.0 million. Since the fair value of the CDO Deposit and Warehouse Agreement approximated original cost, no adjustment was recorded in income for unrealized gains or losses through December 31, 2002. For the period from January 1, 2003 through August 21, 2003, the date the CDO Issuer completed its first issue, the increase in fair value was $2.9 million. Upon termination of the CDO Deposit and Warehouse Agreement on August 21, 2003, $1.9 million of the $2.9 million gain was realized and $1.0 million related to unrealized appreciation of the warehouse securities was rolled into the basis of the Predecessor's investment in CDO I (as defined in Note 4). Since the transfer of the Predecessor's interest in the appreciated securities within the warehouse to the CDO Issuer was a non-cash transfer, it has been omitted from the accompanying statement of cash flows.

CDO II:

On November 11, 2003, the Predecessor entered into the CDO II Deposit and Warehouse Agreement with a major commercial bank whereby such bank will purchase up to $400 million of primarily CMBS and REIT debt, with the expectation of selling such securities to the Predecessor's new CDO issuer, CDO II. Through December 31, 2003, approximately $66.5 million of the $400 million of real estate securities had been accumulated by the bank. The securities being accumulated by the bank, for sale to CDO II, are not assets of the Predecessor. However, through the CDO II Deposit and Warehouse Agreement, the Predecessor participates notionally in the income that the assets generate (after deducting a notional debt cost) as well as the change in fair value of the warehouse securities. These securities are expected to be included in a securitization transaction in which the Predecessor

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

would acquire a minimum preferred equity interest of $10 million. The Predecessor has agreed to a $10 million limited recourse arrangement whereby it escrowed approximately $5.8 million in cash and pledged the CDO I preferred shares to the bank to purchase future equity in CDO II upon formation by the Predecessor, (the "CDO II deposit"). If the Predecessor causes an early termination, or unilaterally refuses to proceed with the transaction prior to the final determination date, then any losses resulting from the disposition of the securities acquired by the bank shall be for the account of the Predecessor. In addition, any net gains arising from the disposition of the collateral will be allocated to the bank. In the event the Predecessor is not able to complete the CDO issuance, the CDO II Deposit would be available to the bank for the purpose of covering a portion of any losses or costs associated with the liquidation of the accumulated securities.

The CDO II Deposit and Warehouse Agreement is reflected in the combined balance sheet at its estimated fair value of $6.0 million at December 31, 2003.

The fair value of the CDO II Deposit and Warehouse Agreement, which is designated as a non-hedge derivative, is estimated based upon the Predecessor's distributive share of proceeds which would be received pursuant to the CDO II Deposit and Warehouse Agreement assuming a sale in the normal course of business of the warehouse components. The component valuation technique includes valuing the underlying debt securities by reference to market quotes and valuing the notional debt using a discounted cash flow methodology. The component valuation technique is appropriate as the CDO II Deposit and Warehouse Agreement is a single contract pursuant to which the Predecessor has the right to offset the individual elements of the warehouse and therefore the offset is enforceable at law. This fair value does not represent the value that the Predecessor would receive if it attempted to unilaterally terminate the CDO II Deposit and Warehouse Agreement and liquidated the components of the associated warehouse. The Predecessor's unilateral termination of the CDO II Deposit and Warehouse Agreement would result in 100% of the cost of unwinding the transaction to be borne by the Predecessor, up to the Predecessor's deposit and collateral pledge. Management views the likelihood of it unilaterally terminating the CDO II Deposit and Warehouse Agreement as remote.

4.    Debt Securities Available for Sale

At August 21, 2003, immediately prior to the closing of the CDO Issuer, the CDO Deposit and Warehouse Agreement had a cost basis of $10 million and had an estimated fair market value of $12.9 million. Accordingly, $2.9 million of gain on the warehouse agreement for CDO I is reflected on the accompanying combined statements of operations for the Predecessor for the year ended December 31, 2003.

On August 21, 2003, the first CDO offering was completed with N-Star Real Estate CDO I Ltd. and N-Star Real Estate CDO I Corp., the issuer and co-issuer, respectively (collectively "CDO I"). CDO I purchased all of the securities accumulated under the CDO Deposit and Warehouse Agreement and financed the purchase through the issuance of collateralized debt obligations and the issuance of certain equity securities. The Predecessor, through NS CDO Holdings I LLC, acquired 15,833 Preferred shares of CDO I with a liquidation preference of $15.8 million for $10 million. These preferred shares represent 83.33% of the preferred equity of CDO I. Unlike the other participants in CDO I, who are debt holders, the Predecessor and the other preferred equity holders have residual interests in the net cash flow of CDO I, and therefore bear the first risk of loss. Based on an analysis of the Predecessor's interest in CDO I as a variable interest entity under FIN 46R, management considered the impact of all cash flows from the Predecessor's equity interest in CDO I and all collateral management fees to be received by the Predecessor from CDO I. The Predecessor's variable interest in these cash flows was compared to the other variable interests including the minority preferred equity holder, the swap counterparty, the senior classes of CDO debt and the Class D CDO debt. Based on management's analysis, no single variable interest holder absorbs a majority of the expected losses or is entitled to a majority of the expected residual returns. Accordingly, CDO I's financial statements were not consolidated into the Predecessor's financial statements as of

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

December 31, 2003 because the Predecessor is not the primary beneficiary. Accordingly, the Predecessor's interest in CDO I is accounted for as a debt security available for sale pursuant to EITF 99-20, as more fully described in Note 2. The Predecessor's potential loss in CDO I is limited to its investment in CDO I of approximately $9.7 million, which is included in the Predecessor's combined balance sheet at December 31, 2003. The Predecessor has recorded an unrealized loss of approximately $55,000 for the year ended December 31, 2003, related to the change in the fair value of the CDO I debt security, which has been recorded as a component of other comprehensive loss in owners' equity.

Condensed balance sheet and operating information is presented below for CDO I as of December 31, 2003 (in thousands):

Balance Sheet Data

Assets
CDO collateral	$395,939
Cash and cash equivalents, including restricted cash	3,040
Accrued interest receivable	3,449
Deferred costs, net	4,773
Total assets	$407,201
Liabilities and shareholder's equity
CDO bonds payable, net	$370,549
Derivative liability	21,277
Accrued interest	1,905
Accounts payable and other accrued expenses	320
Total liabilities	394,051
Owners' equity	13,150
Total liabilities and owners' equity	$407,201
Operating Data
Revenues	$9,116
Interest expense	5,963
Costs and expenses, excluding related party fees	55
Related party fees	504
Net income	$2,594

The following is a summary of the real estate securities which are held by CDO I at December 31, 2003:

						Weighted Average
			Gross Unrealized		Carrying Value				Term (Years)
	Principal	% of Principal	Gains	Losses		Rating	Coupon	Yield
CMBS	$253,439,111	64.17%	$4,665,663	$(1,599,019)	$248,055,794	Baa3/Ba1	6.00%	L/S + 290	7.33
Unsecured REIT Debt	123,520,000	31.27%	3,287,854	(474,125)	130,626,760	Baa2/Baa3	6.42	L/S + 232	7.88
Real Estate CDO	18,000,000	4.56%	159,055	(24,152)	17,256,503	Baa3/Ba1	7.74	L/S + 388	9.22
Total	$394,959,111	100.00%	$8,112,572	$(2,097,296)	$395,939,057	Baa3	6.21%	L/S + 276	7.59

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

The following table lists the CDO bonds payable for CDO I at December 31, 2003 (in thousands):

Class	Original Note Balance	Principal Repayment	Amortized Bond Discount	Carrying Value At 12/31/03	Note Rate	Stated Maturity Date	Ratings (Moody's/ S&P/Fitch)
A-1	$250,000	$(7,249)		$242,751	LIBOR + 0.42%	8/1/2038	Aaa/AAA/AAA
A-2A	45,000			45,000	LIBOR + 0.95%	8/1/2038	Aa2/AAA/AAA
A-2B	15,000			15,000	5.68%	8/1/2038	Aa2/AAA/AAA
B-1	15,000			15,000	LIBOR + 1.675%	8/1/2038	NR/A/A
B-2	10,000			10,000	LIBOR + 1.80%	8/1/2038	A3/A–/A–
C-1A	5,000			5,000	LIBOR + 3.00%	8/1/2038	Baa3/BBB+/BBB+
C-1B	5,000			5,000	7.70%	8/1/2038	Baa3/BBB+/BBB+
C-2	24,000		$(2,365)	21,635	7.01%	8/1/2038	NR/BBB/BBB
D-1A	10,000		(2,043)	7,957	LIBOR + 2.30%	8/1/2038	NR/BB+/BB+
D-1B	4,000		(794)	3,206	7.01%	8/1/2038	NR/BB+/BB+
	$383,000	$(7,249)	$(5,202)	$370,549

5.    Investments in and Advances to Uncombined Ventures

The Predecessor has a non-controlling, uncombined ownership interest in various entities that are accounted for using the equity method. Capital contributions, distributions, and profits and losses of the real estate entities are allocated in accordance with the terms of the applicable partnership and limited liability company agreements. Such allocations may differ from the stated percentage interests, if any, in such entities as a result of preferred returns and allocation formulas as described in such agreements.

ALGM I Owners LLC:

The Predecessor has a 97.5% non-controlling interest in ALGM as of December 31, 2003, 2002 and 2001. ALGM had leasehold interests in eight net leased retail properties and fee simple interests in two retail/office properties. In February 2001, ALGM sold one of its leasehold interests for $7.3 million. All of the proceeds were used to reduce ALGM's debt. In December 2002, ALGM refinanced its mortgage loan with another lender and distributed $7.8 million in 2002, representing the Predecessor's pro-rata share of the excess proceeds.

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

Condensed combined balance sheets and operating information is presented below for ALGM (in thousands):

Balance Sheet Data:

	December 31,
	2003	2002
Assets
Real estate, net	$43,851	$45,584
Cash and other assets	13,097	12,815
Total assets	$56,948	$58,399
Liabilities and owner's equity
Mortgage notes payable	$41,881	$43,000
Accounts payable and other liabilities	5,239	4,716
Total liabilities	47,120	47,716
Predecessor's equity	9,583	10,415
Other owners' equity	245	268
Total liabilities and owners' equity	$56,948	$58,399

Operating Data:

	Year Ended December 31,
	2003	2002	2001
Revenues	$11,318	$10,665	$12,068
Costs and expenses, excluding related party fees	8,391	7,982	8,985
Allowance for uncollectible and unbilled rents	473	499	4,616
Related party management fees	777	789	814
Income (loss) before gain on sale	1,677	1,395	(2,347)
Gain on sale of leasehold interest	—	—	3,589
Net income	$1,677	$1,395	$1,242

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

NSF Venture:

In 2001, the Predecessor formed the NSF Venture, an investment fund, with the NSF Venture Investor and has committed to fund $10 million in equity or 5% and 10% of the total equity commitment of $200 million and $100 million at December 31, 2003 and December 31, 2002, respectively. The NSF Venture was formed to acquire and originate subordinate debt instruments on real estate assets. The NSF Venture was determined to be a variable interest entity pursuant to FIN 46R, although the Predecessor was not determined to be the primary beneficiary. Accordingly, the NSF Venture is not consolidated into the Predecessor and is accounted for under the equity method.

In 2003 and for the period from inception through December 31, 2002, the Predecessor invested approximately $3.7 and $2.0 million, respectively in such fund, which is included in investments and advances to uncombined ventures in the accompanying combined balance sheets. Through December 31, 2003, the NSF Venture has invested approximately $114.9 million of its total committed equity capital, $5.7 million of which was funded by the Predecessor.

Condensed combined balance sheets and operating information is presented below for the NSF Venture (in thousands):

Balance Sheet Data:

	December 31,
	2003	2002
Assets
Unsecured loan investments and other assets	$115,702	$20,502
Total assets	$115,702	$20,502
Liabilities and owner's equity
Accounts payable and other liabilities	$1,230	$284
Total liabilities	1,230	284
Predecessor's equity	5,716	2,022
Other owners' equity	108,756	18,196
Total liabilities and owners' equity	$115,702	$20,502

	Year Ended December 31,
	2003	2002
Revenues	$6,838	$214
Costs and expenses, excluding related party fees	105	16
Related party fees	556	18
Net income	$6,177	$180

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

Reconciliation between the operating data for all uncombined ventures and the Predecessor's equity in earnings from uncombined ventures for the years ended December 31 is as follows (in thousands):

	Year Ended December 31,
	2003	2002	2001
Net income	$7,854	$1,575	$1,034
Other partners' share of income (loss)	(5,832)	(196)	142
Elimination entries	35	—	—
Step up costs	(9)	(10)	(30)
Predecessor's earnings from uncombined ventures	$2,048	$1,369	$1,146

Reconciliation between the Predecessor's investments in uncombined entities and its portion of underlying equity is as follows as of December 31 (in thousands):

	Year Ended December 31,
	2003	2002
Predecessor's equity in uncombined entities	$15,299	$12,437
Elimination entry	35	—
Purchase price basis difference	203	213
Investment in and advances to uncombined ventures	$15,537	$12,650

The following is a summary of the accounting policies for our investments in uncombined businesses that are most affected by judgments, estimates and assumptions.

ALGM I Owners LLC:

ALGM's management is required to make subjective assessments about the collectibility of the deferred rent receivable that in many cases will not be billed to tenants for many years from the balance sheet date. Management's determination is based upon an assessment of credit worthiness of private company tenants for which financial information is not readily available and as such is not subject to precise quantification.

NSF Venture:

The NSF Venture purchases subordinate real estate debt and debt participations to be held for investment. As the managing member of the NSF Venture, the Predecessor must periodically evaluate each of these loans for possible impairment. Impairment is indicated when it is deemed probable that the Predecessor will be unable to collect all amounts due according to the contractual terms of the loan. Upon a determination of impairment, the Predecessor would establish a specific valuation allowance with a corresponding charge to earnings. Significant judgment is required both in determining impairment and in estimating the resulting loss allowance. To date, the Predecessor has determined that no loss allowances have been necessary with respect to the loans in our joint venture's portfolio.

6.    Related Party Transactions

Advisory Fee — NSF Venture:

In 2001, NCIC entered into an advisory agreement with the NSF Venture, whereby it receives as compensation for its management of the origination and underwriting of the investments of the NSF Venture, an advisory fee equal to 1% per annum of the capital invested by the NSF Venture. In November 2003, NCIC assigned the right to receive such fees to NorthStar Funding Managing Member LLC. For years prior to such assignment the advisory fees have been reflected as part of the Predecessor with a corresponding decrease in contributed capital. The Predecessor earned and

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

recognized fees of approximately $522,000, $8,000, and $0 for the years ended December 31, 2003, 2002 and 2001, respectively. Such fees were recorded as a deemed distribution.

Advisory Fee — CDO I:

On August 21, 2003, CDO I entered into agreements with the Predecessor, through NSA, to perform certain advisory services. The Predecessor earned fees of approximately $504,000 for the period through December 31, 2003, of which $117,000 is unpaid and included in the balance sheet as advisory and asset management fee receivable — related party. The Predecessor also earned a structuring fee of $500,000 in connection with the closing of CDO I which was used to reduce the Predecessor's investment in CDO I, during the year ended December 31, 2003. As the $500,000 fee was used to reduce the $10 million in cash required to acquire the Predecessor's interest in CDO I, such amount is a non-cash activity and has been excluded from the statement of cash flows.

The Predecessor, through NorthStar Funding Managing Member LLC ("NFMM") holds a 50% interest in NorthStar Funding Management LLC ("NFM.") NFM is entitled to a profit participation based upon the operating performance of the NSF Venture. NFM's profit participation is equal to 20% of the NSF Venture's profit after a minimum priority return of 10% per annum on NSF Venture's invested cash. No profit participation was recorded by NFM since the inception of the NSF Venture.

In 2001 and 2003, two NCIC employees were granted 15% and 10% minority interests in NFMM, respectively. NFMM effectively holds a 0.005% interest in NSF Venture and is also entitled to 50% of the NFM profit participation. At December 31, 2003 and 2002, the carrying value of these minority interests was zero, representing the minority's distributive share of the net assets of NFMM if it had been liquidated at its book value.

7.    Segment Reporting

The Predecessor has three reportable segments: (i) subordinate real estate debt, (ii) real estate securities and (iii) net lease real estate investments. The Predecessor evaluates performance primarily based on its proportionate share of the earnings of such investments. General and administrative expenses are not allocated by management to various segments and therefore are presented as unallocated. The reportable segments are managed separately due to the differing nature of the business operations. The following tables sets forth certain segment information for the Predecessor, as of and for the years ended December 31, 2003, 2002, and 2001 (in thousands):

NORTHSTAR REALTY FINANCE CORP. PREDECESSOR

NOTES TO COMBINED FINANCIAL STATEMENTS   (Continued)

	Net Lease Investment ALGM	Subordinate Real Estate Debt	Real Estate Securities — CDO	Unallocated	Total
Year ended December 31, 2003
Total revenues	$—	$586	$1,006	$—	$1,592
Equity in earnings of uncombined ventures	$1,626	422	—	—	2,048
Gains on warehouse agreements	—	—	3,085	—	3,085
Total expenses	—	—	1,492	3,496	4,988
Net Income (loss) from operations	$1,626	$1,008	$2,599	$(3,496)	$1,737
Total Assets	$9,786	$5,751	$17,278	$—	$32,815

Year ended December 31, 2002
Total revenues	$—	$8	$—	$—	$8
Equity in earnings of uncombined ventures	1,350	19	—	—	1,369
Gains on warehouse agreements	—	—	—	—	—
Total expenses	—	—	233	951	1,184
Net Income (loss) from operations	$1,350	$27	$(233)	$(951)	$193
Total Assets	$10,628	$2,029	$12,888	$—	$25,545

Year ended December 31, 2001
Total revenues	$—	$—	$—	$—	$—
Equity in earnings of uncombined ventures	$1,181	$(35)	—	—	$1,146
Gains on warehouse agreements	—	—	—	—	—
Total expenses	—	—	—	237	237
Net Income (loss) from operations	$1,181	$(35)	$—	$(237)	$909
Total Assets	$16,883	$—	$—	$—	$16,883

NORTHSTAR REALTY FINANCE CORP.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND JUNE 30, 2004 (UNAUDITED)

The unaudited pro forma condensed consolidated financial statements of NorthStar Realty Finance Corp. ("NRFC") as of and for the year ended December 31, 2003 and for the six months ended June 30, 2004 are presented as if the Offering (as defined below) and the Formation Transactions (as defined below), had all occurred on June 30, 2004 for the pro forma condensed consolidated balance sheet and on the first day of the earliest period presented for the pro forma condensed consolidated statement of operations.

In addition to the offering of 20,000,000 shares of common stock by NRFC (the "Offering"), the pro forma adjustments include the effects of the Formation Transactions which include the contribution to NorthStar Realty Finance Limited Partnership, NRFC's Operating Partnership (the "Operating Partnership") of various controlling and non-controlling ownership interests in entities which are currently owned by NorthStar Capital Investment Corp. ("NCIC") or its subsidiaries. The contributed interests (the "Contributed Assets") include the following:

Subordinate debt investments:

•	NorthStar Funding Managing Member Holdings LLC ("NFMM Holdings") will contribute 100% of the outstanding membership interests in NorthStar Funding Managing Member, LLC ("NF Manager").

•	NF Manager is the managing member and owner of 50% of the outstanding membership interests in NorthStar Funding Management LLC, the managing member of and owner of a 0.01% capital interest in NorthStar Funding LLC (the "NSF Venture"), a joint venture with an institutional pension fund ("the NSF Venture Investor") that invests in subordinate real estate debt. NorthStar Funding Management LLC, as the managing member of NSF Venture, is entitled to a promoted interest in a disproportionate allocation of the cash flow of NSF Venture after all members have obtained a specified return threshold and return of their capital contributions. The contribution of 100% of the outstanding membership interest in NorthStar Funding Managing Member LLC will result in an incremental 0.005% ownership interest in NSF Venture.

•	NF Manager, the advisor to NSF Venture under an advisory agreement, will continue to serve as an advisor pursuant to this agreement after the contribution of its membership interests to the Operating Partnership.

•	NorthStar Partnership, L.P., a majority-owned subsidiary of NCIC ("NPLP"), will contribute 100% of the outstanding membership interests in NorthStar Funding Investor Member, LLC ("NF Investor") which holds 4.995% of the outstanding membership interests in NSF Venture.

Real estate securities:

•	NS Advisors Holdings LLC is a wholly-owned subsidiary of Presidio Capital Investment Company LLC ("PCIC"), of which NPLP is the managing member and holds approximately 77% of the outstanding membership interests. The remaining 23% membership interests in PCIC are owned by unrelated third party investors. NS Advisors Holdings LLC will contribute 100% of the outstanding membership interests in (1) NS Advisors LLC, the collateral manager of NCIC's first CDO issuance, (2) NS CDO Holdings I, LLC, the holder of 83.33% of the outstanding preferred equity of each of N-Star Real Estate CDO I Ltd. and N-Star Real Estate CDO I Corp., the issuer and co-issuer, respectively, of NCIC's first CDO issuance and (3) NS CDO Holdings II, LLC, the holder of $35 million of subordinated securities consisting of the "BB" rated junior classes of debt securities and the unrated income notes of NCIC's second CDO issuance ("CDO II"), which were purchased in July 2004 for $27.4 million. This investment was recorded at $28.0 million as it includes the rollover of the Predecessor's share of the unrealized gains on the CDO II warehouse agreement accumulated during the warehouse period. The warehouse facility was terminated upon the closing of this transaction.

NORTHSTAR REALTY FINANCE CORP.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND JUNE 30, 2004 (UNAUDITED)

The value of the Predecessor's deposit and warehouse agreement was applied to the purchase price, $17.4 million was borrowed under a short term facility with the warehouse bank, to be repaid from the proceeds of the Offering, and the balance was paid from working capital and an additional capital contribution of NCIC. Because of the significance of the investment in CDO II, which was made after June 30, 2004, the pro forma balance sheet was adjusted to reflect the acquisition as if it occurred on such date.

Net lease properties:

•	NPLP will contribute 97.5% of the outstanding membership interests in ALGM I Owners LLC ("ALGM"), the holder of fee and leasehold interests in the New York property portfolio.

The contributions of the real estate-related investments of NCIC's subsidiaries to the Operating Partnership (the "Contribution Transactions") for cash and units of limited partnership interest in the Operating Partnership (the "Operating Partnership Units") will be accounted for at NCIC's historical cost basis, due to the common control of the parties, except for that portion of the real estate securities business indirectly held by minority interest holders of PCIC. The portion of the real estate securities business attributable to this 23% minority interest will be recorded at fair value in accordance with the provisions of SFAS 141.

In connection with the Contribution Transactions:

•	Three subsidiaries of NCIC will receive at closing, in exchange for the Contributed Assets, an aggregate of 4.71 million operating partnership units of the Operating Partnership and NCIC will receive $36.1 million in cash.

•	The Operating Partnership will contribute each of the Contributed Assets, except for 100% of the outstanding membership interests in NS CDO Holdings I, LLC, to a newly-formed corporation, in exchange for all of the outstanding shares of common stock of such corporation. The Operating Partnership will be the sole common stockholder of such corporation. It is expected that approximately 100 unrelated third party investors will own approximately 100 shares of preferred stock of such corporation after the consummation of the offering, but prior to January 30, 2005. NRFC intends to operate such corporation in such a manner as to qualify as a REIT under the Internal Revenue Code (the "Private REIT"). The equity investment in CDO I is the sole Contributed Asset that NRFC expects to hold directly through the Operating Partnership, rather than contributing it to the Private REIT to maintain flexibility in structuring its investments and meeting the REIT gross income and asset tests. NRFC anticipates that it will make a taxable REIT subsidiary election with respect to CDO I.

•	NRFC will own the holder of the subordinated securities of CDO II, and expects to own 100% of the entities through which NRFC makes its investments in future CDO issuers through the Private REIT so that if they constitute taxable mortgage pools, they will not be subject to corporate-level tax. NRFC may hold its other future investments through the Operating Partnership or through the Private REIT, depending on the characteristics of each investment and its business needs at the time of each investment. Subject to the distribution of the limited preferential dividend to the preferred stockholders of the Private REIT, there will be no material restrictions on the ability of the Private REIT to distribute its assets to the Operating Partnership or from the Operating Partnership to NRFC.

•	NRFC will acquire the 2.5% managing membership interest, in ALGM for $1.6 million from an entity, of which 92.5% of the equity ownership is currently held by certain officers of Emmes Asset Management Co., LLC ("EAMC"), an affiliate of NCIC, and 4.82% of the equity ownership is owned by our chief financial officer, and contribute that interest to the Operating Partnership. The existing 2.5% managing membership interest in ALGM entitles the managing member to 2.5% of the profits of ALGM and to a special allocation of profits equal to 10% of

NORTHSTAR REALTY FINANCE CORP.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND JUNE 30, 2004 (UNAUDITED)

all profits after all members have received a return of 10% on their capital contributions plus a return of their capital contributions. Approximately half of the purchase price is allocable to the purchase of the special allocation of profits and half to the capital membership interest. The Operating Partnership will contribute this interest to the Private REIT which will own 100% of the membership and incentive interests in ALGM subsequent to the consummation of the Formation Transactions;

•	NRFC will pay certain expenses associated with the Offering and the transfer of the New York property portfolio, including the payment of approximately $914,000 in New York City and New York State real property transfer taxes;

•	NRFC will pay $17.4 million to Citigroup Global Markets Inc. to discharge indebtedness incurred by NS CDO Holdings II, LLC, one of the Contributed Assets, in connection with the acquisition of $35 million of subordinated securities consisting of the "BB" rated junior classes of debt securities and the unrated income notes of N-Star Real Estate CDO II Ltd. for $27.4 million in July 2004.

•	The Operating Partnership will issue an aggregate of approximately 766,700 Operating Partnership Units, to officers and certain employees of NRFC and co-employees of NRFC and NCIC, either directly or through one or more limited liability companies, pursuant to NRFC's stock incentive plan.

•	NRFC will issue an aggregate of 50,000 shares of our common stock to one of the underwriters of the Offering, Friedman, Billings, Ramsey & Co., Inc., and 35,000 shares of restricted common stock to NRFC's non-employee directors and the chairman of the board of directors.

The Contribution Transactions will occur upon the consummation of the Offering. The Offering, the Contribution Transactions and the transactions described in the eight bullet points above are collectively referred to as the "Formation Transactions."

NORTHSTAR REALTY FINANCE CORP.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2004 (UNAUDITED)

	Northstar Realty Finance Corp. Predecessor Historical	The Contribution Agreements		Proforma Subtotal	The Offering	ALGM Acquisition (Minority)	Acquisition of CDO II	Repayment of CDO II Short term financing	Other Pro Forma Adjustment	Northstar Realty Finance Corp. Pro Forma
	(A)	(B-i)	(B-ii)	(C)	(D)	(E)	(F-i)	(F-ii)	(F-iii)
Assets:			(B-iii)
Investments in real estate:
Operating Property, net	$—	$—	$—	$—	$—	$44,478,000	$	$	$—	$44,478,000
Total real estate	—	—	—	—	—	44,478,000			—	44,478,000
Investments in and advances to uncombined ventures:
ALGM	10,136,000			10,136,000		(10,136,000)				—
NSF Venture	5,102,000			5,102,000						5,102,000
Total Investments in and advances to uncombined ventures	15,238,000	—	—	15,238,000	—	(10,136,000)			—	5,102,000
Debt securities available for sale	8,990,000			8,990,000			28,035,000			37,025,000
Cash and cash equivalents	1,829,000			1,829,000	180,980,000	628,000		(17,388,000)		129,015,000
					(37,034,000)
Restricted cash	—			—		2,079,000				2,079,000
CDO deposit and warehouse agreement	10,647,000			10,647,000			(10,647,000)			—
Receivables, including straight line rent	—			—		5,291,000				5,291,000
Advisory and asset management fees receivable — related parties	93,000			93,000						93,000

Other assets	27,000		2,478,000	3,024,000		3,671,000				6,695,000
			519,000
Total assets	$36,824,000	$—	$2,997,000	$39,821,000	$143,946,000	$46,011,000	$17,388,000	$(17,388,000)	$—	$229,778,000
Liabilities:
Mortgage payable	$—	$—	$—	$—	$—	$41,233,000			$—	$41,233,000
Short term financing							$17,388,000	$(17,388,000)
Accrued expenses & other liabilities	623,000	37,034,000		37,657,000	(37,034,000)	4,778,000				5,401,000
Total liabilities	623,000	37,034,000	—	37,657,000	(37,034,000)	46,011,000	17,388,000	(17,388,000)	—	46,634,000
Minority interests		36,201,000	2,478,000
		(37,034,000)	519,000	2,164,000					32,670,000	34,834,000
Owners' equity:
Common stock, $0.01 par value: 750,000,000 shares authorized; 20,050,100 shares issued and outstanding on a pro forma basis				—	201,000					201,000
Additional paid-in capital				—	180,779,000				(32,670,000)	148,109,000
Owners' equity	36,201,000	(36,201,000)		—		—				—
Total owners' equity	36,201,000	(36,201,000)	—	—	180,980,000	—			(32,670,000)	148,310,000
Total liabilities and owners' equity	$36,824,000	$—	$2,997,000	$39,821,000	$143,946,000	$46,011,000	$17,388,000	$(17,388,000)	$—	$229,778,000

See accompanying notes to pro forma condensed consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
JUNE 30, 2004 (UNAUDITED)

1.	As of June 30, 2004, NCIC is the ultimate owner of interests in three businesses which, together with certain allocated general and administrative costs, have been combined to form the NorthStar Realty Finance Corp. Predecessor (the "Predecessor"). NRFC is a wholly owned subsidiary of NPLP, formed on October 7, 2003, and will conduct its business through the Operating Partnership, which was formed on December 4, 2003. NRFC will invest the net proceeds of the Offering in the Operating Partnership though which NRFC conducts substantially all of its operations and makes its investments. In exchange for the contribution of the net proceeds of the Offering to the Operating Partnership, NRFC will receive a 0.1% general partnership interest and a 78.5% limited partnership interest in the Operating Partnership in the form of common units of partnership interest which are entitled to regular dividends and distributions, but are not redeemable for shares of Common Stock of NRFC. NCIC will beneficially own an 18.4% limited partnership interest in the Operating Partnership in the form of common units of partnership interest, which are entitled to regular dividends and distributions and are redeemable for shares of Common Stock of NRFC beginning one year after the consummation of the Offering. The remaining 3% limited partnership interest in the Operating Partnership will be beneficially owned by the officers, employees and co-employees of NRFC in the form of restricted common units of limited partnership interest which, upon the occurrence of certain events, vest into common units of partnership interest ("LTIP Units"). Such LTIP Units will be granted to the officers, employees and co-employees of NRFC, either directly or through one or more limited liability company's pursuant to NRFC's stock incentive plan, immediately prior to the Offering and will vest as to one-twelfth of the grant as of the end of each quarter during the three-year period of the grant.

NRFC will own 78.6% of the Operating Partnership and will have control over major decisions of the Operating Partnership, including decisions related to sale of assets and financings. The Operating Partnership will in turn contribute the majority of the Contributed Assets into a controlled subsidiary, the Private REIT, which NRFC intends to operate in such a manner as to qualify as a REIT under the Internal Revenue Code. NRFC will consolidate the assets and liabilities of the Operating Partnership and the Private REIT in accordance with generally accepted accounting principles. The interests contributed by NCIC or entities controlled by NCIC will be accounted for as a reorganization of entities under common control. Accordingly, the Contributed Assets and assumed liabilities will be recorded at the Predecessor's historical cost basis.

The president and chief executive officer of NRFC and the chairman of the board of directors of NRFC are each co-executive officer and co-chairman of the board of directors of NCIC. Upon consummation of the Offering, NRFC and NCIC will enter into a shared facilities and services agreement pursuant to which NCIC will provide NRFC with fully-furnished office space for NRFC's employees and use of the common facilities at NCIC's corporate headquarters, accounting support, treasury functions, tax planning and REIT compliance advisory services and other administrative services necessary for NRFC's operations. See Note GG.

2.	The pro forma condensed consolidated balance sheet of NorthStar Realty Finance Corp. as of June 30, 2004 is presented as if the Formation Transactions had occurred as of such date. The derivation of the components of the pro forma balance sheet follows:

(A)	Reflects the NorthStar Realty Finance Corp. Predecessor historical combined balance sheet as of June 30, 2004.

The adjustments to arrive at the pro forma condensed consolidated balance sheet as of June 30, 2004 are as follows:

(B)	The Contribution Agreements:

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET (Continued)
JUNE 30, 2004 (UNAUDITED)

The pro forma adjustments to the Predecessor's balance sheet reflect:

(i)	The contribution of the Contributed Assets to the Operating Partnership (requiring a reclassification of the Predecessor's equity to minority interest), issuance of 4.71 million Operating Partnership Units, a cash distribution to NCIC in the amount of $36,120,000 and the payment of New York State and New York City real property transfer taxes of approximately $914,000 payable in connection with the transfer of the New York property portfolio from NCIC to NRFC which is treated as a distribution to NCIC.

Contribution Accounting:
Reclassification of Predecessor equity contributed to the Operating Partnership to minority interest	$36,201,000
Cash Distributed to NCIC	(36,120,000)
NYS/NYC Transfer Taxes paid on behalf of NCIC	(914,000)
37,034,000
Subtotal – B(i)	(833,000)
Acquisition of employee and minority interests from B(ii) and B(iii) below	2,997,000
Book value of NCIC minority interest	$2,164,000

The cash distribution to NCIC and payment of transfer taxes will be paid out of the proceeds of the Offering (Note D). As such the pro forma column B(i) reflects such amounts as a payable.

(ii)	In connection with the Contribution Agreements, NCIC agreed to acquire the 10% and 15% interests held by two of its employees in NorthStar Funding Managing Member LLC for a beneficial interest in 164,500 Operating Partnership Units, which NCIC receives. The pro forma adjustments to reflect this transaction are as follows:

	Predecessor's Book Value of Employee Minority Interests	Estimated Fair Value of Employee Interests Acquired	Pro Forma Basis Step-up	12/31/03 Pro Forma Compensation Charge(a)
Employee Interests	$—	$519,000	$519,000	$1,126,000

(a)	The pro forma financial statements reflect the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," or SFAS 123, for all employee awards granted. The pro forma compensation charge is based on the fair value of beneficial interests in the Operating Partnership (164,500 Operating Partnership Units at $10 per Operating Partnership Unit, or $1,645,000) less the fair value of the employee interests acquired. See Note (DD)2 to the pro forma condensed statement of operations.
The pro forma basis step up of $519,000, related to the excess of the fair value of the employee interest acquired over the historical book value, was recorded in Other Assets with a corresponding amount to partners' capital of the Operating Partnership. On a consolidated basis with NRFC, such amount is reflected as minority interest because at the time the transaction will occur, prior to the Offering, the partners other than NRFC will own over 99.9% of the Operating Partnership.

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET (Continued)
JUNE 30, 2004 (UNAUDITED)

(iii)	The portion of the contribution of the real estate securities business attributable to the 23% minority interest in PCIC owned by unrelated third party investors is considered an acquisition of minority interests and recorded at fair value in accordance with SFAS 141. Accordingly, the excess of the fair value of the minority interest acquired over the historical book value of $2,478,000 was recorded as a pro forma step up of the basis of the assets acquired with a corresponding adjustment to the partner's capital of the Operating Partnership similar to the adjustment described in B(ii) above.

	Predecessor's Book Value of Minority Interest	Estimated Fair Value of Minority Interest Acquired	Pro Forma Basis Step-up
23% Minority Interest in PCIC	$4,818,000	$7,296,000	$2,478,000

(C)	The pro forma subtotal reflects the Predecessor immediately following the effects of the Contribution Transactions, but prior to the effects of the Offering and other Formation Transactions.

(D)	The Offering — To reflect the sale of 20,000,000 shares of common stock for $10.00 per share in the Offering:

Proceeds from the Offering		$200,000,000
Less costs associated with this offering:
Underwriters' commission (1)	$14,000,000
Other costs	5,020,000
		19,020,000
Increase in owners' equity		$180,980,000

(1)	Excludes 50,000 shares of common stock issued to one of the underwriters as compensation for its services in underwriting this Offering which has a net effect of zero on owners' equity as follows:

Addition to owners' equity (50,000 shares @ $10 per share)	$500,000
Charged to costs of Offering	($500,000)
Net adjustment to owners' equity	$0

(E)	Acquisition of ALGM Minority Interest

The pro forma adjustments as of June 30, 2004 to reflect the acquisition of the remaining 2.5% interest in ALGM are computed as follows:

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET (Continued)
JUNE 30, 2004 (UNAUDITED)

	ALGM Historical As of June 30, 2004	Acquisition of Additional 2.5% Interest (1)	Elimination Entries (2)	Pro Forma Adjustments As of June 30, 2004
Assets:
Investments in real estate:
Operating property, net	$42,933,000	$1,345,000	$200,000	$44,478,000
Investments in and advances to uncombined ventures:
ALGM			(10,136,000)	(10,136,000)
Cash and cash equivalents	2,228,000	(1,600,000)		628,000
Restricted cash	2,079,000			2,079,000
Unbilled receivables — straight line rent	5,291,000			5,291,000
Other assets, net	3,671,000			3,671,000
Total assets	$56,202,000	$(255,000)	$(9,936,000)	$46,011,000

Liabilities:
Mortgage payable	$41,233,000	$—	$—	$41,233,000
Accounts payable, accrued expenses and other liabilities	4,778,000			4,778,000
Owners' equity	10,191,000	(255,000)	(9,936,000)	—
Total liabilities and owners' equity	$56,202,000	$(255,000)	$(9,936,000)	$46,011,000

(1)	Acquisition of remaining third party interests in ALGM:

Cash to be paid to purchase additional interest	$1,600,000
Reduction in owners' equity for carrying value of third party investor's member equity	(255,000)
Net basis step-up from purchase transaction	$1,345,000

(2)	The entry represents the adjustments to eliminate the Predecessor's investment in uncombined ventures balance against owners' equity in connection with the consolidation of ALGM. The difference in these two accounts at June 30, 2004 of $200,000 relates to an inside/outside basis difference between the carrying amount of the equity method investment in ALGM on the books of the Predecessor and its proportionate capital balance on the books of ALGM, which is being capitalized to the operating property in consolidation. The historical inside/outside basis difference related to transaction costs capitalized to its equity method investment in ALGM at acquisition, which is not reflected in its capital account on the books on ALGM.

(3)	The ALGM mortgage bears interest at the higher of the one month LIBOR rate or 2%, plus 3.60%, and matures on January 1, 2005.

(F)	Other Pro Forma Adjustments:

(i)	In July 2004, the Predecessor invested in its second CDO through a majority-owned subsidiary. The Predecessor purchased $35.0 million of subordinated securities of this CDO issuance at a price of $27.4 million. This investment was recorded at $28.0 million as it includes the rollover of the Predecessor's share of the unrealized gains on

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET (Continued)
JUNE 30, 2004 (UNAUDITED)

the CDO II warehouse agreement accumulated during the warehouse period and a credit for a structuring fee of $0.5 million related to the CDO II closing. These securities consist of the "BB" rated junior classes of debt securities and the unrated income notes representing the residual interest in the CDO. The warehouse facility was terminated upon closing of this second CDO issuance in July 2004. The value of the Predecessor's deposit and warehouse agreement was applied to the purchase price, $17.4 million was borrowed under a short term facility with the warehouse bank, to be repaid from the proceeds of the Offering, and the balance was paid from working capital and an additional capital contribution by NCIC.

The pro forma balance sheet reflects the following adjustment:

Debt securities available for sale	$28,035,000
Termination of CDO II deposit and warehouse agreement	(10,647,000)
Short term financing	$17,388,000

Deferred Compensation — LTIP Units:

Immediately prior to the consummation of the Offering, the Operating Partnership will issue, either directly or through one or more limited liability companies, 766,700 LTIP Units to NRFC's officers and certain employees of NRFC and co-employees of NRFC pursuant to NRFC's stock incentive plan. The net adjustment to the pro forma balance sheet is zero.

Deferred Compensation — Directors' Shares

Reflects unamortized balance of deferred compensation related to the issuance of 35,000 restricted shares to NRFC's non-employee directors and its chairman of the board pursuant to NRFC's stock incentive plan. The 35,000 directors' shares issued vest over a three year period. The adjustment is calculated as follows:

Total shares to be issued	35,000
Price per share	$10.00

Total value of shares issued	$350,000
Unamortized deferred compensation	(350,000)
Net effect on owners' equity at June 30, 2004	$—

(ii)	Adjustment to reflect the repayment of $17,388,000 of short term financing incurred in connection with the acquisition of CDO II.

(iii)    Rebalancing of Minority Interest:

Adjustment to reallocate the book value of minority interest to its proportionate share of the book value of the equity of the Operating Partnership:

Net proceeds from Offering	$180,980,000
Book value of NCIC Contributed Assets after distribution	2,164,000
Pro forma equity of the Operating Partnership after the Offering	$183,144,000
Percentage allocable to minority interest (1)	19.02%
Minority interest in pro forma equity of Operating Partnership	$34,834,000
Book value of Contributed Assets after distribution	(2,164,000)
Rebalancing adjustment required — minority interest	$32,670,000

This adjustment is a result of the dilution experienced by the common stockholders in connection with the Offering.

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET (Continued)
JUNE 30, 2004 (UNAUDITED)

(1) Calculation of Minority interest	Total	Minority Interest
Operating Partnership Units issued to NRFC in connection with the Offering	20,000,000
Operating Partnership Units issued to NCIC and subsidiaries pursuant to Contribution Transactions	4,705,915	19.02	%*
Units issued to NRFC related to underwriter's shares	50,000
Units outstanding for accounting purposes	24,755,915

*	For pro forma balance sheet purposes, unvested units, such as the 766,700 LTIP Units issued to officers, employees and co-employees of NRFC and the 35,000 shares of restricted common stock issued to the non-employee directors of NRFC and the chairman of the board of directors of NRFC, are not considered outstanding until fully vested.

(iv)	Minority Interest – Private REIT

In order to comply with the federal tax law requirement that a REIT have no less than 100 stockholders, the Private REIT expects to issue approximately 100 shares of preferred stock of the Private REIT, with a liquidation preference of $1,000 per share, after the consummation of the Offering, but prior to January 30, 2005. The shares of the Private REIT will be included in the minority interest of NRFC in its balance sheet. As of August 17, 2004, no binding contract exists for the offering or the purchase of the preferred stock and therefore no pro forma adjustment has been made in either the pro forma balance sheet or statements of operations.

NRFC expects to contribute all of the Contributed Assets (other than the equity interest in CDO I) to the Private REIT. NRFC plans to hold its investment in CDO I through the Operating Partnership rather than contributing it to the Private REIT to maintain flexibility in structuring its investments and meeting the REIT gross income and asset tests. NRFC anticipates that it will make a taxable REIT subsidiary election with respect to CDO I.

NRFC will own the holder of the subordinated securities of CDO II through the Private REIT. In general, NRFC expects to own 100% of the entities through which it makes its investments in future CDO issuers through the Private REIT so that, if they constitute taxable mortgage pools, they will not be subject to corporate-level tax. NRFC may hold its other future investments through the Operating Partnership or through the Private REIT, depending on the characteristics of each investment and its business needs at the time of each investment. Subject to the distribution of the limited preferential dividend to the preferred stockholders of the Private REIT, there will be no material restrictions on the ability of the Private REIT to distribute its assets to the Operating Partnership or from the Operating Partnership to NRFC.

NORTHSTAR REALTY FINANCE CORP.

PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)

	North Star Realty Finance Corp. Predecessor Historical	ALGM Acquisition (Minority)	Deferred Compensation	Other Pro Forma Adjustments	Northstar Realty Finance Corp. Pro Forma
	(AA)(GG)	(BB)	(CC)	(DD)	(EE)
Revenues:
Advisory and management fee income	$108,000	$—	$—	$—	$108,000
Advisory and management fee income — related parties	1,182,000				1,182,000
Rental revenue	—	$5,125,000			5,125,000
Interest income — debt securities	563,000				563,000
Total revenues	1,853,000	5,125,000	—	—	6,978,000
Expenses:
Property operating costs	—	994,000			994,000
Bad debt expense		184,000			184,000
General and administrative — direct:
Salaries	600,000				600,000
Other general and administrative expenses	101,000	217,000			318,000
General and administrative — allocated:
Salaries	1,239,000		1,681,000		2,920,000
Insurance	230,000				230,000
Other general and administrative expenses	468,000				468,000
Depreciation and amortization	—	1,020,000		230,000	1,250,000
Asset management fee — related party	—	382,000			382,000
Interest expense	—	1,739,000			1,739,000
Total expenses	2,638,000	4,536,000	1,681,000	230,000	9,085,000
Income (loss) from operations	(785,000)	589,000	(1,681,000)	(230,000)	(2,107,000)
Equity in earnings of uncombined ventures:
ALGM	600,000	(600,000)			—
NSF Venture	264,000				264,000
Unrealized gains on warehouse agreements	1,646,000				1,646,000
Other revenues	—	8,000			8,000
Income (loss) before minority interests	1,725,000	(3,000)	(1,681,000)	(230,000)	(189,000)
Minority interests				(40,000)	(40,000)
Net income (loss)	$1,725,000	$(3,000)	$(1,681,000)	$(190,000)	$(149,000)
Pro forma basic (loss) per share (FF)					$(0.01)
Pro forma weighted average common shares outstanding — basic (FF)					20,085,000

See accompanying notes to pro forma condensed consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP.

PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

	North Star Realty Finance Corp. Predecessor Historical	ALGM Acquisition (Minority)	Deferred Compensation	Other Pro Forma Adjustments	Northstar Realty Finance Corp. Pro Forma
	(AA)(GG)	(BB)	(CC)	(DD)	(EE)
Revenues:
Advisory and management fee income	$64,000				$64,000
Advisory and management fee income — related parties	1,026,000				1,026,000
Rental revenue	—	$11,304,000			11,304,000
Interest income — debt securities	502,000				502,000
Total revenues	1,592,000	11,304,000	—	—	12,896,000
Expenses:
Property operating costs	—	2,275,000			2,275,000
Bad debt expense	—	473,000			473,000
General and administrative — direct:
Salaries	1,289,000				1,289,000
Other general and administrative expenses	203,000	313,000			516,000
General and administrative — allocated:
Salaries	2,146,000		4,834,000		6,980,000
Insurance	252,000				252,000
Other general and administrative expenses	1,098,000		—		1,098,000
Depreciation and amortization	—	2,306,000		460,000	2,766,000
Asset management fee — related party	—	778,000		—	778,000
Interest expense	—	3,543,000			3,543,000
Total expenses	4,988,000	9,688,000	4,834,000	460,000	19,970,000
Income (loss) from operations	(3,396,000)	1,616,000	(4,834,000)	(460,000)	(7,074,000)
Equity in earnings of uncombined ventures:
ALGM	1,626,000	(1,626,000)			—
NSF Venture	422,000				422,000
Total gains on warehouse agreements	3,085,000				3,085,000
Other revenues	—	15,000			15,000
Income (loss) before minority interests	1,737,000	5,000	(4,834,000)	(460,000)	(3,552,000)
Minority interests				(761,000)	(761,000)
Net income (loss)	$1,737,000	$5,000	$(4,834,000)	$301,000	$(2,791,000)
Pro forma basic (loss) per share (FF)					$(0.14)
Pro forma weighted average common shares outstanding — basic (FF)					20,085,000

See accompanying notes to pro forma condensed consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND
FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

3.	Adjustments to the Pro Forma Condensed Consolidated Statements of Operations:

The adjustments to the pro forma condensed consolidated statements of operations for the six months ended June 30, 2004 and year ended December 31, 2003 are as follows:

(AA)	Reflects the Predecessor historical condensed combined statements of operations for the six months ended June 30, 2004 and year ended December 31, 2003.

(BB)	This adjustment reflects the acquisition of the remaining 2.5% interest in ALGM and the resulting consolidation of the operations for ALGM. Historically, the Predecessor used the equity method to account for its investment in ALGM since the Predecessor had significant influence, but not control, over major decisions including selling and refinancing the properties owned by ALGM. Upon purchase of the remaining interests in ALGM at the completion of the Offering, the Operating Partnership will own 100% of ALGM. The purchase method of accounting is being used to reflect the pro forma acquisition of the remaining interests in ALGM by the Predecessor. The pro forma adjustments to the Predecessor's historical operations related to this acquisition and consolidation were as follows:

For the Six Months Ended June 30, 2004

	ALGM Historical For the Six Months Ended June 30, 2004	Adjustment Resulting from Purchase Accounting (1)	Elimination Entries (2)	Pro Forma Adjustments For the Six Months Ended June 30, 2004
Revenues:
Rental revenue	$5,125,000	$—	$—	$5,125,000
Other	8,000			8,000
Total revenues	5,133,000	—		5,133,000
Expenses:
Property operating	994,000			994,000
Asset management fee — related party	382,000			382,000
General and administrative	217,000			217,000
Bad debt expense	184,000			184,000
Depreciation and amortization	997,000	23,000		1,020,000
Interest expense	1,739,000			1,739,000
Total expenses	4,513,000	23,000	—	4,536,000
Equity in earnings of uncombined ventures:				—
ALGM			(600,000)	(600,000)
Net income (loss)	$620,000	$(23,000)	$(600,000)	$(3,000)

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND
FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

For the Year Ended December 31, 2003

	ALGM Historical For the Year Ended December 31, 2003	Adjustment Resulting from Purchase Accounting (1)	Elimination Entries (2)	Pro Forma Adjustments For the Year Ended December 31, 2003
Revenues:
Rental revenue	$11,304,000	$—	$—	$11,304,000
Other	15,000			15,000
Total revenues	11,319,000	—		11,319,000
Expenses:
Property operating	2,275,000			2,275,000
Asset management fee — related party	778,000			778,000
General and administrative	313,000			313,000
Bad debt expense	473,000			473,000
Depreciation and amortization	2,260,000	46,000		2,306,000
Interest expense	3,543,000			3,543,000
Total expenses	9,642,000	46,000	—	9,688,000
Equity in earnings of uncombined ventures:				—
ALGM (3)			(1,626,000)	(1,626,000)

Net income (loss)	$1,677,000	$(46,000)	$(1,626,000)	$5,000

(1)	Increase in depreciation of buildings and improvements resulting from purchase accounting adjustments to investments in real estate. Basis step-up of $1,354,000 has been allocated to land, buildings and leaseholds based upon their relative fair market values in the amounts of approximately $222,000, $889,000 and $243,000, respectively. Buildings are being depreciated on a straight line basis over a period of forty years and the leaseholds are being amortized on a straight line basis over the remaining lives of the leases.

(2)	Entry to eliminate the equity in income (loss) of uncombined real estate entities related to the ALGM investment which was historically recorded by the Predecessor.

(3)	Certain ALGM leasehold interests have expired in the ordinary course of business pursuant to the respective over landlord leases. In 2003, one such lease expired on March 31, 2003 and a second lease expired on October 31, 2003. ALGM's subleases to tenants for the space under these leaseholds expired concurrently. The rental income associated with these subleases totaled $597,000 and the rental and other operating expenses on leasehold interests totaled $506,000 for the year ended December 31, 2003. No such leases expired during the six months ended June 30, 2004. Since these lease expirations are in the ordinary course of the Predecessor's business and are not connected to the Formation and Offering Transactions, no adjustment has been made to the pro forma statement of operations.

(CC)	Record compensation expense related to:

(i)	Deferred compensation in connection with the issuance of 766,700 LTIP Units to officers and certain employees, either directly or through one or more limited liability companies, of NRFC and co-employees of NRFC pursuant to the stock incentive plan of NRFC.

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND
FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

Total LTIP Units to be issued	766,700
Value per LTIP Unit	$10.00

Total deferred compensation to be amortized over the straight line basis over 3 years — vesting period	$7,667,000
Amortization — six months ended 6/30/04	$1,278,000
Amortization — year ended 12/31/03	$2,556,000

(ii)	Record compensation expense related to:

Deferred compensation related to the issuance of 35,000 shares of restricted common stock to its non-employee directors and its chairman of the board of directors pursuant to the stock incentive plan of NRFC. The 35,000 directors' shares issued vest over a three year period.

Total directors' shares to be issued	35,000
Price per share	$10.00
Total deferred compensation to be amortized over the straight line basis over 3 years — vesting period	$350,000
Amortization — six months ended 6/30/04	$58,000
Amortization — year ended 12/31/03	$117,000

(iii)	NCIC agreed to buy out the vested and unvested profit sharing arrangement of an employee of NS Advisors LLC for a beneficial interest in 206,900 Operating Partnership Units, which NCIC will receive as part of the Contribution Agreements. The beneficial interest in the Operating Partnership Units will be subject to a vesting schedule identical to the one that the employee had as part of the profit sharing arrangement (one third vested at July 31, 2003, and one third vested on each of the anniversaries following). The face value of the vested Operating Partnership Units received will be accounted for as compensation expense at January 1, 2003, the time of the buyout transaction for pro forma purposes. The fair value of the unvested Operating Partnership Units will be amortized to compensation expense on a straight line basis over the remaining vesting period.

	Number of Units	Fair Value at $10 Per Unit	Amortization Period	Compensation Expense
				6/30/04	12/31/03
Vested units	68,960	$690,000	N/A	$—	$690,000
Unvested units	137,940	1,379,000	24 months	345,000	345,000
	206,900	$2,069,000		$345,000	$1,035,000

(iv)	In addition, as further discussed in Note 2B(ii) of the condensed consolidated balance sheet, an adjustment to compensation expense of $1,126,000 has been included in the pro forma statements of operations for the year ended December 31, 2003, related to NCIC's buyout of the interests two employees held in NFMM with a portion of the Operating Partnership Units to be received by NCIC in connection with the Contribution Agreement, The adjustment is equal to the excess of the fair value of the

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND
FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

Operating Partnership Units issued to two employees of NCIC over the fair value of the vested profits interests such employees held in NFMM.

The total impact on compensation expense of the above pro forma adjustments is $1,681,000 and $4,834,000 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.

(DD)	Other Pro Forma Adjustments:

1.	Allocation of minority interest in net (loss) of the Operating Partnership as a result of issuing limited partnership units in the Operating Partnership to the former owners of the Predecessor.

	6/30/04	12/31/03
Total pro forma (loss) before allocation to minority interest	$(189,000)	$(3,552,000)
Percentage allocable to minority interest	21.42%	21.42%
	$(40,000)	$(761,000)

Calculation of minority share of earnings:

	Total	Minority
Operating Partnership Units outstanding:
Operating Partnership Units issued to NRFC in connection with the Offering	20,000,000	—
Operating Partnership Units issued to NCIC pursuant to Contribution Transactions	4,705,915	18.42%
Operating Partnership Units issued to NRFC related to underwriters shares	50,000	—
Subtotal	24,755,915
Participating unvested Operating Partnership Units:*
LTIP Units issued to officers, employees and co-employees of NRFC	766,700	3%
Operating Partnership Units issued to NRFC related to restricted stock issued to directors	35,000	—
Total participating Operating Partnership Units	25,557,615	21.42%

*	Although unvested, the LTIP Units and the Units issued to NRFC related to the restricted common stock issued to directors are eligible to receive dividends. In accordance with SFAS 128, participating securities should be considered in the computation of earnings per share and similarly, were considered in the allocation of earnings of the Operating Partnership between the minority interest and NRFC.

2.	In connection with the acquisition of the two employee profits interests in NFMM for Operating Partnership Units with an estimated fair value of $1.645 million, NRFC will allocate $519,000 of the acquisition price to the intangible asset associated with NFMM's promoted interest in the NSF Venture and amortize such cost on a straight line basis over a four year life, representing the average remaining term of the NSF Venture assets which give rise to the promoted interest as follows:

Business Segment	Purchase Price	Estimated Life (Years)	Pro Forma Amortization
			6/30/04	12/31/03
Subordinate debt	$519,000	4.00	$65,000	$130,000
	$519,000		$65,000	$130,000

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND
FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

3.	The portion of the contribution of the real estate securities business attributable to the 23% minority interest in PCIC owned by unrelated outside investors is considered an acquisition of minority interests and recorded at fair value in accordance with SFAS 141. Accordingly, the excess of the fair value of the minority interest acquired over the historical book value of $2,478,000 was recorded as a pro forma step up and allocated to an amortizable asset associated with the Predecessor's management agreements. This intangible asset was amortized on a straight line basis over the remaining terms of the revenue streams that give rise to the asset as follows:

	Pro Forma Basis Step-up	Estimated Life (Years)	Pro Forma Amortization
			6/30/04	12/31/03
23% Minority interest in PCIC	$2,478,000	7.5	$165,000	$330,000

4.	The investment in CDO II and the related financing have been omitted from the pro forma condensed consolidated statements of operations as CDO II did not exist throughout 2003 and during the six months ended June 30, 2004 and any estimate of earnings would not be factually supportable.

(EE)	All of the Predecessor's interests were held in either partnership or limited liability company form. Under applicable federal and state income tax rules, the allocated share of net income or loss from partnerships and limited liability companies was reportable in the income tax returns of the respective partners and members. Accordingly, no income tax provision was provided in the Predecessor's historical combined financial statements.

NRFC intends to elect the status of and qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The operations of NRFC will be carried on to enable NRFC to comply with requirements under the federal income tax laws and regulations relating to real estate investment trusts. Therefore no pro forma income tax adjustment has been made to the pro forma condensed consolidated statements of operations at December 31, 2003 or June 30, 2004.

(FF)	Earnings (loss) per share computation:

	6/30/04 Basic(1)	12/31/03 Basic(1)
Pro forma net (loss)	$(149,000)	$(2,791,000)
Pro forma weighted average common shares outstanding — basic	20,085,000	20,085,000
Pro forma basic (loss) per share	$(0.01)	$(0.14)

(1)	None of the common stock equivalents outstanding for the year ended December 31, 2003 or for the six months ended June 30, 2004 were dilutive.

	6/30/04	12/31/03
Computation of weighted average shares outstanding:
Total fully vested common shares	20,050,000	20,050,000
Directors' shares	35,000	35,000
Average shares used in computation	20,085,000	20,085,000

NORTHSTAR REALTY FINANCE CORP.

NOTES TO PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND
FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

(GG)	General and administrative expenses:

The Predecessor's historical combined statements of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 include general and administrative expenses incurred by NCIC that were allocated to the Predecessor on a rational basis in order to reflect the entire Predecessor's cost of doing business. Although such allocation is reasonable, management believes that these expenses are lower than the expenses that the Predecessor would have incurred if it had operated on a stand alone basis as a public company. Management's estimate of the incremental expenses for its first full year is as follows:

Projected Annual
Public company expenses (1)	$750,000
Insurance	750,000
Salaries and Other	350,000
Total incremental general and administration expenses	$1,850,000

(1)	Public company expenses include annual audit and tax-related expenses, as well as recurring filing, listing, transfer agent fees and printing expenses.

These projected incremental annual costs have not been adjusted in the accompanying pro forma condensed consolidated statements of operations for the six months ended June  30, 2004 or for the year ended December 31, 2003.

NRFC will also enter into an agreement with NCIC pursuant to which NCIC will agree to provide NRFC, directly or through its subsidiaries, use of facilities and various services. The initial term of the agreement will be for one year at the rate of $1,570,000 per year, with an option to renew for additional one-year periods upon the mutual agreement of NCIC and NRFC, including a vote of the majority of NRFC's independent directors. The fee will be reduced by any amounts paid or payable to all co-employees of NRFC and NCIC pursuant to the terms of any employment letter or employment agreement under which NRFC directly compensates such co-employee, except for any compensation amounts paid or payable to the chief executive officer of NRFC. Pro forma adjustment for such contract has not been made as the fee associated with the agreement is less than the amounts allocated by the NCIC to the predecessor for similar general and administrative costs.

Additionally, NRFC has the following performance-based compensation agreements, which due to their nature have also been excluded from the pro forma condensed statements of operations.

NRFC anticipates issuing a number of shares of common stock or Operating Partnership Units to employees, the total of which is based upon, among other things, the number of shares of common stock issued as part of the Offering. These shares or Operating Partnership Units will vest over a three-year period, subject to the achievement by NRFC of certain return thresholds.

An officer of NRFC will have a profit sharing arrangement whereby such officer will receive approximately 15% of the net profits of the real estate securities business after it achieves a 12% return on net invested capital. If such arrangement was in place for the six months ended June 30, 2004 or for the year ended December 31, 2003, the amount due would be zero.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
    NorthStar Realty Finance Corp.

We have audited the accompanying consolidated balance sheet of NorthStar Realty Finance Corp. (the "Company") as of June 30, 2004. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of NorthStar Realty Finance Corp. as of June 30, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

New York, New York
August 17, 2004

NORTHSTAR REALTY FINANCE CORP.

CONSOLIDATED BALANCE SHEET

June 30, 2004
ASSETS
Cash	$100.00
Total assets	$100.00
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities	$0.00
Stockholders' equity:
Common stock, $.01 par value, 1,000 shares authorized; 100 shares issued and outstanding	1.00
Additional paid in capital	99.00
Total stockholders' equity	100.00
Total liabilities and stockholder's equity	$100.00

See accompanying notes to consolidated balance sheet.

NORTHSTAR REALTY FINANCE CORP.

NOTES TO CONSOLIDATED BALANCE SHEET

NOTE 1.    ORGANIZATION AND BASIS OF PRESENTATION

NorthStar Realty Finance Corp. (the "Company") was incorporated in the state of Maryland on October 7, 2003. The Company was formed to continue and expand the real estate and fixed income businesses conducted by the Company's ultimate parent, NorthStar Capital Investment Corporation ("NCIC"). Other than its formation, the Company has not conducted any activities.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amount reported in the balance sheet.

NOTE 2.    PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and the Operating Partnership. Through June 30, 2004, there have been no intercompany balances or transactions.

NOTE 3.    INCOME TAXES

The Company expects to qualify as a REIT and as so qualified to deduct distributions paid to its stockholders, eliminating the federal taxation of income represented by such distributions at the Company level. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

NOTE 4.    OFFERING COSTS

In connection with the Offering, affiliates have or will incur legal, accounting, and related costs, which will be reimbursed by the Company upon the consummation of the Offering. Such costs will be deducted from the gross proceeds of the Offering.

ALGM I Owners LLC and Subsidiaries

Consolidated Financial Statements
Years ended December 31, 2003, 2002 and 2001

Report of Independent Registered Public Accounting Firm

To the Members of
    ALGM I OWNERS LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of ALGM I OWNERS LLC and Subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, members' equity, and cash flows for each of the three years in the period ended December 31, 2003. Our audit also included financial statement Schedules II and III. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ALGM I OWNERS LLC and Subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

/s/ ERNST & YOUNG LLP

New York, New York
March 12, 2004, except for
Note 12 as to which the date is
April 16, 2004

ALGM I Owners LLC and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2003	2002
Assets
Real estate, at cost—net of accumulated depreciation	$43,851,317	$45,584,468
Cash and cash equivalents	1,697,404	2,051,890
Tenant receivables, net of allowance for doubtful accounts of $19,371 and $89,086 in 2003 and 2002, respectively	463,041	292,532
Prepaid expenses	435,167	78,910
Deferred leasing costs, net	1,327,243	1,185,711
Restricted deposits	1,901,232	1,768,398
Tenant security deposits	495,940	642,832
Deferred financing costs, net	1,658,853	2,319,836
Other assets	113,916	124,434
Unbilled rents receivable, net of allowance for doubtful accounts of $3,741,856 and $3,288,631 in 2003 and 2002, respectively	5,004,212	4,349,749
Total assets	$56,948,325	$58,398,760

Liabilities and members' equity
Liabilities:
Mortgage payable	$41,881,134	$43,000,000
Obligations under capital leases	3,238,818	3,180,336
Accrued interest payable—mortgage payable	201,960	—
Accounts payable and accrued expenses including $98,178 (2003) and $60,148 (2002) to affiliates	1,289,257	832,338
Rent payable	48,599	68,037
Tenant security deposits	460,285	635,582
Total liabilities	47,120,053	47,716,293

Commitments and contingencies

Members' equity	9,828,272	10,682,467
Total liabilities and members' equity	$56,948,325	$58,398,760

See accompanying notes to consolidated financial statements.

ALGM I Owners LLC and Subsidiaries

Consolidated Statements of Operations

	Year ended December 31,
	2003	2002	2001
Revenues:
Minimum and percentage rent	$10,677,097	$10,082,461	$11,828,957
Tenant reimbursements	624,117	376,024	164,036
Lease termination fees	2,954	204,000	—
Interest income and other	14,577	2,790	75,217
Total revenues	11,318,745	10,665,275	12,068,210

Operating expenses:
Rent—master leases	662,954	721,457	1,041,120
Real estate taxes	1,307,027	1,013,486	616,805
Operating expenses	304,586	276,037	285,682
Marketing, general and administrative including $55,949 (2003), $115,034 (2002) and $67,714 (2001) to affiliates	312,760	333,204	547,586
Allowance for uncollectible billed and unbilled rents	473,458	499,152	4,616,575
Interest expense	3,543,120	3,325,162	3,780,360
Asset management fee—affiliate	777,552	789,251	813,840
Depreciation and amortization	2,260,073	2,312,531	2,713,135
Total expenses	9,641,530	9,270,280	14,415,103

Operating income (loss)	1,677,215	1,394,995	(2,346,893)

Gain on sale of leasehold to an affiliate	—	—	3,589,079
Net income	$1,677,215	$1,394,995	$1,242,186

See accompanying notes to consolidated financial statements.

ALGM I Owners LLC and Subsidiaries

Consolidated Statements of Members' Equity

Years ended December 31, 2003, 2002 and 2001

	Total	Northstar	ALGM I
	Members'	Partnership,	Equity
	Equity	L.P.	LLC

Capital balances, December 31, 2000	$15,845,032	$15,449,153	$395,879
Capital contributions	254	—	254
Net Income	1,242,186	1,211,131	31,055
Capital balances, December 31, 2001	17,087,472	16,660,284	427,188
Capital contributions	200,000	195,000	5,000
Distributions	(8,000,000)	(7,800,000)	(200,000)
Net income	1,394,995	1,360,120	34,875
Capital balances, December 31, 2002	10,682,467	10,415,404	267,063
Distributions	(2,531,410)	(2,468,125)	(63,285)
Net income	1,677,215	1,635,285	41,930
Capital balances, December 31, 2003	$9,828,272	$9,582,564	$245,708

See accompanying notes to consolidated financial statements.

ALGM I Owners LLC and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31,
	2003	2002	2001
Cash flows from operating activities:
Net income	$1,677,215	$1,394,995	$1,242,186
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,260,073	2,312,531	2,713,135
Amortization of financing costs	775,460	431,981	565,932
Gain on sale of leasehold interest (net)	—	—	(3,589,079)
Increase in obligation under capital lease	58,482	52,939	47,924
(Increase) decrease in operating assets:
Tenant receivables	(170,509)	(191,650)	176,496
Unbilled receivables	(654,463)	(1,062,321)	2,795,931
Prepaid expenses and other assets	(345,739)	47,814	(1,670)
Payments for leasing costs	(333,664)	(1,090,535)	(11,347)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	456,919	448,649	52,473
Rent payable	(19,438)	1,946	32,188
Accrued interest payable	201,960	(162,179)	(235,332)
Tenant security deposits—net	(28,405)	(7,250)	15,521
Net cash provided by operating activities	3,877,891	2,176,920	3,804,358

Cash flows from investing activities:
Proceeds from sale of leasehold interest	—	—	6,739,412
Purchases of building and leasehold improvements	(334,790)	(76,607)	(161,666)
Withdrawals from (deposits to) restricted deposits—net	(132,834)	(111,154)	130,959
Net cash (used in) provided by investing activities	(467,624)	(187,761)	6,708,705

Cash flows from financing activities:
Payment of financing costs	(114,477)	(2,713,834)	(603,915)
Principal repayments of mortgage	(1,118,866)	(33,370,821)	(9,962,515)
Proceeds from mortgage refinancing	—	43,000,000	—
Contributions from members	—	200,000	254
Distributions to members	(2,531,410)	(8,000,000)	—
Net cash (used in) financing activities	(3,764,753)	(884,655)	(10,566,176)

Net increase (decrease) in cash and cash equivalents	(354,486)	1,104,504	(53,113)
Cash and cash equivalents—beginning of period	2,051,890	947,386	1,000,499
Cash and cash equivalents—end of period	$1,697,404	$2,051,890	$947,386

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,565,700	$3,055,360	$3,449,760

See accompanying notes to consolidated financial statements.

ALGM I Owners LLC and Subsidiaries

Notes to Consolidated Financial Statements

1.    Organization and Nature of Business

ALGM I Owners LLC and its wholly owned limited liability companies were organized as limited liability companies under the laws of the State of Delaware (collectively, the "Company" or the "Companies"). On June 30, 1998, the Company acquired through a series of transactions a $151,505,000 loan (the "Acquired Loan") for $56,500,000 from a commercial bank which was made to the Riese Organization Inc., National Restaurants Management Inc. and their various subsidiaries and affiliates (collectively referred to as "NRMI").

The Acquired Loan was secured by, among other things, (i) a first mortgage on two fee interests in real property located at 729 Seventh Avenue ("729" or the "Condominium") and 1552 Broadway ("1552"), New York, New York. 729 is a 19,618 square foot retail condominium and 1552 is a 12,091 square foot free standing building, both located in New York City's Times Square area and (ii) twenty-four retail leasehold interests. Thirteen of these leaseholds were secured by recorded leasehold mortgages with the remainder secured by a recorded collateral assignment of rents.

The Company commenced foreclosure actions against NRMI in order to gain control of the collateral securing the Acquired Loan and on February 28, 1999 a settlement agreement was reached whereby the Company received, among other things, deeds in lieu of foreclosure for 729 and 1552 and received an assignment of eleven of the twenty-four leasehold interests.

The Company commenced operations on June 4, 1998 and is to continue until December 31, 2028, unless sooner terminated pursuant to the Operating Agreement or by law.

As of December 31, 2003, the members of the Company were Northstar Partnership, L.P. ("NorthStar") and ALGM I Equity LLC ("Managing Member").

2.    Summary of Significant Accounting Policies

Principles of Consolidation

The financial statements include the accounts of ALGM I Owners LLC and all of its wholly owned single member limited liability companies. Intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the noncancelable term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in unbilled rents receivable in the accompanying balance sheets.

Tenant reimbursement income is recognized in the period in which the related expense is incurred. Rental revenue which is based upon a percentage of the sales recorded by the Company's tenants is recognized in the period such sales were earned by the respective tenants.

The Company provides an allowance for doubtful accounts for estimated losses resulting from the inability of its tenants to make required rent and other payments as due. Additionally, the Company establishes, on a current basis, an allowance for future tenant credit losses on unbilled rents receivable based upon an evaluation of the collectibility of such amounts.

ALGM I Owners LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2.    Summary of Significant Accounting Policies (Continued)

Real Estate

Real estate is carried at historical cost less accumulated depreciation and any write-downs for impairment.

Buildings are being depreciated by the straight-line method over 40 years. Leasehold interests and leasehold improvements are being depreciated by the straight-line method over the shorter of 40 years, or the term of the respective master leases which range from approximately 2 to 26 years.

The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Upon determination that impairment exists, the related asset is written down to its estimated fair value. No impairment reserves have been recorded in the accompanying financial statements.

Property Under Capital Lease

The Company is the lessee of two retail locations under capital leases expiring in 2029 and 2072, respectively. The assets and liabilities under capital leases are recorded at the present value of the future minimum lease payments. The assets are being depreciated by the straight-line method over the shorter of their related lease terms or their estimated useful lives of 40 years. Depreciation of assets under capital leases is included in depreciation expense and totaled $85,420 in 2003, 2002 and 2001.

Leasing Costs

Leasing costs are being amortized by the straight-line method over the terms of the respective leases. Amortization of leasing costs was $192,132, $70,978 and $184,407 for the years ended December 31, 2003, 2002 and 2001, respectively. Leasing costs are shown net of accumulated amortization of $467,571 and $275,439 at December 31, 2003 and 2002, respectively.

Financing Costs

Financing costs related to the Salomon loan, as defined in Note 4, were amortized using the straight-line method over the term of the respective loan, which approximates the effective interest rate method. Financing costs related to the Greenwich Capital loan, as defined in Note 4, are being amortized using the effective interest rate method. Amortization of financing costs, which is included in interest expense, was $775,460, $431,981 and $565,932 for the years ended December 31, 2003, 2002 and 2001, respectively. Financing costs are shown net of accumulated amortization of $834,691 and $63,287 at December 31, 2003 and 2002, respectively.

Derivatives

The Company is party to certain interest rate cap agreements. These contracts are entered into as part of the Company's management of interest rate exposure and effectively limit the amount of interest rate risk on a portion of the Company's outstanding indebtedness. The interest rate cap agreements are included in deferred financing costs on the accompanying balance sheets at their estimated fair value. Changes in fair value are reflected as a component of interest expense each period.

Rent Expense

Rent expense is recorded on a straight-line basis over the noncancelable term of the respective leases. Rent payable represents the excess of rent expense incurred on a straight-line basis over rent expense as it becomes payable according to the terms of the lease.

Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturities of three months or less and money market funds to be cash equivalents.

ALGM I Owners LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2.    Summary of Significant Accounting Policies (Continued)

Restricted Deposits

Restricted deposits consist of escrows for taxes, insurance, leasing costs, capital expenditures and payments required under certain leases.

Income Taxes

The Companies were organized as limited liability companies under the laws of the State of Delaware. Although limited liability companies are unincorporated associations, the entity is classified as a partnership for federal income tax purposes. Accordingly, the Companies are not subject to federal and state income taxes and make no provision for income taxes in their financial statements. The Companies' taxable income or loss is reportable by their members.

Deposit Insurance

Cash, including restricted and tenant security deposits, exceeded the Federal Deposit Insurance Corporation deposit insurance limit of $100,000 per financial institution by approximately $3,395,000 and $3,865,000, at December 31, 2003 and 2002, respectively.

Fair Value of Financial Instruments

Due to the variable rate nature of the mortgages payable, management believes that the carrying values of the mortgages approximate the fair values as of December 31, 2003 and 2002. Due to the short term nature of all other financial instruments, management believes that carrying values of those financial instruments approximate fair values.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The accounting policies most effected by judgments, estimates and assumptions follows.

Management is required to make subjective estimates as to whether there are impairments in the value of the Company's real estate assets. Such assessments are based upon multiple factors including, local market conditions, current cost of capital and tenant quality, which are inherently uncertain.

Management is also required to make subjective assessment about the collectibility of the deferred rent receivable that in many cases will not be billed to tenants for many years from the balance sheet date. Management's determination is based upon an assessment of credit worthiness of private company tenants for which financial information is not readily available and as such is not subject to precise quantification.

ALGM I Owners LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

3.    Real Estate

On February 28, 1999, a settlement agreement was reached whereby the Company received deeds in lieu of foreclosure for 729 and 1552, and an assignment of eleven leasehold interests in various retail and office properties located in New York City (the "Properties"). Two of the eleven above mentioned leases were recorded as capital leases. The Company leases and subleases space in its Properties to various retail and commercial third party tenants.

On February 28, 2001, the Company sold the leasehold interest at 60 West 34th Street to an affiliate of Northstar for $7,250,000. In connection with the transaction, the Company recognized a gain of $3,589,079, after deducting all costs associated with the leasehold and costs of disposal, in the year ended December 31, 2001.

In 2003, two of the leasehold interests expired, leaving six leasehold interests in the portfolio at December 31, 2003.

Real estate at December 31, 2003 is summarized as follows:

	Total	Fee Owned	Leasehold Interests	Capital Leases
Land	$7,348,063	$7,348,063	$—	$—
Buildings	32,420,388	29,392,254	—	3,028,134
Leasehold interests	12,212,165	—	12,212,165	—
Improvements	665,666	—	128,675	536,991
	52,646,282	36,740,317	12,340,840	3,565,125
Less accumulated depreciation	8,794,965	3,642,632	4,246,449	905,884
Net real estate	$43,851,317	$33,097,685	$8,094,391	$2,659,241

Real estate at December 31, 2002 is summarized as follows:

	Total	Fee Owned	Leasehold Interests	Capital Leases
Land	$7,348,063	$7,348,063	$—	$—
Buildings	32,420,388	29,392,254	—	3,028,134
Leasehold interests	14,037,560	—	14,037,560	—
Improvements	330,876	—	110,502	220,374
	54,136,887	36,740,317	14,148,062	3,248,508
Less accumulated depreciation	8,552,419	2,888,983	4,969,443	693,993
Net real estate	$45,584,468	$33,851,334	$9,178,619	$2,554,515

Depreciation expense totaled $2,067,941, $2,241,553 and $2,528,728 for the years ended December 31, 2003, 2002 and 2001, respectively.

4.    Mortgage Payable

Greenwich Capital Loan Payable

On December 4, 2002, the Company and its subsidiaries, as Borrowers, and Northstar Partnership, L.P. (a member of the Company), as guarantor, entered into a loan agreement (the "Loan") with Greenwich Capital Financial Products, Inc. ("Lender") for a mortgage in the principal amount of $43,000,000. The proceeds were utilized to repay the existing loan from Salomon Brothers Realty Corp. ("Salomon"), fund reserves required by the Lender, pay closing costs, pay Company expenses

ALGM I Owners LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

4.    Mortgage Payable (Continued)

and make distributions to the members. At origination, the loan was secured by a first mortgage lien and security interests on the fee owned properties, seven leasehold interests and all other property collateral therein, including assignments of leases and rents (collectively, the "Properties").

The loan is scheduled to mature on January 1, 2005 and bears interest at the greater of 2%, or thirty-day LIBOR, adjusted monthly, plus 3.6%, which aggregate rate was 5.60% at December 31, 2003 and 2002. The Loan requires monthly payments of interest in arrears and principal sufficient to amortize the loan over a period of 200 months using an assumed interest rate of 8.50% per annum, as well as monthly escrow deposits for real estate taxes, insurance, capital expenses and tenant rollover reserves, as defined. The Loan may be extended for three one-year extension periods provided that the Company meets certain conditions, as defined, and, for the second and third extension periods only, pays a fee equal to 0.75% of the then current loan amount. The Loan is subject to an exit fee of 1%, as defined, which is due and payable upon any repayment or prepayment of principal. However, payment of exit fees with respect to the required amortization payments will be deferred and payable at the maturity date, as extended. Should the maturity date be extended beyond January 1, 2006, the exit fee will be waived. Based upon management's intent, the exit fee has been accrued and included in deferred financing costs and is being amortized over the life of the loan using the effective interest method. The Company is not permitted to make any prepayments on the loan prior to June 30, 2004 (the "Lockout Date"). Thereafter, prepayment of the loan is permitted subject to a varying prepayment premium, as defined. Notwithstanding the preceding, there will be no prepayment premium if the loan is repaid after July 1, 2005.

In accordance with the terms of the loan agreement, the Company purchased an interest rate cap on a notional amount of $43,000,000 capping LIBOR at 5%. The cost of this interest rate cap was $85,000 and it is scheduled to expire on January 1, 2005. The interest rate cap is included in deferred financing costs at its estimated fair market value of $342 at December 31, 2003. In accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," derivative instruments are carried on the balance sheet at their estimated fair value. The Company has not made a hedge designation for its interest rate cap and as such, changes in the fair value of the Company's interest rate caps are reflected as a component of interest expense. In the event the loan is extended, the Company has agreed to purchase an interest rate cap on a notional amount equal to the then outstanding loan amount capping LIBOR at 5% during the extension periods referred to above.

The loan agreement includes various financial covenants and restrictions, the most restrictive of which is a debt service coverage ratio (as defined). The loan agreement requires the Company to establish and maintain certain escrowed reserve accounts for, among other things, payment of real estate taxes, capital expenditures and tenant rollover costs. Upon the occurrence of certain events at two of the Company's properties (a "Trigger Event") affecting either the Company's leases or the sub-leases entered into by the Company's tenant, the Company is required to deposit agreed upon amounts into a leasing reserve account. Such funds will be made available to the Company to pay for costs incurred to release the space. In the event the Company's tenant pays such leasing costs, the funds will be released to the Company. Required deposits to this reserve, under certain circumstances, may be accumulated over a six month period. In 2003, a Trigger Event occurred when one of the NRMI sub-tenants vacated. On November 1, 2003 the Company made the first of six monthly required payments of $100,000 into this reserve based upon the occurrence of this Trigger Event. At December 31, 2003 the total of all escrow accounts amounted to $1,901,232 and is included in restricted deposits.

The Company and its subsidiaries have agreed to comply with environmental laws and have indemnified the Lender against all liabilities and expenses related thereto. The principal balance of the loan was $41,881,134 at December 31, 2003. Interest expense incurred on this loan totaled $2,409,902 for the year ended December 31, 2003.

ALGM I Owners LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

4.    Mortgage Payable (Continued)

Scheduled principal payment requirements on the Loan as of December 31, 2003 are as follows:

Years ending December 31:
2004	$1,324,000
2005	40,557,134
$41,881,134

The Company and the Lender have allocated the Loan to the Properties as agreed to and the allocated amounts will be the basis for the calculation of the mandatory prepayment amount (as defined) required upon sale of any one or more of the Properties. The Company may not obtain release of a property from the lien prior to the Lockout Date.

Salomon Loan

On January 7, 2000, the Company and its subsidiaries, as Borrowers, and Northstar Partnership, L.P. (a member of the Company), as guarantor, entered into two separate cross-defaulted, cross-collateralized loan agreements (collectively, the "Salomon Loan") with Salomon Brothers Realty Corp. ("Salomon"). The Company received advances of $33,450,000 and $13,550,000, respectively. The Salomon Loan was secured by a first blanket mortgage lien on the fee owned properties, collateral assignments of certain master leases and security interests on all property and all other property collateral, including assignments of leases and rents. The Salomon Loan bore interest at 350 basis points over the thirty-day LIBOR, payable monthly in arrears.

On October 31, 2001, the Company entered into a loan modification and extension agreement with Salomon. The maturity date of the loan was extended until November 2, 2002 for a fee of $331,000. In October 2002, Salomon agreed to extend the loan, without fees, until the Company closed on the Greenwich Capital loan. The loan was subject to an exit fee of 1%, which was included in interest expense. Prior to the 2001 loan modification, the exit fee was payable monthly based upon the current principal repayment. After the modification, exit fees on monthly principal payments were deferred until maturity. The Company was required to make an additional monthly principal payment of $45,454 commencing in January 2002.

Interest expense incurred on the Salomon Loan totaled $2,331,351and $2,903,819 for the years ended December 31, 2002 and 2001, respectively.

5.    Obligations Under Capital Leases

The Company is the lessee of two locations under capital leases. The following is a schedule of minimum future rentals under capital leases as of December 31, 2003:

Years ending December 31:
2004	$262,184
2005	262,184
2006	262,184
2007	262,184
2008	262,184
Thereafter	15,730,531
Total minimum lease payments	17,041,451
Less amounts representing interest	13,802,633
Present value of future minimum lease payments	$3,238,818

ALGM I Owners LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

5.    Obligations Under Capital Leases (Continued)

Interest on the above capital leases was imputed at the Company's incremental borrowing rate of 10% at the acquisition date of each lease. Interest expense incurred on the above capital leases totaled $320,666, $315,122 and $310,109 for the years ended December 31, 2003, 2002 and 2001, respectively.

Under one of the capital leases, the Company also pays rent equal to 15% of the minimum rental income received from the Company's sub-tenant. The following is a schedule of minimum future rentals due to the lessor based on the Company's existing sub-lease as of December 31, 2003.

Years ending December 31:
2004	$90,000
2005	90,000
2006	90,000
2007	97,750
2008	105,000
Thereafter	967,750
Total minimum lease payments	$1,440,500

6.    Members' Equity

ALGM I Owners LLC and its wholly owned limited liability companies were organized as limited liability companies under the laws of the State of Delaware. Pursuant to the Operating Agreement profits, losses and distributions are allocated in accordance with the percentage interests of each member. The Company can request additional contributions from its members as required.

Profits are allocated to the members in accordance with their membership interests until the members receive distributions in an amount equal to their total capital contributions and a cumulative return of 10% compounded quarterly on each member's capital contribution ("Preferred Return"). After the members have received distributions equal to their respective capital contributions and Preferred Return, available cash and profits shall be distributed/allocated 10% to Managing Member and 90% to all members, including Managing Member, in accordance with their membership interests.

Losses are allocated to the members until the capital accounts of all members have reached a zero balance and thereafter in accordance with their membership interests.

7.    Related Party Transactions

The Company engaged Emmes Asset Management Company LLC ("EAMC"), an affiliate of Northstar Partnership, L.P. and the Company, to service the Acquired Loan, as defined in the Agreement. In addition, the Company also entered into an asset management agreement with EAMC. The asset management agreement provides for the Company to pay an annual fee to EAMC equal to 1.5% of the sum of the aggregate capital contributed by members of the Company, principal indebtedness from borrowed funds and mortgages, less any dispositions of property. The asset management fee is payable monthly in advance. In addition, the Company reimburses EAMC for expenses, as defined, incurred in the management of the properties.

The Company has engaged Emmes Realty Services, LLC ("ERS"), an affiliate of Northstar Partnership, L.P. and the Company, as leasing broker for the properties. Under the terms of the brokerage agreement, the Company pays a commission to ERS for leases executed by the Company where ERS has acted as broker. Leasing commissions paid or payable to ERS totaled $249,382 and $449,257 for the years ended December 31, 2003 and 2002 respectively, and are included in deferred leasing costs in the accompanying balance sheets. Total fees, and expenses incurred by the Company under the asset management agreement amounted to $833,501, $904,285 and $881,554 in the years

ALGM I Owners LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

7.    Related Party Transactions (Continued)

ended December 31, 2003, 2002 and 2001, respectively. Amounts payable to EAMC and ERS total $98,178 and $60,148 at December 31, 2003 and 2002.

In the event that available cash is insufficient to pay the asset management fee in full, the Company has agreed that from time to time it will cause the members to contribute additional capital.

8.    Commitments—Rent Under Operating Master Leases

At December 31, 2003, future minimum rental payments to be made by the Company under operating leases for the leasehold interests are as follows:

Years ending December 31:
2004	$442,000
2005	442,000
2006	245,000
2007	85,000
2008	85,000
Thereafter	85,000
$1,384,000

The Company's leasehold interests are generally pursuant to net leases whereby the Company is responsible for its allocable share of real estate taxes, for all operating expenses and for the general maintenance of the premises subject to the lease. Rents under such leases aggregated $572,954, $676,457 and $1,041,120 for the years ended December 31, 2003, 2002 and 2001, respectively. The Properties under the operating leases are in turn subleased to unrelated parties.

9.    Rental Income Under Operating Leases

Rental income from real estate is derived from the leasing and sub-leasing of space to commercial tenants. The leases are for fixed terms of varying length and provide for annual rentals and expense reimbursements to be paid in monthly installments.

The Company's credit risk is primarily associated with its tenant leases. Revenues from NRMI, net of reserves, comprised approximately 47%, 50% and 59% of rental income for the years ended December 31, 2003, 2002 and 2001, respectively and 76% of future minimum rental income at December 31, 2003. Unbilled rents receivable from NRMI, net of reserves, comprised approximately 75% and 76% of all unbilled rents receivable at December 31, 2003 and 2002, respectively.

The following is a schedule of future minimum rental income under noncancelable leases at December 31, 2003:

Years ending December 31:
2004	$8,488,000
2005	8,422,000
2006	7,775,000
2007	8,005,000
2008	8,173,000
Thereafter	100,052,000
$140,915,000

ALGM I Owners LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

9.    Rental Income Under Operating Leases (Continued)

In December 2001, the Company received notice from NRMI that it would be abandoning its master lease for 1552, thereby turning the property back to the Company subject to a sublease with its affiliate for a portion of the property. On analysis, management determined that it could not reasonably expect a recovery from NRMI of unbilled contractual rents if it were to bring suit, and as such decided to immediately accept the space NRMI was abandoning and lease it to other tenants. In connection with the abandonment of the lease in 2001, the Company wrote off all unbilled rents receivable related to the abandoned space, resulting in a charge of $1,680,530 which is included in the allowance for uncollectible billed and unbilled rents in the accompanying statement of operations. Additionally, management reevaluated the collectibility of all of its unbilled rent to NRMI in 2001 and determined that an additional allowance of $2,789,479, or 50% of all previously recorded unbilled rent, was required. For the years ended December 31, 2003 and 2002, an incremental reserve is provided for 50% of all additional unbilled rent recorded related to NRMI. (See Note 10.)

Included in rental income is percentage rent of $839,000, $620,000 and $573,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

10.    Restatement

The financial statements of the Company were restated to reflect an increase (decrease) in net income of $99,529 and ($3,847,445) for the years ended December 31, 2002 and 2001, respectively, and to decrease members' equity by $4,095,222 in 2002. The restatements relate primarily to corrections of the recording of lease revenue and expense on a straight-line basis, recording of charges for a tenant abandoning its lease and the recording of depreciation and amortization of certain Company assets.

11.    Contingency

On August 21, 2003, an action was filed against the Company in New York State Supreme Court, New York County (the "Complaint"). The Complaint was brought by 729 7th Realty Corp. (the "Tenant"), a subsidiary of NRMI that is the net lessee of the Condominium, to enforce certain rights it claims to have under its net lease with the Company (the "Net Lease").

In its Complaint, Tenant asserts two causes of action against the Company. In the first cause of action, Tenant seeks specific performance of its alleged right to require the Company to provide a subordination, non-disturbance and attornment agreement (an "SNDA") to a subtenant (the "Subtenant") so that in the event the Net Lease is terminated, the proposed sublease (the "Sublease") would remain in effect. The second cause of action seeks a judgment in the amount of approximately $600,000 for damages Tenant allegedly suffered by reason of the Company's refusal to provide the Subtenant with SNDA protection.

The Company has refused to grant SNDA protection to the Subtenant on the grounds that the proposed Sublease is configured in such a way so as to extract the most economically desirable portion of the Condominium for the Subtenant (an affiliate of the Tenant) rendering the remaining space that would revert to the Company upon a termination of the Net Lease unmarketable. Under the terms of the Net Lease, the Company believes it has no obligation to provide SNDA protection to a proposed subtenant where, in the Company's discretion, the remaining space would be rendered unmarketable.

In response to the Complaint, on September 24, 2003, the Company moved to dismiss the second cause of action on the grounds that the Net Lease prohibits the recovery of monetary damages that may result from the Company's refusal to provide proposed subtenants with SNDA protection (the "Motion"). The Company's time to answer the first cause of action is stayed until a decision is rendered on the Motion. At that time, the Company intends to vigorously oppose Tenant's claim that

ALGM I Owners LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

11.    Contingency (Continued)

it has the right to obtain SNDA protection for its Subtenant under the current circumstances. Although the ultimate outcome of this matter is uncertain, management does not believe it will have a material impact on the financial position or results of operations of the Company.

12.    Subsequent Event

By decision and order of the court filed on March 29, 2004, the Company's Motion as discussed in Note 11 was granted.

ALGM I Owners LLC and Subsidiaries
Schedule II — Valuation and Qualifying Accounts
As of December 31, 2003

Description	Balance at Beginning of Period	Charged to Costs and Expenses	Additions/Charges to Other Accounts		Deductions	Balance at End of Period
For the Year Ended December 31, 2001
Provision for loan losses	$—	$—		$—	$—	$—
Allowance for doubtful accounts — SL(1)	—	4,470,009			(1,680,530)	2,789,479
Allowance for doubtful accounts(1)	225,927	146,566			(43,649)	328,844
	$225,927	$4,616,575	$		$(1,724.179)	$3,118,323
For the Year Ended December 31, 2002
Provision for loan losses	$—	$—		$—	$—	$—
Allowance for doubtful accounts — SL(1)	2,789,479	499,152				3,288,631
Allowance for doubtful accounts(1)	328,844			—	$(239,758)	89,086
	$3,118,323	$499,152	$		$(239,758)	$3,377,717
For the Year Ended December 31, 2003
Provision for loan losses	$—	$—		$—	$—	$—
Allowance for doubtful accounts — SL(1)	3,288,631	453,225				3,741,856
Allowance for doubtful accounts(1)	89,086	20,233			(89,948)	19,371
	$3,377,717	$473,458	$		$(89,948)	$3,761,227

Explanatory Notes:

(1)	See Note 2 to the Company's Consolidated Financial Statements.

ALGM I OWNERS LLC AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 2003

Column A	Column B	Column C Initial Cost		Column D Cost Capitalized Subsequent To Acquisition		Column E Gross Amount at Which Carried at Close of Period			Column F	Column G	Column H	Column I
Description (1)	Encumbrances	Land	Buildings & Improvements	Land	Buildings & Improvements	Land	Buildings & Improvements	Total	Accumulated Depreciation	Date of Construction	Date Acquired	Life on Which Depreciation is Computed
1552 Broadway		$3,170,923	$12,683,693			$3,170,923	$12,683,693	$15,854,616	$2,070,716		Mar-99	Various
729 Seventh Avenue		4,177,140	16,708,561			4,177,140	16,708,561	20,885,701	1,571,916		Mar-99	Various
987 Eighth Avenue			2,218,794		352,048	—	2,570,842	2,570,842	380,812		Mar-99	Various
36 West 34 Street			4,145,318		184,943	—	4,330,261	4,330,261	525,083		Mar-99	Various
1372 Broadway (2)			461,905		—	—	461,905	461,905	304,442		Mar-99	Various
991 Third Avenue (2)			1,642,327		47,459	—	1,689,786	1,689,786	1,191,780		Mar-99	Various
27 West 34 Street (2)			3,592,591		81,216	—	3,673,807	3,673,807	1,639,343		Mar-99	Various
701 Seventh Avenue (2)			3,179,364		—	—	3,179,364	3,179,364	1,110,874		Mar-99	Various
		$7,348,063	$44,632,553	$—	$665,666	$7,348,063	$45,298,219	$52,646,282	$8,794,965

(1)	All properties are located in New York, NY

(2)	Represents a leasehold interest amortized over the life of the underlying lease.

The changes in real estate for the three years ended December 31, 2003 are as follows:

	2003	2002	2001
Balance at beginning of year	$54,136,887	$54,054,800	$59,759,680
Property acquisitions	—		—
Improvements	334,790	82,087	156,176
Retirements/disposals	(1,825,395)	—	(5,861,056)
Balance at end of year	$52,646,282	$54,136,887	$54,054,800

The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos and furniture and fixtures, for the three years ended December 31, 2003, are as follows:

	2003	2002	2001
Balance at beginning of year	$8,552,419	$6,310,866	$6,024,418
Depreciation for the year	2,067,941	2,241,553	2,528,728
Retirements/disposals	(1,825,395)	—	(2,242,280)
Balance at end of year	$8,794,965	$8,552,419	$6,310,866

NorthStar Funding LLC

Financial Statements

Years ended December 31, 2003 and 2002

Report of Independent Registered Public Accounting Firm

To the Members of
    NorthStar Funding LLC

We have audited the accompanying balance sheets of NorthStar Funding LLC as of December 31, 2003 and 2002, and the related statements of operations, members' equity, and cash flows for the two years in the period ended December 31, 2003. Our audit also included the financial statement Schedule IV. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NorthStar Funding LLC at December 31, 2003 and 2002, and the results of its operations and its cash flows for the two years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ ERNST & YOUNG LLP

New York, New York
March 17, 2004

NorthStar Funding LLC

Balance Sheets

	December 31,
	2003	2002
Assets
Cash and cash equivalents	$265,424	$116,561
Unsecuritized loan investments	114,840,693	20,250,000
Deferred loan origination costs, net	—	33,420
Accrued interest receivable	595,578	101,409
Total assets	$115,701,695	$20,501,390
Liabilities
Accrued expenses	$106,541	$258,552
Deferred loan origination fees, net	739,304	—
Unearned revenue	77,792	—
Due to loan participant	26,179	—
Due to affiliates	279,795	25,220
Total liabilities	1,229,611	283,772
Members' equity	114,472,084	20,217,618
Total liabilities and members' equity	$115,701,695	$20,501,390

See accompanying notes to financial statements.

NorthStar Funding LLC

Statements of Operations

	Years ended December 31,
	2003	2002	2001
			(unaudited)
Revenue:
Interest income	$6,827,156	$180,061	$—
Other income	10,939	34,007	—
Total revenue	6,838,095	214,068	—
Expenses:
Advisory fees – affiliate	556,661	18,012	58
Legal fees	61,768	—	—
General and administrative	22,626	—	—
Organization costs	—	15,838	208,250
Other expenses	20,248	214	—
Total expenses	661,303	34,064	208,308
Net income (loss)	$6,176,792	$180,004	$(208,308)

See accompanying notes to financial statements.

NorthStar Funding LLC

Statements of Members' Equity

Years ended December 31, 2003, 2002 and 2001

	Managing Member	NSF Venture Investor	NorthStar	Total

Balance at January 1, 2001 (unaudited)	$—	$—	$—	$—
Contributed capital (unaudited)	—	173,494	34,756	208,250
Distribution (unaudited)	—	—	—	—
Net (loss) (unaudited)	—	(173,546)	(34,762)	(208,308)
Balance at December 31, 2001 (unaudited)		(52)	(6)	(58)
Contributed capital	—	18,097,714	2,010,857	20,108,571
Distributions	—	(63,749)	(7,150)	(70,899)
Net income	—	162,004	18,000	180,004
Balance at December 31, 2002	—	18,195,917	2,021,701	$20,217,618
Contributed capital	—	90,202,826	3,672,895	93,875,721
Distributions	—	(5,432,944)	(365,103)	(5,798,047)
Net income	—	5,790,244	386,548	6,176,792
Balance at December 31, 2003	$—	$108,756,043	$5,716,041	$114,472,084

See accompanying notes to financial statements.

NorthStar Funding LLC

Statements of Cash Flows

	Years ended December 31,
	2003	2002	2001
			(unaudited)
Cash flows from operating activities:
Net income (loss)	$6,176,792	$180,004	$(208,308)
Adjustments to reconcile income to net cash provided by (used in) operating activities:
Changes in assets and liabilities:
Accrued interest receivable	(494,169)	(101,409)	—
Deferred loan origination costs, net	772,724	(33,420)	—
Unearned revenue	77,792	—	—
Due to affiliate	247,425	18,070	58
Due to loan participant	26,179	—	—
Accrued expenses	(144,861)	258,494
Net cash provided by (used in) operating activities	6,661,882	321,739	(208,250)
Cash flows from investing activities:
Additions to unsecuritized loan investments	(230,388,229)	(26,250,000)	—
Principal repayments	78,029	—	—
Proceeds from sale of sub-participation interests	135,719,507	6,000,000	—
Net cash (used in) investing activities	(94,590,693)	(20,250,000)	—
Cash flows from financing activities:
Capital contributions by investors	93,875,721	20,108,571	208,250
Distributions to investors	(5,798,047)	(63,749)	—
Net cash provided by financing activities	88,077,674	20,044,822	208,250
Net increase in cash and cash equivalents	148,863	116,561	—
Cash and cash equivalents at beginning of period	116,561	—	—
Cash and cash equivalents at end of period	$265,424	$116,561	$—

See accompanying notes to financial statements.

NorthStar Funding LLC

Notes to Financial Statements

1.    Organization

NorthStar Funding LLC (the "Company") is a limited liability company formed under the laws of the State of Delaware on May 16, 2001 for the purpose of making fixed income investments secured by real estate. The Company is authorized to acquire or originate the following types of investments: loans secured by a pledge of equity interest in portfolio companies (whether corporations, partnerships, limited liability companies or other types of entities with interests primarily in real estate assets) that are subordinate to mortgage loans; subordinated debt and preferred equity securities issued by public or private portfolio companies; second mortgage loans secured by junior interests in real estate; shorter term bridge loans secured by mortgages or pledges of equity in portfolio companies; bank loans secured by real estate; distressed debt and equity securities issued by portfolio companies; participation interests in any of the foregoing funds as well as participation interests in first mortgage loans, and securities or other assets received by the Company as distributions on, in exchange for or as a result of foreclosing on any of the foregoing.

The term of the Company's existence shall initially be seven years and may be extended for up to two additional one-year terms.

The managing member of the Company is NorthStar Funding Management LLC (the "Managing Member"). NorthStar Funding Investor Member LLC, a Delaware limited liability company ("NorthStar"), and an institutional pension fund (the "NSF Venture Investor"), are the investor members (the "Investor Members"). The Managing Member owns .01% of the Company. NorthStar and the NSF Venture Investor initially committed to invest $10.0 million and $90.0 million for a 9.995% and 89.995% interest, respectively, in the Company.

On July 10, 2003, the Managing Member negotiated several modifications regarding funding requirements, which included an increase in the NSF Venture Investor's capital commitment to $190 million, and a reduction of NorthStar's ownership interest to 4.995%. Subsequent to July 10, 2003, NorthStar Funding Management LLC continues to own .01% of the Company and Northstar and the NSF Venture Investor own a 4.995% and 94.995% interest, respectively, in the Company.

Total funded capital to the Company from Investor Members as of December 31, 2003 and 2002 is $114.0 million and $20.1 million, respectively.

2.    Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are presented on an accrual basis in conformity with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

The Company classifies highly liquid investments with original maturities of three months or less from the date of purchase as cash equivalents. At December 31, 2003 and 2002, cash balances of approximately $265,000 and $116,600, respectively, were on deposit with a bank in New York and are federally insured up to $100,000.

Revenue Recognition

Interest income for the Company's unsecuritized loan investments is recognized on an accrual basis over the life of the investment using the effective interest method. Additional interest to be collected at payoff is recognized over the term of the loan as an adjustment to yield.

Allowances for loan investment losses are established based upon a periodic review of the loan investments. Income recognition is generally suspended for loans at the earlier of the date at which

NorthStar Funding LLC

Notes to Financial Statements (Continued)

2.    Summary of Significant Accounting Policies (Continued)

payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the suspended loan becomes contractually current and performance is demonstrated to be resumed. In performing this review, management considers the estimated net recoverable value of the loan as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination is based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the loan investments may differ materially from the carrying value at the balance sheet date.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of seven unsecuritized loan investments, the underlying loans for which are collateralized by commercial (93%) and multifamily (7%) properties, and cash balances held with financial institutions, which at times exceed federally insurable limits. Approximately 46% and 26% of all loan investments are secured by properties in Florida and New York, respectively.

Unsecuritized Loan Investments

Investments in unsecuritized loans, either direct or participating interests, are recorded at their purchased cost. Discounts and premiums on purchased assets are amortized over the life of the investment using the effective interest method.

Fair Values of Financial Instruments

Based on a comparison with similar financial instruments within the public marketplace, the Company has estimated that the carrying amounts of its financial instruments approximate their fair values.

Loan Origination Fees and Acquisition Costs

The Company defers costs incurred related to the acquisition or underwriting of loan investments, as well as any origination fees received. The net balance of deferred costs/fees is amortized using the effective interest method over the life of the related loan investment. Such amortization is reflected as a component of interest income. As of December 31, 2003 and 2002, the Company has recorded a net loan origination fee and acquisition costs of ($739,304) and $33,420, respectively.

Sale of Sub-Participations of Loan Investments

The Company records the transfer of a sub-participation in a loan investment as a sale when the attributes of the transaction meet the criteria for sale of FAS 140, "Accounting for Transfers of Financial Assets and Extinguishments of Liabilities", including transferring the financial interest beyond the reach of the Company's creditors and placing no substantive restrictions on the resale of the sub-participation by the purchaser.

Organization Costs

The Company follows the AICPA Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-up Activities," which requires costs of start-up activities and organizational expenses to be expensed as incurred. The Company has expensed $224,088 of such costs from inception, $15,838 in 2002 and $208,250 (unaudited) in 2001.

NorthStar Funding LLC

Notes to Financial Statements (Continued)

2.    Summary of Significant Accounting Policies (Continued)

Income Taxes

No provision has been made in the accompanying financial statements for federal, state or local income taxes as each member of the Company is responsible for reporting their respective share of the Company's income or losses.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncement

In January 2003, the FASB issued Interpretation No. 46 "Consolidation of Variable Interest Entities" ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with proportionate voting rights or (b) has not been capitalized with sufficient financial resources for the entity to support its activities. Until adoption of FIN 46, the Company generally consolidated another entity in its financial statements only if it controlled the entity through voting interests. FIN 46 will require a variable interest entity to be consolidated by the Company if the Company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN 46's consolidation requirements apply immediately to variable interest entities created or acquired after January 31, 2003. The consolidation requirements apply to older entities created prior to February 1, 2003 in the first fiscal year or interim period beginning after September 15, 2003. On October 9, 2003, the effective date was deferred until the end of the first interim or annual period ending after December 15, 2003, for certain interests held by a public entity in certain variable interest entities or potential variable interest entities created before February 1, 2003. The Company adopted FIN 46 for variable interest entities created prior to February 1, 2003 in the fourth quarter of 2003 and has applied the provisions for all variable interest entities created after January 31, 2003. The adoption of FIN 46 had no material impact on the Company's' financial condition or results of operations.

3.    Limited Liability Company Agreement

The Company's limited liability company agreement (the "Member Agreement") stipulates the method of allocation and distribution of the Company's income and cash.

Allocations of Net Income and Net Loss

Each item of income, gain, loss deduction or credit included in net income and net loss shall generally be allocated among the members in the manner in which distributable proceeds have been or are distributed to the members pursuant to the Company's Member Agreement.

Cash Distributions of Portfolio Investments

Distributable proceeds are derived from the cash remaining from the disposition or refinancing and any insurance proceeds received from any casualty of a portfolio investment or from items of ordinary income such as interest, dividends, or rental income, net of all related costs and expenses.

Generally, each member's percentage interest of distributable proceeds will be paid as follows: First 100% to each member until its invested capital and a priority return of 10% per annum, relating to the

NorthStar Funding LLC

Notes to Financial Statements (Continued)

3.    Limited Liability Company Agreement (Continued)

portfolio have been received. Second, 80% of distributable proceeds are allocated to the Managing Member and 20% is allocated to the Investor Members pro rata until the Managing Member has received 20% of the cumulative cash distributed. Thereafter, the Managing Member will receive 20% of the distributable proceeds and the Investor Members will receive 80% of distributable proceeds on a pro rata basis.

4.    Unsecuritized Loan Investments

At December 31, 2003, the Company's investments in unsecuritized loans are as follows, in thousands:

Investment	Closing Date	Face Amount	Proceeds from Sale of Subparticipations	NS Funding LLC Net Participation	Principal Repayments (2)	Investment Balance
Alhambra Plaza	11/06/2002	$14,000	$6,000	$8,000	$—	$8,000
Douglas Entrance (1)	12/19/2002	12,250	—	12,250	—	12,250
Portland Multifamily Portfolio, B Note	2/06/2003	15,300	7,650	7,650	—	7,650
BellSouth Tower, Mezzanine Loan	4/15/2003	24,300	14,820	9,480	(78)	9,402
IBM Plaza, Mezzanine Loan	7/10/2003	64,789	40,000	24,789	—	24,789
Max Capital Portfolio, Senior Participation Interest in the B Note of a First Lien	8/1/2003	56,000	32,000	24,000	—	24,000
450 West 33rd Street	12/31/2003	70,000	41,250	28,750		28,750
Totals		$256,639	$141,720	$114,919	$(78)	$114,841

Investment	Location	Type	Initial Maturity		Extension Options	Interest Rate at 12/31/03	Base Rate

Alhambra Plaza	Florida	Office	10/09/2005		Two 1-year	10.43%	30 Day Libor + 9.30%
Douglas Entrance	Florida	Office	11/10/2004		One 1-year	12.00%	12.00%
Portland Multifamily Portfolio, B Note	Oregon	Multifamily	12/11/2004	(3)	6 months, two 1-year	11.50%	30 Day Libor + 8.75%
BellSouth Tower, Mezzanine Loan	Florida	Office	8/11/2004		Two 1-year	12.56%	30 Day Libor + 10.34%
IBM Plaza, Mezzanine Loan	Chicago	Office	3/09/2006		Two 1-year	12.02%	30 Day Libor + 10.06%
Max Capital Portfolio, Senior Participation Interest in the B Note of a First Lien	New York	Office	1/09/2005		three 1-year	12.42%	30 Day Libor + 9.42%
450 West 33rd Street	New York	Office	1/09/2006		three 1-year	12.18%	30 Day Libor + 10.68%

(1)	Loan was paid off in February, 2004. See Note 7.

(2)	All loans are interest only except for BellSouth Tower which requires monthly principal payments of $9,753.

(3)	The borrower has exercised the first two extension options on this loan. The original maturity date was June 11, 2003.

5.    Advisory Fees—Affiliates

On May 24, 2001, the Company entered into an advisory agreement (the "Advisory Agreement") with NorthStar Capital Investment Corp., a Maryland corporation and affiliate of NorthStar (the "Advisor").

NorthStar Funding LLC

Notes to Financial Statements (Continued)

5.    Advisory Fees—Affiliates (Continued)

The Company pays the Advisor an annual administrative and advisory fee (the "Advisory Fee"), payable quarterly in arrears equal to (i) 1% of the aggregate capital contributions of NorthStar, the NSF Venture Investor and members of the Company with capital commitments of $50.0 million or more and (ii) 1.5% of the capital contributions of members (other than Northstar) of the Company with capital commitments of less than $50.0 million. In the event that the Advisor does not act as an investment advisor to the Company for the entire quarter, the Advisory Fee will be prorated to reflect the portion of such quarter.

The Advisory Agreement will continue for a seven-year period and shall thereafter automatically renew for up to two one-year periods upon the extension of the term of the existence of the Company. This agreement may be terminated by either the Advisor or the Company upon the resignation or removal of NorthStar Funding Management LLC as managing member of the Company.

The NSF Venture Investor acted as the advisor to the Company from November 7, 2002 to December 20, 2002 and was paid a pro-rated advisory fee of $9,555.

In 2003 and 2002, the Company incurred advisory fees of $556,661 and $18,012, of which $218,233 and $18,012 is included in due to affiliates at December 31, 2003 and 2002, respectively.

6.    Due to Affiliates

Due to affiliates includes the following at December 31:

	2003	2002

Advisory fees payable	$218,233	$18,070
Other	61,562	7,150
Total	$279,795	$25,220

7.    Subsequent Event

The Douglas Entrance mezzanine loan was prepaid on February 11, 2004 in connection with the sale by the ultimate borrower of the commercial property to a third party. The amount of the prepayment was approximately $12.6 million, which included the principal balance of $12.25 million, interest and prepayment premiums.

NORTHSTAR FUNDING LLC
SCHEDULE IV—LOANS AND OTHER LENDING INVESTMENTS
DECEMBER 31, 2003
(dollars in thousands)

Type of Loan/Borrowers	Description/ Locations	Interest Accrual Rates	Interest Payment Rates	Final Maturity Date	Periodic Payment Terms(1)	Prior Liens	Principal Amounts	Carrying Amount of Loans

Alhambra Plaza	Office, Florida	30 Day Libor + 9.30%	30 Day Libor + 9.30%	10/09/2005	I/O	$—	$8,000	$8,000
Douglas Entrance	Office, Florida	12% Fixed	12% Fixed	11/10/2004	I/O	—	12,250	12,250
Portland Multifamily Portfolio, B Note	Multifamily, Oregon	30 Day Libor + 8.75%	30 Day Libor + 8.75%	12/11/2005	I/O	—	7,650	7,650
BellSouth Tower, Mezzanine Loan	Office, Florida	30 Day Libor + 10.31%	30 Day Libor + 10.31%	8/11/2004	P&I	—	9,480	9,480
IBM Plaza, Mezzanine Loan	Office, Chicago	30 Day Libor + 10.02%	30 Day Libor + 10.02%	3/09/2006	I/O	—	24,789	24,789
Max Capital Portfolio, Senior Participation Interest in the B Note of a First Lien	Office, New York	30 Day Libor + 9.42%	30 Day Libor + 9.42%	1/09/2005	I/O	—	24,000	24,000
450 West 33rd Street	Office, New York	30 Day Libor + 10.62%	30 Day Libor + 10.62%	1/09/2006	I/O	—	28,750	28,750
Subtotal						—	114,919	114,919
Provision for losses						—	—	—

Total						$—	$114,919	$114,919

(1)	Interest only or I/O; principal and Interest or P&I.

Until         , 2004, 25 days after the date of this prospectus, all dealers that buy, sell or trade our common stock, whether or not participating in the offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

20,000,000 Shares

NorthStar Realty Finance Corp.

Common Stock

PROSPECTUS

FRIEDMAN BILLINGS RAMSEY

                     , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$32,055.10
National Association of Securities Dealers, Inc. and blue sky registration fees	25,800.00
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$ *

* To be filed by amendment.

Item 32.    Sales to Special Parties.

See Item 33.

Item 33.    Recent Sales of Unregistered Securities.

On October 7, 2003, NorthStar Realty Finance Corp. (the "Company") issued 100 shares of common stock, par value, $.01 per share (the "Common Stock") of the Company to NorthStar Partnership, L.P. for $100. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Upon the consummation of the offering of 20,000,000 shares of Common Stock in an underwritten public offering pursuant to this Registration Statement (the "IPO"), the Company will issue 50,000 shares of Common Stock to Friedman, Billings, Ramsey & Co., Inc., in partial consideration of their services as an underwriter of the IPO. Friedman, Billings, Ramsey & Co., Inc. has represented to the Company that it is an institutional accredited investor, as such term is defined in Rule 501 under the Securities Act. Such issuance will be exempt from the registration requirements of the Securities Act pursuant to Rule 506 under Regulation D under the Securities Act and Section 4(2) of the Securities Act.

Upon the consummation of the IPO, NorthStar Realty Finance Limited Partnership, the operating partnership of the Company ("NorthStar Realty Partnership"), will issue 4,705,915 units of limited partnership interest in NorthStar Realty Partnership (the "OP Units") to the following subsidiaries of NorthStar Capital Investment Corp. ("NorthStar Capital"): NorthStar Partnership, L.P., NorthStar Funding Managing Member Holdings, LLC and NS Advisors Holdings LLC (collectively, the "NorthStar Capital Contributors"), each in exchange for their contribution of membership interests in entities engaged in NorthStar Capital's real estate finance businesses to NorthStar Realty Partnership. Such issuance will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. Beginning one year from the consummation of this offering, each OP Unit issued to the NorthStar Capital Contributors is redeemable, at the option of the OP Unit holder, for cash, or at the election of the Company, shares of Common Stock, generally on a one for one basis.

Immediately prior to the consummation of the IPO, NorthStar Realty Partnership will issue 766,700 units of limited partnership interest in NorthStar Realty Partnership which are subject to vesting (the "LTIP Units") either directly to officers, employees and co-employees of the Company or indirectly to a limited liability company, the members of which will consist of officers, employees and co-employees of the Company pursuant to the Company's 2004 Omnibus Stock Incentive Plan. Such issuance of 766,700 LTIP Units will be exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act.

Item 34.    Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

The charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Company's bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or its predecessors.

The Company has also entered into indemnification agreements with each of its directors and executive officers which require that it indemnify such directors and officers to the maximum extent permitted by Maryland law and pay such persons' expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 35.    Treatment of Proceeds From Stock Being Registered.

Not applicable.

Item 36.    Financial Statements and Exhibits.

(a) Financial Statements

(i) NorthStar Realty Finance Corp. Predecessor

Combined Financial Statements (unaudited)

Combined Balance Sheets as of June 30, 2004 (unaudited) and December 31, 2003

Combined Statements of Operations for the Six Months Ended June 30, 2004, and 2003 (unaudited)

Combined Statements of Cash Flows for the Six Months Ended June 30, 2004, and 2003 (unaudited)

Combined Statements of Owners' Equity for the Six Months Ended June 30, 2004 (unaudited)

Notes to Combined Financial Statements (unaudited)

Combined Financial Statements

Report of Independent Registered Public Accounting Firm
Combined Balance Sheets as of December 31, 2003 and 2002
Combined Statements of Operations for the years ended December 31, 2003, 2002 and 2001
Combined Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001
Combined Statements of Owners' Equity for the years ended December 31, 2003, 2002 and 2001
Notes to Combined Financial Statements

(ii) NorthStar Realty Finance Corp.

Pro Forma Condensed Consolidated Financial Statements
Pro Forma Condensed Consolidated Financial Statements December 31, 2003 (unaudited)
Pro Forma Condensed Consolidated Balance Sheet December 31, 2003 (unaudited)
Notes to Pro Forma Condensed Consolidated Balance Sheet December 31, 2003 (unaudited)
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003 (unaudited)
Notes to Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003 (unaudited)

Historical Consolidated Balance Sheet

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheet as of June 30, 2004

Notes to Consolidated Balance Sheet

(iii) ALGM I Owners LLC and Subsidiaries Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets at December 31, 2003 and 2002
Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001
Consolidated Statements of Members' Equity for the years ended December 31, 2003, 2002 and 2001
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001
Notes to Consolidated Financial Statements
Schedule II—Valuation and Qualifying Accounts as of December 31, 2003
Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2003

(iv) NorthStar Funding LLC Financial Statements

Report of Independent Registered Public Accounting Firm
Balance Sheets as of December 31, 2003 and 2002
Statements of Operations for the years ended December 31, 2003, 2002 and 2001(unaudited)
Statements of Members' Equity for the years ended December 31, 2003, 2002 and 2001(unaudited)
Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001(unaudited)
Notes to Financial Statements

Schedule IV—Loans and other Lending Investments

(b) The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
2.1	Form of Contribution Agreement between NS Advisors Holdings LLC, Presidio Capital Investment Company, LLC and NorthStar Realty Finance Limited Partnership**
2.2	Form of Contribution Agreement among NorthStar Partnership, L.P., NorthStar Funding Managing Member Holdings LLC and NorthStar Realty Finance Limited Partnership**
3.1	Articles of Amendment and Restatement of NorthStar Realty Finance Corp.**
3.2	Bylaws of NorthStar Realty Finance Corp.**
4.1	Form of certificate for common stock**
5.1	Opinion of Venable LLP relating to the legality of the common stock*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
10.1	Amended, Restated and Consolidated Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of December 4, 2002, by and among 729 Demi-Tasse LLC, 1552 Lonsdale LLC, ALGM Leasehold II LLC, ALGM Leasehold III LLC, ALGM Leasehold VI LLC, ALGM Leasehold VIII LLC, ALGM Leasehold IX LLC, ALGM Leasehold X LLC, ALGM Leasehold XII LLC and Greenwich Capital Financial Products, Inc.**
10.2	Form of Shared Facilities and Services Agreement**
10.3	Form of Partnership Agreement of NorthStar Realty Finance Limited Partnership**
10.4	Form of Executive Employment Agreement**
10.5	Form of Non-Competition Agreement**
10.6	Form of 2004 Omnibus Stock Incentive Plan**
10.7	Form of Restricted Stock Agreement**
10.8	Form of Registration Rights Agreement among NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership, NorthStar Partnership, L.P., NorthStar Funding Managing Member Holdings LLC and NS Advisors Holdings LLC*
10.9	Form of LTIP Unit Vesting Agreement**
21.1	Subsidiaries of NorthStar Realty Finance Corp.*
23.1	Consent of Ernst & Young LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1)*
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)*
24.1	Powers of Attorney**
99.1	Consent of William V. Adamski to be named as director**
99.2	Consent of Preston Butcher to be named as director**(1)
99.3	Consent of Frank V. Sica to be named as director**(2)
99.4	Consent of Judith A. Hannaway to be named as director**(3)

* To be filed by amendment.

** Previously filed.

(1)	Previously filed as Exhibit 99.3 to Amendment No. 1 to this Registration Statement filed on June 16, 2004.

(2)	Previously filed as Exhibit 99.4 to Amendment No. 1 to this Registration Statement filed on June 16, 2004.

(3)	Previously filed as Exhibit 99.5 to Amendment No. 2 to this Registration Statement filed on July 23, 2004.

Item 37.    Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment no. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 18, 2004.

NORTHSTAR REALTY FINANCE CORP.
By:	/s/ Mark E. Chertok
Name: Mark E. Chertok
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	August 18, 2004

W. Edward Scheetz

*	President, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2004

David T. Hamamoto

/s/ Mark E. Chertok	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2004

Mark E. Chertok

*By:    Mark E. Chertok,
            Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
2.1	Form of Contribution Agreement between NS Advisors Holdings LLC, Presidio Capital Investment Company, LLC and NorthStar Realty Finance Limited Partnership**
2.2	Form of Contribution Agreement among NorthStar Partnership, L.P., NorthStar Funding Managing Member Holdings LLC and NorthStar Realty Finance Limited Partnership**
3.1	Articles of Amendment and Restatement of NorthStar Realty Finance Corp.**
3.2	Bylaws of NorthStar Realty Finance Corp.**
4.1	Form of certificate for common stock**
5.1	Opinion of Venable LLP relating to the legality of the common stock*
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
10.1	Amended, Restated and Consolidated Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of December 4, 2002, by and among 729 Demi-Tasse LLC, 1552 Lonsdale LLC, ALGM Leasehold II LLC, ALGM Leasehold III LLC, ALGM Leasehold VI LLC, ALGM Leasehold VIII LLC, ALGM Leasehold IX LLC, ALGM Leasehold X LLC, ALGM Leasehold XII LLC and Greenwich Capital Financial Products, Inc.**
10.2	Form of Shared Facilities and Services Agreement**
10.3	Form of Partnership Agreement of NorthStar Realty Finance Limited Partnership**
10.4	Form of Executive Employment Agreement**
10.5	Form of Non-Competition Agreement**
10.6	Form of 2004 Omnibus Stock Incentive Plan**
10.7	Form of Restricted Stock Agreement**
10.8	Form of Registration Rights Agreement among NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership, NorthStar Partnership, L.P., NorthStar Funding Managing Member Holdings LLC and NS Advisors Holdings LLC*
10.9	Form of LTIP Unit Vesting Agreement**
21.1	Subsidiaries of NorthStar Realty Finance Corp.*
23.1	Consent of Ernst & Young LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1)*
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)*
24.1	Powers of Attorney**
99.1	Consent of William V. Adamski to be named as director**
99.2	Consent of Preston Butcher to be named as director**(1)
99.3	Consent of Frank V. Sica to be named as director**(2)
99.4	Consent of Judith A. Hannaway to be named as director**(3)

* To be filed by amendment.

** Previously filed.

(1)	Previously filed as Exhibit 99.3 to Amendment No. 1 to this Registration Statement filed on June 16, 2004.

(2)	Previously filed as Exhibit 99.4 to Amendment No. 1 to this Registration Statement filed on June 16, 2004.

(3)	Previously filed as Exhibit 99.5 to Amendment No. 2 to this Registration Statement filed on July 23, 2004.